    As filed with the Securities and Exchange Commission on October 5, 2000
                                                        Registration No. 333- .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            WESTAR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Kansas                             7380                   48-1092416
   (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)  Identification Number)

                            818 South Kansas Avenue
                              Topeka, Kansas 66612
                                 (785) 575-6507
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 Paul R. Geist
                                   President
                            Westar Industries, Inc.
                            818 South Kansas Avenue
                              Topeka, Kansas 66612
                                 (785) 575-6507
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

             Richard D. Terrill, Esq.                    Gary W. Wolf, Esq.
           Executive Vice President and                Jonathan I. Mark, Esq.
                 General Counsel                      Cahill Gordon & Reindel
             Western Resources, Inc.                     Eighty Pine Street
             818 South Kansas Avenue                  New York, New York 10005
               Topeka, Kansas 66612                        (212) 701-3000
                  (785) 575-6322

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the rights offering of Westar Industries common stock have been satisfied or waived.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      Proposed maximum
     Title of each class of          aggregate offering           Amount of
  securities to be registered             price(1)             registration fee
-------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share(2)......................         $100,000,000               $26,400
-------------------------------------------------------------------------------
Preferred Stock Purchase
 Rights(3).....................             N/A                      N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2) The shares of common stock offered hereby will be sold upon the exercise of non-transferable rights being distributed, at no charge, to holders of common stock of Western Resources, Inc., the parent of registrant.
(3) Each share of common stock will have associated with it one right to purchase one one-hundredth of a share of the registrant's preferred stock at a stipulated price in certain circumstances. No separate consideration will be received for the preferred stock purchase rights.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and we are not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 2000

PROSPECTUS

                                    .  SHARES

                            WESTAR INDUSTRIES, INC.

                                  COMMON STOCK

  Western Resources, Inc. is distributing to the holders of its common stock, at no charge, non-transferable rights to purchase up to an aggregate of . shares of Westar Industries' common stock at a cash subscription price of $ . per share. This prospectus covers the sale of approximately 9.9% of our issued and outstanding common stock owned by Western Resources upon the exercise of the rights.

  You will receive one right for every . shares of Western Resources common stock held as of the close of business on . , 2001, the record date. You will not be entitled to receive any rights unless you are a Western Resources stockholder at that time.

  The rights will expire if they are not exercised by 5:00 p.m., New York City time, on . , 2001, the expected expiration date of the rights offering. Western Resources, at its sole discretion, may extend the period for exercising the rights. Rights which are not exercised by the expiration date will expire and will have no value. Your exercise of the rights may not be revoked unless the expiration date is extended for more than thirty days or there is a material change in the terms of the rights offering. You should carefully consider whether or not to exercise your rights before the expiration date.

  Western Resources will consummate the rights offering only if, among other things, rights (including rights exercised pursuant to the over-subscription privilege) for at least . shares of our common stock, representing . % of our outstanding common stock, are exercised by the final expiration date.

  Each share of our common stock has associated with it one right to purchase one one-hundredth of a share of our preferred stock at a stipulated price in certain circumstances relating to changes in ownership of Westar Industries under our shareholder rights agreement.

  Prior to the rights offering, there has been no public market for the shares of our common stock and the subscription price has been set by Western Resources. Application will be made to have our common stock listed on the NYSE.

  Investment in Westar Industries' common stock involves a high degree of risk. A discussion of risks you should consider in determining whether to exercise your rights begins on page 6.

  The gross proceeds from the rights offering, assuming all of the rights have been exercised, will be approximately $ . million, all of which will be received by Western Resources. Expenses of the rights offering will be paid by Western Resources and are estimated to be $ . .

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            The Dealer Managers are:

 .                                                                            .

                    The date of this prospectus is  . , 2001

   No person has been authorized by us or Western Resources to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by either us or Western Resources. This prospectus does not constitute an offer or a solicitation of an offer to buy any securities other than the shares of our common stock to which it relates issuable upon exercise of the right or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any distribution of the securities offered hereby shall, under any circumstances, imply or create any implication that there have not been any changes in our affairs or in the information set forth or incorporated by reference herein subsequent to the date hereof.

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Questions and Answers About the Rights Offering..........................  ii
Who Can Help Answer Your Questions....................................... iii
Summary..................................................................   1
Risk Factors.............................................................   6
Forward-Looking Statements...............................................  14
The Rights Offering......................................................  15
Use of Proceeds..........................................................  22
Market Price of Common Stock.............................................  22
Dividend Policy..........................................................  22
Capitalization...........................................................  23
Dilution.................................................................  23
Selected Consolidated Financial Data.....................................  24
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  25
Business.................................................................  46
Management...............................................................  55
Ownership of Common Stock................................................  65
Certain Relationships and Related Transactions...........................  66
Description of Westar Industries Capital Stock...........................  70
Plan of Distribution.....................................................  75
Certain Federal Income Tax Consequences..................................  75
Legal Matters............................................................  76
Experts..................................................................  76
Available Information....................................................  76
Index to Westar Industries' Financial Statements......................... F-1

Exhibits--ONEOK Financial Statements

A. Audited Consolidated Financial Statements................................ A-1
B. Unaudited Interim Consolidated Financial Statements for the period from
   September 1, 1999  through December 31, 1999 ............................ B-1
C. Unaudited Interim Consolidated Financial Statements for the period ended
   June 30, 2000............................................................ C-1

                QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:  What is a right?

A: Each right entitles its holder to purchase one share of our common stock at a subscription price of $ . per share through . , 2001, or, if the subscription period is extended, through such later expiration date. In addition, each right carries with it an over-subscription privilege.

Q:  What is the rights offering?

A: The rights offering is a distribution of rights on a pro rata basis to all Western Resources stockholders who hold shares of Western Resources common stock on . , 2001, the record date. "Pro rata" means in proportion to the number of shares of Western Resources common stock which you and the other stockholders hold on the record date. Western Resources is distributing one right for every . shares of its common stock held on the record date.

Q: What is the over-subscription privilege?

A: The over-subscription privilege entitles you, if you exercise your rights in full, to subscribe for additional shares of our common stock at the same price. The over-subscription privilege covers shares for which rights were not exercised. If there are more shares of our common stock available than the number of over-subscription requests, all over-subscription requests will be filled in full. If there are more over-subscription requests than available shares, the available shares will be allocated pro rata among those holders exercising the over-subscription privilege based upon the number of rights exercised by them. However, in no event may a person acquire more than . shares of our common stock, representing 1.0% of our outstanding common stock, pursuant to his or her exercise of the over-subscription privilege.

Q:  How was the subscription price per share determined?

A: Prior to the rights offering, there has been no public market for our common stock. Western Resources determined the subscription price based upon the public market prices for the common stock of Protection One and ONEOK, our business potential and prospects and other factors deemed relevant, including providing stockholders with an incentive to exercise their rights under the rights offering, providing an appropriate initial public offering discount, providing an appropriate discount for the conglomerate nature of our businesses and providing an appropriate discount due to the non-transferability of the rights. In making its determination, Western Resources did not obtain an independent valuation of us or our assets. Accordingly, the actual value or resale value of our common stock may be significantly higher or lower than the subscription price for the rights.

Q:  How do I exercise my rights?

A: You may exercise your rights by completing and signing the enclosed rights certificate. You must deliver your rights certificate together with full payment of the subscription price, including the price of any shares to be acquired by over-subscription, to the Subscription and Information Agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

  If you cannot deliver your rights certificate to the Subscription and Information Agent on time, you may follow the procedures set forth in this prospectus under the heading "The Rights Offering--Guaranteed Delivery Procedures."

  If you hold your shares of Western Resources common stock through a broker, custodian bank or other nominee, you must follow the instructions provided to you by that person.

Q. Will I be charged a sales commission or a fee if I exercise my rights?

A. No. A brokerage commission or a fee will not be charged to rights holders for exercising their rights. However, if you exercise your rights through another person such as a broker, custodian bank or other nominee, you will be responsible for any fees charged by that person.

Q. Are there any conditions to the completion of the rights offering?

A. Yes. Western Resources will complete the rights offering only if rights for at least . shares of our common stock, representing . % of our outstanding common stock (including rights exercised pursuant to the over-subscription privilege), are exercised by the final expiration date; the common stock offered hereby shall have been approved for listing on the NYSE; each of the agreements discussed in "Certain Relationships and Related Transactions--Our Transactions involving Western Resources" shall have been executed and delivered; and we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended. However, Western Resources may waive any of these conditions.

Q. May I transfer my rights if I do not want to purchase any shares?

A. No. You may not assign or transfer your rights.

Q. Am I required to subscribe in the rights offering?

A. No. You may choose not to exercise your rights.

Q. If I exercise rights in the rights offering, may I cancel or change my decision?

A. No. Once you have exercised your rights or your over-subscription privilege, your exercise may not be revoked unless the expiration date is extended by more than thirty days or a material change in the terms of the rights offering is made.

Q. If the rights offering is not completed, will my subscription payment be refunded to me?

A. Yes. The Subscription and Information Agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the Subscription and Information Agent will return promptly, without interest, all subscription payments. In the event you choose to exercise your over-subscription privilege, but receive a prorated amount, you will receive a refund for the shares you do not receive.

Q. What are the material U.S. federal income tax consequences of the rights offering?

A. For United States federal income tax purposes, the receipt of rights in the rights offering will be treated as a taxable dividend in an amount equal to the fair market value of the rights, which we currently estimate to be $ . per right. The exercise of the rights will not cause you to recognize taxable income, gain, or loss, and the shares of Westar Industries you receive from the exercise of those rights will have a basis equal to the value of the rights on the date of distribution plus the subscription price paid. In general, if your rights expire unexercised, you will have a capital loss equal to the value of the rights on the date of distribution. Utilization of such capital loss is subject to limitations.

Q. What should I do if I have any questions?

A. If you have questions or need assistance, please contact the Subscription and Information Agent at: . . Banks and brokerage firms please call . .

   For a more complete description of the rights offering, see "The Rights Offering" beginning on page 15.

                      WHO CAN HELP ANSWER YOUR QUESTIONS

   If you have more questions about the rights offering or would like additional copies of the prospectus, you should contact , the Subscription and Information Agent for the rights offering, at:

                                       .
                                 Attention: .
                               Phone Number: .
               The dealer managers for the rights offering are:

   .                                                                       .

                                    SUMMARY

   This summary highlights certain information from this document and may not contain all of the information that is important to you. To understand the rights offering more fully and for a more complete description of the legal terms of the rights offering, you should read carefully this entire document and the Exhibits hereto. This summary does not contain a complete statement of all material information relating to the matters discussed in this document.

   The terms "Westar Industries," "our" and "we" as used in this prospectus refer to Westar Industries, Inc. and its consolidated subsidiaries unless we indicate otherwise or the context otherwise requires. The term "Western Resources" refers to Western Resources, Inc., the parent of Westar Industries. The term "Protection One" refers to Protection One, Inc., a subsidiary of Westar Industries, and its subsidiaries. The term "Monitoring" refers to Protection One Alarm Monitoring, Inc., a wholly owned subsidiary of Protection One, and its subsidiaries. The term "Protection One Europe" collectively refers to Protection One International, Inc. and Protection One (UK) plc, both wholly owned subsidiaries of Westar Industries, and their subsidiaries. The term "ONEOK" refers to ONEOK, Inc. and its subsidiaries, in which we own a 45% interest. Unless otherwise indicated, all information in this prospectus gives effect to the corporate reorganization of Westar Industries described in note 1 to the consolidated financial statements of Westar Industries included elsewhere in this prospectus.

                            Westar Industries, Inc.
                            818 South Kansas Avenue
                              Topeka, Kansas 66612
                                 (785) 575-6507

   We are principally engaged in the monitored security business through Protection One and Protection One Europe which provide monitored security services to approximately 1.6 million customers in North America, the United Kingdom and continental Europe. We own approximately 85% of Protection One and 100% of Protection One Europe. We also own 45% of ONEOK, an Oklahoma based company that primarily produces, gathers, distributes and trades natural gas. In addition, we own 40% of Paradigm Direct LLC, a marketing company, minority interests in international power plants, and other investments which in the aggregate are not material. Following completion of the rights offering, assuming full exercise of the rights, approximately 90.1% of our outstanding capital stock will be owned by Western Resources.

   In April 2000, Western Resources announced that its board of directors had authorized the separation of its electric utilities from us and our subsidiaries. The rights offering is the initial step in the separation. The rights offering will result in the creation of a public market for our common stock and in that respect is essentially an initial public offering of our common stock. Western Resources believes the public market will better and more directly value our assets, which are presently valued together with largely unrelated assets of Western Resources. Western Resources currently intends to complete the separation through a pro rata distribution of the remaining shares of our common stock. This distribution would be made to holders of Western Resources common stock concurrently with the consummation of a transaction involving a strategic partner for its electric utilities. However, no assurance can be given as to when or whether any such distribution or separation will occur or the means thereof. In May 2000, Western Resources announced that its board of directors had authorized management to explore strategic alternatives for its regulated electric utilities.

                              The Rights Offering

The Rights:                   Western Resources will distribute to holders of
                              its common stock as of the close of business on
                               . , 2001, the record date, at no charge, one
                              non-transferable right for every  .  shares of
                              Western Resources common stock owned by such stockholder. The number of rights distributed to each stockholder will be rounded down to the nearest whole number because fractional rights will not be issued. The rights will be evidenced by a non-transferable rights certificate.

Basic Subscription            Each right will entitle the holder to purchase
Privileges:                   one share of our common stock for $ . , the per
                              share subscription price. Each share of our common stock has associated with it one right to purchase one one-hundredth of a share of our preferred stock at a stipulated price in certain circumstances relating to changes in our ownership. See "Description of Westar Industries
                              Capital Stock--Rights Plan."

Over-Subscription             Each holder who elects to exercise his or her
Privilege:                    rights in full may also subscribe for additional
                              shares at the same subscription price per share.
                              The number of additional shares available for the over-subscription privilege will depend on how many holders exercise their rights. If there are not enough of our shares available to fully satisfy all of the over-subscription privilege requests, the available shares will be distributed pro rata among rights holders who exercised their over-subscription privilege based on the number of rights exercised by them. In the event you choose to exercise the over-subscription privilege but receive a prorated amount, you will receive a refund for the subscription price of any shares you do not receive promptly after the expiration of the rights offering. However, in no event may a person acquire more than . shares of our common stock, representing 1.0% of our outstanding common stock, pursuant to his or her exercise of the over-subscription privilege.

Conditions to the Rights      Western Resources will not consummate the rights
Offering:                     offering unless the following conditions have
                              been satisfied: rights for at least . shares of our common stock, representing . % of our outstanding common stock (including rights exercised pursuant to the over-subscription privilege), are exercised by the final expiration date; the common stock offered hereby shall have been approved for listing on the NYSE; we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended (referred to as the Investment Company
                              Act); and each of the agreements discussed in "Certain Relationships and Related Transactions--
                              Our Transactions Involving Western Resources" shall have been executed and delivered. However, Western Resources may waive any of these conditions and choose to proceed with the rights offering.

Subscription Price:           $ .  per share.

Record Date:                  Western Resources stockholders of record as of
                              the close of business on . , 2001, the record date, will receive the rights.

Expiration Date:              Unexercised rights will expire at 5:00 p.m., New
                              York City time, on  . , 2001, unless Western
                              Resources decides at its sole discretion to extend the rights offering until some later time.

Rights Are Non-               The rights will be evidenced by non-transferable
Transferable:                 rights certificates. Only you may exercise your
                              rights. You may not assign or transfer your rights.

Procedure for Exercising      You may exercise your rights by completing and
Rights:                       signing your rights certificate. You must deliver
                              your rights certificate with full payment of the subscription price, including the price of any shares to be acquired by over-subscription, to the Subscription and Information Agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the Subscription and Information Agent on time, you may follow the procedures set forth under "The
                              Rights Offering--Guaranteed Delivery Procedures."

                              Once you have exercised your rights or your over-subscription privilege, your exercise may not be revoked unless the expiration date is extended for more than thirty days or a material change in the terms of the rights offering is made. Rights not exercised prior to the expiration of the rights offering will be void.

How Rights Holders Can
Exercise Rights Through       If you hold shares of Western Resources' common
Others:                       stock through a broker, custodian bank or other
                              nominee, Western Resources will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you.

How Foreign Stockholders
and Stockholders with APO
or FPO Addresses Can          The Subscription and Information Agent will mail
Exercise Rights:              rights certificates to you if you are a
                              stockholder whose address is outside the United
                              States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the Subscription and Information Agent on or prior to 11:00 a.m., New
                              York City time, on . , 2001, and take all other steps which are necessary to exercise your rights, on or prior to . , 2001, or your rights will expire.

Material U.S. Federal
Income Tax Consequences:      For United States federal income tax purposes,
                              the receipt of rights in the rights offering will be treated as a taxable dividend in an amount equal to the fair market value of the rights, which we currently estimate to be $ . per right. The exercise of the rights will not cause you to recognize taxable income, gain, or loss, and the shares of our common stock you receive from the exercise of those rights will have a basis equal to the value of the rights on the date of distribution plus the subscription price paid. In general, if your rights expire unexercised, you will have a capital loss equal to the value of the rights on the date of distribution.
                              Utilization of such capital loss is subject to limitations.

Issuance of Our Common        We will issue certificates representing shares
Stock:                        purchased in the rights offering as soon as
                              practicable after the expiration of the rights offering.

Number of Shares of Common
Stock to Be Outstanding
After the Rights Offering:    Immediately following the rights offering and
                              assuming all of the rights have been exercised,
                               .  shares of our common stock will be
                              outstanding, of which approximately 90.1% will be owned by Western Resources.

No Recommendation to Rights   None of Western Resources, Westar Industries or
Holders:                      their respective boards of directors or
                              management makes any recommendation as to whether or not you should exercise your rights. You should make your own decision whether to exercise your rights and, if so, how many rights to exercise, after reading this prospectus and consulting with your advisors and based upon your own assessment of your best interests.

Public Trading Market for
Our Common Stock:             Prior to the rights offering, there has been no
                              public market for our shares of common stock.
                              Application will be made to have our common stock listed on the NYSE.

Use of Proceeds:              The gross proceeds from the rights offering,
                              assuming all of the rights have been exercised, will be approximately $ . million, all of which will be received by Western Resources. Expenses of the rights offering will be paid by Western
                              Resources and are estimated to be $ . .

Risk Factors:                 You should carefully consider the information set
                              forth under "Risk Factors" beginning on page 6 and all of the information in this prospectus before deciding to exercise your rights.

Subscription and               .  is acting as the Subscription and Information
Information Agent:            Agent.

Dealer Managers:               .  and  .  are acting as the Dealer Managers.

                   Summary Consolidated Financial Information

   The following table sets forth our summary historical financial data derived from our audited consolidated financial statements as of and for the three years ended December 31, 1999, our unaudited consolidated financial statements as of and for the two years ended December 31, 1996 and our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2000 and 1999. Such summary information may not be indicative of our future performance as an independent company. In our opinion, all adjustments, which are normal and recurring in nature, considered necessary for a fair presentation have been included in our summary interim consolidated financial data. The results of operations for the six months ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the entire fiscal year or any other interim period. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                  As of and for
                                                                                       the
                                                                                    Six Months
                           As of and for the Year Ended December 31,              Ended June 30,
                           ----------------------------------------------------- -------------------
                             1999         1998         1997        1996    1995    2000       1999
                           --------     --------     --------    --------  ----- --------    -------
                                      (in millions, except per share amounts)
Statement of Operations
 Data:
 Total revenues..........  $  606.5     $  422.4     $  153.7    $   10.8  $ 0.1 $  280.6    $ 297.7
 Income (loss) before
  extraordinary gain.....     (87.6)(1)    (35.8)(2)    423.3(3)    (18.4)   --      41.8(4)    19.9
 Net income (loss).......     (75.9)(1)    (34.2)(2)    423.3(3)    (18.4)   --      77.7(4)    19.9
 Earnings (loss) per
  common share--Basic and
  diluted(5)
 Before extraordinary
  gain...................  $  (1.25)    $  (0.51)    $   6.05    $  (0.26)   --  $   0.60    $  0.28
 Extraordinary gain......      0.17         0.02          --          --     --      0.51        --
                           --------     --------     --------    --------  ----- --------    -------
 Earnings (loss) per
  common share...........  $  (1.08)    $  (0.49)    $   6.05    $  (0.26)   --  $   1.11    $  0.28
Balance Sheet Data:
 Current assets..........     374.1        476.2        246.2        31.9    0.2    180.1      491.3
 Total assets............   3,433.1      3,484.3      2,290.4     1,345.7    2.2  3,327.0    3,598.6
 Total long-term debt....     807.0        927.9        348.3        65.2    --     652.4    1,037.0
 Shareholder's equity....   2,149.5      1,276.6      1,289.7       425.1    2.0  2,204.9    1,247.8
 Book value per common
  share(5)...............  $  30.71     $  18.24     $  18.42    $   6.07  $0.03 $  31.50    $ 17.83
Other Data:
 EBITDA(6)...............  $  175.2     $  117.1     $  872.6    $    6.2    --  $  233.6    $ 162.7

--------
(1) Includes a $76.2 million pre-tax charge to record impairment for marketable securities.
(2) Includes a $50.7 million pre-tax charge to record an impairment of equity investments in international power generation projects.
(3) Includes a $864.3 million pre-tax gain on the sale of Tyco International Ltd. common stock.
(4) Includes a $91.1 million pre-tax gain on the sale of an equity investment in a gas compression company and a $24.5 million pre-tax gain on the sale of investments in paging companies.
(5) Per share amounts assume 70 million outstanding shares of our common stock. The actual number of our outstanding shares will be the same as the number of outstanding shares of Western Resources common stock on the record date for the rights offering, which we estimate will be approximately 70 million shares.
(6) Earnings before interest, taxes, depreciation and amortization.

                                  RISK FACTORS

   You should carefully consider the following risk factors and all other information contained in this prospectus before exercising your rights. Investing in our common stock involves a high degree of risk. Any of the following risks could materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

RISKS RELATED TO OUR SEPARATION FROM WESTERN RESOURCES

 We have no operating history as an independent company.

   Prior to the rights offering, we operated as a segment of the broader corporate organization of Western Resources rather than as a stand-alone company. Western Resources assisted us by providing capital and by providing administrative functions through shared services arrangements. Because we have never been operated as an independent company, we cannot assure you that we will be able to implement successfully the changes necessary to operate independently or that we will not incur additional costs operating independently that will result in losses.

 Our historical financial information may not be representative of our results as a separate company and, therefore, may not be reliable as an indicator of our historical or future results.

   The historical financial information we have included in this registration statement may not reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because our consolidated financial statements reflect allocations for services, primarily with respect to corporate overhead, which may not reflect the costs we will incur for similar services as a stand-alone company. The information also does not reflect changes we expect to occur in the future as a result of our separation from Western Resources, including changes in how we fund our operations, taxes and employee matters.

 We will need to find sources of capital.

   We have historically relied on Western Resources for our capital needs for strategic transactions. Our needs for operating funds historically have not been significant because we operated as a part of Western Resources and because Protection One and Protection One Europe finance their operations from operating cash flows. After the rights offering, we do not expect Western Resources to provide cash injections to finance our operations. We expect to have adequate cash flow to meet our existing operating requirements following the rights offering from existing cash balances, the operating cash flow of Protection One and Protection One Europe, dividends from ONEOK and our other investments and repayment of amounts owed to us by Western Resources. However, we can give no assurance as to whether our cash flow will be adequate in the future. In any event, we will need to find other sources of capital or financing to make any strategic acquisition or investment. We cannot assure you that capital or financing would be available to us on acceptable terms or at all.

   We will enter into an agreement with Western Resources providing for the repayment of an intercompany receivable in the amount of approximately $225 million owed to us by Western Resources. Pursuant to that agreement, concurrently with the closing of the rights offering, Western Resources will issue us a demand note for $ . million of the intercompany receivable which will be repaid no later than the closing of a strategic transaction involving Western Resources' electric utilities. We will agree to use the balance of the intercompany receivable to acquire at our option shares of our common stock owned by Western Resources at a price not less than the subscription price or shares of common stock or convertible preferred stock of Western Resources not later than the closing of a strategic transaction involving Western Resources' electric utilities. In addition, we will agree to use the proceeds in excess of our operating needs of our asset sales following the rights offering to purchase such securities. This agreement will terminate upon the earliest of the closing of a strategic transaction involving Western Resources' electric utilities, the secured debt of Western Resources receiving an investment grade rating from Moody's and Standard & Poors, or the reduction of Western Resources' unconsolidated debt plus Kansas Gas and Electric Company debt to $2.5 billion. See "Certain Relationships and Related Transactions--Our Transactions Involving Western Resources--Allocation Agreement."

 We are a holding company and are dependent on our subsidiaries and ONEOK to meet our payment obligations and requirements for liquidity.

   We are a holding company with no significant assets or operations other than our investments in our subsidiaries and in ONEOK. We conduct all of our business through our subsidiaries. The ability of our subsidiaries to pay dividends or to make loans, advances or other payments to us will depend on the subsidiaries' results of operations, provisions of applicable laws and contracted restrictions in existing and future instruments governing indebtedness.

   Dividends on our ONEOK stock provide a significant portion of our cash flow from operations. A decrease or interruption in the dividends paid by ONEOK would adversely affect our liquidity and ability to continue our operations. There can be no assurance ONEOK will continue to pay dividends at the current rate or at all in the future. ONEOK's failure to pay dividends in certain amounts would result in the termination of a shareholder agreement with ONEOK unless we agreed otherwise, and we would then be free of certain restrictions contained in the shareholder agreement. Debt agreements pursuant to which ONEOK's outstanding long-term and short-term debt has been issued limit dividends and other distributions on its common stock. Please refer to ONEOK's Form 10-K, Forms 10-Q and other documents it files with the Securities and Exchange Commission, or SEC, for further information concerning ONEOK. Such reports and documents are available at the SEC's public reference rooms and from the SEC's website. See "Available Information."

   Protection One has never paid any cash dividends on its common stock (other than a special dividend in connection with our acquisition of Protection One in
1997) and does not intend to pay any cash dividends in the foreseeable future. The ability of Monitoring, the principal operating subsidiary of Protection One, to pay dividends or make other distributions to Protection One is restricted by the agreements relating to certain of its indebtedness. Consequently, we do not have access to the cash flow of Protection One for the payment of dividends on our capital stock or for our other purposes.

 We must maintain our exemption from registration under the Investment Company Act.

   Upon consummation of the rights offering, we will rely on a temporary one year exemption from registration under the Investment Company Act. Registration would otherwise be required because of the value and nature of our investment in ONEOK. Registration under the Investment Company Act would impose significant restrictions on our operations and adversely affect shareholder value. While we intend to file an application with the SEC requesting a permanent exemption from registration under the Investment Company Act, no assurance can be given that we will receive a permanent exemption following the expiration of the temporary one-year exemption from registration under the Investment Company Act. Without a permanent exemption, we would need to take action to avoid registration. Possible action could include selling a portion of our investment in ONEOK or exercising our option to purchase an electric generating facility near Joplin, Missouri from Western Resources and registering as a holding company under the Public Utility Holding Company Act of 1935, or PUHCA. Our ability to transfer our investment in ONEOK is restricted under the terms of a shareholder agreement. Therefore, if we wished to dispose of all or a portion of our ONEOK investment in order to avoid registration under the Investment Company Act, such a transaction could be subject to complex negotiations which could adversely effect our ability to consummate a disposition and the amount of proceeds we receive upon consummation.

 If we register under the Public Utility Holding Company Act, we would have additional restrictions imposed on our business.

   If we are unable to obtain a permanent exemption from registration under the Investment Company Act, we may decide to register as a holding company under PUHCA. Being subject to regulation under PUHCA would impose a number of restrictions on our operations. These restrictions include a requirement that the SEC approve, in advance, securities issuances, sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interests in other businesses. PUHCA also limits the ability of registered holding companies to engage in non-utility ventures and regulates transactions between various affiliates within the holding company system, including the provision of services by holding company affiliates to the system's utilities.

 Our ability to grow may be affected by certain occurrences.

   Our operations and ability to grow may be affected by numerous factors, including changes in customer requirements, new laws, technological advances, entry of new competitors and changes in our access to capital. We cannot predict which, if any, of these or other factors might have a significant impact in the future, nor can we predict what impact, if any, the occurrence of these or other events might have on our operations.

RISKS PARTICULAR TO PROTECTION ONE'S BUSINESS

 Protection One has experienced net losses which are likely to continue.

   Protection One has a history of significant net losses which are expected to continue. These losses increased in 1999 and the first half of 2000 primarily due to accelerated amortization of customer accounts and a shorter period for amortizing goodwill. Losses may be higher in the future as a result of declining revenues and higher borrowing costs under Protection One's senior credit facility. There can be no assurance that Protection One will attain profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impairment Test."

 Protection One's financial reporting is being reviewed by the SEC, which may lead to a restatement of results.

   Protection One has been informed by the Staff of the Division of Corporation Finance of the SEC that, in its view, there are errors in Protection One's previously filed financial statements which are material and require a restatement of results. Protection One disputes these allegations. At present, neither we nor Protection One is able to predict the outcome of these disagreements. To date, Protection One's discussions with the Staff of the SEC have occurred for more than a year and a half and the process of resolving these matters could extend over a protracted period. Were both we and Protection One to make the revisions in our financial statements suggested by the SEC, such revisions would result in a material adverse effect on our and Protection One's financial position and results of operations. Neither we nor Protection One can predict what action the Staff may take, including enforcement action, the impact any action may have on us or our financial statements, or the effect or timing of any action if taken.

 Protection One loses customers over time.

   Protection One experiences the loss of accounts, or attrition, as a result of, among other factors, relocation of customers, adverse financial and economic conditions, competition from other alarm service companies, and customer service and operational difficulties. The effects of the gross number of lost customers have historically been offset by a combination of factors that has resulted in an overall increase in the number of customers and revenue, including adding new accounts from customers who move into premises previously occupied by prior customers in which security alarm systems are installed, adding accounts for which Protection One obtains a guarantee from the seller that allows Protection One to "put" back to the seller cancelled accounts, and revenues from price increases and the sale of enhanced services. Protection One experienced high levels of attrition for the North America segment in 1999. Quarterly attrition increased in the second quarter of 2000 to 14.6% on an annualized basis. This percentage is higher than the 11.1% annualized attrition reported at March 31, 2000, but slightly lower than the 14.8% annualized attrition as of June 30, 1999. In 2000, Protection One's customer acquisition strategies have not replaced accounts lost as a result of attrition. This is due primarily to a move from reliance on a dealer program to generate customer accounts to reliance on a mix of marketing strategies. If Protection One's new marketing strategies do not increase the number of new accounts, or if Protection One is unable to reduce the level of attrition, there could be a material adverse effect on its business, financial condition and results of operation.

 Protection One has a substantial amount of debt which could constrain its growth or otherwise adversely affect our investment.

   Protection One has, and will likely continue to have, a large amount of consolidated indebtedness. As of June 30, 2000, Protection One had outstanding total indebtedness of approximately $664.0 million, an accumulated deficit of $131.6 million and stockholders' equity of $1.28 billion. Protection One's ratio of total indebtedness to total capitalization was approximately .34 as of June 30, 2000.

   A large amount of indebtedness could have a negative impact on, among other things, Protection One's ability to obtain additional financing in the future for working capital, acquisitions of customer accounts, capital expenditures and general corporate purposes, Protection One's ability to withstand a downturn in its business or the economy generally, and Protection One's ability to compete against other less leveraged companies.

   The indentures governing Protection One's long-term indebtedness require Protection One to satisfy certain financial conditions in order to borrow additional funds. The most restrictive of these covenants require total debt to annualized EBITDA for the most recent quarter to be less than 6.0, annualized EBITDA for the most recent quarter to interest expense to be greater than 2.25, and senior debt to annualized EBITDA to be less than 4 to 1. Protection One was in compliance with these covenants for the quarter ended June 30, 2000. Protection One's ability to comply with these ratios and the tests will be affected by events outside its control and there can be no assurance that Protection One will meet those tests. A breach of any of the covenants or failure to meet the financial ratio tests could result in an event of default which would allow the lenders to declare all amounts outstanding immediately due and payable.

 Protection One may not be able to replace its credit facility on current terms.

   We provide a portion of Protection One's liquidity needs through an intercompany $115.0 million senior credit facility which matures on January 2, 2001. As of September 30, 2000, Protection One had borrowed $72.0 million under this facility. We have advised Protection One that while we would consider an extension of the facility upon terms reflecting market conditions, we desire that Protection One replace the facility with other financing. Protection One has announced that it is considering new sources of financing, including new credit facilities with third parties and sales of assets. Since the facility was last renewed, interest rates have increased and market conditions for comparable borrowers have become more difficult. There is no assurance Protection One will be able to obtain new financing from third parties on similar terms with no disruption to its operations or liquidity, or at all.

   The credit facility requires that Protection One comply with certain financial covenants, including a leverage ratio of 5.75 to 1.0 and an interest coverage ratio of 2.10 to 1.0. At June 30, 2000, these ratios were approximately 4.2 to 1.0 and 2.7 to 1.0, respectively. The failure to satisfy these covenants could result in an event of default which would allow us to declare all amounts outstanding immediately due and payable.

 The impact of Protection One class action litigation may be material.

   We, Western Resources, Protection One and certain of Protection One's officers are defendants in a class action litigation pending in the U.S. District Court for the Central District of California brought on behalf of shareholders of Protection One. The plaintiffs are seeking unspecified compensatory damages based on allegations that various statements concerning Protection One's financial results and operations for 1997 and 1998 were false and misleading. There can be no assurance that this litigation will not have a material adverse impact on Protection One.

RISKS PARTICULAR TO OUR INVESTMENT IN ONEOK

 A shareholder agreement with ONEOK restricts our right to transfer and vote our ONEOK stock.

   We own approximately 45% of the capital stock of ONEOK. Our investment consists of approximately 7.4% of the outstanding common stock of ONEOK and shares of convertible preferred stock. The terms of a shareholder agreement with ONEOK restrict our right to transfer and vote our ONEOK shares. Before we can transfer shares representing more than 5% of ONEOK's voting securities to another person (other than by way of a public offering), ONEOK must be given the opportunity to purchase those shares at a cash purchase price equal to 98.5% of the then current market price for ONEOK's common stock. During the term of the shareholder agreement, we have agreed to vote our shares, including for the election of directors, in an agreed upon manner rather than at our sole discretion. These restrictions may prevent us from realizing the full benefits of ownership normally associated with owning a substantial stake in another entity. There can be no assurance as to what effect, if any, these restrictions may have on the value of our ownership stake in ONEOK.

   In addition, on November 26, 2012 and each subsequent annual anniversary, each of us and ONEOK, on behalf of its shareholders, has the right to buy from or sell to the other all outstanding shares of ONEOK capital stock beneficially owned by the selling party (which, in the case of ONEOK, means its shareholders other than us and our affiliates). ONEOK may exercise its buy/sell rights immediately upon our registering as a holding company under PUHCA if ONEOK believes that our regulatory status would place an unreasonable restriction on the implementation of ONEOK's strategic business plans.

RISKS PARTICULAR TO THIS OFFERING

 There has been no prior public market for our common stock, so the trading price may be less than the subscription price.

   There has been no public market for our common stock, and we cannot assure you that an active public market will develop. The subscription price of $ . per share is not necessarily indicative of the market price of our common stock after the rights offering, which price may fall below the subscription price. We cannot assure you that if a trading market develops in our common stock, the stock will trade at prices in excess of the subscription price at any time after the date of this prospectus. Western Resources determined the subscription price based upon the public market prices for the common stock of Protection One and ONEOK, our business potential and prospects and other factors deemed relevant, including providing stockholders with an incentive to exercise their rights under the rights offering, providing an appropriate initial public offering discount, providing an appropriate discount for the conglomerate nature of our business and providing an appropriate discount due to the non-transferability of the rights. In making its determination, Western Resources did not obtain an independent valuation of us or our assets. Accordingly, the actual value or resale value of our common stock may be significantly higher or lower than the subscription price for the rights.

 It is difficult to predict whether an active market for our stock will develop and be sustained, and the market price of our stock may be volatile.

   Prior to the closing of the rights offering you could not purchase our common stock publicly. We cannot assure you that investors will develop an interest in our common stock so that a trading market develops or, if a trading market does develop, how active that trading market will be or whether it will be sustained. Specific factors that may affect the price and liquidity of our securities include:

  .  actual or anticipated fluctuations in our quarterly operating results;

  . operating results that vary from investors' expectations as to our future financial performance or changes in financial estimates;

  . announcements of technological innovations or new services by us or our competitors;

  . announcements by third parties of significant claims or proceedings against us;

  . whether and how any distributions or other dispositions of our common stock owned by Western Resources will be made;

  .  whether our stock will continue to qualify for listing on the NYSE;

  .  the operating and stock price performance of other comparable companies;
     and

  . the resolution of accounting issues pertaining to Protection One presently pending before the Staff of the SEC.

 Western Resources' voting control after this offering could prevent a change of control.

   Upon closing of the rights offering, Western Resources will have effective voting control over us since Western Resources will own approximately 90.1% of the outstanding shares of our common stock, assuming all rights are exercised. As a result, Western Resources will be able to control the outcome of substantially all matters submitted to our stockholders for approval, including the election of directors and any proposed merger, liquidation, transfer or encumbrance of a substantial portion of our assets, or amendment to our charter to change our authorized capitalization or otherwise. This concentration of voting power may also have the effect of delaying or preventing a change of control even if it would be beneficial to our minority stockholders.

 Anti-Takeover Effects of Charter Provisions and Kansas Law.

   Certain provisions of Kansas law and our Amended and Restated Articles of Incorporation and By-laws could delay, impede or make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial to the interests of our stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See "Description of Westar Industries Capital Stock--Certain Anti-Takeover Provisions and Statutes."

 The presence of interlocking directors and officers between Western Resources and us will create potential conflicts of interest.

   Some of our directors also are directors, officers or employees of Western Resources and, in most cases, either own shares or rights to equity securities of Western Resources. As a result, these individuals have inherent conflicts of interest when making decisions related to transactions between us and Western Resources. Western Resources' ability to control us, together with the potential conflicts of interest of its directors and executive officers who also serve as our directors, could adversely affect the trading price and liquidity of our common stock. These factors could limit the price that investors might be willing to pay for our common stock in the future.

 Management personnel serving both Western Resources and us may suffer competing claims on their time which may place demands on our resources.

   Initially, through the shared services agreement with Western Resources, we will rely on the services of officers and senior management of Western Resources who will devote their business time and efforts to both Western Resources and us. The competing claims upon each person's time and energies could divert his or her attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may be insufficient to meet both our needs and those of Western Resources. If we were deprived of access to key members of our management team or other personnel, or lose access to such services altogether, our business, prospects, results of operations and financial condition could be materially adversely affected.

   As previously stated, Western Resources plans on separating us and our subsidiaries from its electric utilities. We expect to be able to obtain management and administrative services without the assistance of Western Resources upon separation, but we do not know what the cost for such services will be.

 We rely on intercompany agreements.

   We have entered into certain intercompany agreements with Western Resources including the shared services agreement and the allocation agreement. Pursuant to the shared services agreement, Western Resources will provide us with management and administrative services at various hourly charges and negotiated fees for a period of . years and thereafter the agreement may be terminated upon . days' notice by either party. If Western Resources completes its intended separation of its electric utilities from us and our business, which Western Resources currently intends to effect through a distribution of the remaining shares of our common stock held by Western Resources to its common stockholders, we could experience a loss of these services provided under the shared services agreement. Such a loss would cause us to seek a new manner of procuring such services and no assurance can be given that we will be able to obtain such services on terms at least comparable to the intercompany agreements with Western Resources. The terms of these intercompany agreements with Western Resources were negotiated in the context of a parent-subsidiary relationship. We cannot assure you that the terms of these agreements, or the related transactions, will be effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties.

 A substantial amount of our common stock will be eligible for future sale or distribution.

   Upon the closing of the rights offering, excluding shares owned by Western Resources, there will be issued and outstanding . shares of our common stock, assuming all rights are exercised. All such shares will be freely tradeable without restriction, except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The . shares owned by Western Resources will be "restricted securities" as that term is defined in Rule 144. Such restricted securities will be available for public sale only if registered under the Securities Act, sold in accordance with Rule 144 or sold or transferred in transactions otherwise exempt from registration requirements under the Securities Act. Under Rule 144, a person who is not our affiliate and who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions and, after holding the securities for two years, may freely trade them. Under Rule 144, affiliates of ours holding restricted securities may only sell all of them after holding them for one year and only within the parameters of Rule 144 governing the timing, manner and volume of sales of such shares.

   Following consummation of the rights offering and assuming all of the rights are exercised, Western Resources will hold . shares of our common stock which may not be sold to the public without registration under the Securities Act. We have entered into a registration rights agreement with Western Resources which grants to Western Resources registration rights with respect to shares of our common stock that it holds. These registration rights effectively allow Western Resources to sell all of its shares of common stock either on demand or upon the occurrence of certain events and to participate as a selling shareholder in future public offerings by us.

   However, Western Resources currently intends to distribute, on a pro rata basis, the remaining shares of our common stock it holds to its common stockholders concurrently with the consummation of a transaction involving a strategic partner for its electric utilities. The shares of our common stock distributed by Western Resources would be freely transferable upon such distribution, other than shares distributed to our affiliates.

   In addition, . shares of our common stock are reserved for issuance under our 2001 Long Term Incentive Compensation and Share Award Plan, our Employee Stock Purchase Plan and our Short Term Incentive Plan. Following the consummation of the rights offering, we intend to file registration statements on Form S-8 under the Securities Act covering the shares reserved for issuance under some or all of these plans. Any such registration statement will automatically become effective upon filing.

   We may also issue large amounts of additional common stock in the future in connection with raising additional capital and in connection with possible acquisitions. These shares will become available for resale at various dates in the future.

   Sales under Rule 144 may have a depressive effect on the market price of our common stock due to the potential increased number of publicly held securities. The timing and amount of sales of common stock made pursuant to other filed registration statements could also have a negative impact on the market price of our common stock. Any stock options we issue are likely to be exercised, if at all, at a time when we otherwise could obtain a price for the sale of our common stock that is higher than the exercise price per share of such options or warrants. Any such exercise or the possibility of such exercise may impede our efforts to obtain additional financing through the sale of additional securities or make such financing more costly.

   We cannot predict the effect, if any, that sales of our common stock, or the availability of shares for sale, or the distribution of our common stock in the future, will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock in the public or private market, or the perception that such sales may occur, or the expectation that additional shares will be distributed in the future, could adversely affect prevailing market prices.

                           FORWARD-LOOKING STATEMENTS

   Certain matters discussed in this prospectus are forward-looking statements. The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we believe, anticipate, expect or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, restructuring Protection One's methods of customer acquisition, the administrative and other services provided by Western Resources to us, litigation, the outcome of accounting issues being reviewed by the SEC staff, possible corporate restructurings, mergers, and acquisitions by Western Resources, liquidity and capital resources, compliance with debt covenants, interest, ability to enter new markets successfully and capitalize on growth opportunities, and accounting matters. What happens in each case could vary materially from what we expect because of such things as future economic conditions; legislative developments; competitive markets; amendments or revisions to Western Resources' current plans and other circumstances affecting anticipated operations, revenues and costs.

                              THE RIGHTS OFFERING

The Rights

   Western Resources will distribute to each holder of Western Resources common stock who is a record holder on the record date, which is 5:00 p.m., New York City time, on . , 2001, at no charge, one non-transferable right for every . shares of Western Resources common stock such holder owns. Western Resources will round down, to the nearest whole number, the number of rights it distributes to each stockholder. The rights will be evidenced by non-transferable rights certificates. Each right will allow you to purchase one share of our common stock at a price of $ . . If you elect to exercise your rights in full, you may also subscribe, at the subscription price, for additional shares of our common stock under your over-subscription privilege, if there are enough shares available. Western Resources is distributing rights to purchase approximately 9.9% of our outstanding common stock owned by Western Resources in the rights offering.

Background and Purpose of the Rights Offering

   In April 2000, Western Resources announced that its board of directors had authorized the separation of its electric utilities from us and our subsidiaries. The rights offering is the initial step in the separation. The rights offering will result in the creation of a public market for our common stock and in that respect is essentially an initial public offering of our common stock. Western Resources believes the public market will better and more directly value our assets, which are presently valued together with largely unrelated assets of Western Resources. Western Resources currently intends to complete the separation through a pro rata distribution of the remaining shares of our common stock. This distribution would be made to holders of Western Resources common stock concurrently with the consummation of the transaction involving a strategic partner for its electric utilities. However, no assurance can be given as to whether or when any distribution or separation will occur or the means thereof. In May 2000, Western Resources announced that its board of directors had authorized management to explore strategic alternatives for its regulated electric utilities.

Determination of Subscription Price

   Prior to the rights offering, there has been no public market for our common stock. Western Resources determined the subscription price based upon the public market prices for the common stock of Protection One and ONEOK, our business potential and prospects and other factors deemed relevant, including providing stockholders with an incentive to exercise their rights under the rights offering, providing an appropriate initial public offering discount, providing an appropriate discount for the conglomerate nature of our business and providing an appropriate discount due to the non-transferability of the rights. In making its determination, Western Resources did not obtain an independent valuation of us or our assets. Accordingly, the actual value or resale value of our common stock may be significantly higher or lower than the subscription price for the rights.

No Fractional Rights

   Western Resources will not issue fractional rights, but rather will round down the number of rights distributed to each stockholder to the nearest whole number.

   You may request that the Subscription and Information Agent divide your rights certificate into parts. This could be needed, for instance, if you are the record holder for a number of beneficial holders of Western Resources common stock. However, the Subscription and Information Agent will not divide your rights certificate so that you would receive any fractional rights.

Expiration of the Rights Offering

   You may exercise your subscription privilege at any time before 5:00 p.m., New York City time, on . , 2001, the expiration date for the rights offering. Western Resources may, in its sole discretion, extend the time for exercising the rights. If you do not exercise your rights before the expiration date, your unexercised rights will be null and void. Western Resources will not be obligated to honor your exercise of rights if the Subscription and Information Agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. Western Resources may extend the expiration date by giving oral or written notice to the Subscription and Information Agent on or before the scheduled expiration date.

   If Western Resources elects to extend the expiration of the rights offering, Western Resources will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

Subscription Privileges

   Basic Subscription Privilege. Your rights entitle you to the basic subscription privilege and the over-subscription privilege. With your basic subscription privilege, you may purchase one share of our common stock per right, upon delivery of the required documents and payment of the subscription price of $ . per share. You are not required to exercise all of your rights unless you wish to purchase shares under your over-subscription privilege. We will deliver to you certificates representing the shares which you purchased with your right as soon as practicable after the rights offering has expired.

   Full Exercise of Rights. You may exercise your over-subscription privilege only if you exercise your rights in full. To determine if you have fully exercised your rights, we will consider only the rights held by you in the same capacity. For example, suppose that you were granted rights with respect to shares of Western Resources common stock which you own individually and shares of Western Resources common stock which you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the rights you own individually, but not with respect to the rights you own collectively with your spouse, you only need to fully exercise those rights you own individually. You would not have to subscribe for any shares with respect to rights owned collectively with your spouse to exercise your individual over-subscription privilege.

   When you complete the portion of your rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our common stock which you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your rights in full.

   If you own shares of Western Resources common stock through your broker, custodian bank or other nominee holder who will exercise your subscription privilege on your behalf, you must follow the instructions provided to you by that person. Your broker, custodian bank or other nominee holder may also disclose to us other information received from you.

   Over-Subscription Privilege. In addition to your basic subscription privilege, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the subscription price of $ . per share, before the expiration of the rights offering. You may only exercise your over-subscription privilege if you exercised your rights in full and you will only receive shares of our common stock in fulfillment of your over-subscription if other holders of rights do not exercise their rights in full.

   Pro Rata Allocation. If there are more shares of our common stock available than the number of over-subscription requests, all over-subscription requests will be filled in full. If there are more over-subscription requests than available shares, we will allocate the available shares pro rata among those holders exercising the over-subscription privilege based upon the number of shares each rights holder purchased by exercising the basic subscription privilege. If there is a pro rata allocation of a greater number of shares than you subscribed for under your over-subscription privilege, then we will allocate to you only the number of shares for which you subscribed. The remaining shares will be allocated among all other holders exercising their over-subscription privilege.

   Limitation on Over-Subscription. In no event may a person acquire beneficial ownership of more than . shares of our common stock, representing 1.0% of our outstanding common stock, pursuant to his or her exercise of the over-subscription privilege. Beneficial ownership will be determined in accordance with the rules and regulations of the SEC.

   Return of Excess Payment. If you exercised your over-subscription privilege and are allocated less than all of the shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned by mail without interest or deduction as soon as practicable after the expiration date. We will deliver to you certificates representing the shares you purchased as soon as practicable after the expiration date and after all pro rata allocations and adjustments have been completed.

Conditions to the Rights Offering

   Western Resources will not consummate the rights offering unless the following conditions have been satisfied: rights for at least . shares of our common stock, representing . % of our outstanding common stock (including rights exercised pursuant to the over-subscription privilege), are exercised by the final expiration date; the common stock offered hereby shall have been approved for listing on the NYSE; we are exempt from registration as an investment company under the Investment Company Act; and each of the agreements discussed in "Certain Relationships and Related Transactions--Our Transactions involving Western Resources" shall have been executed and delivered. Subject to applicable law, Western Resources may waive any of the foregoing conditions and choose to proceed with the rights offering even if one or more of these events do not occur.

   Western Resources may also terminate the rights offering at any time before completion of the rights offering. If Western Resources terminates the rights offering, all rights will expire without value and all subscription payments received by the Subscription and Information Agent will be returned promptly, without interest.

Other Matters

   Western Resources is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is Western Resources selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. Western Resources may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering in order to comply with the securities law requirements of those states or other jurisdictions. Western Resources may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions you will not be eligible to participate in the rights offering.

Method of Subscription--Exercise of Rights

   You may exercise your rights by delivering the following to the Subscription and Information Agent, at or prior to 5:00 p.m., New York City time, on . , 2001, the date on which the rights expire or, if the subscription period is extended, on the later date to which it is extended:

  --Your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation; and

  --Your full subscription price payment for each share subscribed for under your subscription privileges.

Method of Payment

   Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

  --Check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription and Information Agent; or

  --Wire transfer of immediately available funds to the subscription account maintained by the Subscription and Information Agent at . ABA No. . for further credit to . Attention: .

Receipt of Payment

   Your payment will be considered received by the Subscription and Information Agent only upon:

  --Clearance of any uncertified check;

  --Receipt by the Subscription and Information Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

  --Receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

   If you are paying by uncertified personal check, please note that uncertified checks may take at least five business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received and clears by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your rights should you desire to do so.

Delivery of Subscription Materials and Payment

   You should deliver your rights certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery to the Subscription and Information Agent by one of the methods described below:

     If by mail to:  .

     If by hand delivery or by overnight courier to:  .

     You may call the Subscription and Information Agent at  . .

   Your delivery to an address other than the address set forth above will not constitute valid delivery.

Calculation of Rights Exercised

   If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the Subscription and Information Agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares with your overpayment. If your full subscription price payment is not applied to your purchase of shares, you will be refunded the amount of any overpayment, sent via mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.

Your Funds Will Be Held by the Subscription and Information Agent Until Shares of Common Stock Are Issued

   The Subscription and Information Agent will hold your payment of the subscription price payment in a segregated account with other payments received from other rights holders until we issue your shares to you.

Signature Guarantee May Be Required

   Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers,

Inc., or by a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription and Information Agent, unless:

  . Your rights certificate provides that shares are to be delivered to you as record holder of those rights; or

  .  You are an eligible institution.

Notice to Beneficial Holders

   If you are a broker, a trustee or a depository for securities who holds shares of Western Resources common stock for the account of others on . , 2001, the record date for the rights offering, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription and Information Agent with the proper payment. If you hold shares of Western Resources common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of Western Resources common stock on the record date for the rights offering, provided that you, as a nominee record holder, make a proper showing to the Subscription and Information Agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your rights offering materials.

Beneficial Owners

   If you are a beneficial owner of shares of Western Resources common stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of Western Resources common stock directly and would prefer to have your broker, custodian bank or other nominee exercise all or part of your rights for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You will be responsible for any fees charged by your broker, custodian bank or other nominee in connection with the rights offering.

Instructions for Completing Your Rights Certificate

   You should read and follow the instructions accompanying the rights certificates carefully.

   If you want to exercise your rights, you should send your rights certificates with your subscription price payment to the Subscription and Information Agent. Do not send your rights certificates and subscription price payment to us.

   You are responsible for the method of delivery of your rights certificates with your subscription price payment to the Subscription and Information Agent. If you send your rights certificates and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the Subscription and Information Agent prior to the time the rights offering expires. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

Determinations Regarding the Exercise of Your Rights

   Western Resources, or the Subscription and Information Agent on its behalf, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and Western Resources' determinations will be final and binding. Western Resources, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as Western Resources may determine. Western Resources may reject the exercise of any of your rights because of any defect or irregularity. Western Resources will not receive or accept any subscription until all irregularities have been waived by it or cured by you within such time as Western Resources decides, in its sole discretion.

   Neither Western Resources nor the Subscription and Information Agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates and Western Resources will not be liable for failure to notify you of any defect or irregularity. Western Resources reserves the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. Western Resources will also not accept your exercise of rights if issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

Guaranteed Delivery Procedures

   If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the Subscription and Information Agent on or before the time your rights expire, you may exercise your rights by the following guaranteed delivery procedures:

  . Deliver your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in "--Method of Payment" to the Subscription and Information Agent on or prior to the expiration date;

  . Deliver the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions as to the Use of Westar Industries Rights Certificates" distributed with your rights certificates at or prior to the expiration date or any extended expiration date; and

  . Deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the Subscription and Information Agent within three business days following the date of your Notice of Guaranteed Delivery.

   Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to the Use of Westar Industries Rights Certificates, which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the Subscription and Information Agent.

   In your Notice of Guaranteed Delivery, you must state:

  .  Your name;

  . The number of rights represented by your rights certificates, the number of shares of our common stock you are subscribing for under your basic subscription privilege and the number of shares of our common stock you are subscribing for under your over-subscription privilege; and

  . Your guarantee that you will deliver to the Subscription and Information Agent any rights certificates evidencing the rights you are exercising within three business days following the date the Subscription and Information Agent receives your Notice of Guaranteed Delivery.

   You may deliver your Notice of Guaranteed Delivery to the Subscription and Information Agent in the same manner as your rights certificates at the address set forth above under "--Delivery of Subscription Materials and Payment." You may alternatively transmit your Notice of Guaranteed Delivery to the Subscription and Information Agent by facsimile transmission (Telecopy No.:
 . ). To confirm facsimile deliveries, you may call  . .

   The Subscription and Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Please call . to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokerage firms please call . to request any copies of the form of Notice of Guaranteed Delivery.

Non-Transferability of Rights

   Only you may exercise your rights or your over-subscription privilege. You may not assign or transfer your rights or your over-subscription privilege.

Questions About Exercising Rights

   If you have any questions or require assistance regarding the method of exercising your rights or requests for additional copies of this prospectus, the Instructions as to the Use of Westar Industries Rights Certificates or the Notice of Guaranteed Delivery, you should contact the Subscription and Information Agent at the address and telephone number set forth above under "-- Delivery of Subscription Materials and Payment."

Subscription and Information Agent

   Western Resources has appointed . to act as Subscription and Information Agent for the rights offering. Western Resources will pay all fees and expenses of the Subscription and Information Agent related to the rights offering and has also agreed to indemnify the Subscription and Information Agent from liabilities which it may incur in connection with the rights offering.

Dealer Managers

   Western Resources has appointed . and . as the Dealer Managers for the rights offering. Western Resources will pay all fees and expenses of the Dealer Managers and has also agreed to indemnify the Dealer Managers from liabilities which they may incur in connection with the rights offering.

No Revocation

   Once you have exercised your subscription privileges, you may not revoke your exercise unless the expiration date is extended for more than thirty days or a material change in the terms of the rights offering is made. Rights not exercised prior to the final expiration date of the rights offering will expire.

Subscription Price

   The subscription price is $ .  per share.

Extensions and Termination

   Western Resources may extend the rights offering and the period for exercising your rights in its sole discretion. In addition, Western Resources may terminate the rights offering at any time prior to the time the rights offering expires.

No Board Recommendation

   An investment in shares of our common stock must be made according to your evaluation of your best interests. None of Western Resources, Westar Industries or their respective boards of directors or management makes any recommendation as to whether or not you should exercise your rights.

Foreign and Other Stockholders

   Rights certificates will be mailed to rights holders whose addresses are outside the United States or who have an APO or FPO address. To exercise such rights, you must notify the Subscription and Information Agent, and take all other steps which are necessary to exercise your rights on or prior to the final expiration date of the rights offering. If the procedures set forth in the preceding sentence are not followed prior to the final expiration date, your rights will expire and will have no value.

                                USE OF PROCEEDS

   The gross proceeds from the rights offering, assuming all of the rights have been exercised, will be approximately $ . million, all of which will be received by Western Resources. Expenses of the rights offering will be paid by Western Resources and are estimated to be $ . .

                          MARKET PRICE OF COMMON STOCK

   No current public trading market for our common stock exists. Application will be made to have our common stock listed on the NYSE.

                                DIVIDEND POLICY

   We currently intend to retain all of our earnings to finance the growth and development of our business. We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We may incur indebtedness in the future that may effectively prohibit or restrict the payment of dividends. Moreover, our principal subsidiary is subject to restrictions under agreements for borrowed money which effectively prohibit it from paying dividends to us.

   In the event we decide to declare dividends on our common stock in the future, such declaration will be subject to the discretion of our board of directors. Our board of directors may take into account such matters as general business conditions, our financial results, our liquidity and capital requirements, contractual, legal and regulatory restrictions on the payment of dividends by us to our stockholders or by our subsidiaries to us and any such other factors as our board of directors may deem relevant.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of June 30, 2000. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                  June 30, 2000
                                                                  --------------
                                                                  (in thousands)
Long-term debt, including current portion:
  Protection One debt
    8.125% Senior subordinated notes due January 2009 ...........   $  262,040
    7.375% Senior unsecured notes due August 2005................      250,000
    13.625% Senior subordinated discount notes due June 2005.....       53,208
    6.75% Senior unsecured notes due September 2003..............       28,185
  Other..........................................................       59,001
                                                                    ----------
      Total long-term debt.......................................      652,434
                                                                    ----------
Shareholder's equity (deficit):
  Common stock...................................................            1
  Paid-in capital................................................    1,836,443
  Retained earnings..............................................      370,834
  Accumulated other comprehensive income.........................       (2,345)
                                                                    ----------
      Total shareholder's equity.................................    2,204,933
                                                                    ----------
        Total capitalization.....................................   $2,857,367
                                                                    ==========

                                    DILUTION

   Our net tangible book value at . , was $ . million or approximately $ . per share. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding, assuming there are . shares of common stock outstanding upon completion of the rights offering. Based upon an exercise price of $ . per share, this represents an immediate dilution (i.e., the difference between the exercise price per share and the net tangible book value per share at . ) of $ (.) per share to purchasers of the shares of common stock offered hereby. The following table illustrates this per share dilution:

      Exercise price per share......................................... $
      Net tangible book value per share at   . ........................
                                                                        ------
      Dilution per share to new investors.............................. $(    )
                                                                        ======

   The following table summarizes, on a pro forma basis as of . , the number of shares of common stock purchased from us, the total consideration paid to us for those shares and the average price per share paid by the existing shareholder and by the new investors assuming all of the rights are exercised:

                                        Shares         Total
                                      Purchased    Consideration
                                    -------------- -------------- Average Price
                                    Number Percent Amount Percent   Per Share
                                    ------ ------- ------ ------- --------------
Existing shareholder...............             %   $          %  $
New investors......................
                                    -----  ------   ----  ------
  Total............................        100.0%   $     100.0%
                                    =====  ======   ====  ======

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth our selected consolidated financial data derived from our audited consolidated financial statements as of and for the three years ended December 31, 1999, our unaudited consolidated financial statements as of and for the two years ended December 31, 1996 and our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2000 and 1999. Such summary information may not be indicative of our future performance as an independent company. In our opinion, all adjustments, which are normal and recurring in nature, considered necessary for a fair presentation have been included in our selected interim consolidated financial data. The results of operations for the six months ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the entire fiscal year or any other interim period. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                    As of and
                                                                                   for the Six
                                As of and for the Year Ended                      Months Ended
                                        December 31,                                June 30,
                          ----------------------------------------------------- --------------------
                            1999         1998         1997        1996    1995    2000        1999
                          --------     --------     --------    --------  ----- --------    --------
                                    (in millions, except per share amounts)
Statement of Operations
 Data:
 Total revenues.........  $  606.5     $  422.4     $  153.7    $   10.8  $ 0.1 $  280.6    $  297.7
 Income (loss) before
  extraordinary gain....     (87.6)(1)    (35.8)(2)    423.3(3)    (18.4)   --      41.8(4)     19.9
 Net income (loss)......     (75.9)(1)    (34.2)(2)    423.3(3)    (18.4)   --      77.7(4)     19.9
 Earnings (loss) per
  common share--Basic
  and diluted(5)
 Before extraordinary
  gain..................  $  (1.25)    $  (0.51)    $   6.05    $  (0.26)   --  $   0.60    $   0.28
 Extraordinary gain.....      0.17         0.02          --           --    --      0.51         --
                          --------     --------     --------    --------  ----- --------    --------
 Earnings (loss) per
  common share..........  $ (1.08)     $ (0.49)     $   6.05    $ (0.26)    --  $   1.11    $   0.28

Balance Sheet Data:
 Current assets.........     374.1        476.2        246.2        31.9    0.2    180.1       491.3
 Total assets...........   3,433.1      3,484.3      2,290.4     1,345.7    2.2  3,327.0     3,598.6
 Total long-term debt...     807.0        927.9        348.3        65.2    --     652.4     1,037.0
 Shareholder's equity...   2,149.5      1,276.6      1,289.7       425.1    2.0  2,204.9     1,247.8
 Book value per common
  share(5)..............  $  30.71     $  18.24     $  18.42    $   6.07  $0.03 $  31.50    $  17.83

Other Data:
 EBITDA(6)..............  $  175.2     $  117.1     $  872.6    $    6.2    --  $  233.6    $  162.7

--------
(1) Includes a $76.2 million pre-tax charge to record impairment for marketable securities.
(2) Includes a $50.7 million pre-tax charge to record an impairment of equity investments in international power generation projects.
(3) Includes a $864.3 million pre-tax gain on the sale of Tyco International Ltd. common stock.
(4) Includes a $91.1 million pre-tax gain on the sale of an equity investment in a gas compression company and a $24.5 million pre-tax gain on the sale of investments in paging companies.
(5) Per share amounts assume 70 million outstanding shares of our common stock. The actual number of our outstanding shares will be the same as the number of outstanding shares of Western Resources common stock on the record date for the rights offering, which we estimate will be approximately 70 million shares.
(6)  Earnings before interest, taxes, depreciation and amortization.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

   You should read the following discussion in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Overview

   We are a holding company principally engaged in the monitored security business through Protection One and Protection One Europe which provide monitored security services to approximately 1.6 million customers in North America, the United Kingdom and continental Europe. We own approximately 85% of Protection One and 100% of Protection One Europe. We also own 45% of ONEOK, an Oklahoma based company that primarily produces, gathers, distributes and trades natural gas. In addition, we own 40% of Paradigm Direct LLC, a marketing company, minority interests in international power plants, and other investments which in the aggregate are not material.

   We are currently 100% owned by Western Resources. After completion of the rights offering, assuming full exercise of the rights, we will be approximately 90.1% owned by Western Resources.

   The principal activity of Protection One and Protection One Europe is responding to the security and safety needs of their customers. Services are provided to residential (both single family and multifamily residences), commercial and wholesale customers. Sales are generated primarily from recurring monthly payments for monitoring and maintaining the alarm systems that are installed in customers' homes and businesses. Security systems are designed to detect burglaries, fires and other events.

   In prior years, Protection One's business was focused primarily on growing its customer account base to achieve critical mass. The strategic focus has now shifted to the following areas:

  .  improving customer service;

  . reducing attrition (attrition is an industry term used to measure customer account terminations);

  . reducing customer acquisition costs, and diversifying the customer acquisition strategy to include dealers, internal sales, smaller tuck-in acquisitions and direct marketing;

  . integrating and building infrastructure such as common platforms for central monitoring stations, billing and other applications;

  . enhancing revenues and margins by offering additional services to new and existing customers;

  . establishing name recognition by targeting growth to areas near existing branches to increase customer density; and

  .  growing the commercial business.

   We have four primary business segments, three of which relate to our alarm monitoring business and one of which relates to our other holdings. The four segments are:

  . Protection One North America ("North America")--our core North America alarm monitoring business.

  . Network Multifamily, Inc. ("Multifamily")--our North America alarm monitoring business for the multifamily/apartment market.

  . Protection One Europe--our alarm monitoring business in continental Europe and the United Kingdom.

  . Other--our other investments and operations, including ONEOK, Paradigm and our international power plants.

   The following table sets forth the allocation of our revenue and income
(loss) from operations among our reportable segments:

                                                                 Six Months
                                   Year Ended December 31,     Ended June 30,
                                   --------------------------  ----------------
                                    1999      1998     1997     2000     1999
                                   -------  --------  -------  -------  -------
                                                 (in millions)
Revenues
Reportable Segment:
  North America................... $   403  $    344  $   145  $   188  $   197
  Multifamily.....................      39        33        8       20       19
  Protection One Europe...........     163        44      N/A       72       81
  Other...........................       1         1        1        1        1
                                   -------  --------  -------  -------  -------
    Total......................... $   606  $    422  $   154  $   281  $   298
                                   =======  ========  =======  =======  =======

Income (loss) from operations
Reportable Segment:
  North America................... $   (55) $     18  $   (38) $   (37) $    13
  Multifamily.....................       7         6        1        1        4
  Protection One Europe...........      13        10      N/A       (1)      13
  Other...........................     (14)      (34)     (35)      (6)       4
                                   -------  --------  -------  -------  -------
    Total......................... $   (49) $    --   $   (72) $   (43) $    34
                                   =======  ========  =======  =======  =======

Recent Significant Matters

 Accounting Matters

   Change in Estimate of Useful Life of Goodwill. In the first quarter of 2000, Protection One re-evaluated the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful life of goodwill. Protection One management concluded that due to continued losses, increased levels of attrition experienced in 1999 and other factors, the estimated useful life of goodwill should be reduced from 40 years to 20 years. As of January 1, 2000, the remaining goodwill, net of accumulated amortization, is being amortized over its remaining useful life based on a 20-year life. We anticipate that this will result in an increase in annual goodwill amortization of approximately $24 million for North America, $6 million for Multifamily and $4 million for Protection One Europe.

   SEC Review. As previously disclosed by Western Resources and Protection One, Protection One has been advised by the Staff of the Division of Corporation Finance of the SEC that, in its view, there are errors in its previously filed financial statements that are material and which, in the view of the Staff, have had the effect of inflating reported earnings commencing with the year ended December 31, 1997. Protection One had extensive discussions with the Staff and exchanged numerous letters extending over a period of more than 18 months about the purchase price allocated to intangible customer accounts in the Multifamily and Westinghouse Security Systems acquisitions, the methodology used to amortize intangible customer accounts and other matters. Protection One disclosed in its Form 10-Q for the quarter ended September 30, 1999 that it restated its financial statements for 1998 and for the quarters ended March 31, 1999 and June 30, 1999 to reallocate portions of the initial purchase price for acquired businesses in the Multifamily business segment. The reallocations involved an increase of the amount allocated to customer accounts by $19 million, a reduction of goodwill by $13 million and an increase in deferred taxes payable by $6 million. In addition, following the conclusion of a comprehensive review of its amortization policy undertaken during the third quarter of 1999, Protection One changed the method historically used for amortizing the cost of customer accounts for its North American and Europe customer pools. The method used for these pools changed from a straight-line amortization over ten years to a ten-year 130% declining balance method in the case of the North America pool and a 125% declining balance method in the case of the Europe pool. The adoption of the declining balance method effectively shortened the estimated expected average customer life of these two customer pools. For further discussion of these changes and their effect on Protection One's financial results reference is made to the Protection One Form 10-Q for the quarter ended September 30, 1999.

   Following announcement of these changes, Protection One had no further communications from the Staff until April 4, 2000 when in response to Protection One's inquiry concerning processing of filings by Protection One, the Staff resumed its inquiry on these matters.

   In a letter from the SEC Staff dated May 16, 2000, the Staff stated that "the information that [Protection One] provided strongly suggests the presence of departures from GAAP in Western Resources' accounting for the acquisition of Westinghouse Security System[s], and in the subsequent accounting for those acquired assets by Protection One." More specifically, the Staff's letter states that it is concerned that Western Resources and Protection One "improperly inflated" reported earnings following the Westinghouse Security Systems acquisition. This letter also contains comments and requests for information concerning the initial and final valuation of Westinghouse Security Systems' customer accounts, the $12.75 million write down of the value of customer accounts acquired from Westinghouse Security Systems that was recorded in the fourth quarter of 1997, shortening of the estimated life of customer accounts acquired from Westinghouse Security Systems no later than the end of 1997 and the valuation of acquired alarm monitoring software.

   Protection One responded by letter dated May 31, 2000 to each of the comments contained in the Staff's May 16th letter, indicated its strong disagreement with the views of the Staff and stated its belief that there are no issues of "inflated earnings," "departures from GAAP," or "errors" in its historical financial statements. Protection One's independent public accountants, Arthur Andersen LLP, indicated they concurred with the accounting decisions of Protection One.

   After another exchange of letters in June as a result of which Protection One supplied more information to the Staff, on July 6, 2000, Protection One personnel and their advisors met with members of the Staff.

   Thereafter, in a letter dated July 7, 2000 the Staff stated that Protection One's financial statements should be "revised to reflect corrections of accounting errors and revisions of disclosures" as more fully discussed in the July 7th letter. The Staff's letter discussed six areas which it believed required changes. Four of those areas relate to the acquisition of the security business of Westinghouse. The remaining two areas related to the accounting for ordinary amortization of security accounts and the accounting for the effects of unanticipated customer attrition. Among other things, the Staff stated its view that aspects of Protection One's accounting for the acquisition of the Westinghouse security business "could" be indicative of "manipulative intent"-- a statement with which Protection One strongly disagrees.

   By letter dated July 25, 2000, Protection One advised the Staff of Protection One's strong disagreement with the views of the Staff regarding these accounting matters. Arthur Andersen LLP has reviewed the correspondence, has been consulted on responses to the SEC and has confirmed to the SEC Staff that they are not aware of modifications needed to fairly present Protection One's historical financial statements.

   On July 25, 2000, the Staff advised Protection One orally that this matter had been referred to the Enforcement Division of the SEC for consideration. Protection One has not been contacted by the Staff of the Division of Enforcement. By letter dated July 27, 2000, the Staff advised Protection One that they had reviewed Protection One's letter of July 25th and requested that Protection One amend its filings "in a manner that is fully responsive to our July 7th letter without further delay." The Staff advised that if amendments were not filed promptly, they would consider what action, if any, would be appropriate under the circumstances. In Protection One's July 25th letter, they had requested the opportunity to meet again together with more senior members of the Staff to discuss these matters further. A meeting with the Staffs of the Division of Corporation

Finance, the Office of the Chief Accountant and the Division of Enforcement of the SEC was held on September 8, 2000. Protection One has provided additional information to the Staff as requested at that meeting and continues to cooperate with the Staff.

   At present, we are unable to predict the outcome of Protection One's disagreements with the Staff. To date, Protection One's discussions with the Staff have occurred for more than a year and a half and the process of resolving these matters could extend over a protracted period. Were we to make revisions to our financial statements, based upon our understanding of the Staff's request (the Staff has never indicated what values alternative to the ones used by Protection One it would find to be acceptable), such revisions would result in a material adverse effect on our financial position and results of operations. We cannot predict what action the Staff may take, including enforcement action, the impact any action may have on us or our financial statements, or the effect or timing of any action if taken.

 Sale of Marketable Securities

   During the first six months of 2000, we sold equity securities, primarily of a gas compression company, and realized a pre-tax gain of $91.1 million. We also sold other marketable securities in the first quarter of 2000 and realized a pre-tax gain of $24.5 million.

 Gain on Extinguishment of Debt

   In the first six months of 2000, we extinguished $135.1 million face value of Protection One debt in the open market. We recognized an extraordinary gain of $35.8 million, net of tax, as a result of this debt retirement.

Attrition

   Subscriber attrition has a direct impact on Protection One's results of operations since it affects its revenues, amortization expense and cash flow. Protection One defines attrition as a ratio, the numerator of which is the gross number of lost customer accounts for a given period, net of certain adjustments, and the denominator of which is the average number of accounts for a given period. In some instances, estimates are used to derive attrition data. The adjustments made to lost accounts are primarily related to those accounts which are covered under a purchase price holdback and are "put" back to the seller. Protection One reduces the gross accounts lost during a period by the amount of the guarantee provided for in the purchase agreements with sellers. In some cases, the amount of the purchase holdback may be less than actual attrition experience.

   Accounts lost during a period are not reduced by "move in" accounts, which are accounts where a new customer moves into a home installed with a security system and vacated by a prior customer, or "competitive takeover" accounts, which are accounts where the owner of a residence monitored by a competitor requests that we provide monitoring services.

   Protection One's actual attrition experience shows that the relationship period with any individual customer can vary significantly and may be substantially shorter or longer than ten years. Customers discontinue service for a variety of reasons, including relocation, service issues and cost. A portion of the acquired customer base can be expected to discontinue service every year. Any significant change in the pattern of Protection One's historical attrition experience would have a material effect on our results of operations.

   Protection One monitors attrition each quarter based on an annualized and trailing twelve-month basis. This method utilizes each segment's average customer account base for the applicable period in measuring attrition. Therefore, in periods of customer account growth, customer attrition may be understated and in periods of customer account decline, customer attrition may be overstated. When appropriate, Protection One will adjust amortization of the cost of customer accounts.

   During 1999, Protection One experienced significant levels of attrition, which had a direct impact on its results of operations since it affects both its revenues and amortization expense. Protection One believes the high levels of attrition were caused by customer service deficiencies and operational difficulties relating to the integration of acquired customers into its operations. Protection One hired an additional 150 service representatives late in the second quarter of the year and increased its training and technology investments in an effort to address the customer service concern. Protection One has also scaled back its growth rate, which allows Protection One to focus more attention on the current customer base and the integration of new customers.

   Customer attrition by business segment for the periods ended June 30, 2000 and 1999 are summarized below:

                                               Customer Account Attrition
                                         ---------------------------------------
                                            June 30, 2000       June 30, 1999
                                         ------------------- -------------------
                                         Annualized Trailing Annualized Trailing
                                           Second    Twelve    Second    Twelve
                                          Quarter    Months   Quarter    Months
                                         ---------- -------- ---------- --------
   North America........................    14.2%     15.5%     15.9%     11.9%
   Multifamily..........................    16.1%      9.9%      9.7%      5.9%
   Total Protection One.................    14.6%     14.4%     14.8%     10.8%
   Protection One Europe................     8.9%     10.1%      8.7%       (a)

--------
(a) European operations were acquired in 1998.

   Protection One experienced high levels of attrition for the North America segment in 1999 with quarterly annualized attrition reaching peak levels of 15.9%, 19.1% and 16.3% in the second, third and fourth quarters, respectively. The quarterly annualized attrition rate for North America in the first quarter of 2000 was 11.9% as compared to 11.2% in the first quarter of 1999. The quarterly annualized attrition rate for North America in the second quarter of 2000 increased to 14.2% from 11.9% in the first quarter but decreased from the 1999 second quarter attrition rate of 15.9%. Protection One believes the general decline in attrition for North America from the peak levels in 1999 is a result of efforts to improve customer service and collections of outstanding accounts. The increase in the attrition rate for Multifamily in the second quarter of 2000 is due to nonpayment of approximately 7,000 subscribers related to one developer. Had these accounts not attrited, the annualized quarterly attrition for Multifamily would have been approximately 6.6% and the twelve months trailing attrition percentage for Multifamily would have been approximately 7.5%. Protection One is pursuing contractual remedies for nonpayment of these accounts.

   In the second quarter, Protection One identified customer accounts which were incorrectly entered into its system, representing duplicate existing accounts or accounts for which credit and collection activities have not occurred. Protection One has reported in its balance of customer accounts all accounts recorded in Protection One's billing system as customers. Protection One currently has approximately 30,000 accounts which it is analyzing and will adjust its customer base appropriately either by reducing the number of accounts reported or by including such accounts in reported attrition. We do not expect any material adverse effect on our financial position or results of operations because Protection One does not record revenue on these accounts until received.

   Impairment Test. As a result of several factors, including the high levels of attrition experienced in 1999, Protection One performed an impairment test of its customer accounts and related goodwill reflected in the year-end balance sheet under the guidance of the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). Paragraph 6 of SFAS 121 indicates that an impairment loss should be recognized if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset(s) grouped at the lowest level of identifiable cash flows. After performing this test, as of December 31, 1999, Protection One management determined that the customer accounts were not impaired.

   Protection One management updates its impairment analysis as changing conditions or other events indicate testing for impairment is appropriate. If an impairment would be incurred, Protection One would be required to record a non-cash charge to income which could be material.

Customer Creation and Marketing

   For the six months ended June 30, 2000, Protection One's North America segment added 24,988 accounts, the Multifamily segment added 19,120 accounts, and Protection One Europe added 10,423 accounts. While Protection One's previous customer acquisition strategy in North America relied primarily on the dealer program, the new customer acquisition strategy relies on a mix of dealers, internal sales, smaller "tuck-in" acquisitions and direct marketing. The number of accounts being purchased through the dealer program decreased significantly from 126,779 for the six months ended June 30, 1999 to 14,334 for the six months ended June 30, 2000. Protection One expects small increases in the number of accounts purchased through the dealer program over the remainder of 2000. In February 2000, Protection One started a commission only internal sales program, with a goal of acquiring accounts at a cost lower than its external programs. Protection One currently has a commissioned sales force of approximately 160 persons which it plans to expand through the remainder of the year. This program utilizes the existing branch infrastructure. The internal sales program generated 6,196 accounts in the three months ended June 30, 2000.

Operating Results

   We separate our business into four reportable segments, three of which relate to our alarm monitoring business (North America, Multifamily and Protection One Europe), and one of which relates to our other holdings (Other).

   Below we discuss our operating results on a consolidated basis and then on a segment-by-segment basis.

 Consolidated Results

   During the first six months of 2000, we reported net income of $77.7 million. A $115.6 million pre-tax gain on the sale of marketable securities and an extraordinary gain of $35.8 million, net of tax, attributable to our retirement of $135.1 million of Protection One debt significantly impacted our results. These favorable items were partially offset by a loss from operations recorded by Protection One. Net income for the first six months of 1999 totaled $19.9 million. Protection One had income from operations of $29.7 million in the first six months of 1999 and incurred a loss from operations of $35.4 million in the first six months of 2000.

   We reported a net loss of $75.9 million for the year ended December 31, 1999. This loss was largely impacted by operations at Protection One, our largest operating subsidiary, and a $76.2 million charge to write down marketable securities. These losses were partially off-set by net investment earnings of $25.2 million and a gain on the sale of Protection One's Mobile Services Group of $17.2 million.

   The 1998 loss of $34.2 million was unfavorably affected by a $50.7 million charge to write down impaired equity investments in international power projects. Net income in 1997 was almost entirely comprised of a large non-recurring gain on the sale of Tyco securities.

 North America Segment

   The following table provides information for comparison of North America operating results for the periods presented. Next to each period's results of operations, the relevant percentage of total revenues is provided so you can make comparisons about the relative change in revenues and expenses. The 1997 results reflect the operations of the security businesses of Western Resources ("WRSB") for the entire year, and one month of the operations of Protection One and another security company which were acquired in November 1997. The 1998 results reflect an entire year of WRSB, Protection One and all other acquisitions since their respective closing dates.

                                   Year Ended December 31,                     Six Months Ended June 30,
                         -------------------------------------------------   --------------------------------
                              1999              1998            1997              2000              1999
                         ---------------   --------------  ---------------   ---------------   --------------
                                    (dollars in thousands)                      (dollars in thousands)
Revenues:
  Monitoring and related
   services............. $387,962   96.2%  $321,085  93.4% $126,630   87.5%  $181,291   96.2%  $189,357  96.2%
  Installation and
   rental...............   15,307    3.8     22,869   6.6    18,143   12.5      7,165    3.8      7,508   3.8
                         --------  -----   -------- -----  --------  -----   --------  -----   -------- -----
  Total revenues........  403,269  100.0    343,954 100.0   144,773  100.0    188,456  100.0    196,865 100.0
Cost of revenues:
  Monitoring and related
   services.............  108,875   27.0     93,569  27.2    32,656   22.5     55,365   29.4     45,930  23.3
  Installation and
   rental...............   12,646    3.1     14,030   4.1     3,013    2.1      5,793    3.1      6,965   3.6
                         --------  -----   -------- -----  --------  -----   --------  -----   -------- -----
  Total cost of
   revenues.............  121,521   30.1    107,599  31.3    35,669   24.6     61,158   32.5     52,895  26.9
                         --------  -----   -------- -----  --------  -----   --------  -----   -------- -----
  Gross profit..........  281,748   69.9    236,355  68.7   109,104   75.4    127,298   67.5    143,970  73.1
Selling, general and
 administrative
 expenses...............  106,482   26.4     86,843  25.2    80,755   55.8     52,619   27.9     44,707  22.7
Acquisition and
 transition expense.....   26,405    6.6     20,275   5.9     2,108    1.5      6,459    3.4     10,892   5.5
Amortization of
 intangibles and
 depreciation expense...  198,264   49.2    107,545  31.3    39,822   27.5    102,098   54.2     72,876  37.0
Other charges...........    5,809    1.4      3,400   1.0    24,292   16.8      3,050    1.6      2,000   1.0
                         --------  -----   -------- -----  --------  -----   --------  -----   -------- -----
Income (loss) from
 operations............. $(55,212) (13.7)% $ 18,292   5.3% $(37,873) (26.2)% $(36,928) (19.6)% $ 13,495   6.9%
                         ========  =====   ======== =====  ========  =====   ========  =====   ======== =====

 Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

   North America Customers. Protection One had a net decrease of 62,112 customers in the first six months of 2000 as compared to a net increase of 50,717 customers in the same period of 1999. The average customer base for the first six months of 2000 and 1999 was 1,173,586 and 1,221,406 respectively, or a decrease of 47,820 customers. The decrease in customers is primarily attributable to the significant decrease in the number of accounts being purchased from dealers which has not yet been offset by growth from other customer acquisition strategies. Protection One does not expect customer acquisitions to replace accounts lost through attrition at least through the remainder of 2000. Accordingly, North America's total customer base is likely to decline based upon historical rates of attrition which is likely to result in declining revenues. Protection One's current focus remains on the completion of its current infrastructure projects, the development of cost effective marketing programs and the generation of positive cash flow, all of which Protection One believes will build the foundation for future growth.

   The following table shows the change in the North America customer account base:

                                                          Six Months Ended
                                                              June 30,
                                                         --------------------
                                                           2000       1999
                                                         ---------  ---------
     Beginning balance, January 1....................... 1,204,642  1,196,047
     Additions..........................................    24,988    142,631
     Customer losses not guaranteed with holdback put
      backs.............................................   (76,612)   (83,239)
     Customer losses guaranteed with holdback put
      backs.............................................   (10,488)    (8,675)
                                                         ---------  ---------
     Ending balance..................................... 1,142,530  1,246,764
                                                         =========  =========
     Annualized attrition...............................      13.1%      13.6%
                                                         =========  =========

   Monitoring and Related Service Revenue. Revenues decreased approximately $8.1 million in the first six months of 2000 as compared to the same period of 1999 primarily due to the decline in the North America customer base. An additional factor was the issuance of more customer credits during the first six months of 2000 as compared to the same period of 1999. A significant portion of these credits were goodwill credits issued to customers in the first quarter of 2000 as a result of billing problems encountered when Protection One implemented a new billing and collections system in its Beaverton monitoring station late in 1999.

   Installation and Rental Revenues. These revenues consist primarily of revenues generated from the internal installations of new alarm systems. These revenues decreased by approximately $0.3 million, or 4.6%, from the first six months of 1999.

   Cost of Monitoring and Related Services Revenues. Costs for the first six months of 2000 increased by $9.4 million, or 20.5%, to $55.3 million from $45.9 million for the same period of 1999. Compensation costs for the monitoring stations increased by approximately $3.6 million due primarily to an increase in personnel. The increase in employees is a direct result of efforts to improve the level of customer service. In addition, parts and materials costs increased by $2.5 million, telecommunications costs increased $1.0 million and vehicle costs increased $0.7 million.

   Cost of Installation and Rental Revenues. Costs were $1.2 million, or 16.8%, less than in the first six months of 1999. These costs as a percentage of installation and rental revenues were approximately 81% for the first six months of 2000, as compared to approximately 93% for the same period of 1999. Parts and materials costs decreased by $1.5 million.

   Selling, General and Administrative Expenses. Expenses increased $7.9 million from $44.7 million in the first six months of 1999 to $52.6 million in the same period of 2000. Bad debt and collection expenses increased approximately $3.4 million as a result of an increased focus on collecting aged trade receivables. Subcontract expense for outside information technology support increased approximately $2.6 million due primarily to work performed in connection with the implementation of Protection One's new billing and collection software which started in November 1999. Sales commission expense increased $0.6 million as a result of the expansion of Protection One's internal commissioned sales force. In addition, telecommunications costs increased $1.0 million.

   Acquisition Expenses. Expenses decreased $4.4 million from $10.9 million in the first six months of 1999 to $6.5 million in the same period of 2000. During these respective periods for 2000 and 1999, third party monitoring costs decreased by $2.4 million, signs and decals expense decreased by $1.8 million, printing expense decreased by $0.9 million and compensation expense decreased by $0.8 million. These decreases are a direct result of the significant decline in the number of new accounts acquired in the first six months of 2000. These decreases were partially offset in 2000 by $1.6 million in costs related to winding down the old dealer program, along with an increase of $0.5 million in reprogramming expense. The decrease in third party monitoring expense and associated increase in reprogramming expense are a result of Protection One's concentrated effort in late 1999 to move third party monitored accounts to Protection One's monitoring stations.

   Amortization of Intangibles and Depreciation Expense. Expenses for the first six months of 2000 increased by $29.2 million, or 40.1%, to $102.1 million from $72.9 million in the same period of 1999. As discussed above, Protection One changed its amortization method from a 10-year straight line method to a 10-year declining balance method as of the third quarter in 1999. Therefore, the amortization expense for the first six months of 1999 was calculated using a straight line method whereas the amortization expense for the same period of 2000 is calculated using the declining balance method. Subscriber amortization for these periods increased from $55.8 million for the first six months of 1999 to $65.0 million for the same period of 2000.

   Protection One also changed its estimate of the useful life of goodwill from 40 years to 20 years effective January 1, 2000. As a result, amortization expense increased $10.7 million from $11.4 million in the first six months of 1999 to $22.1 million for the same period of 2000. Additionally, in the first six months of 2000, depreciation expense increased $9.2 million from $5.7 million for the same period of 1999 to $14.9 million. This increase is due to accelerated depreciation of a general ledger and accounts receivable system installed by Protection One in 1999. Protection One decided to move to another general ledger and accounts receivable system in 2000 which it believes is better suited to its needs.

   Other Charges. For the first six months of 2000, these charges consist of $1.5 million for an officer's severance and $1.55 million for expenses relating to the intercompany sale from Protection One to Westar Industries of Protection One Europe. These costs for the same period of 1999 consisted of an officer's severance costs of $2.0 million.

   Interest Expense. Expense for the first six months of 2000 and 1999 was $32.2 million and $35.9 million, respectively. The reduction in interest expense is directly related to a reduction in Protection One's long-term debt. This reduction has been accomplished primarily from open market purchases of Protection One debt at amounts less than face value. Total debt decreased during the first six months of 2000 from approximately $1.1 billion to approximately $664.0 million, a decrease of $446.0 million.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   Customers. North America had a net increase of 8,595 customers in 1999 as compared to a net increase of 445,156 customers in 1998. The substantial increase in the customer base in 1998 resulted from several significant acquisitions completed that year. Accordingly, results for 1999 include a full year of operations with the customers added throughout 1998. We believe this to be the primary reason for our increase in revenues and associated cost of revenues in 1999 as compared to 1998.

   The following table shows the change in the North America customer account base:

                               Year Ended December 31,
                               -------------------------
                                 1999       1998
                               ---------  ---------
     Beginning balance,
      January 1,.............  1,196,047    750,891
     Additions, net of
      holdback put backs.....    200,407    552,015
     Customer losses, net of
      holdback put backs.....   (191,812)  (106,859)
                               ---------  ---------
     Ending balance, December
      31.....................  1,204,642  1,196,047
                               =========  =========
     Twelve month trailing
      attrition..............       16.0%      11.0%
                               =========  =========

   Monitoring and Related Service Revenues. Revenues for 1999 increased by $66.9 million, or 20.8%, to $388.0 million from $321.1 million for 1998. The primary reason for the increase in 1999 revenues is because North America had a full year of revenues from the additional customers added throughout 1998. An increase in North America's base monitoring and service fees also increased revenue in 1999.

   Installation and Rental Revenues. These revenues, which consist primarily of revenues generated from the internal installations of new alarm systems, decreased by 33.2% to $15.3 million in 1999, compared to $22.9 million in 1998. This decrease in revenues is due primarily to the reduction of internal sales and installation activities that resulted from Protection One's reliance on the dealer program for residential customers in 1999. Protection One continued its internal sales program and recorded installation revenues through the first half of 1998, but then relied almost entirely on the dealer program to acquire new customers for the balance of 1998 and all of 1999.

   Cost of Monitoring and Related Services Revenues. Costs for 1999 increased by $15.3 million, or 16.3%, to $108.9 million from $93.6 million for 1998. Cost of monitoring and related services revenues as a percentage of the related revenues decreased from 29.1% during 1998 to 28.0% during 1999. Monitoring and related services expense for 1999 increased primarily due to a full year of operations of the three major service centers and three smaller satellite monitoring facilities acquired in 1998. Protection One also incurred additional expense in 1999 relating to the addition of customer service representatives in the second quarter.

   Cost of Installation and Rental Revenues. Costs for 1999 decreased by $1.4 million, or 9.9%, to $12.6 million from $14.0 million in 1998. This decrease corresponds with the decrease in the internal installations in 1999. Installation and other cost of revenues as a percentage of installation and other revenues increased to 82.6% in 1999 from 61.4% in 1998.

   Gross Profit. Gross profit for 1999 increased by $45.3 million, or 19.2%, to $281.7 million from $236.4 million in 1998. Contribution of new customers by the dealer program and acquisitions produced the increase in gross profit. As a percentage of total revenues, gross profit was 69.9% for 1999 compared to 68.7% for 1998. The increase in gross profit as a percentage of total revenues reflects cost savings from the consolidation of some of Protection One's monitoring operations, offset by a partial year of expense associated with additional customer service representatives. Gross margin will be negatively impacted in the future by the full year impact of additional customer service representatives added in the second quarter and reflected in the cost of monitoring and related service revenues.

   Selling, General and Administrative Expenses. Expenses for 1999 increased by $19.7 million, or 22.7%, to $106.5 million from $86.8 million in 1998. The increase is attributable to costs associated with the overall increase in the average number of customers billed, additional bad debt expense of approximately $10.5 million resulting from higher attrition, costs associated with Year 2000 compliance, professional fees and salary increases.

   Acquisition Expenses. Expenses for 1999 increased by $6.1 million, or 30.2%, to $26.4 million from $20.3 million in 1998. Protection One aggregates expenses incurred in the acquisition and integration of customers in this line item. These expenses include yard signs, the cost of monitoring acquired accounts by a third party, and the reprogramming of alarm panels for new customers. The increase in 1999 is primarily attributable to costs of $4.0 million associated with the restructuring of the dealer program and $3.7 million of costs related to the unsuccessful attempt to acquire Lifeline, offset by reduced transition expenses associated with acquisitions. In 1998 Protection One incurred $5.3 million in additional customer transition expenses, primarily yard signs for WRSB customers related to the merger of WRSB and Protection One. Protection One incurred expenses to develop and manage its dealer program, as well as to contact, assimilate and solicit acquired and new customers for new services.

   Amortization of Intangibles and Depreciation Expense. Expenses for 1999 increased by $90.8 million, or 84.4%, to $198.3 million from $107.5 million in 1998. In the third quarter of 1999, Protection One changed its amortization method from a 10-year straight line method to a 10-year declining balance method which resulted in an increase in amortization expense in 1999 of approximately $50 million. The balance of the increase is primarily attributed to a full year of amortization expense on subscribers acquired during 1998. In 1999 and 1998 Protection One amortized goodwill over 40 years using a straight-line method. Goodwill amortization expense increased $3.1 million to $21.6 million in 1999.

   Other Charges. These costs for 1999 increased by $2.4 million to $5.8 million from $3.4 million in 1998. Protection One incurred $5.8 million for severance and relocation expenses associated with a reorganization of its operations in 1999 and $3.4 million for such expenses in late 1998.

   Interest Expense. Expense for 1999 increased by $23.7 million, or 45.2%, to $76.1 million from $52.4 million in 1998, reflecting Protection One's use of debt to finance a substantial portion of its customer account growth.

   Other Non-recurring (Income) Expense. Income in 1999 totaled $12.7 million compared to $20.5 million of income in 1998. In 1999, other income consisted primarily of a gain on the sale of Protection One's Mobile Services Group of $17.2 million and dividend income reduced by losses on sales of marketable securities of

$7.7 million. In 1998, Protection One recognized a non-recurring gain on the repurchase of customer contracts covered by a financing arrangement with New York Life Secured Asset Management Company, Ltd. (SAMCO), a third party, of approximately $16.4 million. Also during 1998, Protection One restructured its investment in a security monitoring company and recognized a nonrecurring gain of approximately $3.0 million.

 Year Ended December 31, 1998 Compared to December 31, 1997

   The 1998 to 1997 comparisons are largely reflective of increased business volumes associated with acquisitions. We acquired Protection One in November 1997 and several other significant acquisitions were made by Protection One in late 1997 and early 1998. Since operating results reflect amounts only from the acquisition date, the 1998 balances, revenues and expenses, ran at considerably higher levels than they did in 1997.

   Monitoring and Related Service Revenues. Revenues for 1998 increased by $194.5 million, or 153.6%, to $321.1 million from $126.6 million for 1997. Monitoring and related service revenues increased due to Protection One's acquisitions and new customers purchased through the dealer program. The majority of additional revenues in 1998 were attributable to North America's dealer program and acquisitions. Protection One added approximately $5.3 million of monthly recurring revenue from its dealer program and approximately $7.3 million of monthly recurring revenue from its acquisitions. Because purchases from the dealer program and acquisitions occurred throughout the year, not all of the $12.6 million of acquired monthly recurring revenue is reflected in 1998 results.

   Installation and Rental Revenues. These revenues consist primarily of revenues generated from installing new alarm systems. They increased by $4.8 million, or 26.0%, to $22.9 million in 1998, compared to $18.1 million in 1997. At the time of the combination of WRSB with Protection One, Protection One committed to a plan to wind down internal sales activities and increase reliance on the dealer program as a source of new customers. The scaling back of these activities took place through the first half of 1998.

   Cost of Monitoring and Related Services Revenues. Costs for 1998 increased by $60.9 million, or 186.5%, to $93.6 million from $32.7 million for 1997. Total cost of revenues as a percentage of total revenues increased to 31.3% during 1998 from 24.6% during 1997. Monitoring and related services expenses for 1998 increased due to the acquisition of three major service centers and three smaller satellite monitoring facilities in the U.S. Monitoring and service activities at existing facilities increased as well, due to new customers generated by the dealer program. Monitoring and related services expenses as a percentage of monitoring and related services revenues increased to 29.1% in 1998 from 25.8% during 1997. The percentage increased due to the expenses of the acquired facilities, as well as expenses from several higher cost subcontract monitoring agreements.

   Cost of Installation and Rental Revenues. Costs for l998 increased by $11.0 million, or 365.6%, to $14.0 million from $3.0 million in 1997. The increase in expense reflects the cost of equipment, installation labor and other expenses incurred in the installation of security alarm systems. Installation and other cost of revenues as a percentage of installation and other revenues increased to 61.4% in 1998 from 16.6% in 1997. Acquired commercial installation activities generated lower profit margins due to declining installation revenues and the selling outright, rather than leasing, of security alarm systems.

   Gross Profit. Gross profit for 1998 increased by $127.3 million, or 116.6%, to $236.4 million from $109.1 million in 1997. Contribution of new customers by the dealer program and acquisitions produced the increase in gross profit. As a percentage of total revenues, gross profit was 68.7% for 1998 compared to 75.4% for 1997. The decline in gross profit as a percentage of total revenues reflects the higher monitoring, field service and installation expenses noted above.

   Selling, General and Administrative Expenses. Expenses for 1998 increased by $6.0 million, or 7.5%, to $86.8 million from $80.8 million in 1997. The increase in expenses resulted primarily from acquisitions, partially offset by a reduction in sales and related expenses. The transition of North America's primary distribution channel from an internal sales force to the dealer program resulted in sales commissions declining by approximately $9.0 million. Protection One also reduced advertising and telemarketing activities that formerly supported the internal sales force.

   Acquisition Expenses. Expenses for 1998 increased by $18.2 million, or 861.8%, to $20.3 million from $2.1 million in 1997. Protection One aggregates expenses incurred in the acquisition and integration of customers in this line item. These expenses include the replacement of yard signs and the reprogramming of alarm panels for new customers. In 1998, North America incurred $5.3 million in additional customer transition costs, primarily yard signs for WRSB customers related to the merger of WRSB and Protection One. Protection One incurred expenses to develop and manage the dealer program, as well as to contact, assimilate and solicit acquired and new customers for new services. Other acquisition expenses were incurred in connection with Protection One's dealer program and the costs related to maintaining an acquisition department.

   Amortization of Intangibles and Depreciation Expense. Expense for 1998 increased by $67.7 million, or 170.1%, to $107.5 million from $39.8 million in 1997. North America spent approximately $442.6 million to purchase customer accounts and incurred $211.0 million in costs allocated to goodwill during 1998 from its purchases of security alarm companies, portfolios of customer accounts, and individual new customers through the dealer program. In 1998, North America amortized customer accounts over a 10-year straight-line method and goodwill over 40 years using a straight-line method.

   Other Charges. These costs for 1998 decreased by $20.9 million, or 86.0%, to $3.4 million from $24.3 million in 1997. North America incurred $3.4 million for severance and relocation expenses associated with a reorganization of North America's operations in 1998. Other charges for 1997 consisted of $12.8 million for impairment of customer accounts and $11.5 million of merger related costs. The merger related costs consisted of $3.6 million for inventory and other asset losses, $4.1 million for disposition of fixed assets, $2.0 million for closure of duplicate facilities and approximately $1.9 million for severance compensation and benefits.

   Interest Expense. Expense for 1998 increased by $18.9 million, or 56.4%, to $52.4 million from $33.5 million in 1997, reflecting the use of debt to finance a substantial portion of North America's customer account growth.

   Other Non-recurring (Income) Expense. Income in 1998 totaled $20.6 million compared to zero in 1997. In 1998, Protection One recognized a non-recurring gain on the repurchase of customer contracts covered by a financing arrangement with New York Life Secured Asset Management Company, Ltd., a third party, in the amount of $16.4 million. Also during 1998, Protection One restructured its investment in a security monitoring company and recognized a non-recurring gain of approximately $3.0 million.

 Multifamily Segment

   The following table provides information for comparison of Multifamily's operating results for the periods presented. Next to each period's results of operations, the relevant percentage of total revenues is provided so that you can make comparisons about the relative change in revenues and expenses. During 1998, over 80,000 accounts were acquired in two acquisitions that increased monthly recurring revenues by approximately $550,000, or $6.6 million per year. About 39,000 of these accounts were acquired in May with the balance acquired in September. The 1999 Multifamily results reflect a full year of operations with these acquired accounts which is the primary reason that revenues and associated expenses are higher in 1999. Westar Industries acquired the Multifamily segment in September 1997. As Multifamily was acquired in 1997, the fluctuations between 1998 and 1997 are attributable to the inclusion of only four months of activities in 1997 as compared to a full year of operations in 1998.

                                  Year Ended December 31,               Six Months Ended June 30,
                          -------------------------------------------  ----------------------------
                              1999           1998            1997          2000           1999
                          -------------  --------------  ------------  -------------  -------------
                                   (dollars in thousands)                (dollars in thousands)
Revenues:
 Monitoring and related
  services..............  $34,309  88.2% $29,356   87.8% $7,574 100.0% $17,379  88.7% $16,982  88.3%
 Installation and
  rental................    4,592  11.8    4,061   12.2     --    --     2,212  11.3    2,249  11.7
                          ------- -----  -------  -----  ------ -----  ------- -----  ------- -----
 Total revenues.........   38,901 100.0   33,417  100.0   7,574 100.0   19,591 100.0   19,231 100.0
Cost of revenues:
 Monitoring and related
  services..............    7,565  19.4    5,852   17.5   3,130  41.3    3,911  20.0    3,438  17.9
 Installation and
  rental................    3,448   8.9    3,820   11.4     --    --     2,112  10.8    1,785   9.3
                          ------- -----  -------  -----  ------ -----  ------- -----  ------- -----
 Total cost of
  revenues..............   11,013  28.3    9,672   28.9   3,130  41.3    6,023  30.8    5,223  27.2
                          ------- -----  -------  -----  ------ -----  ------- -----  ------- -----
 Gross profit...........   27,888  71.7   23,745   71.1   4,444  58.7   13,568  69.2   14,008  72.8
Selling, general and
 administrative
 expenses...............   11,339  29.2    9,767   29.2   1,777  23.5    5,331  27.2    5,550  28.8
Acquisition and
 transition expense.....      313   0.8      --     --      --    --       --    --       313   1.6
Amortization of
 intangibles and
 depreciation expense...    9,507  24.4    7,721   23.1   1,285  17.0    7,719  39.4   4,615   24.0
                          ------- -----  -------  -----  ------ -----  ------- -----  ------- -----
Income (loss) from
 operations.............  $ 6,729  17.3% $ 6,257   18.7% $1,382  18.2% $   518   2.6% $ 3,530  18.4%
                          ======= =====  =======  =====  ====== =====  ======= =====  ======= =====

 Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

   Customers. Multifamily had a net increase of 1,378 customers in the first six months of 2000 as compared to a net increase of 4,196 customers in the same period in 1999. The average customer base was 295,649 for the first half of 2000 compared to 288,052 for the first half of 1999. The change in Multifamily's customer base for the period is shown below.

                                                                 Six Months
                                                               Ended June 30,
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
     Beginning balance, January 1,............................ 294,960  285,954
     Additions................................................  19,120   14,782
     Customer losses.......................................... (17,742) (10,586)
                                                               -------  -------
     Ending balance........................................... 296,338  290,150
                                                               =======  =======
     Annualized attrition.....................................    12.0%     7.4%
                                                               =======  =======

   The increase in the attrition rate for Multifamily for the six months ended June 30, 2000 is due to nonpayment of approximately 7,000 subscribers related to one developer. Had these accounts not attrited, the annualized quarterly attrition would have been approximately 6.6%. Protection One is pursuing contractual remedies for nonpayment of these accounts.

   Monitoring and Related Services Revenues. Revenues for the first six months of 2000 increased by $0.4 million, or 2.3%, to $17.4 million from $17.0 million for the first half of 1999 due primarily to the larger customer base in 2000.

   Cost of Monitoring and Related Revenues. Costs for the first six months of 2000 increased by $0.5 million, or 13.8%, to $3.9 million from $3.4 million for the first half of 1999. Monitoring and related service expenses, as a percentage of monitoring and related service revenues, increased to 22.5% for the first six months of 2000 from 20.2% for the first six months of 1999. This increase is primarily related to higher employment costs resulting from the current competitive labor market and an increase in claims experience on a self funded medical insurance plan.

   Cost of Installation and Rental Revenues. Costs increased by $0.3 million, or 18.3%, to $2.1 million from $1.8 million in 1999. Installation and rental cost of revenues, as a percentage of installation and rental revenues, increased to 95.5% in the first six months of 2000 from 79.4% in the first six months of 1999. This increase is primarily due to the significant number of installations in 1999 which used less sophisticated monitoring equipment than Multifamily's standard contracts, combined with the increased use in 2000 of wireless systems, which are more expensive but expected to reduce future service costs.

   Selling, General and Administrative Expense. Expense decreased 4.0% or $.2 million in 2000 to $5.3 million from $5.5 million as a result of a temporary decline in the sales force.

   Amortization of Intangibles and Depreciation Expense. Expense for the first six months of 2000 increased by $3.1 million, or 67.3%, from $4.6 million in 1999 to $7.7 million in 2000. This increase is primarily due to the change in estimate of goodwill life from 40 years to 20 years. Subscriber amortization increased by $0.8 million due to the larger customer base being amortized.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   Customers. Protection One increased its Multifamily customer base a total of 9,006 customers in 1999. The average customer base was 289,592 for 1999 compared to 234,185 for 1998. The change in Multifamily's customer base for 1999 and 1998 is shown below:

                                                                 Year Ended
                                                                December 31,
                                                               ----------------
                                                                1999     1998
                                                               -------  -------
     Beginning balance, January 1,............................ 285,954  186,590
     Additions, net of holdback put backs.....................  30,973  110,152
     Customer losses, net of holdback put backs............... (21,967) (10,788)
                                                               -------  -------
     Ending balance, December 31.............................. 294,960  285,954
                                                               =======  =======
     Twelve month trailing attrition..........................     7.6%     4.6%
                                                               =======  =======

   Monitoring and Related Services Revenues. Revenues for 1999 increased by $4.9 million, or 16.9%, to $34.3 million from $29.4 million for 1998. Multifamily's additional revenues in 1999 were primarily attributable to the 1998 acquisitions.

   Cost of Monitoring and Related Revenues. Costs for 1999 increased by $1.7 million, or 29.3%, to $7.6 million from $5.9 million for 1998. Monitoring and related services expenses as a percentage of monitoring and related services revenues increased to 22.0% in 1999 from 19.9% during 1998. The percentage increase is due primarily to the lower contracted recurring revenues on the accounts acquired in 1998.

   Selling, General and Administrative Expenses. Expenses for 1999 increased by $1.5 million, or 15.3%, to $11.3 million from $9.8 million in 1998. The increase resulted primarily from increased selling expense attributable to a 20% increase in contract sales and increased general and administrative expenses principally associated with the 1998 acquisitions.

   Acquisition Expenses. Expenses for 1999 were $0.3 million and zero in 1998. We aggregate expenses incurred in the acquisition and integration of customers in this line item. These expenses principally relate to the conversion of customer account data into Multifamily's monitoring database from the 1998 acquisitions.

   Amortization of Intangibles and Depreciation Expense. Expense for 1999 increased by $1.8 million, or 23.1%, to $9.5 million from $7.7 million in 1998.

 Europe Segment

   On May 18, 1998, Protection One acquired all of the capital stock of Hambro Countrywide Security, the fifth largest security company in the United Kingdom with operations throughout the United Kingdom, for approximately $18 million. On September 30, 1998, Protection One established a major presence in Western Europe by purchasing the common stock of Compagnie Europeenne de Telesecurite ("CET"), a public company with approximately 60,000 customers for approximately $140 million. In the acquisition, Protection One also assumed liabilities for recourse financing contracts sold by CET to a third party financing company.

   The following table provides information for comparison of Protection One Europe's operating results for the periods presented. The operating results for 1999 include a full year of operations for acquisitions made in 1998. Protection One Europe experienced a net increase of 46,011 customers in 1999. The operating results for 1998 reflect the partial year of operations reported in 1998.

                           Year Ended      Three Months      Six Months       Six Months
                          December 31,         Ended         Ended June       Ended June
                              1999       December 31, 1998    30, 2000         30, 1999
                         --------------  ------------------ --------------   -------------
                                            (dollars in thousands)
Revenues:
 Monitoring and related
  services.............. $ 92,793  56.9% $  25,400    58.1% $40,561   56.4 % $46,468  57.4%
 Installation and
  rental................   70,213  43.1     18,324    41.9   31,324   43.6    34,529  42.6
                         -------- -----  --------- -------  -------  -----   ------- -----
 Total revenues.........  163,006 100.0     43,724   100.0   71,885  100.0    80,997 100.0
Cost of revenues:
 Monitoring and related
  services..............   21,110  13.0      4,100     9.4    9,792   13.6     8,837  10.9
 Installation and
  rental................   30,361  18.6      7,712    17.6   14,781   20.6    14,832  18.3
                         -------- -----  --------- -------  -------  -----   ------- -----
 Total cost of
  revenues..............   51,471  31.6     11,812    27.0   24,573   34.2    23,669  29.2
                         -------- -----  --------- -------  -------  -----   ------- -----
 Gross profit...........  111,535  68.4     31,912    73.0   47,312   65.8    57,328  70.8
 Selling, general and
  administrative
  expenses..............   68,169  41.8     17,897    40.9   33,300   46.3    33,364  41.2
 Acquisition and
  transition expense....      733   0.4         22     0.1      --     --        427   0.5
 Amortization of
  intangibles and
  depreciation expense..   29,472  18.1      3,945     9.0   14,812   20.6    10,865  13.4
                         -------- -----  --------- -------  -------  -----   ------- -----
 Income (loss) from
  operations............ $ 13,161   8.1% $  10,048    23.0% $  (800)  (1.1)% $12,672  15.6%
                         ======== =====  ========= =======  =======  =====   ======= =====

 Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

   Customers. In the first six months of 2000, Protection One Europe increased its customer base a total of 10,423 customers compared to an increase of 10,532 customers in the same period in 1999. The smaller increase resulted from turnover in the sales force in France which caused a decline in sales productivity.

   Revenues. In the first six months of 2000, revenues decreased by approximately $9.1 million, to $71.9 million from $81.0 million in the same period in 1999. This decrease is primarily attributable to a decline in commercial system sales.

   Cost of Revenues. In the first six months of 2000, cost of revenues increased by approximately $0.9 million, to $24.6 million from $23.7 million in 1999. This increase resulted from a larger work force in France, due to increased staffing to handle growth and a reduction in the work week for certain employees in France, higher selling costs related to higher turnover in the selling force in France and resulting training costs, and higher selling costs related to an effort to penetrate the residential market in France.

 Year Ended December 31, 1999 Compared to Three Months Ended December 31, 1998

   Customers. In 1999, Protection One Europe acquired approximately 35,000 additional customers through acquisitions in the United Kingdom and continental Europe. These additional customers produced an increase in monthly recurring revenues of approximately $1.0 million. The change in our customer base for 1999 is shown below:

                                                                         1999
                                                                        -------
     Beginning balance, January 1,.....................................  78,292
     Additions, net of holdback put backs..............................  55,607
     Customer losses, net of holdback put backs........................  (9,596)
                                                                        -------
     Ending balance, December 31....................................... 124,303
                                                                        =======
     Twelve month trailing attrition...................................     9.6%
                                                                        =======

   The results of operations for 1999 include a full year of operations for the 1998 acquisitions as well as a partial year of operations for the 1999 acquisitions. Protection One Europe experienced a net increase of 46,011 customers in 1999 or a 58.8% increase over the three month period ended December 31, 1998 amount of 78,292.

   CET has recognized as a financing transaction, cash received through the sale of security equipment and future cash flows to be received under security equipment operating lease agreements with customers to a third-party financing company. A liability has been recorded for the proceeds of these sales as the finance company has recourse to CET in the event of nonpayment by customers of their equipment rental obligations. The average implicit interest rate in the financing is approximately 18%. Accordingly, the liability is reduced, rental revenue is recognized, and interest expense is being recorded as these recourse obligations are reduced through the cash receipts paid to the financing company over the term of the related equipment rental agreements which average four years. The liability is increased as new security monitoring equipment and equipment rental agreements are sold to the finance company that have recourse provisions.

   Revenues of approximately $33.8 million in 1999 and $10.2 million in 1998 were recognized as revenue as a result of ongoing reductions in the liability under these recourse obligations. In relation to this revenue, we have also recognized interest expense of approximately $8.9 million and $3.0 million and depreciation expense of approximately $5.8 million and $1.8 million for 1999 and 1998, respectively.

   As discussed above in "Overview of 1999 Activities," we changed our amortization method from a 10-year straight line method to a 10-year declining balance method which resulted in an increase in amortization expense in 1999 of approximately $2.5 million. The balance of the increase is primarily attributed to a full year of amortization expense on subscribers acquired during 1998. In 1999 and 1998 we amortized goodwill over 40 years using a straight-line method. Goodwill amortization expense increased $2.3 million to $3.7 million in 1999.

 Other

   Investment earnings have historically been a significant component of earnings. ONEOK investment income, earnings from other investments, interest income on debt securities and gains and losses on marketable security sales comprise the significant components of investment earnings.

 Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

   We reported $150.7 million of other income in 2000 primarily due to the gains on the sales of marketable securities of approximately $115.6 million. We reported $40.2 million of other income in 1999 primarily due to ONEOK investment income of $24.3 million and other interest and dividend income.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   We reported $14.2 million of other expense in 1999. Significant components include ONEOK investment income of $44.4 million, interest income of approximately $11.4 million, a $76.2 million impairment in marketable securities due to an other than temporary decline in their value and a $17.2 million gain on the sale of the Mobile Services Group. The impairment in marketable securities resulted from a decline in value experienced on those securities during the last six to nine months of 1999.

   We reported $2.8 million of other expense in 1998. Significant components include ONEOK investment income of $42.0 million, interest income of approximately $6.3 million and a $50.7 million charge to write down to estimated fair value investments we had made in certain international power projects where conditions indicated the decline in value of these investments was other than temporary. See Note 8 of Notes to Consolidated Financial Statements.

 Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   In contrast to the $2.8 million of other expense we reported in 1998, we reported $903.1 million of other income in 1997. We recorded an $864.3 million gain on the sale of common stock of Tyco International Ltd. We also had approximately $20.7 million from equity earnings in ADT, an $11.8 million gain on the sale of other marketable securities and investment earnings in ONEOK of $3.0 million. The ONEOK investment was made in November 1997, and earnings recognized represent a partial year.

Liquidity and Capital Resources

   Our principal need for liquidity is to fund the operations of our security monitoring businesses. Cash from Protection One's and Protection One Europe's operations, existing cash balances, dividends from ONEOK and other investments, and amounts that will be available to us under a demand note from Western Resources are expected to provide adequate liquidity for the foreseeable future. These liquidity sources are discussed further below. If these sources are insufficient, we may need to find third party sources of capital or financing. We cannot assure you that capital or financing will be available to us on acceptable terms or at all.

 Protection One

   Operating Cash Flows. Protection One operating activities provided net cash flows of $33.5 million in the first six months of 2000, a decrease of $38.4 million from the comparable period for 1999, and $91.3 million in fiscal 1999, an increase of $6.1 million from 1998. The decrease in the first six months of 2000 was primarily due to a decrease in revenues resulting from a smaller customer base. The increase in 1999 was due to increased recurring revenue generated from the customer accounts added in 1998 primarily through business combinations and the dealer program, as well as the net additions in customers during 1999.

   Investing Cash Flows. Protection One investing activities provided net cash flows of $154.5 million in the first six months of 2000 compared to a use of cash of $192.3 million in the same period in 1999. This increase is due to the sale of the certain investments. Protection One also reduced the purchases of customer accounts and fixed assets by $145.6 million from $174.1 million in the first six months of 1999 to $28.5 million in the same period in 2000. Protection One used a net $272.2 million in investing activities in 1999, primarily to purchase new customer accounts from its external dealers, compared to $893.9 million in 1998.

   EBITDA. Protection One generated $76.4 million of positive earnings before income taxes, interest expense, depreciation and amortization, or EBITDA, from the North America and Multifamily operations in the first six months of 2000. Protection One Europe generated $14.2 million of positive EBITDA from its operations in the first six months of 2000. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles, should not be construed as an alternative to operating income and is indicative neither of operating performance nor cash flows available to fund our cash needs. Items excluded from EBITDA are significant components in understanding and assessing our financial performance. We believe that presentation of EBITDA enhances an understanding of our financial condition, results of operations and cash flows because EBITDA is used to satisfy our debt service obligations and our capital expenditure and other operational needs as well as to provide funds for growth.

   Protection One Credit Facility. We provide a portion of Protection One's liquidity needs through an intercompany $115.0 million senior credit facility to Protection One which matures on January 2, 2001. As of September 30, 2000, Protection One had borrowed $72.0 million under this facility. Amounts borrowed under this facility are eliminated in our consolidated financial statements. We have advised Protection One that while we would consider an extension of the facility upon terms reflecting market conditions, we desire that Protection One replace the facility with other financing. Protection One has announced that it is considering new sources of financing, including new credit facilities with third parties and sales of assets. Since the facility was last renewed, interest rates have increased and market conditions for comparable borrowers have become more difficult. There is no assurance Protection One will be able to obtain new financing from third parties on similar terms with no disruption to its operations or liquidity, or at all.

 Dividends from ONEOK and other Investments

   ONEOK dividends paid to us totaled $41 million for 1999 and $18.7 million for the first six months of 2000. We received distributions from other investments of $18.8 million in 1999 and $6.0 million for the first six months of 2000. A decrease or interruption in the dividends paid by ONEOK would adversely affect our liquidity and ability to continue our operations. There can be no assurance ONEOK will continue to pay dividends at the current rate or at all in the future. ONEOK's failure to pay dividends in certain amounts would result in the termination of the shareholder agreement between us and ONEOK unless we agreed otherwise and would have a material adverse effect on our cash flow and liquidity. Debt agreements pursuant to which ONEOK's outstanding long-term and short-term debt has been issued limit dividends and other distributions on its common stock. Please refer to ONEOK's Form 10-K, Forms 10-Q and other documents it files with the SEC for further information concerning ONEOK. Such reports and documents are available at the SEC's public reference rooms and from the SEC's website. See "Available Information."

 Western Resources Note

   We have a receivable due from our parent, Western Resources, which will be converted to a demand note upon consummation of the rights offering. Terms of this note will allow us to require Western Resources to pay us in cash $ . million upon demand, but not later than the closing of a strategic transaction involving Western Resources' electric utilities. The note will bear interest at . % per annum, a rate that approximates Western Resources' pre-tax average cost of capital. The remaining balance of the receivable will be repaid by our election to receive either (1) convertible preferred stock of Western Resources, (2) shares of our common stock currently held by Western Resources at a price not less than the subscription price, (3) shares of common stock of Western Resources, or (4) a note convertible no later than the closing of a strategic transaction involving Western Resources' electric utilities into one of the types of equity securities mentioned above. Furthermore, beginning with the consummation of the rights offering, we will be required to use the proceeds of asset sales in excess of our operating needs to acquire convertible preferred stock or common stock of Western Resources or shares of our common stock owned by Western Resources. If we do not select one of these options as of the time the asset sale proceeds become available, we will deliver the cash to Western Resources in return for a note, which will be repaid with the securities we ultimately select. We must make all elections prior to the date of the pro rata distribution by Western Resources of our remaining shares.

Repurchases of Securities

   During the second quarter of 2000, Protection One purchased 423,500 shares of its outstanding common stock for a total of $0.8 million. These shares are reflected in our equity section of the balance sheet as treasury stock, at cost. We or Protection One may continue to acquire additional shares of Protection One's common stock based upon market conditions and other factors.

   We or Protection One may also continue to acquire additional debt securities in the open market or through negotiated transactions based upon market conditions and other factors. We expect that we would also realize an extraordinary gain on extinguishment of debt on any such purchases.

Material Commitments

   Our principal commitments relate to the operations of our Protection One monitored security business. Protection One has material, long-term commitments made in the past several years in connection with its growth. We believe these commitments will be met through a combination of refinancings and operating cash flows. The following reflects these commitments as of June 30, 2000.

                                                 June 30,
          Debt Security        Maturity Date       2000
          -------------        -------------- --------------
                                              (in thousands)
     Convertible Senior
      Subordinated Notes
      (a)....................  September 2003    $ 28,185
     Senior Subordinated
      Discount Notes.........       June 2005      53,208
     Senior Unsecured Notes..     August 2005     250,000
     Senior Subordinated
      Notes..................    January 2009     262,040
     Other (b)...............         Various      59,001
                                                 --------
                                                 $652,434
                                                 ========

--------
(a) These notes are convertible into Protection One common stock at a price of $11.19 per share, which is currently above the price at which the shares are traded in the public stock markets.
(b) Includes debt obligations assumed in the acquisition of a French security subsidiary in 1998, debt related to international power projects and capital leases.

   Protection One was in compliance with the financial covenants under the senior credit facility and the indentures under which the notes listed above were issued for the second quarter ended June 30, 2000.

   In March 2000, Moody's, S&P and Fitch downgraded their ratings on Protection One's outstanding securities with outlook remaining negative. As of August 3, 2000, these ratings were as follows:

                                                   Senior
                                       Senior   Subordinated
                                      Unsecured  Unsecured
                                        Debt        Debt
                                      --------- ------------
           S&P.......................     B+          B-
           Moody's...................     B2          Caal
           Fitch.....................     B+          B

Capital Expenditures

   We anticipate Protection One will make capital expenditures of approximately $55 million in 2000 (of which it has made approximately $29 million through June 30, 2000, including $20 million to acquire customer accounts). Of such amount, Protection One expects to invest approximately $35 million to acquire customer accounts, $10 million to complete the development and installation of our new software platforms, $5 million for replacement of vehicles, and $5 million for other capital items. Capital expenditures for 2001 and 2002 are expected to be approximately $123 million each year of which approximately $108 million would be to acquire accounts and $15 million for vehicles and other capital items. These estimates are prepared for planning purposes and may be revised. Actual expenditures for these and possibly other items not presently anticipated may vary from these estimates during the course of the years presented. We do not expect our capital expenditures, in addition to those requirements for Protection One, to be significant in the remainder of 2000 or during 2001.

Tax Matters

   We and Protection One are consolidated into income tax returns filed by Western Resources. We will enter into a tax disaffiliation agreement, and Protection One has entered into a tax sharing agreement, with Western Resources whereby Western Resources will make cash payments to us for current tax benefits utilized for income tax return purposes and which will require cash payments from us for current tax expenses incurred for income tax return purposes. This arrangement has allowed us and Protection One to provide a current tax benefit for the year ended December 31, 1999, as well as for the six months ended June 30, 2000. If we or Protection One did not file taxes on a consolidated basis with Western Resources, our deferred tax assets (amounting to $71 million at June 30, 2000) might not be realizable and we might not be in a position to record a tax benefit for losses incurred. We will cease filing consolidated returns with Western Resources upon consummation of a strategic transaction by Western Resources and the pro rata distribution by Western Resources of our common stock.

   Prior to the November 24, 1997 acquisition by Western Resources of its interest in Protection One, Protection One had net operating loss (NOL) carryforwards for federal income tax purposes. Historically, tax regulations limited the use of NOL carryforwards. During the third quarter of 2000, Protection One determined that these NOLs would be utilized as a reduction to taxable income by the end of 2000. As such, Protection One will adjust its valuation allowance for these NOLs as an offset to goodwill in the third quarter of 2000. The reduction in the valuation allowance and the corresponding reduction to goodwill will approximate $27 million.

Year 2000 Issue

   We experienced no business disruptions as a result of the transition from December 31, 1999 to January 1, 2000, or as a result of "leap day" on February 29, 2000. As of December 31, 1999, Protection One expensed $4.3 million to complete remediation and testing of mission critical systems necessary to continue to provide monitored services to its customers. Protection One expects to incur minimal costs in 2000 to complete remediation of less important systems as we expect no Year 2000 issues to arise in 2000.

Exposure to Market Risk

   We are exposed to market risk, including changes in the market price, foreign currency exchange rates, equity instrument investment prices, as well as interest rates.

  . Foreign currency exchange rates. We have international monitored security subsidiaries and investments in international power plants which use functional currencies other than the U.S. dollar. As of December 31, 1999, the unrealized loss on currency translation, presented as a separate component of stockholders' equity and reported within other comprehensive income was approximately $1.3 million pretax. A 10% change in the currency exchange rates would have an immaterial effect on other comprehensive loss.

  . Equity and Debt Investments. We had approximately $177.1 million of securities as of December 31, 1999. By June 30, 2000, we sold most of these securities and realized a pre-tax gain of $115.6 million. Following the sale of these securities, we had $5.2 million of securities as of June 30, 2000. We do not hedge these investments and are exposed to the risk of changing market prices. We classify these securities as available for sale for accounting purposes and mark them to market on the balance sheet at the end of each period as an adjustment to shareholders' equity. Declines in market value which are other than temporary are recognized in income.

New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 cannot be applied retroactively. We are currently evaluating our financial instruments to determine what, if any, affect adopting SFAS 133 might have on our financial statements. We have not yet quantified all effects of adopting SFAS 133 on our financial statements, however, we do not expect the adoption of this Statement to have a material impact upon adoption on January 1, 2001.

                                    BUSINESS

   We are principally engaged in the monitored security business through Protection One and Protection One Europe which provide monitored security services to approximately 1.6 million customers in North America, the United Kingdom and continental Europe. We own approximately 85% of Protection One and 100% of Protection One Europe. We also own 45% of ONEOK, an Oklahoma based company that primarily produces, gathers, distributes and trades natural gas. In addition, we own 40% of Paradigm Direct LLC, a marketing company, minority interests in international power plants, and other investments which in the aggregate are not material.

Monitored Security Services

 General

   Through Protection One and Protection One Europe, we are one of the leading providers of life safety and property monitoring services, providing electronic monitoring and maintenance of alarm systems to over 1.4 million customers in North America and approximately 130,000 customers in the United Kingdom and continental Europe.

   The principal activity of Protection One and Protection One Europe is responding to the security and safety needs of their customers. Protection One's sales are generated primarily from recurring monthly payments for monitoring and maintaining the alarm systems that are installed in its customers' homes and businesses. Protection One Europe's sales are generated primarily from the sale of contracts for monitoring and maintaining the alarm systems that are installed in customers' homes and businesses. Security systems are designed to detect burglaries, fires and other events. Through a network of service branches in North America, continental Europe and the United Kingdom, Protection One and Protection One Europe provide maintenance services for security systems and, in certain markets, armed response to verify that an actual emergency has occurred.

   Protection One and Protection One Europe have grown rapidly by participating in the growth in the alarm industry and by acquiring other alarm companies.

   Protection One and Protection One Europe provide their services to residential (both single family and multifamily residences), commercial and wholesale customers. Currently, Protection One's customers are primarily in the residential market and Protection One Europe's customers are primarily in the commercial market. In prior years, the strategy for the monitored security business was focused primarily on growing the customer account base to achieve critical mass. The strategic focus has now shifted to the following areas:

  .  improving customer service;

  .  reducing attrition;

  . reducing customer acquisition costs, and diversifying the customer acquisition strategy to include dealers, internal sales, tuck-in acquisitions and direct marketing;

  . integrating and building infrastructure such as common platforms for central stations, billing and other applications;

  . enhancing revenues and margins by offering additional services to new and existing customers;

  . establishing name recognition by targeting growth to areas near existing branches to increase customer density; and

  .  growing the commercial business.

   Protection One has two business segments--Protection One North America ("North America") and Network Multifamily, Inc. ("Multifamily"). North America is the core alarm monitoring business in the United States and Canada which generated $403.3 million, or 67%, of our revenues in 1999 and $188.5 million, or

67%, of our revenues in the six months ended June 30, 2000. Multifamily provides alarm monitoring services to the multifamily/apartment market and generated approximately $38.9 million, or 6%, of our revenues in 1999 and $19.6 million, or 7%, of our revenues in the six months ended June 30, 2000.

   Protection One Europe generated $163.0 million, or 27%, of our revenues in 1999 and $71.9 million, or 26%, of our revenues in the six months ended June 30, 2000.

 Operations

   The operations of Protection One and Protection One Europe consist principally of alarm monitoring, customer service functions and branch operations. Security alarm systems include many different types of devices installed at customers' premises designed to detect or react to various occurrences or conditions, such as intrusion or the presence of fire or smoke.

   Protection One's alarm monitoring customer contracts generally have initial terms ranging from one to five years in duration, and provide for automatic renewals for a fixed period (typically one year) unless Protection One or the customer elect to cancel the contract at the end of its term.

   Protection One maintains eight major service centers in North America to provide monitoring services to the majority of its customer base. Protection One Europe maintains a service center in metropolitan London for the United Kingdom market, and service centers in Paris and metropolitan Marseilles, France for the continental European market.

   Protection One maintains approximately 70 service branches in North America from which Protection One provides field repair, customer care, alarm response and sales services. Protection One's branch infrastructure plays an important role in enhancing customer satisfaction, reducing attrition and building brand awareness.

 Customer Acquisition Strategy

   Protection One relies on a diverse customer acquisition strategy that includes a mix of dealers, internal sales, "tuck-in" acquisitions and direct marketing. Previously, Protection One relied primarily on the dealer program for account generation. Protection One established its market position from November 1997 through December 1998 by completing in excess of 30 transactions which added approximately one million new customers.

   In February 2000, Protection One commenced a commission only internal sales program, with a goal of acquiring accounts at a cost lower than its external programs. This program utilizes Protection One's existing branch infrastructure in 54 markets. Protection One is also pursuing alignments with other strategic partners in an effort to further diversify its marketing distribution channels.

   Multifamily markets its services and products primarily to developers, owners and managers of apartment complexes and other multifamily dwellings. Multifamily grows its business through national and regional advertising, a nationwide professional field sales force and affiliations with professional industry-related associations. Protection One believes this targeted internal sales effort is an effective means of generating sales in the multifamily market, which is comprised primarily of developers and professionals that can be identified and contacted with relative ease.

   Protection One Europe uses an internal sales force to acquire new accounts.

 Dealer Marketing

   Dealer contracts provide for the purchase of all or a portion of a dealers' customer accounts by Protection One on an ongoing basis. The dealers install the alarm systems, arrange for customers to enter into Protection

One alarm monitoring agreements, and install Protection One yard signs and window decals. In addition, Protection One requires dealers to qualify prospective customers by meeting a minimum credit standard.

 Competition

   The security alarm industry is highly competitive and highly fragmented. In North America, most security alarm companies are either large regional or small, privately held alarm companies. Based on number of residential customers, Protection One believes the top five alarm companies in North America are:

  --ADT Security Services, a subsidiary of Tyco International, Ltd. (ADT)

  --Protection One

  --SecurityLink from Ameritech, Inc., a subsidiary of Ameritech Corporation

  --Brinks Home Security Inc., a subsidiary of The Pittston Services Group of
   North America

  --Honeywell Inc.

   In the United Kingdom and continental Europe, there are a large number of small competitors and a few large regional competitors who have recently been taking steps towards establishing a continental presence. The large regional competitors include the following companies:

  --CIPE, a subsidiary of ADT Security Services and Tyco International, Ltd., which is the largest security company in France

  --Chubb, a United Kingdom based company which is also a leading security company in France

  --Securitas, a world leader in the security industry based in Sweden, with its principal operations in the guarding industry but expanding operations in monitored security

  --Group 4 Falck, a leading Danish security company with significant operations in Scandinavia and recent expansion into Germany and The Netherlands

  --Rentokil Initial, a leading security company in The Netherlands with established operations in France and the United Kingdom

   Some competitors have greater financial resources than Protection One or Protection One Europe, or may be willing to offer higher prices than Protection One or Protection One Europe are prepared to offer to purchase customer accounts. The effect of such competition may be to reduce the purchase opportunities available to Protection One and Protection One Europe, thus reducing their rate of growth, or to increase the price paid by Protection One and Protection One Europe for customer accounts, which would adversely affect their return on investment in such accounts and Protection One's and Protection One Europe's results of operations.

 Regulatory Matters

   A number of local governmental authorities have adopted or are considering various measures aimed at reducing the number of false alarms. Such measures include:

  --Subjecting alarm monitoring companies to fines or penalties for transmitting false alarms.

  --Requiring permits for individual alarm systems and revoking permits following a specified number of false alarms.

  --Imposing fines on alarm customers for false alarms.

  --Imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms.

  --Requiring further verification of an alarm signal before the police will respond.

   Our monitoring services operations are subject to a variety of other laws, regulations and licensing requirements of both domestic and foreign federal, state, and local authorities. In certain jurisdictions, Protection One and Protection One Europe are required to obtain licenses or permits, to comply with standards governing employee selection and training, and to meet certain standards in the conduct of our business. Many jurisdictions also require certain employees to obtain licenses or permits. Those employees who serve as patrol officers are often subject to additional licensing requirements, including firearm licensing and training requirements in jurisdictions in which they carry firearms.

   The alarm industry is also subject to requirements imposed by various insurance, approval, listing, and standards organizations. Depending upon the type of customer served, the type of security service provided, and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

   Protection One's monitoring services advertising and sales practices are regulated in the United States by both the Federal Trade Commission and state consumer protection laws. In addition, certain administrative requirements and laws of the foreign jurisdictions in which Protection One and Protection One Europe operate also regulate such practices. Such laws and regulations include restrictions on the manner in which the sale of our security alarm system is promoted, the obligation to provide purchasers of our alarm systems with certain rescission rights and certain foreign jurisdictions' restrictions on a company's freedom to contract.

   The alarm monitoring business utilizes telephone lines and radio frequencies to transmit alarm signals. The cost of telephone lines and the type of equipment which may be used in telephone line transmission are currently regulated by both federal and state governments. The Federal Communications Commission and state public utilities commissions regulate the operation and utilization of radio frequencies. In addition, the laws of certain of the foreign jurisdictions in which Protection One Europe operates regulate the telephone communications with the local authorities.

 Risk Management

   The nature of the services provided by our monitoring services potentially exposes us to greater risks of liability for employee acts or omissions, or system failure, than may be inherent in other businesses. Substantially all of our alarm monitoring agreements, and other agreements, pursuant to which we sell our products and services contain provisions limiting liability to customers in an attempt to reduce this risk.

   Our monitoring services alarm response and patrol services require their employees to respond to emergencies that may entail risk of harm to such employees and to others. We employ over 100 patrol and alarm response officers. The nature of patrol and alarm response service subjects us to greater risks related to accidents or employee behavior than other types of businesses.

   Our monitoring services carry insurance of various types, including general liability and errors and omissions insurance in amounts we consider adequate and customary for our industry and business. Our loss experience, and the loss experiences at other security service companies, may affect the availability and cost of such insurance. Certain of our insurance policies, and the laws of some states, may limit or prohibit insurance coverage for punitive or certain other types of damages, or liability arising from gross negligence.

ONEOK

   We own approximately 45% of the capital stock of ONEOK. Our investment includes approximately 7.4% of ONEOK's outstanding common stock and shares of convertible preferred stock.

   ONEOK and its subsidiaries engage in several aspects of the energy business. ONEOK purchases, gathers, compresses, transports, stores, and distributes natural gas. It also leases pipeline capacity to others. ONEOK drills for and produces oil and gas, extracts and sells natural gas liquids, and is engaged in the gas marketing business. In addition, ONEOK leases and operates a headquarters office building (leasing excess space to others) and owns and operates a related parking facility. As a regulated natural gas utility, ONEOK distributes natural gas to approximately 1.4 million customers in the states of Oklahoma and Kansas.

   Please refer to ONEOK's Form 10-K, Forms 10-Q and other documents it files with the SEC for further information concerning ONEOK. Such reports and documents are available at the SEC's public reference rooms and from the SEC's website. See "Available Information."

 ONEOK Convertible Preferred Stock

   Dividends on the ONEOK convertible preferred stock are payable quarterly and are not cumulative, so that dividends unpaid as of the dividend payment date for any dividend period shall permanently remain unpaid for such dividend period. The dividend amount on each share of such stock, with respect to each dividend period on the ONEOK common stock, is equal to 1.5 times (1.25 times following November 2002) the dividend amount declared in respect of each share of ONEOK common stock for such dividend period, as adjusted to reflect any stock split or similar events. In no event, however, will the aggregate annual dividend amount per share be less than $1.80 per share.

   After the occurrence of a regulatory change, we will have the right to convert each share into one fully paid and nonassessable share of ONEOK common stock, subject to adjustment to reflect stock splits and similar events. Conversion will, however, be automatic and mandatory upon the transfer of ONEOK convertible preferred stock to any person other than us or one of our affiliates. A regulatory change is deemed to have occurred upon our receipt of an opinion to the effect that PUHCA has been repealed, we are otherwise exempt from PUHCA or that we have registered under PUHCA, such that we may fully and legally exercise our rights under the shareholder agreement.

   Holders of ONEOK convertible preferred stock are not entitled to vote in any election of directors to the board of ONEOK or any matter submitted to ONEOK shareholders other than as required by law. Holders of ONEOK convertible preferred stock are entitled to vote together with holders of ONEOK common stock, as a single class, with respect to (i) any proposed amendment to the ONEOK charter documents which would reasonably have the effect of modifying in any way the charter amendment allowing ONEOK to opt out of Oklahoma's Control Share Acquisition Statute or would reasonably cause ONEOK to become subject to the Control Share Acquisition Statute or any similar provisions; and (ii) any transaction or series thereof which, if consummated, would constitute a change in control. With respect to such matters, each share of ONEOK convertible preferred stock will carry a number of votes equal to the number of votes carried in the aggregate by the number of shares of ONEOK common stock issuable upon conversion of one share of ONEOK convertible preferred stock.

 ONEOK Shareholder Agreement

   The shareholder agreement between us and ONEOK provides for, among other matters, the matters specified below:

   Standstill; Top-Up Rights. The shareholder agreement provides, among other things, that we and our affiliates will be prohibited from taking certain actions, including, without limitation:

     (a) prior to the occurrence of a regulatory change, the acquisition of voting securities of ONEOK that would cause us and our affiliates to have securities representing more than 9.9% of the total outstanding voting power of ONEOK and, at any time, the acquisition of securities that would cause total ownership percentage of us and our affiliates to exceed 45%, less the voting power represented by ONEOK securities we have transferred (the "Maximum Ownership Percentage"); and

     (b) engage in any action, either alone or in concert with others, to seek to control or influence ONEOK's management, board or policies.

   In the event that our total ownership percentage falls below the Maximum Ownership Percentage, we have certain rights to acquire additional securities to restore our total ownership percentage to the Maximum Ownership Percentage.

   Restrictions on Transfer. During the term of the shareholder agreement, we are prohibited, without the prior written consent of a majority of ONEOK's independent directors, from transferring any ONEOK securities, except (a) transfers of securities representing voting power of less than 5%; provided that the transferee does not have a voting ownership percentage of 5% or more immediately prior to such transfer; (b) in a bona fide underwritten public offering pursuant to a registration rights agreement entered into between ONEOK and us; (c) pursuant to a pro rata distribution to our shareholders; and (d) pursuant to a procedure which permits us to transfer securities representing 5% or more of ONEOK's voting power, provided that ONEOK has been given notice thereof, and has failed, within a specified period of time, to purchase from us the securities proposed to be sold at a cash purchase price per share equal to 98.5% of the then current market price for ONEOK's common stock. In addition, in the case of a bona fide third party tender offer for ONEOK, we may tender into such offer a proportionate amount of our ONEOK securities.

   Voting. During the term of the shareholder agreement, we have agreed to vote all voting securities owned by us as follows: with respect to the election of directors, we will vote our voting securities in favor of the election of all candidates for director nominated by the ONEOK board. With respect to any proposal initiated by a shareholder of ONEOK relating to the redemption of the rights issued pursuant to the ONEOK Rights Agreement or any modification of the Rights Agreement (other than nonbinding precatory resolutions), we shall vote all voting securities beneficially owned by us in accordance with the recommendation of the ONEOK board. With respect to transactions constituting a change in control or with respect to any proposal relating to Oklahoma's Control Share Acquisition Statute, we may vote any or all of the voting securities and convertible preferred stock (which, as described above, has the right in such circumstance to vote together with the ONEOK common stock on a one vote per share basis, as adjusted to reflect any stock split or similar events) held by us in our sole discretion. With respect to any proposed amendment to the ONEOK certificate or ONEOK by-laws which would reasonably have the effect of modifying in any way applicability of Oklahoma's Control Share Acquisition Statute or would reasonably cause ONEOK to become subject to the Control Share Acquisition Statute or any similar provisions we have the right to abstain or vote against such amendment. With respect to all other matters,
(i) prior to the occurrence of a regulatory change, we may vote any voting securities of ONEOK held by us in our sole discretion, (ii) after the occurrence of such a regulatory change, we may vote in our sole discretion voting securities representing up to 9.9% of the ONEOK outstanding voting power and we must vote any other voting securities owned by us in the same proportion as all voting securities voted on such other matter are voted by the other shareholders of ONEOK.

   Term; Buy/Sell Option. The shareholder agreement terminates under certain circumstances, including, but not limited to: (a) ONEOK's quarterly dividend on the ONEOK common stock falling below $0.30 per share (as adjusted to reflect any stock split or similar events) in any five quarters or ONEOK's failure to pay the stated quarterly dividend on any series of convertible preferred stock in any five quarters, (b) our total ownership percentage falling below 9.9% at any time or (c) our total ownership percentage falling below 30% at any time following November 26, 2012. In addition, on November 26, 2012, and each subsequent anniversary of the signing of the shareholder agreement, each of us and ONEOK, on behalf of ONEOK's shareholders, has the right to buy from or sell to the other, by purchase, sale or credible tender offer, as appropriate, all outstanding shares of ONEOK capital stock beneficially owned by the selling party (which, in the case of ONEOK, means the shareholders of ONEOK other than us and our affiliates). In addition, if we register as a holding company under PUHCA and ONEOK believes in good faith that our regulatory status would place an unreasonable restriction on the implementation of ONEOK's strategic business plans, ONEOK may immediately initiate its buy/sell rights.

Other Investments

   We own a 40% interest in Paradigm Direct LLC, a marketing company headquartered in Fort Lee, New Jersey. Paradigm designs, manages and executes multi-channel marketing programs engineered to deliver customers to its clients. Paradigm provides its services to industry leading brands in the telecommunications, insurance, financial services and home services industries.

   We own a 9% interest in a 478 megawatt power plant located near Istanbul in the Republic of Turkey. The plant began operation in 1999 and was constructed on a "build, operate, transfer" basis. The plant will transfer to the Republic of Turkey in 2019. We own 50% of a joint venture which owns 49% of four 55 megawatt coal fired power plants located in Dengfeng City of the Henan Province in the People's Republic of China. The plants primarily supply electricity to manufacturing facilities owned by the other owner of the plants. The transaction is structured on a twenty year term with a maturity in 2017.

   We own convertible preferred stock of Guardian International, Inc. (Guardian) representing approximately 26% of the outstanding capital stock of Guardian on a fully diluted unconverted basis. Guardian is a leading supplier of security monitoring and high grade monitored security and fire systems in Florida and New York. Guardian had total revenues of $18.2 million in fiscal 1999 and is headquartered in Hollywood, Florida.

   We also have other various businesses and investments which in the aggregate are not material to our business or results of operation.

Investment Company Act and PUHCA

   We are presently exempt from registration under the Investment Company Act and upon completion of the rights offering will qualify for and rely on a temporary one year exemption from the Investment Company Act. If we were not exempt, we would be required to be registered as an investment company because of the value and nature of our investment in ONEOK. We intend to file an application with the SEC seeking permanent exemption from registration under the Investment Company Act. If our application is not approved, we would need to take action so as not to be required to register.

   Possible action would include selling a portion of our investment in ONEOK, or exercising our option to purchase an interest in an electric generating facility near Joplin, Missouri from Western Resources and registering to become a public utility holding company under PUHCA. Being subject to regulations under PUHCA would impose a number of restrictions on our operations. These restrictions include a requirement that the SEC approve, in advance, securities issuances, sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interest in other businesses. PUHCA also limits the ability of registered holding companies to engage in non-utility ventures and regulates transactions between various affiliates within the holding company system, including the provision of services by holding company affiliates to the system's utilities.

Employees

   As of September 30, 2000, we had 21 employees other than those employed by Protection One and Protection One Europe. We have entered into a shared service agreement with Western Resources pursuant to which Western Resources provides administrative services, including accounting, human resources, legal, facilities and information technology. See "Certain Relationships and Related Transactions--Our Transactions Involving Western Resources--Shared Services Agreement."

   At September 30, 2000, Protection One and Protection One Europe employed approximately 3,100 persons and 1,600 persons, respectively, on a full time basis. We believe that Protection One and Protection One Europe have good relations with their employees.

Properties

   Our executive offices are located at 818 South Kansas Avenue, Topeka, Kansas 66612. We share facilities with Western Resources which maintains its executive offices at the same location. We are in the process of evaluating our needs for office space. Upon completion of the evaluation, we expect to have designated space in the facilities maintained by Western Resources and that we will pay for the use of this space pursuant to the shared services agreement with Western Resources.

   Protection One maintains its executive offices at 6011 Bristol Parkway, Culver City, California 90230, and its main financial and administrative offices at 818 South Kansas Avenue, Topeka, Kansas 66612. Protection One and Protection One Europe operate primarily from the following facilities, although Protection One also leases office space for approximately 70 service branch offices in North America and Protection One Europe leases offices for approximately 50 sales branch offices in the United Kingdom and continental Europe.

Location                 Size (sq. ft.) Lease/Own                  Principal Purpose
--------                 -------------- ---------                  -----------------
United States
Addison, TX.............     28,512       Lease   Service center/administrative headquarters
Beaverton, OR...........     44,600       Lease   Service center
Chatsworth, CA..........     43,472       Lease   Marketing call center
Hagerstown, MD..........     21,370       Lease   Service center
Irving, TX..............     53,750       Lease   Service center
Irving, TX..............     54,394       Lease   Administrative functions
Orlando, FL.............     11,020       Lease   Wholesale service center
Topeka, KS..............      6,996       Lease   Financial/administrative headquarters
Wichita, KS.............     50,000         Own   Service center/administrative functions
Canada
Ottawa, ON..............      7,937       Lease   Service center/administrative headquarters
Vancouver, BC...........      5,177       Lease   Service center
Europe
Basingstoke (London),         3,500       Lease   Financial/administrative headquarters/service center
 UK.....................
Paris, FR...............      3,498       Lease   Financial/service center
Vitrolles (Marseilles),      13,003       Lease   Administrative headquarters/service center
 FR.....................

Legal Proceedings

   We, Western Resources, Protection One, Monitoring, and certain present and former officers and directors of Protection One are defendants in a purported class action litigation pending in the United States District Court for the Central District of California, Ronald Cats, et al. v. Protection One, Inc., et al., No CV 99-3755 DT (RCx). Pursuant to an Order dated August 2, 1999, four pending purported class actions were consolidated into a single action. In March 2000, plaintiffs filed a Second Consolidated Amended Class Action Complaint ("Amended Complaint"). Plaintiffs purport to bring the action on behalf of a class consisting of all purchasers of publicly traded securities of Protection One, including common stock and notes, during the period of February 10, 1998 through November 12, 1999. The Amended Complaint asserts claims under
Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 against Protection One, Monitoring, and certain present and former officers and directors of Protection One based on allegations that various statements concerning Protection One's financial results and operations for 1997 and 1998 were false and misleading and not in compliance with generally accepted accounting principles. Plaintiffs allege, among other things, that former employees of Protection One have reported that Protection One lacked adequate internal accounting controls and that certain accounting information was unsupported or manipulated by management in order to avoid disclosure of accurate information. The Amended Complaint further asserts claims against Western Resources and us as controlling persons under Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. A claim is also asserted under Section 11 of the Securities Act of 1933 against Protection One's auditor, Arthur Andersen LLP. Arthur

Andersen also serves as Western Resources' and our independent auditor. The Amended Complaint seeks an unspecified amount of compensatory damages and an award of fees and expenses, including attorneys' fees. On June 12, 2000, Protection One and the other defendants filed motions to dismiss in part the Amended Complaint. On August 31, 2000, the plaintiffs filed their papers in opposition to our action. These motions are currently pending and a hearing is set for October 16, 2000. Protection One believes that all the claims asserted in the Amended Complaint are without merit and intends to defend against them vigorously. We cannot currently predict the impact of this litigation on us, which could be material.

   Six Protection One dealers have filed a class action lawsuit in the U.S. District Court for the Western District of Kentucky alleging breach of contract because of Protection One's interpretation of their dealer contracts. The action is styled Total Security Solutions, Inc., et al. v. Protection One Alarm Monitoring, Inc., Civil Action No. 3:99CV-326-H (filed May 21, 1999). In September 1999, the Court granted Protection One's motion to stay the proceeding pending the individual plaintiffs' pursuit of arbitration as required by the terms of their agreements. On June 23, 2000, the Court denied plaintiffs' motion for collective arbitration. As of August 7, 2000, none of these dealers have commenced arbitration.

   Other Protection One dealers have threatened litigation or arbitration based upon a variety of theories surrounding calculations of holdback and other payments. Protection One believes it has complied with the terms of these contracts and intends to vigorously defend its position. Although Protection One believes that no such individual claim will have a material adverse effect, Protection One cannot currently predict the aggregate impact of these disputes with dealers, which could be material to Protection One.

   The SEC commenced a private investigation in 1997 with Western Resources (including Westar Industries) relating to, among other things, the timeliness and adequacy of disclosure filings with the SEC by Western Resources (including Westar Industries) with respect to securities of ADT Ltd. Western Resources (including Westar Industries) is cooperating with the SEC staff in this investigation.

   We are party to claims and matters of litigation incidental to the normal course of business. The ultimate outcome of such matters cannot presently be determined; however, in the opinion of management, the resolution of such matters will not have a material adverse effect upon our financial position or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

   Our board of directors currently consists of three directors, Messrs. Wages, Lake and Koupal, all of whom are executive officers of Western Resources. Western Resources has indicated that the board of directors will be increased to seven directors concurrently with the consummation of the rights offering, consisting of Paul R. Geist, our President, three executive officers of Western Resources, and three persons not affiliated with us or Western Resources. Western Resources has indicated that it will identify the three independent members of the board of directors prior to completion of the rights offering.

   Our articles of incorporation provide that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. Mr. Lake serves and Mr. Geist will serve as Class I directors, whose terms expire at the 2003 annual shareholders' meeting. Mr. Koupal serves as a Class II director, whose term expires at the 2002 annual shareholders' meeting. Mr. Wages serves as a Class III director, whose term expires at the 2001 annual shareholders' meeting. One of the new directors will be elected to each class of directors. Executive officers are elected annually by the board of directors and serve at its discretion. The following table sets forth information as to the persons who serve or who are expected to serve as our directors and executive officers immediately following the rights offering.

     Name                                            Age Position
     ----                                            --- --------
     Douglas T. Lake................................  50 Director
     Carl M. Koupal, Jr.............................  47 Director
     Lee Wages......................................  51 Director
     Paul R. Geist..................................  37 Director and President
     Greg A. Greenwood..............................  34 Treasurer and Secretary

 Douglas T. Lake

   Mr. Lake has been a director since September 1998. Mr. Lake currently serves as Executive Vice President and Chief Strategic Officer of Western Resources (since September 1998). Prior to that Mr. Lake was Senior Managing Director at Bear, Stearns & Co. Inc., an investment banking firm. Mr. Lake is also Chairman of the Board of Protection One.

 Carl M. Koupal, Jr.

   Mr. Koupal has been a director since June 1995. Mr. Koupal currently serves as Executive Vice President and Chief Administrative Officer of Western Resources (since July 1995). Prior to that Mr. Koupal was Executive Vice President, Corporate Communications, Marketing and Economic Development of Western Resources.

 Lee Wages

   Mr. Wages has been a director since October 1998. He will resign as a director following the rights offering. Mr. Wages also currently serves as Controller of Western Resources (since July 1999). Prior to that Mr. Wages served as Senior Director, Corporate Strategy and in other positions with Western Resources.

 Paul R. Geist

   Mr. Geist has served as President since September 2000. Mr. Geist also currently serves as Executive Director, Corporate Strategy, of Western Resources since November 1999, a position he will relinquish upon the closing of the rights offering. From October 1998 to November 1999, Mr. Geist served as Vice President--

Finance of Panera Bread Company. From 1989 to 1998, Mr. Geist served as Executive Vice President--Chief Financial Officer and in many other positions for Houlihan's Restaurant Group, Inc.

 Greg A. Greenwood

   Mr. Greenwood has served as Treasurer and Secretary since September 2000. Mr. Greenwood also currently serves as Senior Director, Finance, of Western Resources and has held that position since October 1999. He has served in various other capacities with Western Resources since 1993.

Committees of the Board of Directors

   Prior to or immediately following the closing of the rights offering, our board of directors will establish an audit committee, a nominating committee and a compensation committee of our board of directors. The audit committee will be comprised of independent directors and the compensation committee will be comprised of at least two independent directors. The audit committee will be responsible for reviewing our audited financial statements and accounting practices, and considering and recommending the employment of, and approving the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services. The compensation committee will review and approve the compensation and benefits for our key executive officers, administer our employee benefit plans and make recommendations to the board of directors regarding such matters. The nominating committee will select nominees for election as members of the board of directors. The board of directors may establish additional committees from time to time.

Director Compensation

   To date, we have not paid compensation to any of our directors for acting in such capacity. Beginning after the closing of the rights offering, directors who are not our full-time employees or full-time employees of Western Resources will receive an annual fee of $ . , of which $ . will be payable in cash and $ . will be payable in stock, and will also receive $ . per board or committee meeting attended. Directors who are our officers and full-time employees or full-time employees of Western Resources will receive no additional compensation for service as directors. We reimburse all directors for the expenses incurred in attending meetings of the board of directors. All directors are eligible for option grants under our 2001 Long Term Incentive Compensation and Share Award Plan. Each independent director appointed concurrently with the closing of the rights offering will receive options to purchase . shares of our common stock at a price per share equal to the subscription price for our common stock.

Executive Compensation

   Each of our executive officers is currently an employee of Western Resources, but will become solely our employee upon consummation of the rights offering. Prior to the rights offering, all compensation paid to our executive officers was paid by Western Resources. After completion of the rights offering, we will pay all of their compensation.

Long Term Incentive Compensation and Share Award Plan

   Our board of directors has adopted and Western Resources as our sole stockholder has approved the Westar Industries, Inc. 2001 Long Term Incentive Compensation and Share Award Plan (the "Plan"). The Plan allows the granting of stock options, stock appreciation rights, called SARs, restricted share and restricted share unit awards, performance share and performance unit awards, dividend equivalent awards, director shares in lieu of fees, and other share-based awards (collectively, "awards") to eligible Plan participants. While we have no current plans to grant awards other than stock options, restricted share and restricted share unit awards, and the issuance of shares to non-employee directors in lieu of fees, the board of directors believes that the ability to use different types of equity compensation vehicles will give us the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices.

   The board has authorized the issuance of up to . shares of our common stock pursuant to awards granted under the Plan. If an award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will be available thereafter for grants of awards. The number of shares available for grant under the Plan, as well as outstanding awards, non-employee director shares, and the numerical limits for individual grants, will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalization, reorganizations or other changes to our capital structure. The type, amount and conditions of any awards have not been determined.

   Purpose of the Plan. The Plan is intended to attract, motivate and retain
(1) employees of Westar Industries and its affiliates, and (2) non-employee directors of Westar Industries called outside directors. The Plan is designed to further the growth and financial success of Westar Industries and its affiliates by aligning the interests of the Plan participants, through stock ownership and other incentives, with the interests of our stockholders. The Plan is also intended to meet competitive compensation levels through increases in variable (at-risk) pay rather than traditional base salary.

   Administration of the Plan. The Plan will be administered by the compensation committee of the board or such other board committee as may be designated by the board to administer the Plan and is referred to as the Committee. The Committee must have two or more members and all of the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under
Section 162(m) of the Internal Revenue Code (for purposes of qualifying amounts received under the Plan as "performance-based compensation" under Section 162(m)).

   Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees who shall be granted awards, to designate affiliates that will be participating employers under the Plan, to determine the type(s) and number of awards to be granted, to determine the number of shares to which awards may relate, to determine the manner in which an award may be settled, to determine the manner in which awards may be deferred, to prescribe the form of award agreements, to adopt or alter rules and regulations and to appoint agents to administer the Plan, to correct defects or inconsistencies and to construe and interpret the Plan, to accelerate the exercisability of awards, and to determine the terms and conditions of all awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of Westar Industries. The non-employee director portion of the Plan will be administered by the full board of directors, rather than the Committee.

   Eligibility to Receive Awards. Employees of Westar Industries and its affiliates (i.e., any entity other than Westar Industries and its subsidiaries that is designated by the board as a participating employer under the Plan) are eligible to be selected to receive one or more awards. The actual number of employees who will receive awards under the Plan cannot be determined because selection for participation in the Plan is in the sole discretion of the Committee.

   The Plan also allows for non-employee directors to receive all or a portion of their fees in the form of common stock. The terms and conditions of shares to be granted to directors are discussed below under "Director Fees."

   Options. The Committee may grant non-qualified stock options, incentive stock options, called ISOs, or any combination thereof. The number of shares covered by each option will be determined by the Committee, but during any calendar year, no participant may be granted options or SARs for more than . shares.

   The exercise price of each option is set by the Committee, but generally will not be less than 100% of the fair market value of our common stock on the date of grant, and may require achievement of performance criteria established by the Committee. The exercise price of an ISO must comply with the provisions of Section 422 of the Internal Revenue Code which currently provides, among other things, that the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

   Stock options may be exercised in whole or in part. The Committee may permit payment through the tender of shares of our common stock then owned by the participant, or by any other means that the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid at the time of exercise.

   Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee, but generally not later than 10 years after the date of grant. The Committee may extend the maximum term of any option granted under the Plan, subject to the preceding limits.

   Director Fees. Non-employee director participants may receive a portion of their annual director fees in shares, with the remainder of the fees to be payable either in cash or shares as elected by the non-employee director participant.

   The required portion of stock compensation will be paid at the beginning of each year, or promptly following the non-employee director's election to the board. The elective stock compensation due a non-employee director participant will be payable on a quarterly basis, as described in the Plan. Distribution amounts will be determined by dividing the participant's required and elected dollar amount of compensation by the market value of the shares on the date one business day prior to the date of distribution. For additional information concerning fees payable to non-employee directors, see "--Directors' Compensation."

   Stock Appreciation Rights. The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee, but during any calendar year, no participant may be granted options and SARs for more than . shares.

   Upon exercise of a SAR, the participant will receive payment from us in an amount measured by the difference between the exercise price of the right and the fair market value of shares on the exercise date or other date specified by the Committee.

   SARs are exercisable at times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash, shares, or property as determined by the Committee. SARs expire at the times established by the Committee.

   Restricted Share Awards and Restricted Share Unit Awards. Restricted share awards are shares of stock that are granted subject to restrictions established by the Committee. Restricted share units are rights to receive shares or cash at the end of a specified deferral period subject to restrictions established by the Committee. The number of restricted shares and restricted share units (if any) granted to a participant will be determined by the Committee.

   In determining the vesting schedule for each award of restricted shares or restricted share units, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may (but is not required to) provide that restricted share units will vest only if one or more of the following measures in setting the performance goals are satisfied. In order for the award to qualify as "performance-based" compensation under
Section 162(m) of the Internal Revenue Code, the Committee must use one or more of the following measures in setting the performance goals: (1) total shareholder return; (2) earnings per share; (3) operating income; (4) net income; (5) pro forma net income; (6) return on shareholders' equity; (7) return on designated assets; (8) shareholder value added; (9) revenues; (10) capital gains; (11) expenses; (12) operating profit margin; (13) operating cash flow; (14) net profit margin; and (15) achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction.

The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities. The Committee may, in its sole discretion, accelerate the time at which any restrictions lapse or remove any restrictions. In no event may the total compensation payable to any participant in any calendar year under all performance-based restricted shares, restricted units, performance shares and performance units intended to qualify as "performance-based" compensation under Section 162(m) of the Code exceed the equivalent of . shares.

   Performance Share Awards and Performance Unit Awards. Performance share awards and performance unit awards are amounts credited to a bookkeeping account established for the participant. The performance goals are established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of our common stock on the date of grant. The number of performance units or performance shares (if any) granted to a participant will be determined by the Committee.

   Whether a performance unit or performance share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals will be determined by the Committee. In order to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code, the same measures of performances goals stated under restricted share awards above must be used. In no event may the total compensation payable to any participant in any calendar year under all performance-based restricted shares, restricted units, performance shares and performance units intended to qualify as "performance-based" compensation under Section 162(m) of the Code exceed the equivalent of . shares.

   After a performance unit or performance share award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive a payout of cash, shares, or any combination thereof, as determined by the Committee. Unless otherwise determined by the Committee at the date of grant, unvested performance units and performance shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the award agreement.

   Dividend Equivalents. Dividend equivalents are rights to receive cash, shares or other property equal in value to dividends paid with respect to a specified number of shares. Independently or in connection with an award, the board may grant dividend equivalents to a participant based on the dividends declared on the shares for record dates during the period between the date an award is granted and the date such award is exercised or the date all conditions of the award shall have been satisfied. Dividend equivalents may be paid or distributed when accrued or deemed to have been reinvested in additional shares or other investment vehicles as determined by the Committee.

   If granted in connection with an award, dividend equivalents shall be subject to all conditions and restrictions associated with the underlying awards to which they relate.

   Other Share-Based Awards. The Committee is authorized to grant other stock-based awards subject to such terms and conditions as it may prescribe.

   Nontransferability of Awards. Unless otherwise set forth by the Committee in the award agreement, awards (other than vested shares) granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that a participant may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

   Change of Control. In the event of a change of control, all awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable award agreement. In addition, for a period of up to 60 days following a change of control, a participant may elect to surrender any outstanding award and receive a cash payment equal to the value of such award, with the value of any shares being determined for this purpose based on the "change of control price" (essentially, the higher of the highest reported sales price during the 30 days preceding the change of control or the highest price paid or offered in the transaction). In general, a change in control occurs if (1) a person (other than Western Resources and its subsidiaries and certain other entities) is or becomes a "beneficial owner," either directly or indirectly, of 20% or more of the outstanding voting securities, (2) the composition of the board changes whereby directors at the effective date of the Plan (including new directors approved by a vote of three-quarters of the directors then in office and any directors previously so approved) cease to constitute a majority of the board, (3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Westar Industries occurs (subject to certain exceptions), or (4) the stockholders of Westar Industries approve a plan of complete liquidation or dissolution of Westar Industries or a sale of all or substantially all of its assets. Our separation from the regulated electric utility business of Western Resources through a distribution of our common stock to the stockholders of Western Resources concurrently with the consummation of a transaction involving a strategic partner for Western Resources' electric utilities will not be a change of control under the Plan.

   Federal Income Tax Consequences. A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of non-qualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

   Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending upon how long the participant has held the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale, exceeds the exercise price.

   Upon receipt of a restricted share, restricted share unit, dividend equivalents, a performance unit or a performance share, the participant will not have taxable income except that in the case of restricted shares, the participant may elect to be taxed at the time of the award. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares at such time. With respect to restricted share units, performance units, dividend equivalents and performance shares, upon payment in cash or unrestricted shares, the participant will recognize ordinary income equal to the amount of cash and the fair market value of the stock at the time of payment.

   The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an award by (1) electing to have Westar Industries withhold otherwise deliverable shares, or
(2) delivering to Westar Industries then owned shares having a value equal to the amount required to be withheld.

   Westar Industries will be entitled to a tax deduction for an award in any amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. We can preserve the deductibility of certain compensation in excess of $1 million, however, if we comply with conditions imposed by Section 162(m). The Plan has been designed to permit the Committee to grant awards which satisfy the requirements of Section 162(m).

   Amendment and Termination of the Plan. The Board generally may amend or terminate the Plan at any time and for any reason, but in accordance with
Section 162(m) of the Internal Revenue Code, certain material amendments to the Plan will be subject to shareholder approval.

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

Westar Industries, Inc. Employee Stock Purchase Plan

   Our board of directors adopted, and Western Resources as our sole stockholder has approved, the Westar Industries, Inc. Employee Stock Purchase Plan, called the ESPP. The ESPP will provide a means for eligible employees of Westar Industries and designated subsidiaries to purchase shares of our common stock under favorable terms through payroll deductions or cash payments. The Board believes that adoption of the ESPP will promote the interests of Westar Industries and its stockholders by assisting us in attracting, retaining and stimulating the performance of employees and by aligning employees' interests through their purchases of common stock with the interests of stockholders.

   Shares Subject to the Plan. We have authorized the issuance of up to . shares of our common stock under the ESPP, subject to adjustment from time to time for stock dividends, recapitalization, merger, spin-off, and certain changes in capitalization as provided in the ESPP.

   Administration. The ESPP will be administered by the Committee. The Committee is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP.

   Eligibility. The ESPP is an employee benefit program that enables qualified employees of Westar Industries and its subsidiaries designated by the Committee to purchase shares of common stock at a discount through payroll deductions or cash payments without incurring broker commissions. To participate, an employee must have been employed for at least one year at the beginning of the offering period and the employee's customary employment must be for more than 20 hours each week and five months in any calendar year (unless the Committee determines otherwise on a uniform and nondiscriminatory basis.) An employee is not eligible to continue participation in the ESPP in the event his or her employment is voluntarily or involuntarily terminated, or if such employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of Westar Industries or any related corporation. Employees represented by bargaining units do not currently participate in the ESPP. Currently, approximately . of our employees are eligible to participate in the ESPP, including the named executive officers. Non-employee directors of Westar Industries are not eligible to participate in the ESPP.

   Stock Purchases. The ESPP will be implemented through a series of offerings. The length of each offering period will be established by the Committee. During these offering periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions or cash payments at a rate selected by the employee (subject to such maximums and minimums as the Committee may prescribe). No participating employee may be granted an option to purchase common stock that permits the employee to purchase in any calendar year under the ESPP shares of common stock with the aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

   At the end of each offering period, the market price of our common stock is determined and the participating employees' accumulated funds (including any interests that may be credited under rules prescribed by the Committee) are used to purchase the appropriate number of shares of common stock. The purchase price per share of common stock under the ESPP will be established by the Committee, but may not be less than the lower of 85% of the per share fair market value on the date of grant or exercise.

   Amendment and Termination. The board of directors has the power to amend, suspend or terminate the ESPP, provided that the board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended.

   Effective Date; Term of the Plan. The ESPP shall become effective upon consummation of the rights offering. The ESPP will continue in effect until
 . , 2010, unless sooner terminated by the board of directors.

   Federal Income Tax Consequences. We intend that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code. Section 423 allows an employer to grant options to its employees to purchase company stock at a stipulated price without having the employees realize taxable income at the time the option is granted or when exercised. The basis of the stock received on exercise of an option under the ESPP is the exercise price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of common stock acquired under the ESPP equal to the later of two years after the grant date or one year after the purchase date. When the common stock is sold after this holding period, the employee will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the fair market value of common stock as of the grant date. Any further gain is taxed at long term capital gain rates. If the stock is sold before the holding period expires, the employee will realize ordinary income to the extent of the difference between the price actually paid for the stock and the fair market value of the stock at the purchase date, regardless of the price at which the stock is sold; and any further gain would be capital gain (short term or long term, depending on the holding period). If the sale price is less than the fair market value of the stock on the purchase date, the employee will realize a capital loss equal to such difference.

   We may not take a deduction for the difference between the fair market value of the common stock on the date of purchase by the employee and the purchase price paid for the common stock by the employee unless the employee disposes of the stock before the statutory holding periods expire.

The Westar Industries, Inc. 2001 Short Term Incentive Plan

   The board of directors adopted the Westar Industries, Inc. 2001 Short Term Incentive Plan, called the Short Term Plan. Western Resources, as our sole stockholder, approved the Short Term Plan to qualify compensation paid under the Plan as "performance-based" compensation not subject to the limitation on deductibility for federal income tax purposes of certain executive compensation in excess of $1 million under Section 162(m) of the Code. The Short Term Plan is intended to serve as a vehicle for making certain annual incentive compensation awards to employees who are or are expected to become subject to
Section 162(m).

   Purpose. The purpose of the Short Term Plan is to motivate key executives, managers, and select exempt employees to achieve the highest level of performance to further the achievement of our goals, objectives, and strategies. The Short Term Plan is designed to reward exceptional performance using financial incentives to supplement base compensation. Also, the Short Term Plan will enhance our ability to attract new executive talent when needed. In addition, the Short Term Plan is intended to benefit us in the pursuit of our goals and objectives by stimulating and motivating officers and select employees, which will in turn enhance productivity and promote the retention of experienced and qualified executive talent in a cost effective and efficient manner. A further purpose of the Plan is to serve as a qualified "performance-based" compensation program under Section 162(m) of the Code.

   Administration. The Short Term Plan is administered by the Committee. The Committee will have full and complete discretion (subject to the terms of the Short Term Plan) to determine the persons to whom awards shall be granted, to grant awards under the Short Term Plan, to determine the terms, conditions, restrictions and performance goals relating to each award, and to interpret and apply the terms of the Plan.

   Eligibility. The Committee may grant awards under the Short Term Plan to the Chief Executive Officer of Westar Industries and the other four most highly compensated officers of Westar Industries and its subsidiaries who are subject to Section 162(m) of the Code as well as to any other salaried employees or groups of salaried employees as the Committee may designate. Currently, approximately . of our employees would be eligible to participate in the Short Term Plan, including the named executive officers. Non-employee directors of Westar Industries are not eligible to participate in the Short Term Plan.

   Awards. Not later than 90 days after the beginning of each calendar year (or such other date as may be required or permitted by Section 162(m) of the Code), the Committee will determine the persons to whom awards will be made for that calendar year (the "Participants"), select one or more performance measures, establish objective written performance goals with respect to each selected performance measure, and establish in writing the award opportunities and other terms of the awards to be made to each Participant. The performance measures which may serve as determinants of the Participant's award opportunities are limited to: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders' equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance goals may be determined by reference to the performance of Westar Industries or of a division or unit of Westar Industries. The selected goals may be different for different Participants. Performance goals will include a threshold level below which no payment will be made, a level of performance at which the target payment will be made and a maximum level of performance above which no additional amount will be paid. Unless the Committee determines otherwise, a Participant's award opportunity will be expressed in terms of a percentage of the Participant's eligible compensation. The Committee may adjust performance goals, to the extent consistent with Section 162(m) of the Code, to account for extraordinary events affecting the determination of performance. The maximum amount payable to any Participant in respect of all awards (other than Insurance-Related Awards described below) under the Short Term Plan in respect of any calendar year is $2.8 million.

   Payment of Awards. Payments in respect of awards (other than Insurance-Related Awards described below) earned under the Plan will be made in cash following the calendar year for which the award was granted. Before payment is made the Committee must certify in writing the extent to which the Participant has satisfied the performance goals, and payment will be made only to the extent the award has been earned on account of attainment of such performance goals. The Committee may not increase the amount payable under an award above the amount actually earned by the Participant.

   If the Participant ceases to be continually employed by Westar Industries (other than as a result of a Westar Industries approved leave of absence or the Participant's death, disability or retirement under the Westar Industries pension plan's early or normal retirement provisions), the Participant shall forfeit all rights to the award for the calendar year not then ended. If the Participant dies, becomes disabled or retires under the Westar Industries pension plan's early or normal retirement provisions during a calendar year, his or her award for that year will be prorated to reflect the period of participation prior to termination.

   Insurance-Related Awards. In addition to the awards described below, the Committee may make awards called Insurance-Related Awards to such eligible employees as the Committee may select pursuant to which amounts earned by the Participant shall be applied to the purchase of life insurance policies on the Participant's life in which the Participant will have an interest as discussed below. Such Insurance-Related Awards shall be made within the same time periods as other incentive awards under the Short Term Plan, and the Participant's entitlements under such Insurance-Related Awards shall be conditioned on such objective written performance goals as the Committee shall establish. The maximum amount of compensation that may be earned by any Participant in respect of all Insurance-Related Awards for any calendar year shall be $10 million. The Committee shall select the applicable performance measure or measures from the same list of available measures described above.

   Following the calendar year for which the Insurance-Related Award was granted, the Committee will determine the amount earned by the Participant that is to be applied toward the purchase of a life insurance policy on the life of the Participant. Before a policy is so purchased, the Committee must certify in writing the extent to which the Participant has satisfied the performance goals, and the purchase will be made only to the extent the award has been earned on account of attainment of such performance goals.

   As a condition to the purchase of a life insurance policy on the life of a Participant, the Participant must enter into an agreement with the Company in such form as the Committee determines in its sole discretion. Unless the Committee determines otherwise, such agreement shall include the following:

     (i) Westar Industries will be the owner of the policy and will be entitled, upon the death of the Participant, to the portion of the death benefit equal to the sum of (A) the greater of the total amount of the premiums paid by Westar Industries under the policy (as adjusted for interest at a rate determined by the Committee) or the cash surrender value of the policy, reduced in either case by any indebtedness against the policy existing at the time of the Participant's death (including any interest due on such indebtedness) together with (B) the amount of any death benefit sold to Westar Industries by the Participant. The balance of the death benefit shall be payable to the beneficiary or beneficiaries designated by the Participant.

     (ii) The Participants will have the right to sell to Westar Industries at a price determined under a formula established in the agreement all or a portion of his or her interest in the death benefit under the Policy, subject to such terms and conditions as the Committee may determine.

   Amendment and Termination. The board of directors may from time to time and at any time alter, amend, suspend, discontinue, or terminate the Short Term Plan; provided, however, that any amendment which requires shareholder approval in order to comply with Code Section 162(m) shall not be effective unless approved by the shareholders. The board of directors may not modify or terminate the Short Term Plan to the extent doing so would adversely affect the rights of a Participant to an outstanding award.

   Effective Date. The Short Term Plan will be effective upon consummation of the rights offering.

   Federal Income Tax Consequences. In respect of awards (other than Insurance-Related Awards) under the Short Term Plan, a Participant will recognize ordinary income for federal income tax purposes in an amount equal to the amount paid to the Participant under the Short Term Plan. Westar Industries generally will be entitled to a corresponding federal income tax deduction at the time of the payment. The Short Term Plan has been drafted and is intended to be administered to enable payments under the Short Term Plan to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code.
Section 162(m) of the Code disallows a public company's deductions for employee remuneration exceeding $1 million per year for the chief executive officer and the four other most highly compensated executive officers, but contains an exception for "performance-based" compensation.

   The federal income tax treatment of the Insurance-Related Awards will depend on the specific terms of the applicable arrangements. It is expected that a Participant will not realize taxable income upon the purchase of a life insurance policy by Westar Industries but would have taxable income each year equal to the term life insurance value of the current life insurance protection. In addition, a Participant would have ordinary compensation income in an amount equal to the amounts received under the Insurance-Related Awards upon the sale of any portion of the death benefit to Westar Industries. Westar Industries could not deduct its premium payments to purchase the life insurance policy or the term life insurance value, but could deduct the amounts paid to the Participant upon the sale of any portion of the death benefit to Westar Industries. Neither Westar Industries nor the beneficiary of the Participant would realize taxable income on the death benefit payable upon the death of the Participant.

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

                           OWNERSHIP OF COMMON STOCK

Principal Stockholders and Selling Stockholder

   The following table sets forth as of . , 2001 information known to us regarding beneficial ownership of each stockholder owning more than five percent of the outstanding shares of common stock of us and Western Resources and all executive officers and directors as a group. The table also indicates the expected decrease in the percentage of our common stock owned by Western Resources following completion of the rights offering, assuming all of the rights are exercised:

                          Amount and                      Amount and
                          Nature of                       Nature of
                          Beneficial   Percent of Class   Beneficial   Percent of Class
                         Ownership of ------------------ Ownership of ------------------
  Name and Address of     Our Common   Before    After     Western     Before    After
    Beneficial Owner        Stock     Offering Offering*  Resources   Offering Offering*
  -------------------    ------------ -------- --------- ------------ -------- ---------
Western Resources,
 Inc....................                100%     90.1%        --         --        --
 818 South Kansas Avenue
 Topeka, Kansas 66612
All executive officers
 and directors as a
 group**................
Douglas T. Lake.........
Carl M. Koupal, Jr......
Lee Wages...............
Paul R. Geist...........
Greg A. Greenwood.......

--------
*  Assumes all rights are exercised.
** Will reflect all stock ownership, whether restricted stock or options, held or to be held on completion of the rights offering.

Resale of Our Common Stock

   All shares of our common stock purchased by holders of Western Resources common stock upon exercise of the rights will be freely transferable, except that shares of our common stock purchased by persons who are deemed to be our "affiliates" (as such term is defined under the Securities Act) at the time of consummation of the rights offering may be resold by them only in transactions permitted by the resale provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be our affiliates generally include individuals or entities that control, are controlled by, or are under common control with, us or our principal stockholder, Western Resources, and may include certain officers and directors of such party as well as principal stockholders of such party.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Transactions Involving Western Resources

   In connection with the rights offering, we will enter into a number of agreements with Western Resources for the purpose of allocating assets and liabilities between us and defining our continuing relationship following the rights offering. These agreements are summarized below. Each of these agreements has been negotiated in the context of a parent-subsidiary relationship and, therefore, will not be the result of negotiations between independent parties with separate representation. Thus, we cannot guarantee you that each of these agreements or the related transactions will be on as favorable terms as could have been obtained from unaffiliated third parties.

 Allocation Agreement

   We have entered into an allocation and separation agreement, called the allocation agreement, with Western Resources. The primary purposes of the allocation agreement are to provide for the terms of Western Resources' ultimate distribution of the shares of our common stock not sold in the rights offering to its common stockholders and the allocation of liabilities between Western Resources and us.

   The allocation agreement also provides the terms for repayment of an intercompany receivable in the amount of approximately $225 million at June 30, 2000 owed to us by Western Resources. Under that agreement Western Resources will issue us a note for $ . million of the intercompany receivable, which will bear interest at a rate designed to mirror the pre-tax average cost of capital of Western Resources and which will be repaid no later than the closing of a strategic transaction involving Western Resources' electric utilities. The remaining balance of the receivable will be repaid by our election to receive either (1) convertible preferred stock of Western Resources, (2) shares of our common stock currently held by Western Resources, (3) shares of common stock of Western Resources, or (4) a note convertible no later than the closing of a strategic transaction involving Western Resources' electric utilities into one of the types of equity securities mentioned above. Furthermore, beginning with the consummation of the rights offering, we will be required to use the proceeds in excess of our operating needs of asset sales to acquire convertible preferred stock or common stock of Western Resources or shares of our common stock owned by Western Resources at a price not less than the subscription price. If we do not select one of these options as of the time the asset sale proceeds become available, we will deliver the cash to Western Resources in return for a note, which will be repaid with the securities we ultimately select. We must make all elections prior to the date of the pro rata distribution by Western Resources of our remaining shares. The agreement as to the use of the proceeds of an asset sale will terminate upon the earliest of
(1) the closing of a transaction with a strategic partner for Western Resources electric utilities, (2) Western Resources' secured debt securities receiving an investment grade rating from Moody's and Standard & Poors, or (3) the reduction of Western Resources' unconsolidated debt plus Kansas Gas and Electric Company debt to $2.5 billion.

   The allocation agreement also provides:

  . that the non-tax liabilities of Westar Industries and its subsidiaries will continue to be liabilities of the appropriate member of the Westar Industries group after consummation of the rights offering. All tax liabilities will be allocated pursuant to the Tax Disaffiliation Agreement discussed below.

  . for indemnification, effective as of the consummation of the strategic transaction, of the Western Resources group or any of it successors by the Westar Industries group from (1) all non-tax liabilities of the Westar Industries group, including those liabilities allocated to the Westar Industries group pursuant to the allocation agreement and (2) the breach by us of the allocation agreement or the other agreements executed in connection with the allocation agreement. Western Resources has agreed to indemnify us for the liabilities of the Western Resources group and for any breach by Western Resources of the allocation agreement or the other allocation agreements. All indemnities related to tax matters or the Tax Disaffiliation Agreement are governed by the Tax Disaffiliation Agreement.

  . that immediately prior to the consummation of the strategic transaction, Western Resources will distribute on a pro rata basis the remaining shares of our common stock that it holds to its stockholders of record as of the record date set for the consummation of that transaction. The distribution will not be consummated unless the following conditions have been satisfied or waived: (1) our common stock shall have been registered under the Securities Exchange Act of 1934 and any registration statement filed in connection with the distribution shall have become effective and such effectiveness shall not have been withdrawn or suspended; (2) the common stock to be delivered in the distribution shall have been approved for listing on the NYSE; (3) each of our board of directors and the Western Resources board of directors shall have received a solvency opinion in connection with the distribution; and (4) the conditions to consummation of a strategic transaction shall have been satisfied (other than those that will be satisfied after the distribution). The distribution will be effective immediately prior to the consummation of the strategic transaction. The strategic transaction and the distribution will be consummated so that the consideration paid in the strategic transaction and the shares of common stock distributed in the distribution will be issuable only to the same Western Resources stockholders. No fractional shares will be issued in the distribution and any such shares will be sold in the open market, and the proceeds will be disbursed to each holder entitled thereto.

  . that Western Resources will pay all expenses incurred by us in connection with the rights offering and the distribution.

 Shared Services Agreement

   The Shared Services Agreement will provide that Western Resources will provide to us management and administrative services. This agreement will terminate on . . The services to be provided by Western Resources, through its employees, will include financial reporting, accounting, auditing, tax, office services, payroll and human resources, as well as management consulting services. We will pay Western Resources for these services at various hourly charges and negotiated fees and will reimburse Western Resources for out-of-pocket expenses. As we increase our infrastructure and hire additional staff, Western Resources expects to allocate less of its resources to administrative and management services for us.

 Option Agreement

   We will enter into a Stock Purchase Option Agreement with Western Resources that will grant us the right to purchase the interest of Western Resources in an electric power plant near Joplin Missouri under joint development with the Empire District Electric Company. Western Resources' interest in the power plant is held by Westar Generating, Inc., a subsidiary of Western Resources. The Stock Purchase Option Agreement gives us the option for a period of five years following the consummation of a strategic transaction to purchase all of the outstanding capital stock of Westar Generating, Inc. for the net book value of Westar Generating at the time of the exercise of the option. The Stock Purchase Option Agreement also provides that from the date of signing until the option is exercised, Westar Generating must be operated in the ordinary course of business.

 Tax Disaffiliation Agreement

   Prior to the distribution contemplated in the allocation agreement, we and Western Resources will enter into a Tax Disaffiliation Agreement, which will set forth each party's rights and obligations with respect to payments and refunds, if any, of Federal taxes for periods before and after such distribution and related matters such as the filing of Federal tax returns and the conduct of audits or other proceedings involving claims made by the Internal Revenue Service. This agreement will terminate on . .

   Under the Tax Disaffiliation Agreement, we will assume sole responsibility of any (i) tax liability assessed to the extent attributable to us or any corporation that will be a member of the consolidated group of which we are the common parent immediately after the distribution (the "Westar Group") and (ii) tax liability resulting from the breach by us or any member the Westar Group of certain representations and covenants that we have provided to Western Resources relating to the distribution. An indemnity arises under the Tax Disaffiliation Agreement only to the extent the tax liability results in a cash payment to a tax authority.

 Registration Rights Agreement

   We have entered into a registration rights agreement with Western Resources which grants to Western Resources registration rights with respect to shares of our common stock that it holds. These registration rights effectively allow Western Resources to sell all of its common stock either on demand or upon the occurrence of certain events and to participate as a selling shareholder in future public offerings by us. This agreement will terminate on . , and Western Resources will pay all of the registration expenses.

Our Transactions Involving Protection One

 Purchase of Protection One Europe

   On February 29, 2000, Protection One sold its European operations and certain investments to us. The consideration paid was comprised of approximately $183 million in cash and certain of Monitoring's outstanding debt securities that we had acquired with a market value of approximately $61 million (including 6.75% convertible senior subordinated notes due 2003 convertible into 3,554,560 shares of common stock of Protection One). The transaction was accounted for at book value. We agreed to pay Protection One a portion of the net gain, if any, on a subsequent sale of the business on a declining basis over the four years following the date of the purchase agreement. Protection One used the cash proceeds of the sale to reduce the $240 million outstanding balance under the $250 million senior credit facility provided by us to Monitoring. We paid approximately $102 million for the aggregate of approximately $76 million of Monitoring's debt securities paid to Protection One as described above. Protection One paid an aggregate of approximately $228.5 million for the European operations and other investments sold to us.

   Based on the recommendation of a special committee of the board of directors of Protection One, the sale of Protection One's European operations and the entering into of the amendment to the senior credit facility were approved by Protection One's board of directors. The special committee received a fairness opinion from an investment banker with regard to the sale of the European operations.

   On December 17, 1999, we became the lender under Protection One's senior credit facility. On February 29, 2000, we and Protection One entered into an amendment to the senior credit facility that reduced the commitment under the senior credit facility from $250 million to $115 million, changed the maturity date from December 21, 2001 to January 2, 2001 and changed various other provisions of the facility, including the interest for borrowing and calculation of financial covenants. The amendment also provided that the commitment available under the facility may be increased by up to $40 million to finance certain acquisitions by Protection One approved by us. As of September 30, 2000, approximately $72 million was drawn under the facility. Amounts outstanding have been eliminated in our consolidated financial statements.

Transactions Between Protection One and Western Resources

 Contribution Agreement

   Pursuant to a contribution agreement between Protection One and Western Resources, which terminates on . , Western Resources has agreed to certain arrangements relating to the election of directors of Protection One. In addition, during the 10-year period following November 24, 1997, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will require the prior approval of a majority of the "Independent Directors" (as defined in the contribution agreement), and Western Resources may not acquire more than 85% of the outstanding shares of common stock or other voting securities of Protection One except under specified circumstances and subject to specified limitations.

 Tax Sharing Arrangement

   A tax sharing arrangement between Protection One and Western Resources, which will terminate upon consummation of Western Resources' strategic transaction, provides for the payment to Protection One by

Western Resources for tax benefits utilized by Western Resources. Accordingly, a receivable of $31.1 million at December 31, 1999 from Western Resources reflects a receivable of $20.3 million for the tax benefit utilized by Western Resources in its 1998 consolidated income tax return. The balance of the receivable reflects the estimated benefit Western Resources expects to utilize in its 1999 consolidated income tax return. In February 2000, Protection One received payment from Western Resources in the amount of $29.2 million for the $20.3 million 1998 tax receivable and an additional intercompany receivable of $8.9 million, reflecting the balance of a $12.6 million 1999 intercompany receivable relating to the acquisition of Protection One, reduced by charges under the service agreement with Western Resources described below. The payment was comprised of certain of Monitoring's outstanding debt securities that we had acquired with a market value of approximately $15 million (including 6 3/4% convertible senior subordinated notes due 2003 convertible into 873,501 shares of common stock of Protection One) and a promissory note in the principal amount of approximately $14.2 million, payable in cash or the delivery of Monitoring's debt securities, with a variable interest rate and a maturity date of December 31, 2000. The variable interest rate is tied to the rate on Protection One's senior credit facility, which was 8.2% on February 29, 2000. A similar arrangement will be in place between us and Protection One upon termination of the arrangement with Western Resources.

 Services Agreement

   During the third quarter of 1999, Protection One entered into a service agreement with Western Resources which provides for certain services for a term of twelve calendar months commencing January 1, 2000, and continuing on a year-to-year basis thereafter until terminated by either party in accordance with the terms of the agreement. Pursuant to this agreement, Western Resources provides administrative services, including accounting, human resources, legal, facilities and technology services. During 1999, Protection One incurred charges of approximately $2 million for these services, which were based upon various hourly charges, negotiated fees and out-of-pocket expenses. These charges are expected to be approximately $6 million in 2000.

Transaction between Protection One and Paradigm

   Protection One entered into a three-year marketing agreement with Paradigm Direct LLC ("Paradigm") during 1999. We have a 40% ownership interest in Paradigm. Under the arrangement, Protection One was to purchase a targeted number of accounts from Paradigm during each year of the agreement following an initial pilot program. During 1999, Protection One expensed $1.0 million paid to Paradigm in the third quarter in connection with startup costs relative to this program and prepaid approximately $1.0 million for anticipated account purchases. Subsequent to year-end, Protection One converted this program for an account acquisition program to a lead generation program. The pilot program with Paradigm, which utilized direct marketing to produce consumer accounts, was concluded on June 30, 2000 and the marketing agreement was terminated.

                 DESCRIPTION OF WESTAR INDUSTRIES CAPITAL STOCK

   The following description does not purport to be complete, but summarizes the material terms of our capital stock, and is qualified in its entirety by reference to our Articles of Incorporation (the "Westar Industries Articles"), our Bylaws (the "Westar Industries Bylaws") and the Kansas General Corporation Code ("KGCC"). Copies of the Westar Industries Articles and the Westar Industries Bylaws are filed as exhibits to the Registration Statement and are incorporated by reference herein.

General

   Our authorized capital stock will consist of 150,000,000 shares of common stock, par value $.01 per share, and . shares of preferred stock, par value $.01 per share, of which . shares are designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock") and . shares are undesignated. Upon closing of the rights offering, Westar Industries will have outstanding . shares of common stock and no shares of preferred stock.

Common Stock

 Dividend Rights

   The holders of our common stock are entitled to receive dividends, when and as declared by our Board of Directors subject to the preferred rights of the holders of the preferred stock. See "Dividend Policy."

 Voting Rights

   The holders of our common stock are entitled to one vote per share. Holders of common stock do not have cumulative voting rights.

 Liquidation Rights

   Upon any liquidation, dissolution or winding up, whether voluntary or involuntary, our remaining assets shall belong to and be divided among the holders of our common stock after satisfaction of the liquidation preference of the preferred stock. The consolidation or merger of us with or into any other corporation or corporations or a share exchange or division involving us pursuant to applicable law will not be deemed a liquidation, dissolution or winding up under the Westar Industries Articles.

 Preemptive or Other Subscription Rights

   The holders of our common stock have no right to participate in any right of subscription to any increased or additional capital stock of ours.

 Conversion and Other Rights

   Our common stock does not have any conversion, redemption or sinking fund provisions and is not liable to further call or assessment by us. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

   Our board has the authority, without further stockholder approval, to issue up to . shares of preferred stock in one or more series and to fix the number of shares constituting the series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the our stockholders. The issuance of preferred stock by the our board could adversely affect the rights of holders of common stock. As of the date of this prospectus, except for the Series A Preferred Stock, there are no shares of preferred stock designated or outstanding.

   The potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us and may discourage bids for our common stock at a premium over its market price and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. We have no current plans to issue any shares of preferred stock other than the Series A Preferred Stock.

Series A Preferred Stock

   Our board of directors designated . shares of preferred stock as Series A Junior Participating Preferred Stock, $0.01 par value per share. The terms of the Series A Preferred Stock are summarized below under "Rights Plan."

Rights Plan

   Our board of directors has adopted, and Western Resources, as our sole stockholder, has approved a shareholder rights plan under which our stockholders have been granted one preferred stock purchase right (each, a "purchase right") for each outstanding share of our common stock. Each purchase right, when it becomes exercisable as described below, entitles the holder to purchase from us one one-hundredth of a share of Series A Preferred Stock, at a price of $ . , subject to adjustment. The issuance of the rights will not result in any tax consequence. The description and terms of the purchase rights are set forth in the rights agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part.

   The purchase rights become exercisable upon the occurrence of a "distribution date," which is defined as the earlier to occur of:

  . ten calendar days following the date (the "shares acquisition date") of public announcement that a person or group of affiliated or associated persons, other than Western Resources (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of the common stock (a "substantial block") or

  . ten calendar days following the commencement or announcement of an intention to make a tender offer or exchange offer if, upon consummation thereof, such person would be an acquiring person.

   The rights agreement does not apply to certain acquisitions, including acquisitions by a person that owns less than 20% of our common stock, acquired such stock without the intention of effecting control of Westar Industries and promptly divests sufficient shares of common stock to reduce its percentage ownership below 10%.

   The purchase rights will be transferred with and only with our common stock until the distribution date. Thereafter, separate certificates evidencing the purchase rights will be mailed to holders of record of our common stock and such separate purchase right certificates alone will evidence the purchase rights.

   The purchase rights are not exercisable until the distribution date. The purchase rights will expire at the close of business on unless earlier redeemed or exchanged by us as described below.

   In the event that:

  . we are the surviving corporation in a merger with an acquiring person and its common stock is not changed or exchanged,

  . a person or group becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of our common stock which the board of directors determines to be fair to and otherwise in the best interests of us and our stockholders),

  . an acquiring person engages in one or more "self-dealing" transactions as set forth in the rights agreement, or

  . during such time as there is an acquiring person, an event occurs which results in such acquiring person's ownership interest being increased by more than 1% (e.g., a reverse stock split), at any time following the distribution date, each holder of a purchase right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of Westar Industries) having a value equal to two times the purchase price. Following the occurrence of any of the events set forth in the bullet points above in this paragraph, all purchase rights that are beneficially owned by any acquiring person will be null and void.

   In the event that, at any time following the shares acquisition date:

  . we are acquired in a merger or other business combination transaction (other than a merger described in the immediately preceding paragraph or a merger which follows an offer described in the immediately preceding paragraph), or

  .  50% or more of our assets or earning power is sold or transferred,

each holder of a purchase right (other than purchase rights which previously have been annulled and voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price. The events set forth in this paragraph and in the preceding paragraph are referred to as the "triggering events."

   The purchase price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the purchase rights are subject to adjustment from time to time to prevent dilution.

   At any time after any person becomes an acquiring person, and prior to such person's acquisition of 50% or more of our outstanding common stock, the board of directors may exchange the purchase rights (other than purchase rights owned by the acquiring person which shall have become null and void), in whole or in part, at an exchange ratio of one share of common stock (or a fraction of a share of Series A Preferred Stock having the same market value) per purchase right (subject to adjustment).

   In addition, at any time prior to 5:00 P.M. New York City time on the tenth calendar day following the shares acquisition date, we may redeem the purchase rights in whole, but not in part, at a price of $.0l per purchase right.

   Until a purchase right is exercised, the holder thereof, as such, will have no rights as a stockholder of Westar Industries, including, without limitation, the right to vote or to receive dividends.

   Each share of Series A Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 100 times the per share amount of any dividend declared from time to time on the common stock, subject to certain adjustments. The Series A Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to receive a preferred liquidation payment per share of $ . (plus accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of common stock, subject to certain adjustments.

   Generally, each share of Series A Preferred Stock will vote together with the common stock and any series of preferred stock entitled to vote in such manner and will be entitled to 100 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Series A Preferred Stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments.

   These dividend, voting and liquidation rights of the Series A Preferred Stock are protected by anti-dilution provisions.

   Our board of directors may amend the rights agreement prior to the distribution date, other than those provisions relating to the principal economic terms of the purchase rights and the time period within which to redeem the purchase rights. After the distribution date, our board may amend the provisions of the rights agreement to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of purchase rights or, with certain limitations, to shorten or lengthen any time period under the rights agreement.

Certain Anti-Takeover Provisions and Statutes

 The Charter and By Laws

   Our articles and By laws and the KGCC contain several provisions that may make the acquisition of control of Westar Industries more difficult without the prior approval of the board of directors. Certain provisions of our charter and the By laws, among other things:

     (i) classify the board of directors into three classes, each of which serves for staggered three-year terms;

     (ii) provide that directors may be removed by the stockholders only for cause;

     (iii) provide that only the Chairman of the Board or the board of directors may call special meetings of the stockholders;

     (iv) provide that stockholders must comply with certain advance notice procedures in order to nominate candidates for election to the board of directors or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders;

     (v) provide that the stockholders' action may be taken only at annual or special meetings; and

     (vi) provide that the stockholders may amend or repeal any of the foregoing provisions of the charter or by-laws only by a vote of 80% of the stock entitled to vote generally in the election of directors.

 Business Combination Statutes

   The KGCC has a statute known as a "business combination statute." This statute restricts certain "business combinations" between a domestic corporation and an "interested stockholder." For this purpose, a "business combination" means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested stockholder. An "interested stockholder" means any person, or their affiliate or associate, who owns or controls 15% or more of the outstanding shares of the corporation's voting stock.

   Under the statute, a domestic corporation may not engage in a business combination with an interested stockholder for a period of three years following the time the interested stockholder became an interested stockholder, unless:

  . prior to that time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares held by specified employee stock ownership plans; or

  . at or after that time the business combination is approved by the board of directors and authorized at a stockholders' meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

   A domestic corporation may opt out of coverage of the business combination statute by including a provision to that effect in its governing corporate documents. Westar Industries has not opted out of the statute.

 Control Share Acquisition Statute

   The KGCC also has a statute known as a "control share acquisition statute." This statute provides that any person must obtain stockholder approval before acquiring any shares of stock of a publicly traded Kansas corporation, if after the acquisition he or she would have the power to exercise certain levels of voting power set forth in the statute. If the acquiring person fails to obtain stockholder approval, the acquiring person's shares lose their voting rights. The voting rights may be retained or restored only if certain disclosure requirements are met and upon the approval by both a majority of the outstanding voting stock and a majority of the outstanding voting stock after exclusion of "interested shares." For this purpose, "interested shares" means all shares owned by the acquiring person, by directors of the corporation who are also its employees, and by officers of the corporation.

   A Kansas corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. Westar Industries has not opted out of the statute.

Listing

   Application will be made to list our common stock on the NYSE.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is . at . . Its telephone number is . .

                              PLAN OF DISTRIBUTION

   Western Resources is distributing non-transferable rights, at no charge, to the holders of Western Resources common stock outstanding as of the record date. See "The Rights Offering -- The Rights." You will receive one right for every . shares of Western Resources common stock held as of the record date. Each right will entitle the holder thereof to receive, upon payment of the subscription price, one share of our common stock. Each share of common stock will have associated with it one right to purchase one one-hundredth of a share of Westar Industries preferred stock at a stipulated price in certain circumstances relating to changes in ownership of our stock under our shareholder rights agreement. Record date stockholders who fully exercise all rights distributed to them will also be entitled to subscribe at the subscription price for shares of common stock that are not otherwise purchased pursuant to the exercise of rights, subject to proration by us under certain circumstances. See "The Rights Offering--Subscription Privileges."

   Assuming all of the rights are exercised, Western Resources will receive approximately $ . in net cash proceeds for the rights offering, after payment of approximately $ . of fees and expenses incurred in connection with the rights offering. See "Use of Proceeds."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary briefly describes certain federal income tax consequences of the rights offering. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary assumes that you hold your Western Resources stock as a capital asset and does not discuss all aspects of federal income taxation that may be relevant to you, particularly if you are a type of investor that is subject to special treatment under the federal income tax laws (such as life insurance companies and foreign taxpayers), and does not discuss any aspect of state, local or foreign tax laws.

   The distribution of rights will be treated as a taxable dividend in an amount equal to the fair market value of the rights which we currently estimate to be $ . per right.

   Upon exercise of the rights, you will not recognize income, gain or loss. The basis of the common stock acquired upon such exercise will equal the value of the rights on the date of distribution plus the subscription price paid.

   If your rights expire unexercised, you will have a capital loss equal to the value of the rights on the date of distribution. Because utilization of capital losses against ordinary income is strictly limited, you may suffer a net tax related to receipt of rights that expire unexercised.

   THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE RIGHTS OFFERING. THUS, WESTERN RESOURCES STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE RIGHTS OFFERING, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                                 LEGAL MATTERS

   The legality of the securities offered hereby will be passed upon for us by Richard D. Terrill, Executive Vice President and General Counsel of Western Resources. Mr. Terrill beneficially owns . shares of Western Resources' common stock and . restricted share units. Immediately after the rights offering, Mr. Terrill will beneficially own . shares of our common stock assuming full exercise of all rights received by him in the rights offering.

                                    EXPERTS

   The financial statements of Westar Industries included in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in method of amortization for customer accounts in 1999 as discussed in Note 2 to the financial statements.

   The consolidated financial statements of ONEOK, Inc. and subsidiaries as of August 31, 1999 and 1998 and for each of the years in the three year period ended August 31, 1999, have been included herein in Exhibit A in reliance upon the report of KPMG LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We have filed with the SEC a registration statement on Form S-1 with respect to the common stock offered hereby and certain rights to purchase one one-hundredth of a share of our preferred stock at a stipulated price in certain circumstances. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock and the attached rights, reference is made to the registration statement and the exhibits and schedules thereto. You may read and copy any document we, Western Resources, Protection One and ONEOK periodically file at the SEC's public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

   Upon completion of the rights offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the website of the SEC referred to above.

                         INDEX TO FINANCIAL STATEMENTS

                            WESTAR INDUSTRIES, INC.

                                                                          Page
                                                                          ----
Unaudited Financial Statements
Consolidated Balance Sheet as of June 30, 2000...........................  F-2
Consolidated Statements of Operations for the six months ended June 30,
 2000
 and 1999................................................................  F-3
Consolidated Statements of Comprehensive Income for the six months ended
 June 30, 2000
 and 1999................................................................  F-4
Consolidated Statements of Cash Flows for the six months ended June 30,
 2000
 and 1999................................................................  F-5

Audited Financial Statements
Report of Independent Public Accountants.................................  F-6
Consolidated Balance Sheets as of December 31, 1999 and 1998.............  F-7
Consolidated Statements of Operations for the years ended December 31,
 1999, 1998
 and 1997................................................................  F-8
Consolidated Statements of Comprehensive Income for the years ended
 December 31, 1999, 1998 and 1997........................................  F-9
Consolidated Statements of Shareholder's Equity for the years ended
 December 31, 1999, 1998 and 1997........................................ F-10
Consolidated Statements of Cash Flows for the years ended December 31,
 1999, 1998
 and 1997................................................................ F-11
Notes to Consolidated Financial Statements (includes notes to unaudited interim financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and 1999)........................................... F-12

                            WESTAR INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)
                                  (Unaudited)

                                                                  June 30,
                                                                    2000
                                                                    ----
                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................  $    7,566
  Restricted cash..............................................      14,186
  Accounts receivable (net)....................................      72,178
  Inventories and supplies (net)...............................      15,300
  Marketable securities........................................       5,182
  Deferred tax asset, current..................................      35,576
  Tax receivable from Western Resources........................      14,126
  Prepaid expenses and other...................................      15,949
                                                                 ----------
   Total Current Assets........................................     180,063
                                                                 ----------
PROPERTY, PLANT & EQUIPMENT (NET)..............................      54,403
                                                                 ----------
OTHER ASSETS
  Goodwill (net)...............................................   1,071,440
  Customer accounts (net)......................................   1,071,991
  Investment in ONEOK..........................................     589,758
  Receivable from Western Resources............................     224,599
  Note receivable..............................................       1,879
  Deferred tax asset...........................................      34,991
  Other........................................................      97,921
                                                                 ----------
   Total Other Assets..........................................   3,092,579
                                                                 ----------
TOTAL ASSETS...................................................  $3,327,045
                                                                 ==========
             LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt.........................  $   28,326
  Accounts payable.............................................      27,755
  Accrued liabilities..........................................      73,712
  Purchase holdbacks...........................................       5,868
  Accrued income taxes.........................................      51,833
  Deferred security revenues...................................      57,081
  Other........................................................      11,450
                                                                 ----------
   Total Current Liabilities...................................     256,025
                                                                 ----------
LONG-TERM LIABILITIES
  Long-term debt (net).........................................     624,108
  Deferred income taxes........................................      13,844
  Minority interests...........................................     195,724
  Other liabilities............................................      31,155
                                                                 ----------
   Total Long-Term Liabilities.................................     864,831
                                                                 ----------
COMMITMENTS AND CONTINGENCIES
AMOUNTS DUE TO WESTERN RESOURCES...............................       1,256
                                                                 ----------  ---
SHAREHOLDER'S EQUITY
  Common stock.................................................           1
  Paid-in capital..............................................   1,836,443
  Retained earnings............................................     370,834
  Accumulated other comprehensive income.......................      (2,345)
                                                                 ----------
   Total Shareholder's Equity..................................   2,204,933
                                                                 ----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.....................  $3,327,045
                                                                 ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                         Six Months Ended June
                                                                  30,
                                                         ----------------------
                                                            2000        1999
                                                            ----        ----
REVENUES
  Monitoring and related services.......................   $242,213    $252,807
  Installation, rental and other........................     38,405      44,940
                                                         ----------  ----------
    Total Revenues......................................    280,618     297,747
                                                         ----------  ----------
COST OF REVENUES
  Monitoring and related services.......................     68,098      58,205
  Installation, rental, and other.......................     23,770      23,647
                                                         ----------  ----------
    Total Cost of Revenues..............................     91,868      81,852
                                                         ----------  ----------
GROSS PROFIT............................................    188,750     215,895
                                                         ----------  ----------
OPERATING EXPENSES
  Selling, general and administrative...................    102,670      91,366
  Depreciation and amortization.........................    125,711      88,844
  Severance and relocation costs........................      3,050       2,000
                                                         ----------  ----------
    Total Operating Expenses............................    231,431     182,210
                                                         ----------  ----------
INCOME (LOSS) FROM OPERATIONS...........................    (42,681)     33,685
                                                         ----------  ----------
OTHER INCOME
  Investment earnings...................................    150,090      37,328
  Minority interests....................................        308       1,850
  Other.................................................        299       1,015
                                                         ----------  ----------
    Total Other Income..................................    150,697      40,193
                                                         ----------  ----------
EARNINGS BEFORE INTEREST AND TAXES......................    108,016      73,878
INTEREST EXPENSE........................................     28,983      41,451
                                                         ----------  ----------
EARNINGS BEFORE INCOME TAXES............................     79,033      32,427
INCOME TAX EXPENSE......................................     37,202      12,515
                                                         ----------  ----------
INCOME BEFORE EXTRAORDINARY GAIN........................     41,831      19,912
EXTRAORDINARY GAIN, NET OF TAX..........................     35,839         --
                                                         ----------  ----------
NET INCOME..............................................   $ 77,670    $ 19,912
                                                         ==========  ==========
AVERAGE COMMON SHARES OUTSTANDING (SEE NOTES 1 AND 2)... 70,000,000  70,000,000
                                                         ----------  ----------
EARNINGS (LOSS) PER COMMON SHARE--BASIC AND DILUTED:
  Earnings (loss) per common share before extraordinary
   gain.................................................   $   0.60    $   0.28
  Extraordinary gain....................................       0.51         --
                                                         ----------  ----------
EARNINGS (LOSS) PER COMMON SHARE (SEE NOTES 1 AND 2)....   $   1.11    $   0.28
                                                         ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (Dollars in Thousands)
                                  (Unaudited)

                                                   Six Months Ended June 30,
                                                   ---------------------------
                                                       2000           1999
                                                       ----           ----
NET INCOME........................................ $      77,670  $     19,912
                                                   -------------  ------------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX
  Unrealized holding gains (losses) on marketable
   securities arising during the period...........        44,863       (15,167)
  Less: Reclassification adjustment for (gains)
   losses included in net income..................      (115,629)          140
                                                   -------------  ------------
  Change in unrealized loss on marketable
   securities (net)...............................       (70,766)      (15,027)
  Change in unrealized loss on currency
   translation....................................        (1,035)       (1,541)
                                                   -------------  ------------
    Other comprehensive (loss), before tax........       (71,801)      (16,568)
                                                   -------------  ------------
  Income tax benefit..............................        31,668         6,663
                                                   -------------  ------------
NET CHANGE IN OTHER COMPREHENSIVE (LOSS), NET OF
 TAX..............................................       (40,133)       (9,905)
                                                   -------------  ------------
COMPREHENSIVE INCOME.............................. $      37,537  $     10,007
                                                   =============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in Thousands)
                                  (Unaudited)

                                                    Six Months Ended June 30
                                                    --------------------------
                                                        2000          1999
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................... $     77,670  $     19,912
  Extraordinary gain...............................      (35,839)          --
  Depreciation and amortization....................      125,711        88,844
  Equity in earnings from investments..............       (7,200)       (6,492)
  Gain on sale of securities.......................     (115,629)          --
  Net deferred taxes...............................       16,930             3
  Provision for doubtful accounts..................       14,263         6,092
  Changes in other working capital:
    Accounts receivable, net.......................       (6,655)      (10,209)
    Inventories and supplies.......................       (2,345)       (3,388)
    Prepaid expenses and other.....................        4,221        (6,633)
    Accounts payable...............................        1,778         4,440
    Accrued liabilities............................       (9,189)        5,644
    Accrued income taxes...........................       17,090        (2,518)
    Deferred revenue...............................       (4,068)        6,218
                                                    ------------  ------------
Cash flow from operating activities................       76,738       101,913
                                                    ------------  ------------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Additions to property, plant and equipment, net..       (7,591)      (19,534)
  Customer account acquisitions....................          --       (154,571)
  Monitored services acquisitions, net of cash
   required........................................      (20,943)      (20,722)
  Purchases of marketable securities...............          --        (11,999)
  Proceeds from sale of marketable securities......      217,062        21,699
  Investment in Paradigm...........................          --        (32,009)
  Sale of ONEOK stock..............................        4,246           --
                                                    ------------  ------------
Cash flow from (used in) investing activities......      192,774      (217,136)
                                                    ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt.....................          --        129,583
  Payments on long-term debt.......................      (46,519)          --
  Net increase in receivable from Western
   Resources.......................................     (224,599)          --
  Other financing..................................       (4,257)       (6,433)
                                                    ------------  ------------
Cash flows from (used in) financing activities.....     (275,375)      123,150
                                                    ------------  ------------
NET INCREASE (DECREASE) IN CASH....................       (5,863)        7,927
CASH AND CASH EQUIVALENTS:
  Beginning of period..............................       13,429        16,340
                                                    ------------  ------------
  End of period.................................... $      7,566  $     24,267
                                                    ============  ============
Supplemental Disclosures of Cash Flow Information
Cash paid for:
  Interest on financing activities................. $     36,539  $     22,378
  Income taxes.....................................       29,255           256

  The accompanying notes are an integral part of these consolidated financial statements.

After the transaction discussed in Note 1 to Westar Industries' Consolidated Financial Statements under "Reorganization" and "Basis of Presentation" is effected, we expect to be in a position to render the following audit report.

                                          Arthur Andersen LLP

Kansas City, Missouri
September 22, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder and Board of Directors of Westar Industries, Inc.:

   We have audited the accompanying consolidated balance sheets of Westar Industries, Inc. (a wholly owned subsidiary of Western Resources, Inc.) and affiliates (see Note 1) as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, cash flows, and shareholder's equity for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westar Industries, Inc., as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

   As explained in Note 2 to the financial statements, effective September 1, 1999, the company changed its method of amortization for customer accounts for its North American and European customers from the straight-line method to a declining balance (accelerated) method.

                            WESTAR INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                             ----       ----
                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............................. $   13,429 $   16,340
  Restricted cash........................................     11,175     11,987
  Accounts receivable (net)..............................     79,786     74,851
  Inventories and supplies (net).........................     12,955      7,902
  Marketable securities..................................    177,128    288,077
  Deferred tax asset, current............................     28,400     49,543
  Tax receivable from Western Resources..................     31,056      5,886
  Prepaid expenses and other.............................     20,170     21,644
                                                          ---------- ----------
    Total Current Assets.................................    374,099    476,230
                                                          ---------- ----------
PROPERTY, PLANT & EQUIPMENT (NET)........................     62,777     47,195
                                                          ---------- ----------
OTHER ASSETS
  Goodwill (net).........................................  1,102,157  1,175,544
  Customer accounts (net)................................  1,138,903  1,031,956
  Investment in ONEOK....................................    590,109    615,094
  Deferred tax asset.....................................     71,508     72,340
  Other..................................................     93,539     65,954
                                                          ---------- ----------
    Total Other Assets...................................  2,996,216  2,960,888
                                                          ---------- ----------
TOTAL ASSETS............................................. $3,433,092 $3,484,313
                                                          ========== ==========
          LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt................... $   35,955 $   85,006
  Accounts payable.......................................     25,977     16,404
  Accrued liabilities....................................     82,901     86,488
  Purchase holdbacks.....................................     20,213     42,303
  Accrued income taxes...................................     34,743     28,361
  Deferred security revenues.............................     61,149     57,703
  Other..................................................     13,694      1,945
                                                          ---------- ----------
    Total Current Liabilities............................    274,632    318,210
                                                          ---------- ----------
LONG-TERM LIABILITIES
  Long-term debt (net)...................................    771,047    842,938
  Minority interests.....................................    193,499    205,822
  Other liabilities......................................     44,451     84,425
                                                          ---------- ----------
    Total Long-Term Liabilities..........................  1,008,997  1,133,185
                                                          ---------- ----------
COMMITMENTS AND CONTINGENCIES (Notes 1 and 18)
AMOUNTS DUE TO WESTERN RESOURCES.........................        --     756,276
                                                          ---------- ----------
SHAREHOLDER'S EQUITY
  Common stock...........................................          1          1
  Paid-in capital........................................  1,818,510    898,100
  Retained earnings......................................    293,164    369,033
  Accumulated other comprehensive income.................     37,788      9,508
                                                          ---------- ----------
    Total Shareholder's Equity...........................  2,149,463  1,276,642
                                                          ---------- ----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............... $3,433,092 $3,484,313
                                                          ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)

                                               Year Ended December 31,
                                           ----------------------------------
                                              1999        1998        1997
                                              ----        ----        ----
REVENUES
  Monitoring and related services.........  $ 515,065    $375,840    $134,204
  Installation, rental and other..........     91,395      46,597      19,487
                                           ----------  ----------  ----------
    Total Revenues........................    606,460     422,437     153,691
                                           ----------  ----------  ----------
COST OF REVENUES
  Monitoring and related services.........    137,551     103,521      35,786
  Installation and rental.................     46,599      25,727       3,253
                                           ----------  ----------  ----------
    Total Cost of Revenues................    184,150     129,248      39,039
                                           ----------  ----------  ----------
GROSS PROFIT..............................    422,310     293,189     114,652
                                           ----------  ----------  ----------
OPERATING EXPENSES
  Selling, general and administrative.....    227,071     169,870     120,887
  Depreciation and amortization...........    238,691     120,167      41,279
  Other charges:
    Severance and relocation costs........      5,809       3,400         --
    Impairment of customer accounts.......        --          --       12,750
    Merger related costs..................        --          --       11,542
                                           ----------  ----------  ----------
    Total Operating Expenses..............    471,571     293,437     186,458
                                           ----------  ----------  ----------
INCOME (LOSS) FROM OPERATIONS.............    (49,261)       (248)    (71,806)
                                           ----------  ----------  ----------
OTHER INCOME (EXPENSE)
  Investment earnings.....................     25,152      25,540      38,259
  Impairment of marketable securities.....    (76,166)        --          --
  Gain on sale of Mobile Services Group...     17,249         --          --
  Minority interests......................     12,934         382       3,586
  Impairment of international
   investments............................        --      (50,749)        --
  Non-recurring gain on contract
   repurchase.............................        --       16,348         --
  Gain on sale of Tyco securities.........        --          --      864,253
  Other...................................      6,633       5,711      (2,989)
                                           ----------  ----------  ----------
    Total Other Income (Expense)..........    (14,198)     (2,768)    903,109
                                           ----------  ----------  ----------
(LOSS) EARNINGS BEFORE INTEREST AND
 TAXES....................................    (63,459)     (3,016)    831,303
INTEREST EXPENSE..........................     85,164      52,914      64,016
                                           ----------  ----------  ----------
(LOSS) EARNINGS BEFORE INCOME TAXES.......   (148,623)    (55,930)    767,287
INCOME TAX (BENEFIT) EXPENSE..............    (61,011)    (20,099)    343,944
                                           ----------  ----------  ----------
(LOSS) EARNINGS BEFORE EXTRAORDINARY
 GAIN.....................................    (87,612)    (35,831)    423,343
EXTRAORDINARY GAIN NET OF TAX.............     11,743       1,591         --
                                           ----------  ----------  ----------
NET INCOME (LOSS).........................  $ (75,869)   $(34,240)   $423,343
                                           ==========  ==========  ==========
AVERAGE COMMON SHARES OUTSTANDING
 (SEE NOTES 1 AND 2)...................... 70,000,000  70,000,000  70,000,000
                                           ----------  ----------  ----------
EARNINGS (LOSS) PER AVERAGE COMMON SHARE
 OUTSTANDING--BASIC AND DILUTED:
  Earnings (loss) per common share before
   extraordinary gain.....................  $   (1.25)     $(0.51)   $   6.05
  Extraordinary gain......................       0.17        0.02         --
                                           ----------  ----------  ----------
EARNINGS (LOSS) PER COMMON SHARE
 (SEE NOTES 1 AND 2)......................  $   (1.08)   $  (0.49)   $   6.05
                                           ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (Dollars in Thousands)

                                                           Year Ended
                                                          December 31,
                                                   ----------------------------
                                                     1999      1998      1997
                                                     ----      ----      ----
NET INCOME (LOSS)................................. $(75,869) $(34,240) $423,343
                                                   --------  --------  --------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding (losses) gains on marketable
   securities arising during the year.............  (55,420)  (17,244)   25,248
  Less: Reclassification adjustment for losses
   included in net income.........................  102,417    14,029       --
                                                   --------  --------  --------
  Change in unrealized gain (loss) on marketable
   securities (net)...............................   46,997    (3,215)   25,248
  Change in unrealized loss on currency
   translation....................................     (115)   (1,026)      --
                                                   --------  --------  --------
  Other comprehensive income (loss), before tax...   46,882    (4,241)   25,248
                                                   --------  --------  --------
  Income tax (benefit) expense....................   18,602    (1,630)   13,129
                                                   --------  --------  --------
NET CHANGE IN OTHER COMPREHENSIVE INCOME (LOSS),
 NET OF TAX.......................................   28,280    (2,611)   12,119
                                                   --------  --------  --------
COMPREHENSIVE INCOME (LOSS)....................... $(47,589) $(36,851) $435,462
                                                   ========  ========  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                             (Dollars in Thousands)

                                                Year Ended December 31,
                                            ----------------------------------
                                               1999        1998        1997
                                               ----        ----        ----
COMMON STOCK:
  Beginning balance........................ $        1  $        1  $        1
                                            ----------  ----------  ----------
  Ending balance...........................          1           1           1
                                            ----------  ----------  ----------
PAID-IN CAPITAL:
  Beginning balance........................    898,100     874,326     283,082
  Contributions............................    920,410      23,774     591,244
                                            ----------  ----------  ----------
  Ending balance...........................  1,818,510     898,100     874,326
                                            ----------  ----------  ----------
RETAINED EARNINGS:
  Beginning balance........................    369,033     403,273     (20,070)
  Net income (loss)........................    (75,869)    (34,240)    423,343
                                            ----------  ----------  ----------
  Ending balance...........................    293,164     369,033     403,273
                                            ----------  ----------  ----------
ACCUMULATED OTHER COMPREHENSIVE INCOME:
  Beginning balance........................      9,508      12,119         --
  Unrealized (loss) gain on marketable
   securities..............................     46,997      (3,215)     25,248
  Unrealized (loss) on currency
   translation.............................       (115)     (1,026)        --
  Income tax benefit (expense).............    (18,602)      1,630     (13,129)
                                            ----------  ----------  ----------
  Ending balance...........................     37,788       9,508      12,119
                                            ----------  ----------  ----------
TOTAL SHAREHOLDER'S EQUITY................. $2,149,463  $1,276,642  $1,289,719
                                            ==========  ==========  ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                            WESTAR INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

              For the Years Ended December 31, 1999, 1998 and 1997

                                                Year Ended December 31,
                                            ----------------------------------
                                              1999        1998         1997
                                              ----        ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)......................... $ (75,869) $   (34,240) $  423,343
 Extraordinary gain........................   (11,743)      (1,591)         --
 Depreciation and amortization.............   238,691      120,167      41,279
 Equity in earnings from investments.......    (8,199)      (6,064)    (25,405)
 Gain on sale of Mobile services...........   (17,249)         --          --
 Minority interests........................   (12,934)         382         --
 (Gain) loss on sale of securities.........    26,251       14,029    (864,253)
 Impairment of marketable securities.......    76,166          --          --
 Accretion of debt premium.................    (6,799)       3,034       1,026
 Impairment of international investments...       --        50,749         --
 Net deferred taxes........................   (38,906)     (62,400)      2,348
 Provision for doubtful accounts...........    25,534       10,567       3,657
 Monitored services special charge.........       --           --       24,292
 Changes in other working capital (net of
  effects from acquisitions):
   Accounts receivable, net................   (21,765)     (43,650)     (4,918)
   Inventories and supplies................    (3,275)      (3,769)      4,089
   Tax receivable from Western Resources...   (25,170)      19,314     (25,200)
   Prepaid expenses and other..............    (6,237)     (22,674)     (4,766)
   Accounts payable........................     9,573       (2,595)    (58,398)
   Accrued liabilities.....................     1,842       (9,566)     26,120
   Accrued income taxes....................     6,382        1,336      37,503
   Deferred revenue........................     3,479       (2,237)        --
   Other...................................    (1,435)     (10,220)        --
 Changes in other assets and liabilities...   (39,252)     (20,932)     30,237
                                            ---------  -----------  ----------
Cash flow from (used in) operating
 activities................................   119,085         (360)   (389,046)
                                            ---------  -----------  ----------
CASH FLOWS USED IN INVESTING ACTIVITIES
 Additions to property, plant and
  equipment, net...........................   (32,644)     (32,711)     (3,826)
 Customer account acquisitions.............  (241,000)    (277,667)    (49,867)
 Monitored security company acquisitions,
  net of cash acquired.....................   (27,407)    (549,196)   (438,717)
 Divestiture of Mobile services............    19,087          --          --
 Proceeds from issuance of stock by
  subsidiary (net).........................       --        45,565         --
 Purchases of marketable securities........   (12,003)    (261,036)        --
 Proceeds from sale of marketable
  securities...............................    73,456       30,479   1,533,530
 Investment in other securities............   (35,883)     (26,644)        --
 Sale of ONEOK stock.......................    28,101          --          --
 Other investments (net)...................   (15,420)     (72,295)    (57,273)
                                            ---------  -----------  ----------
Cash flow (used in) from investing
 activities................................  (243,713)  (1,143,505)    983,847
                                            ---------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net funding from Western Resources........   (60,349)     557,220    (194,751)
 Proceeds from long-term debt..............   213,809      645,767         --
 Payments on long-term debt................   (31,743)    (118,430)   (324,573)
                                            ---------  -----------  ----------
Cash flows from (used in) financing
 activities................................   121,717    1,084,557    (519,324)
                                            ---------  -----------  ----------
Net increase (decrease) in cash and cash
 equivalents...............................    (2,911)     (59,308)     75,477
Cash and cash equivalents
 Beginning of period.......................    16,340       75,648         171
                                            ---------  -----------  ----------
 End of period............................. $  13,429  $    16,340  $   75,648
                                            =========  ===========  ==========
Supplemental Disclosures of Cash Flow
 Information
Cash Paid For:
 Interest on financing activities.......... $  69,012  $    18,695  $   10,391
 Income taxes..............................       783          311     383,614

                            WESTAR INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (dollar amounts in thousands, except for per share amounts) (interim amounts as of June 30, 2000 and 1999 are unaudited)

1. BUSINESS AND ORGANIZATION

 Business

   Westar Industries Inc. (hereinafter referred to as "Westar Industries" or the "Company") is a holding company principally engaged in the monitoring security business through Protection One and Protection One Europe, which provide life safety and property monitoring services to nearly 1.6 million customers in North America and Europe. The principal activity of Protection One and Protection One Europe is responding to the security and safety needs of their customers. Protection One's sales are generated primarily from recurring monthly payments for monitoring and maintaining the alarm systems that are installed in customers' homes and businesses. Protection One Europe's sales are generated primarily from the sale of contracts for monitoring and maintaining the alarm systems that are installed in its customers' homes and businesses. Security systems are designed to detect burglaries, fires and other events.

   Westar Industries also has investment interests in a natural gas distribution company, a direct marketing company, international power generation, and other businesses which in the aggregate are not material.

 Reorganization

   Wing Turkey, Inc. and Western Resources (Bermuda) Ltd., currently wholly owned subsidiaries of Western Resources Inc. ("Western Resources"), will be contributed to and become wholly owned subsidiaries of Westar Industries. These contributions will complete the contemplated reorganization of Westar Industries and will occur prior to the consummation of the rights offering referred to in "Description of Transaction" below. These contributions will be recorded at their historical cost basis.

   The Company will approve an increase in the number of authorized shares of common stock from 1,000 shares to 150,000,000 shares enabling the Company to complete a stock split effected in the form of a 100% stock dividend so that the number of the Company's shares outstanding will equal the number of Western Resources shares outstanding. All references to retained earnings, common stock, common shares outstanding, average number of shares outstanding and per share amounts in these consolidated financial statements and notes to consolidated financial statements prior to the record date of the stock split have been restated to reflect this expected stock split on a retroactive basis. Per share amounts assume 70,000,000 outstanding shares of the Company's common stock, which the Company estimates will be the approximate number of outstanding shares of Western Resources common stock on the record date for the rights offering.

   Prior to the effective date of the rights offering, the Company will adopt a shareholder rights plan in which each shareholder will be granted one preferred stock purchase right for each outstanding share of common stock. Each right will entitle shareholders to purchase Series A Preferred Stock at a prescribed ratio and price. The rights will be exercisable if an entity other than Western Resources acquires or attempts to acquire over 10% of our outstanding common shares.

   Westar Industries will enter into a Stock Purchase Option Agreement with Western Resources in which Western Resources will grant Westar Industries the right to purchase Western Resources' interest in a jointly held electric power plant. The option will expire after 5 years.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


 Description of Transaction

   As described in the prospectus of which these consolidated financial statements are a part, Western Resources intends to distribute, at no charge, non-transferable rights to its common shareholders. The rights will enable Western Resources shareholders to acquire up to approximately 9.9% of Westar Industries' common stock from Western Resources for a fixed price for a specified time period. Attached to the common shares will be rights to purchase preferred stock at a stipulated price in certain circumstances relating to changes in ownership of Westar Industries under its shareholder rights agreement. Proceeds from the rights offering will be retained by Western Resources.

 Organization

   The significant components of the Company's consolidated group after completing the reorganization are as follows:

     1. Monitored services: Provided by Westar Industries via its subsidiaries, including Protection One, Inc., an 85%-owned subsidiary. Services in the United Kingdom and Continental Europe are provided by Protection One International, Inc. and Protection One (UK) plc, which are wholly owned by Westar Industries (collectively referred to as Protection One Europe).

     2. Natural gas: Westar Industries maintains a 45% investment in ONEOK, Inc. ("ONEOK"), an Oklahoma natural gas distribution company. This investment was acquired by Western Resources in November 1997 and has been contributed to Westar Industries.

     3. Direct marketing: Westar Industries owns a 40% interest in Paradigm Direct LLC.

     4. Foreign power generation: Investments in Europe and Asia are maintained by Wing Turkey, Inc. and Western Resources (Bermuda) Ltd.

 Basis of Presentation

   The consolidated financial statements of Westar Industries reflect the results of operations, financial position, changes in net worth and cash flows of Westar Industries as if it were a separate entity for all periods presented. For purposes of these financial statements, the Company's subsidiaries are included from the date of acquisition and the ONEOK investment is included from the date the investment was made by Western Resources. The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in group net worth and cash flows of Westar Industries had it been a separate, stand-alone entity during the periods presented.

   As an integrated business of Western Resources, Westar Industries has not historically prepared separate financial statements in accordance with generally accepted accounting principles ("GAAP") in the normal course of operations. However, these consolidated financial statements were prepared in accordance with GAAP for purposes of this filing. See Note 18 for a discussion of the SEC Review. The consolidated financial statements reflect certain assets, liabilities, revenues and expenses directly attributable to Westar Industries as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows on a stand-alone basis. The allocation methodologies have been described within the notes to these consolidated financial statements. Management considers the allocation methodologies adopted to be

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

reasonable; however, the costs of these services charged to Westar Industries may not necessarily be indicative of costs that would have been incurred if Westar Industries had performed these functions entirely as a stand-alone entity.

   Intercompany agreements with Western Resources for shared services, tax sharing, other corporate allocations, and the demand note for amounts due from Western Resources have not been finalized and are in the process of being drafted. The financial statements have been prepared based upon the terms and conditions expected to be contained in these documents.

   The accompanying audited financial statements as of December 31, 1999, and 1998, and for the three years in the period ended December 31, 1999 and the unaudited balance sheet as of June 30, 2000 and the unaudited results of operations for the year-to-date periods ended June 30, 2000 and 1999 have been presented on a consolidated basis to reflect the operations of Westar Industries and subsidiaries together with the results of the affiliates after elimination of all material accounts and transactions between all affiliated entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Data

   The consolidated financial statements as of and for the six months ended June 30, 2000 and 1999 and the related amounts in these notes to consolidated financial statements are unaudited, but, in the opinion of management, reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods. Operating results for the six months ended June 30, 2000 are not necessarily an indication of the results that may be expected for the year ended December 31, 2000.

 Use of Estimates

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates made in preparing the consolidated financial statements include amortization periods, allowance for doubtful accounts, income tax valuation allowances, and the allocation of certain general and administrative expenses and working capital account balances. Actual amounts and results could differ from those estimates.

   Westar Industries' operations and ability to grow may be affected by numerous factors, including changes in customer requirements, new laws, technological advances, entry of new competitors and changes in the willingness of Western Resources and other potential lenders to finance operations. Westar Industries cannot predict which, if any, of these or other factors might have a significant impact in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on its operations.

 Cash and Cash Equivalents

   All highly liquid investments purchased with a remaining maturity of three months or less at the date acquired are cash equivalents. These investments, consisting of money market funds, are stated at cost, which approximates market.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


 Restricted Cash

   Restricted cash at June 30, 2000 consists of cash used to collateralize letters of credit primarily related to international power investments. Restricted cash at December 31, 1999 and 1998 primarily consists of cash held in escrow pursuant to one of Protection One's 1998 acquisitions.

 Accounts Receivable

   Receivables, which consist primarily of trade accounts receivable, have been reduced by allowances for doubtful accounts of $30,815 and $20,142, at December 31, 1999 and 1998 respectively. The Company's allowance for doubtful accounts at June 30, 2000 was $37,917.

 Marketable Securities

   Management classifies the Company's marketable securities as "Available-for-Sale" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, any unrealized gains and losses are reported as a component of Other Comprehensive Income (Loss) in accordance with SFAS No. 130 "Reporting Comprehensive Income." Gains or losses on securities sold are calculated based on the specific identification method.

 Inventories

   Inventories, comprised of alarm systems and parts, are stated at the lower of average cost or market.

 Property and Equipment

   Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives. Gains or losses from retirements and dispositions of property and equipment are recognized in income in the period realized. Repair and maintenance costs are expensed as incurred.

   Estimated useful lives of property and equipment are as follows:

     Furniture, fixtures and equipment.........................       5-10 years
     Data processing and telecommunications.................... 8 months-5 years
     Leasehold improvements....................................       5-10 years
     Vehicles..................................................          5 years
     Buildings.................................................         40 years

 Customer Accounts

   Customer accounts are stated at cost. Cost includes amounts paid to dealers and the estimated fair value of accounts acquired in business acquisitions. Internal costs incurred in support of acquiring customer accounts are expensed as incurred.

   Protection One conducted a comprehensive review of its amortization policy during the third quarter of 1999. This review was performed specifically to evaluate the historic amortization policy in light of the inherent declining revenue curve over the life of a pool of customer accounts, and Protection One's historical attrition experience. After completing the review, Protection One management identified three distinct pools,

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

each of which has distinct attributes that affect differing attrition characteristics. The pools corresponded to the North America, Multifamily and Europe business segments. For the North America and Europe pools, the analyzed data indicated to management that it can expect attrition be greatest in years one through five of asset life and that a change from a straight-line to a declining balance (accelerated) method would more closely match future amortization cost with the estimated revenue stream from these assets. Protection One management elected to change to an accelerated method for the North America and Europe pools in the third quarter of 1999. Prior to this date, Protection One amortized customer accounts on a straight line basis over ten years. No change was made for the 10-year straight line method used for the Multifamily pool.

   The amortization rates for the North America and Europe customer pools consider the average estimated remaining life and historical and projected attrition rates. The average estimated remaining life for each customer pool is as follows:

                                    Average
                                    Estimated
                                    Remaining
     Pool                           Life (Years) Method
     ----                           ------------ ------
     North America.................     8-10     Ten-year 130% declining balance
     Europe........................     10       Ten-year 125% declining balance
     Multifamily...................     12       Ten-year straight-line

   Adoption of the declining balance method effectively shortens the estimated expected average customer life for these two customer pools, and does so in a way that does not make it possible to distinguish the effect of a change in method (straight-line to declining balance) from the change in estimated lives. In such cases, GAAP requires that the effect of such a change be recognized in operations in the period of the change, rather than as a cumulative effect of a change in accounting principle. Accordingly, the effect of the change in accounting principle increased amortization expense reported in the third quarter of 1999 by $47,000. Accumulated amortization recorded on the balance sheet would have been approximately $41,000 higher through the end of the second quarter of 1999 if Protection One had historically used the declining balance method.

   In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," long-lived assets held and used by Protection One are evaluated for recoverability on a periodic basis or as circumstances warrant. An impairment would be recognized when the undiscounted expected future operating cash flows derived from customer accounts are less than the carrying value of capitalized customer accounts and goodwill. If an impairment would be incurred, the Company would be required to record a non-cash change to income which could be material.

   Due to the high level of customer attrition experienced in 1999 and the decline in market value of Protection One's publicly traded equity and debt securities, management performed an impairment test on its customer account asset in the fourth quarter of 1999 and concluded that no impairment has occurred.

   Customer account accumulated amortization is as follows:

                                                     As of December
                                                           31,         As of
                                                    ----------------- June 30,
                                                      1999     1998     2000
                                                      ----     ----   --------
     Customer account accumulated amortization..... $307,600 $118,400 $384,739

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   Customer account amortization expense is as follows:

                                                For the year     For the six
                                               ended December   months ended
                                                    31,           June 30,
                                              ---------------- ---------------
                                                1999    1998    2000    1999
                                                ----    ----    ----    ----
     Customer account amortization expense... $188,097 $87,958 $77,504 $64,109

 Goodwill

   The excess of the cost over the fair value of net assets of businesses acquired is recorded as goodwill. Protection One has historically amortized goodwill on a straight-line basis over 40 years. The carrying value of goodwill was included in its evaluation of recoverability of customer accounts. No reduction in the carrying value was necessary at December 31, 1999.

   In conjunction with the impairment test for customer accounts, Protection One reevaluated the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful life of goodwill. Protection One concluded that due to continued losses and increased levels of attrition experienced in 1999, the estimated useful life of goodwill should be reduced from 40 to 20 years. The change was accounted for as a change in accounting estimate. As of January 1, 2000, the remaining goodwill, net of accumulated amortization, will be amortized over its remaining useful life based on a 20-year life. The resulting increase in annual goodwill amortization on the existing account base will be approximately $24,000 for North America, $6,000 for Multifamily, and $4,000 for Protection One Europe.

   Goodwill accumulated amortization is as follows:

                                                             As of       As of
                                                         December 31,    June
                                                        ---------------   30,
                                                         1999    1998    2000
                                                         ----    ----    ----
     Goodwill accumulated amortization................. $64,366 $31,474 $94,285

   Goodwill amortization expense is as follows:

                                                 For the year     For the six
                                                ended December   months ended
                                                      31,          June 30,
                                                --------------- ---------------
                                                 1999    1998    2000    1999
                                                 ----    ----    ----    ----
     Goodwill amortization expense............. $31,053 $24,178 $31,948 $16,177

 Income Taxes

   Westar Industries recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are periodically reviewed for recoverability.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   Westar Industries is reimbursed for tax benefits utilized by Western Resources. The income tax provision has been calculated as if Westar Industries filed on a stand-alone basis. The Company has recorded an income tax receivable for amounts due from Western Resources pursuant to a similar agreement between Western Resources and Protection One. If Westar Industries did not file its taxes on a consolidated basis with Western Resources, the deferred tax assets may not be realizable and Westar Industries may not be in a position to record a tax benefit for losses incurred.

 Revenues

   Monitored services revenues are recognized when monitoring, extended service protection, patrol, repair and other services are provided. Deferred revenues result from customers who are billed for monitoring, extended service protection and patrol and alarm response services in advance of the period in which such services are provided, on a monthly, quarterly or annual basis.

 Advertising Costs

   Printed materials are generally expensed as incurred. Broadcast advertising costs are generally expensed upon the first broadcast of the respective advertisement. Total advertising expense was $3,054, $3,684, and $10,415 during the years ended December 31, 1999, 1998, and 1997, respectively.

 Earnings (Loss) Per Share

   Earnings (loss) per share as reflected on the consolidated statement of operations, has been computed and presented in accordance with SFAS No. 128 "Earnings Per Share". The weighted average shares outstanding used in the computation of earnings (loss) per share for each period presented was the shares outstanding giving effect to the stock split described in Note 1. The number of shares outstanding after this stock split was assumed to be 70 million shares of the Company's common stock. The actual number of shares of the Company's outstanding common stock will be the same as the number of outstanding shares of Western Resources' common stock on the record date for the rights offering, which the Company estimates will be approximately
70 million shares.

 Comprehensive Loss

   During 1998, Westar Industries adopted the provisions of SFAS No. 130 "Reporting Comprehensive Income." Comprehensive loss comprises net loss plus the unrealized gains and losses associated with foreign currency translations and available-for-sale investment securities.

 Concentrations of Credit Risk

   Financial instruments which potentially subject the company to concentrations of credit risk consist principally of trade receivables from a large number of customers, including both residential and commercial, dispersed across a wide geographic base. Westar Industries extends credit to its customers in the normal course of business, performs periodic credit evaluations and maintains allowances for potential credit losses. The Company has customers located throughout the United States, Canada, and Europe. The Company does not believe a significant loss from a concentration of credit risk exists.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


 Pending Accounting Pronouncements

   SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 cannot be applied retroactively. We are currently evaluating our financial instruments to determine what, if any, affect adopting SFAS 133 might have on our financial statements. We have not yet quantified all effects of adopting SFAS 133 on our financial statements.

3. RELATED PARTY TRANSACTIONS

 Cash Management

   Protection One and Protection One Europe maintain their own cash management function. Historically, Westar Industries, exclusive of Protection One and Protection One Europe, utilized the central cash management of Western Resources under a centralized cash management system, and no significant cash balances are maintained. Also, Western Resources determined the amount of funding provided to Westar Industries based on actual cash used for capital and operating expenses, net of Westar Industries cash receipts. Funds required by Westar Industries were subject to the ongoing approval and budgeting processes of Western Resources. Following the rights offering, Westar Industries will continue to utilize the cash management systems of Western Resources pursuant to the shared services agreement.

 Financing Arrangements and Liquidity

   Westar Industries has historically relied on Western Resources for its capital needs. At June 30, 2000 the Company had a receivable from Western Resources (see below) which will be converted into a demand note upon consummation of the rights offering. Liquidity available through amounts due from Western Resources combined with cash flows of Protection One and Protection One Europe, dividends from ONEOK and from other investments and the Company's existing cash balances are expected to be adequate and provide for Westar Industries' liquidity requirements.

   During the period beginning with the consummation of the rights offering, the Company will be required to use proceeds from the sale of assets in excess of its operating needs to acquire convertible preferred stock or common stock of Western Resources or shares of the Company's common stock owned by Western Resources at a price not less than the subscription price. If the Company does not select one of these options as of the time the asset sales proceeds become available, the Company will deliver the cash to Western Resources in return for a note, which will be repaid with the securities the Company ultimately selects, provided that the Company's election must be made prior to the date of the pro rata distribution by Western Resources of the Company's remaining shares. The agreement as to the use of the proceeds of asset sales will terminate upon the earliest of (1) the closing of a transaction with a strategic partner for Western Resources electric utilities, (2) Western Resources' secured debt securities receiving an investment grade rating from Moody's and Standard & Poors, or (3) the reduction of Western Resources unconsolidated debt plus Kansas Gas and Electric Company debt to $2,500,000.

   Protection One has initiated efforts to obtain a credit facility from a third party lender. Due to Protection One's credit downgrades received in 2000 by the rating agencies, higher interest rates and a more difficult lending market, it is not known on what terms a credit facility could be obtained or if a credit facility could be obtained at all. Protection One currently has an intercompany credit facility with Westar Industries that expires in January 2001. Amounts outstanding have been eliminated in consolidation.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


 General and Administrative

   Direct operating costs of Westar Industries are charged directly by Western Resources. Other costs are allocated and include the estimated costs of information systems services, payroll and benefits administration, purchasing and certain other accounting and administrative services. These costs were allocated based upon headcount, square footage, revenue, and other factors which management believes to be reasonable. Allocated costs are as follows:

                    Year Ended December 31         Amount
                    ----------------------         ------
            1999.................................. $3,628
            1998..................................  4,894
            1997..................................  3,026
                   For the six months ended
                           June 30,
                   ------------------------
            2000.................................. $1,194
            1999..................................  1,196

   Management believes that the allocation methodologies applied are reasonable. However, it is not practicable to determine whether the allocated amounts represent amounts that would have been incurred on a stand-alone basis.

 Receivable from Western Resources

   The Company has an intercompany receivable from Western Resources for approximately $225,000 at June 30, 2000. The balance primarily represents proceeds from the liquidation of Westar Industries' portfolio of marketable securities during the first half of 2000. Upon consummation of the rights offering, a portion of the receivable will be converted into a demand note bearing interest at a rate designed to mirror the pre-tax average cost of capital of Western Resources. The note is payable on demand, but no later than the closing of a strategic transaction involving Western Resources' electric utilities. The remaining balance will be repaid at the Company's option in stock of Western Resources, stock of the Company held by Western Resources at a price not less than the subscription price, or a note convertible no later than the closing of the strategic transaction involving Western Resources' electric utilities into one of the types of equity securities mentioned above.

 Amounts Due to (from) Western Resources and Paid-in Capital

   The paid in capital of Westar Industries at December 31, 1999 includes approximately $920,410 of capital contributions recorded in an intercompany account in prior periods. Management believes this change is consistent with the substance of the Company's intercompany transactions.

 Shared Corporate Services

   Western Resources and Westar Industries will enter into a shared services agreement prior to completion of the rights offering. Under this agreement a portion of Western Resources' shared corporate services (such as human resources, legal, accounting and auditing, tax, treasury, strategic planning, investor relations and corporate technology) will be allocated to Westar Industries based upon specific identification of such services

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

used by Westar Industries. Where determinations based on use alone are impracticable, other methods and criteria will be used that management believes are fair and provide a reasonable estimate of the cost attributable to Westar Industries.

   Protection One has entered into a shared services agreement with Western Resources. Pursuant to this agreement, Western Resources provides administrative services including accounting, human resources, legal, facilities and technology. Since entering into the agreement, Protection One incurred charges of approximately $2,000 through December 31, 1999 and approximately $2,353 for the six months ended June 30, 2000, which were based upon various hourly charges, negotiated fees and out of pocket expenses.

 Marketing Agreement

   Protection One entered into a three-year marketing agreement with Paradigm Direct LLC ("Paradigm") during 1999. Westar Industries has a 40% ownership interest in Paradigm. Under the arrangement, Protection One was to purchase a targeted number of accounts from Paradigm during each year of the agreement following an initial pilot program. During 1999, Protection One expensed $1,000 paid to Paradigm in the third quarter in connection with startup costs relative to this program and prepaid approximately $1,000 from anticipated account purchases. Subsequent to year-end, Protection One converted this program for an account acquisition program to a lead generation program. The pilot program Protection One had with Paradigm, which utilized direct marketing to produce customer accounts, was concluded on June 30, 2000 and the marketing agreement was terminated.

 ONEOK Stock Repurchase

   In 1999, Western Resources and Westar Industries sold a total of 984,000 shares of ONEOK stock to ONEOK as a result of ONEOK's repurchase program. The Company reduced its investment in ONEOK for proceeds received from this sale. All such shares were required to be sold to ONEOK in accordance with a Shareholder Agreement between Western Resources and ONEOK. The Company's ownership interest remains at approximately 45%.

 Intercompany Interest Expense

   Interest expense for 1998 and 1997 includes intercompany interest expense from Western Resources. Amounts for 1998 and 1997 were $11,500 and $36,900 respectively.

4.  ACQUISITION TRANSACTIONS

   Protection One and its predecessor entity, Western Resources Security Business (WRSB), acquired a significant number of monitored services companies in 1998 and 1997. All companies acquired have been accounted for using the purchase method. The principal assets acquired in the acquisitions are customer accounts. The excess of the purchase price over the estimated fair value of the net assets acquired is recorded as goodwill. The results of operations have been included in the consolidated results of operations of the Company from the date of the acquisition.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   The following unaudited pro forma consolidated results of operations for the years ended December 31, 1998 and 1997 assume all material business combinations occurred at January 1, 1997.

                                                                Year Ended
                                                               December 31,
                                                             ------------------
                                                               1998      1997
                                                               ----      ----
                                                                (Unaudited)
     Revenues............................................... $563,472  $464,775
     Net income (loss)......................................  (43,258)  390,038
     Earnings (loss) per share..............................    (0.62)     5.57

   The unaudited pro forma financial information is not necessarily indicative of the results of operations had the entities been consolidated for the entire period nor do they purport to be indicative of results which will be obtained in the future.

   During 1999, Protection One completed four primary acquisitions in the United Kingdom, for a combined purchase price of approximately $32,000.

5. MARKETABLE SECURITIES

   Marketable securities are valued as follows:

                                                         As of
                                                     December 31,
                                                   ------------------  June 30,
                                                     1999      1998      2000
                                                     ----      ----    --------
     Equity Securities
     Cost......................................... $ 43,124  $ 94,369  $  6,918
     Gross unrealized gain........................   70,407    45,685       --
     Gross unrealized loss........................   (1,628)  (10,182)   (1,736)
                                                   --------  --------  --------
     Aggregate fair value......................... $111,903  $129,872  $  5,182
                                                   ========  ========  ========
     Sales Proceeds............................... $ 48,473  $ 27,904  $126,955
                                                   ========  ========  ========
     Realized gain (loss) from sales.............. $(15,043) $(13,943) $ 90,749
                                                   ========  ========  ========
     Debt Securities
     Cost......................................... $ 65,225  $172,129    $  --
     Gross unrealized gain........................      --        --        --
     Gross unrealized loss........................      --    (13,924)      --
                                                   --------  --------  --------
     Aggregate fair value......................... $ 65,225  $158,205  $    --
                                                   ========  ========  ========
     Sales proceeds............................... $ 24,983  $  2,575  $ 90,107
                                                   ========  ========  ========
     Realized gain (loss) from sales.............. $(11,208) $    100  $ 24,880
                                                   ========  ========  ========

   During the fourth quarter of 1999, Westar Industries decided to sell its remaining marketable security investments in paging industry companies. These securities have been classified as available-for-sale; therefore, changes in market value have been historically reported as a component of other comprehensive income.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   The market value for these securities declined during the last six to nine months of 1999. Westar Industries determined that the decline in value of these securities was other than temporary and a charge to earnings for the decline in value was required at December 31, 1999. Therefore, Westar Industries recorded a non-cash charge of $76,166 in the fourth quarter of 1999. This charge to earnings has been presented separately in the accompanying Consolidated Statements of Operations.

   During the six-month period ended June 30, 2000, the Company recorded investment income of $150,090. This income was primarily attributable to gains on the sale of marketable securities and income from the ONEOK investment. A summary of investment income is as follows:

      Gain on sale of marketable securities........................... $115,629
      ONEOK income....................................................   23,895
      Equity investment income........................................    5,590
      Other...........................................................    4,976
                                                                       --------
        Total......................................................... $150,090
                                                                       ========

6. PROPERTY AND EQUIPMENT

   Property and equipment are summarized as follows:

                                                     December 31,
                                                   ------------------  June 30,
                                                     1999      1998      2000
                                                     ----      ----      ----
     Furniture, fixtures and equipment............ $ 19,126  $ 18,915  $ 17,157
     Data processing and telecommunication........   60,548    36,057    66,268
     Leasehold improvements.......................    2,219     1,826     5,212
     Vehicles.....................................    7,019     3,720     7,815
     Buildings and other..........................    3,731       777     3,744
                                                   --------  --------  --------
                                                     92,643    61,295   100,196
     Less accumulated depreciation................  (29,866)  (14,100)  (45,793)
                                                   --------  --------  --------
     Property and equipment, net.................. $ 62,777  $ 47,195  $ 54,403
                                                   ========  ========  ========

   Depreciation expense was as follows:

                                                                    Year ended
                                                                   December 31,
                                                                  --------------
                                                                   1999    1998
                                                                   ----    ----
     Depreciation expense........................................ $19,541 $8,031

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


7. CUSTOMER ACCOUNTS

   The following is a roll forward of the investment in customer accounts (at cost):

                                               December 31,
                                           ----------------------   June 30,
                                              1999        1998        2000
                                              ----        ----        ----
     Beginning customer accounts, net..... $1,031,956  $  530,312  $1,138,903
     Acquisition of customer accounts.....    333,195     601,063      22,952
     Amortization of customer accounts....   (189,214)    (89,893)    (77,504)
     Non-cash charges against purchase
     holdbacks............................    (37,034)     (9,526)    (12,360)
                                           ----------  ----------  ----------
     Ending customer accounts, net........ $1,138,903  $1,031,956  $1,071,991
                                           ==========  ==========  ==========

   In conjunction with certain purchases of customer accounts, Protection One usually withholds a portion of the purchase price as a reserve to offset qualifying losses of the acquired customer accounts for a specified period as provided for in the purchase agreements, and as a reserve for purchase price settlements of assets acquired and liabilities assumed. The estimated expected amount to be paid at the end of the holdback period is capitalized and an equivalent current liability established at the time of purchase.

   The following is a roll forward of purchase holdbacks:

                                                               December 31,
                                                             ------------------
                                                               1999      1998
                                                               ----      ----
     Balance, beginning of period........................... $ 42,303  $ 11,444
     Additions..............................................   26,663    72,673
     Non-cash charges against customer accounts.............  (37,034)   (9,526)
     Cash payments to sellers...............................  (11,719)  (32,288)
                                                             --------  --------
     Balance, end of period................................. $ 20,213  $ 42,303
                                                             ========  ========

   Purchase holdback periods are negotiated between Protection One and sellers or dealers, but typically range from zero to 12 months. At the end of the period prescribed by the purchase holdback, Protection One verifies customer losses experienced during the period and calculates a final payment to the seller or dealer. The purchase holdback is extinguished at the time of final payment and a corresponding adjustment is made in the customer intangible to the extent the final payment varies from the estimated liability established at the time of purchase.

8. INVESTMENTS ACCOUNTED FOR BY THE EQUITY METHOD

   Westar Industries' investments which are accounted for by the equity method are as follows:

                                                                    Equity
                                                                   Earnings
                                                 Investment at    Year Ended
                                  Ownership at   December 31,    December 31,
                                  December 31, ----------------- -------------
                                      1999       1999     1998    1999   1998
                                      ----       ----     ----    ----   ----
   ONEOK(1)......................     45%      $590,109 $615,094 $6,945 $6,064
   Paradigm Direct...............     40%        35,385      --   1,254    --
   International companies and
    joint ventures(2)............  9% to 50%     18,724   10,500    --     --

--------
(1) The company also received preferred and common dividends of approximately $41,000 and $40,000 in 1999 and 1998, respectively.
(2)  Investment is aggregated. Individual investments are not material.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

 Investment in ONEOK

   The following summarized financial information for ONEOK is presented as of and for the periods ended December 31, 1999 and November 30, 1998, the most recent periods for which public information is available. In 1999, ONEOK changed its fiscal year end from August 31 to December 31. This balance sheet information was derived from the publicly filed financial statements of ONEOK, Inc. on Form 10-Q. Income statement data related to the twelve month periods ended December 31, 1999 and November 30, 1998 were derived from unaudited supplemental information contained in ONEOK's Transition Report on Form 10-Q filed for the 1999 period and quarterly and annual financial statements contained in ONEOK's Forms 10-Q and Form 10-K filed for the 1998 period.

                                                       December 31, November 30,
                                                           1999         1998
                                                           ----         ----
     Balance Sheet:
       Current assets.................................  $  593,721   $  404,358
       Non-current assets.............................   2,645,854    2,091,797
       Current liabilities............................     786,713      338,466
       Non-current liabilities........................   1,301,338      993,668
       Equity.........................................   1,151,524    1,164,021
                                                          Twelve Months Ended
                                                       -------------------------
                                                       December 31, November 30,
                                                           1999         1998
                                                           ----         ----
     Income Statement:
       Revenues.......................................  $2,070,983   $1,896,178
       Net revenues...................................     760,209      645,606
       Net income.....................................     106,873      103,525

At December 31, 1999, the Company's ownership interest in ONEOK was comprised of approximately 2.3 million common shares and approximately 19.9 million convertible preferred shares. If all the preferred shares were converted, Westar Industries would own approximately 45% of ONEOK's common shares.

 Investments in International Power Development Projects

   In 1998, the Company's equity investments in certain power generation projects were written down to estimated fair value after it was determined that the decline in value of these investments was not temporary. A charge of approximately $50,749 was recorded to reduce these investments to an estimated fair value of $10,500.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


9. LONG-TERM DEBT

   Long-term debt and the fixed or weighted average interest rates are as follows:

                                                   December 31,
                                                 ------------------  June 30,
                                                   1999      1998      2000
                                                   ----      ----      ----
Senior Credit Facility, maturing December 2001,
 variable rate 6.8% (a)......................... $    --   $ 42,417  $    --
Senior Subordinated Notes, maturing January
 2009, fixed rate 8.125%........................  341,415   350,000   262,040
Senior Unsecured Notes, maturing August 2005,
 fixed rate 7.375%..............................  250,000   250,000   250,000
Senior Subordinated Discount Notes, maturing
 June 2005, effective rate of 6.4%..............   87,038   125,590    53,208
Convertible Senior Subordinated Notes, maturing
 September 2003, fixed 6.75%....................   53,950    53,950    28,185
Other debt obligations, including capital
 leases.........................................   74,599   105,987    59,001
                                                 --------  --------  --------
                                                  807,002   927,944   652,434
Less current portion............................  (35,955)  (85,006)  (28,326)
                                                 --------  --------  --------
  Total long-term debt.......................... $771,047  $842,938  $624,108
                                                 ========  ========  ========

--------
(a) Represents weighted average rate of borrowings under facility at year end.

 Senior Subordinated Notes

   In 1998, Protection One issued $350,000 of unsecured 8.125% Senior Subordinated Notes due 2009. The notes are redeemable at Protection One's option, in whole or in part, at a predefined price.

   Protection One did not complete a required exchange offer during 1999. As a result, the interest rate on these notes increased to 8.625% in June 1999. If the exchange offer is completed, the interest rate will revert back to 8.125%. Interest on these notes is payable semi-annually on January 15 and July 15. In 1998, Protection One issued $250,000 of Senior Unsecured Notes. Interest is payable semi-annually on February 15 and August 15. The notes are redeemable at Protection One's option, in whole or in part, at a predefined price.

 Senior Subordinated Discount Notes

   In 1995, Protection One issued $166,000 of unsecured Senior Subordinated Discount Notes with a fixed interest rate of 13 5/8%. Interest payments began in 1999 and are payable semi-annually on June 30 and December 31. In connection with the acquisition of Protection One in 1997, these notes were restated to fair value reflecting a current market yield of approximately 6.4%. This resulted in bond premium being recorded to reflect the increase in value of the notes as a result of the decline in interest rates since the note issuance. The revaluation had no impact on the expected cash flow to existing noteholders.

 Convertible Senior Subordinated Notes

   In 1996, Protection One issued $103,500 of Convertible Senior Subordinated Notes. Interest is payable semi-annually on March 15 and September 15. The notes are convertible at any time at a conversion price of $11.19 per share. The notes are redeemable, at Protection One's option, at a specified redemption price.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

 Other

   Represents debt obligations assumed from an acquisition of a French security company in 1998, debt related to international power projects and capital leases. Interest rates on these obligations range from 8.5% to 18%.

 Extinguishments of Debt

   During 1999, 1998 and for the six month period ended June 30, 2000, Westar Industries recorded gains (losses) on the extinguishment of debt instruments as follows:

     In the fourth quarter 1999, Westar Capital purchased Protection One bonds on the open market at amounts less than the carrying amount of the debt. The Company has recognized an extraordinary gain of $13,434, net of tax, at December 31, 1999 related to the retirement of this debt.

     During the first six months of 2000, Westar Industries and Protection One purchased Protection One debt on the open market. An extraordinary gain of $35,839 was recognized on these retirements.

     During 1999, Westar Industries acquired Protection One's Senior Credit Facility from Protection One's lenders. Simultaneous to the acquisition of the Senior Credit Facility by Westar Industries, Western Resources extinguished the liability to the lenders on behalf of Westar Industries. Westar Industries recognized an extraordinary loss of $1,691, net of tax on this transaction. In December 1999, Western Resources forgave Westar Industries' obligation to Western Resources related to the repayment of the Senior Credit Facility.

     In 1998, Protection One redeemed senior subordinated discount notes with a book value of $69,000 and recorded an extraordinary gain on the extinguishment of $1,591, net of tax. The remaining notes are redeemable at Protection One's option, in whole or in part, at anytime on or after June 30, 2000, at a predefined price.

 Debt Maturities

   Debt maturities at December 31, 1999 over the next five years are as follows:

             2000............................. $35,955
             2001.............................  27,000
             2002.............................   6,031
             2003.............................  56,018
             2004.............................     457

Financial and Operating Covenants

   All of these debt instruments contain restrictions based on "EBITDA". The definition of EBITDA varies among the various indentures and the Senior Credit Facility. EBITDA is generally derived by adding to income (loss) before income taxes, the sum of interest expense and depreciation and amortization expense. However, under the varying definitions of the indentures, various and numerous additional adjustments are sometimes required.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

   Protection One's credit facilities contain financial and operating covenants which may restrict its ability to incur additional debt, pay dividends, make loans or advances and sell assets. The financial covenants are based on Protection One's stand-alone financial results. These covenants as of December 31, 1999, unless noted otherwise, are summarized as follows:

   Debt Instrument                      Financial Covenant
   ---------------                      ------------------
   Senior Subordinated Notes........... Current fiscal quarter EBITDA/current fiscal quarter interest expense greater
                                        than 2.25 to 1.0
   Senior Subordinated Discount Notes.. Total debt/annualized fourth quarter
                                        EBITDA less than
                                        6.0 to 1.0
                                        Senior debt/annualized fourth quarter
                                        EBITDA less than
                                        4.0 to 1.0

   From September 30, 1999 through February 29, 2000, Protection One received waivers from compliance with the then-applicable leverage and interest coverage ratio covenants under the Senior Credit Facility. Protection One is currently in compliance with the financial covenants under the indentures. Indentures governing Protection One's debt securities require that it offer to repurchase the securities in certain circumstances following a change of control.

10. SALE OF MOBILE SERVICES GROUP

   During the third quarter of 1999, Protection One sold the assets which comprised its Mobile Services Group. Cash proceeds of this sale approximated $19,087 and Protection One recorded a pre-tax gain of approximately $17,249.

11. GAIN ON SALE OF SECURITIES

   During 1996, Westar Industries acquired 27% of the common shares of ADT Limited, Inc. (ADT) and made an offer to acquire the remaining ADT common shares. ADT rejected this offer and in July 1997, ADT merged with Tyco International Ltd. (Tyco).

   Following the ADT and Tyco merger, the Company's equity investment in ADT became an available-for-sale security in Tyco. During the third quarter of 1997, Westar Industries sold the Tyco common shares for approximately $1,533,530. Westar Industries recorded a gain of $864,253 on the sale and recorded tax expense of approximately $345,000 in connection with this gain.

12. OTHER CHARGES

   In December 1997, Protection One incurred charges of $12,750 to write down the value of the customer account base due to excessive losses associated with a specific acquisition and $11,542 to reflect the closing of business activities that were no longer of continuing value.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


13. STOCK WARRANTS AND OPTIONS

   Westar Industries accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB No. 25) "Accounting for Stock Issued to Employees." Under ABP No. 25, Westar Industries recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

   Protection One is the only Westar Industries company which has issued stock warrants and options. A summary of warrant and option activity for Protection One's common stock from November 1997 through December 31, 1999 is as follows:

                                                                  Weighted
                                                    Warrants      Average
                                                   And Options Exercise Price
                                                   ----------- --------------
     Outstanding and exercisable at November 24,
      1997(1).....................................  2,366,741     $ 5.805
       Granted....................................        --          --
       Exercised..................................       (306)      0.050
       Surrendered................................        --          --
                                                    ---------     -------
     Outstanding and exercisable at December 31,
      1997........................................  2,366,435       5.805
       Granted....................................  1,246,500      11.033
       Exercised..................................   (109,595)      5.564
       Surrendered................................   (117,438)     10.770
     Adjustment to May 1995 warrants..............     36,837         --
                                                    ---------     -------
     Outstanding at December 31, 1998.............  3,422,739       7.494
                                                    ---------     -------
     Exercisable at December 31, 1998.............  2,263,239     $ 5.681
                                                    =========     =======
     Outstanding and exercisable at December 31,
      1998........................................  3,422,739     $ 7.494
       Granted....................................  1,092,908       7.905
       Exercised..................................        --          --
       Surrendered................................   (956,511)     10.124
                                                    =========     =======
     Outstanding at December 31, 1999.............  3,559,136     $12.252
                                                    =========     =======
     Exercisable at December 31, 1999.............  2,313,309     $ 6.358
                                                    =========     =======

--------
(1) As WRSB had no outstanding stock at or prior to November 24, 1997, there were no related options.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   The table below summarizes stock options and warrants for Protection One common stock outstanding as of December 31, 1999:

                                                             Weighted-
                                                   Number     Average
                                                     of      Remaining  Weighted
                                                  Shares Of Contractual Average
                                      Range of     Common     Life in   Exercise
             Description           Exercise Price   Stock      Years     Price
             -----------           -------------- --------- ----------- --------
   Exercisable
   Fiscal 1995.................... $6.375-$9.125     64,800   5 years   $ 6.491
   Fiscal 1996....................   8.00-10.313    178,400   6 years     8.031
   Fiscal 1996.................... 13.750-15.5       69,000   6 years    14.924
   Fiscal 1997....................      9.500       136,000   7 years     9.500
   Fiscal 1997....................     15.000        25,000   7 years    15.000
   Fiscal 1997....................     14.268        50,000   2 years    14.268
   Fiscal 1998....................     11.000       367,499   8 years    11.000
   Fiscal 1998....................      8.5625       16,331   8 years     8.5625
   Fiscal 1999....................      8.9275       87,600   9 years     8.9275
   KOP Warrants...................      3.633       103,697   1 years     3.633
   1993 Warrants..................      0.167       428,400   4 years     0.167
   1995 Note Warrants.............      3.890       786,277   5 years     3.890
   Other..........................      0.050           305   7 years     0.050
                                                  ---------
                                                  2,313,309
                                                  ---------
   Not exercisable
   1998 options...................    $11.000       333,001   8 years   $11.000
   1998 options...................      8.5625       32,660   8 years     8.5625
   1999 options...................      8.9275      686,500   9 years     8.9275
   1999 options...................  3.875-6.125     193,666   9 years     5.855
                                                  ---------
                                                  1,245,827
                                                  ---------
   Outstanding....................                3,559,136
                                                  =========

   On July 9, 1997, Protection One granted an option to purchase an aggregate of 50,000 shares of its common stock in connection with an acquisition for an unaffiliated party. The option has a term of four years. The purchase price of the shares issuable pursuant to the option is greater than the fair market value of the common stock of Protection One at the date of the option grant.

 1994 Stock Option Plan

   The 1994 Stock Option Plan (the "Plan"), approved by the Protection One stockholders in June 1994, provides for the award of incentive stock options to directors, officers and key employees. Under the Plan, 1,300,000 shares of Protection One's common stock are reserved for issuance, subject to such adjustment as may be necessary to reflect changes in the number or kinds of shares of common stock or other securities of Protection One. The Plan provides for the granting of options that qualify as incentive stock options under the Internal Revenue Code and options that do not so qualify.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   A summary of options issued under the Plan by fiscal year are as follows:

                                    Shares Granted Total Shares
                                     to Officers     Granted
                                    -------------- ------------
         1995......................    132,000        266,000
         1996......................    400,000        638,800
         1997......................    100,000        375,444

   The purchase price of the Protection One shares issuable pursuant to the options is equal to (or greater than) the fair market value of common stock at the date of option grant. The vesting period was accelerated on November 24, 1997 and all remaining options are currently exercisable.

 1997 Long-Term Incentive Plan

   The 1997 Long-Term Incentive Plan (the "LTIP"), approved by the Protection
One stockholders on November 24, 1997, provides for the award of incentive stock options for Protection One shares of common stock to directors, officers and key employees. Under the LTIP, 4,200,000 shares are reserved for issuance, subject to such adjustment as may be necessary to reflect changes in the number or kinds of shares of common stock or other securities of Protection One. The
LTIP provides for the granting of options that qualify as incentive stock options under the Internal Revenue Code and options that do not so qualify.

   A summary of options issued for Protection One shares of common stock under the LTIP by fiscal year are as follows:

                                    Shares Granted Total Shares
                                     to Officers     Granted
                                    -------------- ------------
         1998......................    690,000      1,246,500
         1999......................    399,700      1,092,908

   Each option has a term of 10 years and vests ratably over 3 years. The purchase price of the shares issuable pursuant to the options is equal to (or greater than) the fair market value of the common stock at the date of the option grant.

   The weighted average fair value of options granted by Protection One during 1999 and 1998 and estimated on the date of grant was $6.87 and $5.41 per share, respectively. The fair value was calculated for the respective year using the following assumptions:

                                                         Year Ended December 31,
                                                         -----------------------
                                                            1999        1998
                                                            ----        ----
     Dividend yield.....................................       0.00%       0.00%
     Expected stock price volatility....................      64.06%      61.72%
     Risk free interest rate............................       6.76%       5.50%
     Expected option life...............................     6 years     6 years

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   No compensation cost has been recognized for issuance under the plans in 1999 and 1998. Had compensation cost for the plan been determined based on the fair value at the grant date consistent with SFAS No. 123 "Accounting for Stock-Based Compensation," Westar Industries' net income and income per share would have been as follows:

                                                      Year ended December 31,
                                                      ------------------------
                                                         1999         1998
                                                         ----         ----
     Net loss:
       As reported................................... $   (75,869) $   (34,240)
       Pro forma.....................................     (78,801)     (35,710)
     Net loss per common share (basic and diluted):
       As reported................................... $     (1.08) $     (0.49)
       Pro forma..................................... $     (1.13) $     (0.51)


   As there were no options granted by Protection One during 1997, there is no related compensation expense.

14. INCOME TAXES

   Components of income tax expense (benefit) are as follows:

                                                    Year ended December 31,
                                                   ----------------------------
                                                     1999      1998      1997
                                                     ----      ----      ----
     Federal
       Current...................................  $(17,631) $(23,290) $281,113
       Deferred..................................   (40,251)    9,138      (705)
     State
       Current...................................    (1,403)   (6,458)   63,768
       Deferred..................................    (4,069)      589      (232)
     Foreign tax expense, current................     1,432     2,652       --
                                                   --------  --------  --------
                                                    (61,922)  (17,369)  343,944
     Less tax on extraordinary item..............       911    (2,730)      --
                                                   --------  --------  --------
         Total...................................  $(61,011) $(20,099) $343,944
                                                   ========  ========  ========

   The difference between the income tax expense (benefit) at the federal statutory rate and income tax expense (benefit) in the accompanying statements of operations is as follows:

                                                               Year ended
                                                              December 31,
                                                             ------------------
                                                             1999   1998   1997
                                                             ----   ----   ----
     Federal statutory tax rate............................. (35)%  (35)%   35%
     Effect of:
       State income taxes...................................  (3)    (6)     5
       Amortization of non-deductible goodwill..............   4     10    --
       Dividends received deduction.........................  (7)   (17)   --
       Corporate-owned life insurance....................... --       8      1
       Adjustment to provision.............................. --       8      4
       Other................................................ --      (3)   --
                                                             ---    ---    ---
     Effective income tax rate.............................. (41)%  (35)%   45%
                                                             ===    ===    ===

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


   A tax sharing agreement allows Protection One to be reimbursed by Western Resources for current tax benefits utilized in Western Resources consolidated tax return. At December 31, 1999 and 1998, a receivable for $31,056 and $5,886 has been recorded pursuant to this arrangement. If the Company did not file its income taxes on a consolidated basis with Western Resources, the Company's deferred taxes may not be realizable and a valuation allowance may be required. Westar Industries will cease filing consolidated returns with Western Resources upon consummation of a strategic transaction by Western Resources and the pro rata distribution by Western Resources of the Company's common stock.

   Prior to the November 24, 1997 acquisition by Western Resources of its interest in Protection One, Protection One had net operating loss (NOL) carryforwards for federal income tax purposes. Historically, tax regulations limited the use of NOL carryforwards.

   During the third quarter of 2000, Protection One determined that these NOLs would be utilized as a reduction to taxable income by the end of 2000. As such, Protection One will adjust its valuation allowance for these NOLs as an offset to goodwill in the third quarter of 2000. The reduction in the valuation allowance and the corresponding reduction to goodwill will approximate $27,000.

   Deferred income tax assets and liabilities were composed of the following:

                                                                December 31,
                                                              -----------------
                                                                1999     1998
                                                                ----     ----
     Deferred tax asset, current:
       Accrued liabilities................................... $  3,009  $12,127
       Accounts receivable, allowance........................    8,167   15,583
       Acquisition and dealer................................   15,023   12,238
       Other.................................................    2,201    9,595
                                                              --------  -------
                                                              $ 28,400  $49,543
                                                              ========  =======
     Deferred tax asset, noncurrent:
       Recourse financing contracts.......................... $ 25,908  $30,162
       Customer accounts.....................................   13,346    9,506
       Property and equipment................................  (10,756)  (1,762)
       OID amortization......................................    7,742    6,592
       Other.................................................   35,268   27,842
                                                              --------  -------
                                                              $ 71,508  $72,340
                                                              ========  =======

15. EMPLOYEE BENEFIT PLANS

   With exception of Protection One and Protection One Europe, which are staffed by their own employees, Westar Industries has 21 employees. Protection One maintains employee benefit plans for its employees. These plans of Protection One, Inc. are as follows:

 Protection One 401(k) Plan

   Protection One maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the "Protection One 401(k) Plan"). Protection One, at its election, also may make contributions to the Protection One 401(k) Plan, which contributions will be allocated among participants based upon the respective contributions made by the participants through salary deductions

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

during the applicable plan year. Protection One's matching contribution may be made in Protection One common stock, cash or a combination of both stock and cash. For the years ended December 31, 1999, 1998, and 1997, Protection One made a matching contribution to the plan of $944, $992, and $34, respectively.

   WRSB also maintained a savings plan which qualified under Section 401(k). The savings plan allowed eligible employees to contribute up to 15% of their income on a pre-tax basis, with a discretionary employer match of 50% of the employee's contribution up to the first 6% of the employee's compensation. During the year ended December 31, 1997, matching contributions equal to $721 were made. The plan sponsor merged this plan into the Protection One 401(k) Plan on July 1, 1998.

   Through Protection One's 1998 acquisitions, a number of defined contribution plans have been acquired. These plans either have been merged or will be merged into the Protection One 401(k) Plan.

 Protection One Employee Stock Purchase Plan

   Protection One maintains a qualified "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code, which allows eligible employees to acquire shares of common stock at periodic intervals through their accumulated payroll deductions. A total of 650,000 shares of Protection One common stock have been reserved for issuance under the Protection One Employee Stock Purchase Plan.

   The purchase price of shares of Protection One common stock purchased under the Employee Stock Purchase Plan during any purchase period will be the lower of 85% of the fair market value of the Protection One common stock on the first day of that purchase period and 85% of the fair market value of the Protection One common stock on the purchase date.

   Termination of a participant's employment for any reason (including death, disability or retirement) cancels participation in the Employee Stock Purchase Plan immediately. The Employee Stock Purchase Plan will in all events terminate upon the earliest to occur of

  .  the last business day in September 2005,

  . the date on which all shares available for issuance under the plan have been sold, and

  . the date on which all purchase rights are exercised in connection with an acquisition of Protection One or of all or substantially all of its assets.

16. LEASES

   The Company leases office facilities for lease terms maturing through 2012. Future minimum lease payments under non-cancelable operating leases are as follows:

         Year ended December 31,
           2000......................................... $11,998
           2001.........................................  10,978
           2002.........................................   9,539
           2003.........................................   7,519
           2004.........................................   5,704
         Thereafter.....................................   9,252
                                                         -------
                                                         $54,990
                                                         =======

   Total rent expense for the years ended December 31, 1999, 1998 and 1997 was $12,422, $8,780, and $5,574, respectively.

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)


17. FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

   For certain of Westar Industries' financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities, the carrying amounts approximate fair market value due to their short maturities.

   The carrying value of Westar Industries' marketable securities at December 31, 1999 was approximately $1,628 greater than their fair value, based on quoted market prices.

   The fair value of Protection One's publicly traded debt and the Company's other long-term debt is estimated based on quoted market prices for the issues. Fair value of other long-term debt is estimated at carrying value. At December 31, 1999, the fair value and carrying amount of Protection One's long-term debt was as follows:

                                                                Fair   Carrying
                                                               Value    Value
                                                              -------- --------
   Publicly Traded Debt:
     Senior Subordinated Notes (8.125%)...................... $174,121 $341,415
     Senior Unsecured Notes (7.375%).........................  182,500  250,000
     Senior Subordinated Discount Notes (13.625%)............   50,597   87,038
     Convertible Senior Subordinated Notes (6.75%)...........   26,975   53,950
                                                              -------- --------
   Total Publicly Traded Debt................................  434,193  732,403
                                                              -------- --------
   Other Long-Term Debt......................................   38,644   38,644
                                                              -------- --------
                                                              $472,837 $771,047
                                                              ======== ========

   At December 31, 1998, the fair value of Protection One's long-term debt was $852,483, compared to a carrying value of $842,938. The estimated fair values may not be representative of actual values of the financial instruments that could have been realized at year-end or may be realized in the future. Westar Industries has no outstanding publicly traded debt.

18. COMMITMENTS AND CONTINGENCIES

 Legal Proceedings

   The Company, Western Resources, Protection One, Protection One Alarm Monitoring, Inc. ("Monitoring"), and certain present and former officers and directors of Protection One are defendants in a purported class action litigation pending in the United States District Court for the Central District of California, RONALD CATS, ET AL. V. PROTECTION ONE, INC., ET AL., No CV 99-3755 DT (RCx). Pursuant to an Order dated August 2, 1999, four pending purported class actions were consolidated into a single action. In March 2000, plaintiffs filed a Second Consolidated Amended Class Action Complaint ("Amended Complaint"). Plaintiffs purport to bring the action on behalf of a class consisting of all purchasers of publicly traded securities of Protection One, including common stock and notes, during the period of February 10, 1998 through November 12, 1999. The Amended Complaint asserts claims under Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 against Protection One, Monitoring, and certain present and former officers and directors of Protection One based on allegations that various statements concerning Protection One's financial results and operations for 1997 and 1998 were false

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

and misleading and not in compliance with generally accepted accounting principles. Plaintiffs allege, among other things, that former employees of Protection One have reported that Protection One lacked adequate internal accounting controls and that certain accounting information was unsupported or manipulated by management in order to avoid disclosure of accurate information. The Amended Complaint further asserts claims against Western Resources and Westar Industries, Inc. as controlling persons under Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. A claim is also asserted under Section 11 of the Securities Act of 1933 against Protection One's auditor, Arthur Andersen LLP. The Amended Complaint seeks an unspecified amount of compensatory damages and an award of fees and expenses, including attorneys' fees. On June 12, 2000, Protection One and the other defendants filed motions to dismiss in part the Amended Complaint. On August 31, 2000, the plaintiffs filed their papers in opposition to our action. These motions are currently pending and a hearing is set for October 16, 2000. Protection One believes that all the claims asserted in the Amended Complaint are without merit and intends to defend against them vigorously. We cannot currently predict the impact of this litigation on us, which could be material.

   Six Protection One dealers have filed a class action lawsuit in the U.S. District Court for the Western District of Kentucky alleging breach of contract because of Protection One's interpretation of their dealer contracts. The action is styled TOTAL SECURITY SOLUTIONS, INC., ET AL. V. PROTECTION ONE ALARM MONITORING, INC., Civil Action No. 3:99CV-326-H (filed May 21, 1999). In September 1999, the Court granted Protection One's motion to stay the proceeding pending the individual plaintiffs' pursuit of arbitration as required by the terms of their agreements. On June 23, 2000, the Court denied plaintiffs' motion for collective arbitration. As of August 7, 2000, none of these dealers have commenced arbitration.

   Other Protection One dealers have threatened litigation or arbitration based upon a variety of theories surrounding calculations of holdback and other payments. Protection One believes it has complied with the terms of these contracts and intends to vigorously defend its position. Although Protection One believes that no such individual claim will have a material adverse effect, Protection One cannot currently predict the aggregate impact of these disputes with dealers, which could be material.

   Protection One is a party to claims and matters of litigation incidental to the normal course of its business. Additionally, Protection One receives notices of consumer complaints filed with various state agencies. Protection One has developed a dispute resolution process for addressing these administrative complaints. The ultimate outcome of such matters cannot presently be determined; however, in the opinion of management of Protection One, the resolution of such matters will not have a material adverse effect upon the company's consolidated financial position or results of operations.

 SEC Review

   As previously disclosed by Western Resources and Protection One, Protection One has been advised by the Staff of the Division of Corporation Finance of the SEC that, in its view, there are errors in Protection One's previously filed financial statements that are material and that, in the view of the Staff, have had the effect of inflating reported earnings commencing with the year ended December 31, 1997. Protection One has had extensive discussions with the Staff and exchanged numerous letters extending over a period of more than 18 months about the purchase price allocated to intangible customer accounts in the Multifamily and Westinghouse Security Systems acquisitions, the methodology used to amortize intangible customer accounts and other matters. In Protection One's Form 10-Q for the quarter ended September 30, 1999, Protection One disclosed that it restated its financial statements for 1998 and for the quarters ended March 31, 1999 and June

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

30, 1999 to reallocate portions of the initial purchase price for acquired businesses in its Multifamily business segment. The reallocations involved an increase of the amount allocated to customer accounts by $19,000, a reduction of goodwill by $13,000 and an increase in deferred taxes payable by $6,000. In addition, following the conclusion of a comprehensive review of its amortization policy undertaken during the third quarter of 1999, Protection One changed the method historically used for amortizing the cost of customer accounts for the North America and Europe customer pools. The method used for these pools changed from a straight-line amortization over ten years to a ten-year 130% declining balance method in the case of the North America pool and a 125% declining balance method in the case of the Europe pool. The adoption of the declining balance method effectively shortened the estimated expected average customer life of these two customer pools. For further discussion of these changes and their effect on Protection One's financial results, reference is made to Protection One's Form 10-Q for the quarter ended September 30, 1999.

   Following the announcement of these changes, Protection One had no further communications from the Staff until April 4, 2000, when in response to its inquiry concerning processing of filings by Protection One, the Staff resumed its inquiry on these matters.

   In a letter from the SEC Staff dated May 16, 2000, the Staff stated that "the information that [Protection One] provided strongly suggests the presence of departures from GAAP in Western Resources' accounting for the acquisition of Westinghouse Security System[s], and in the subsequent accounting for those acquired assets by Protection One." More specifically, the Staff's letter states that it is concerned that Western Resources and Protection One "improperly inflated" reported earnings following the Westinghouse Security Systems acquisition. This letter also contains comments and requests for information concerning the initial and final valuation of Westinghouse Security Systems' customer accounts, the $12,750 write-down of the value of customer accounts acquired from Westinghouse Security Systems that was recorded in the fourth quarter of 1997, shortening of the estimated life of customer accounts acquired from Westinghouse Security Systems no later than the end of 1997 and the valuation of acquired alarm monitoring software.

   Protection One responded by letter dated May 31, 2000 to each of the comments contained in the Staff"s May 16th letter, indicated its strong disagreement with the views of the Staff and stated its belief that there are no issues of "inflated earnings," "departures from GAAP," or "errors" in its historical financial statements. Protection One's independent public accountants, Arthur Andersen LLP, indicated they concurred with the accounting decisions of Protection One.

   After another exchange of letters in June as a result of which Protection One supplied more information to the Staff, on July 6, 2000, company personnel and their advisors met with members of the Staff.

   Thereafter, in a letter dated July 7, 2000, the Staff stated that Protection One's financial statements should be "revised to reflect corrections of accounting errors and revisions of disclosures" as more fully discussed in the July 7th letter. The Staff's letter discussed six areas which it believed required changes. Four of those areas relate to the acquisition of the security business of Westinghouse. The remaining two areas relate to the accounting for ordinary amortization of security accounts and the accounting for the effects of unanticipated customer attrition. Among other things, the Staff stated its view that aspects of Protection One's accounting for the acquisition of the Westinghouse security business "could" be indicative of "manipulative intent" --a statement with which Protection One strongly disagrees.

   By letter dated July 25, 2000, Protection One advised the Staff of Protection One's strong disagreement with the views of the Staff regarding these accounting matters. Arthur Andersen LLP has reviewed the

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

correspondence, has been consulted on responses to the SEC and has confirmed to the SEC Staff that they are not aware of modifications needed to fairly present Protection One's historical financial statements.

   On July 25, 2000, the Staff advised Protection One orally that this matter had been referred to the Enforcement Division of SEC for consideration. Protection One has not been contacted by the staff of the Division of Enforcement. By letter dated July 27, 2000, the Staff advised Protection One that they had reviewed Protection One's letter of July 25th and requested that Protection One amend its filings "in a manner that is fully responsive to our July 7th letter without further delay." The Staff advised that if amendments were not filed promptly, they would consider what action, if any, would be appropriate under the circumstances. In Protection One's July 25th letter, Protection One requested the opportunity to meet again together with more senior members of the Staff to discuss these matters further. A meeting with the Staffs of the Division of Corporation Finance, the Office of the Chief Accountant and the Division of Enforcement of the SEC was held on September 8, 2000. Protection One has provided additional information to the Staff as requested at the meeting and continues to cooperate with the Staff.

   At present, Protection One is unable to predict the outcome of its disagreements with the Staff. To date, discussions with the Staff have occurred for more than a year and a half and the process of resolving these matters could extend over a protracted period. Were Protection One to make revisions to its financial statements, based upon its understanding of the Staff's request (the Staff has never indicated what values alternative to the ones used by Protection One it would find to be acceptable), such revisions would result in a material adverse effect on Protection One's and the Company's financial position and results of operations. Protection One cannot predict what action the Staff may take, including enforcement action, the impact any action may have on us Protection One or our financial statements, or the effect or timing of any action if taken.

 Other

   Under Protection One's agreements with dealers, Protection One may be required to purchase customer accounts on an ongoing basis. Protection One is currently spending less than $5,000 per month to purchase these customer accounts.

   The SEC commenced a private investigation in 1997 with Western Resources (including Westar Industries) relating to, among other things, the timeliness and adequacy of disclosure filings with the SEC by Western Resources (including Westar Industries) with respect to securities of ADT Ltd. Western Resources (including Westar Industries) is cooperating with the SEC staff in this investigation.

19. SEGMENT REPORTING

   Westar Industries' reportable segments are defined as components for which separate financial information is available that is evaluated regularly by management. The segments are managed separately because each segment represents a strategic business unit that serves different markets.

   The Company separates its business into four reportable segments, three of which relate to its alarm monitoring business (North America, Multifamily and Protection One Europe); and one of which related to its

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

other holdings (Other). North America provides residential, commercial, and wholesale security alarm monitoring services, which include sales, installation and related servicing of security alarm systems for residential and business customers in the United States and Canada. Multifamily provides security alarm services to apartments, condominiums and other multifamily dwellings. Europe provides security alarm monitoring services to residential and business customers in Europe. Other includes a 45% interest in ONEOK, a 40% interest in Paradigm Direct LLC, investments in international power plants and other investments which in the aggregate are not material to our business or results of operations.

   The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. Westar Industries manages its business segments based on earnings before interest, income taxes, depreciation and amortization (EBITDA).

   Reportable segments:

                                 For the year ended December 31, 1999
                           ---------------------------------------------------
                             North      Multi-
                            America     family   Europe    Other      Total
                           ----------  -------- --------  --------  ----------
Revenue..................  $  403,269  $ 38,901 $163,006  $  1,284  $  606,460
EBITDA...................     148,861    16,236   42,633   (32,498)    175,232
Amortization of
 intangibles and
 depreciation expense....     198,264     9,507   29,472     1,448     238,691
Income (loss) from
 operations..............     (55,212)    6,729   13,161   (13,939)    (49,261)
Segment assets...........   1,991,211   225,550  341,474   874,857   3,433,092
Expenditures for
 property, net...........      27,008       826    4,810       --       32,644
Expenditures for customer
 accounts, net...........     224,855     9,715    6,430       --      241,000
                                 For the year ended December 31, 1998
                           ---------------------------------------------------
                             North      Multi-
                            America     family   Europe    Other      Total
                           ----------  -------- --------  --------  ----------
Revenue..................  $  343,954  $ 33,417 $ 43,724  $  1,342  $  422,437
EBITDA...................     129,237    13,978   13,993   (40,057)    117,151
Amortization of
 intangibles and
 depreciation expense....     107,545     7,721    3,945       956     120,167
Income (loss) from
 operations..............      18,292     6,257   10,048   (34,845)       (248)
Segment assets...........   1,986,695   222,657  301,084   973,877   3,484,313
Expenditures for
 property, net...........      29,092       950    2,669       --       32,711
Expenditures for customer
 accounts, net...........     271,399     4,365    1,903       --      277,667
                                For the six months ended June 30, 2000
                           ---------------------------------------------------
                             North      Multi-
                            America     family   Europe    Other      Total
                           ----------  -------- --------  --------  ----------
Revenue..................  $  188,456  $ 19,591 $ 71,885  $    686  $  280,618
EBITDA...................      68,220     8,237   14,234   143,036     233,727
Amortization of
 intangibles and
 depreciation expense....     102,098     7,719   14,812     1,082     125,711
Income (loss) from
 operations..............     (36,928)      518     (800)   (5,471)    (42,681)

                            WESTAR INDUSTRIES, INC.

          (dollar amounts in thousands, except for per share amounts)
                 (interim amounts as of June 30 are unaudited)

                                       For the six months ended June 30, 1999
                                      ----------------------------------------
                                       North   Multi-
                                      America  family  Europe  Other   Total
                                      -------- ------- ------- ------ --------
Revenue.............................. $196,865 $19,231 $80,997 $  654 $297,747
EBITDA...............................   88,371   8,145  23,537 42,669  162,722
Amortization of intangibles and
 depreciation expense................   72,876   4,615  10,865    488   88,844
Income (loss) from operations........   13,495   3,530  12,672  3,988   33,685

   Westar Industries currently has international operations. International data for these locations for 1999 and 1998, respectively, is as follows:

                                                     1999             1998
                                               ---------------- ----------------
                                                Europe  Canada   Europe  Canada
                                                ------  ------   ------  ------
   Total revenues............................. $163,006 $ 8,073 $ 43,724 $ 3,756
   Total assets...............................  341,474  26,854  296,356  29,504

   In 1997, Westar Industries operated under a single reportable segment providing alarm monitoring services in the United States. Accordingly, no further segment information is presented.

                                  ONEOK, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                        Exhibit
                                                                        -------
Independent Auditors' Report together with the audited consolidated balance sheets as of August 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three year period ended August 31,
 1999 and related notes...............................................      A

Consolidated balance sheets as of December 31, 1999 and August 31,
 1999 and the related consolidated statements of income and cash flows for the four months ended December 31, 1999 and 1998 and related
 notes................................................................      B

Consolidated balance sheets as of June 30, 2000 and December 31, 1999 and the related consolidated statements of income and cash flows for the three and six months ended June 30, 2000 and 1999 and related
 notes................................................................      C

                               ----------------

   All financial information concerning ONEOK was excerpted from the reports it files with the SEC pursuant to the Securities Exchange Act. We have not independently verified the information concerning ONEOK contained in this prospectus and we do not make any representation or warranty concerning the accuracy thereof.

                                                                       EXHIBIT A

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of ONEOK, Inc.:

   We have audited the accompanying consolidated balance sheets of ONEOK, Inc. and subsidiaries as of August 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1999. These consolidated financial statements are the responsibility of ONEOK's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ONEOK, Inc. and subsidiaries as of August 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended August 31, 1999, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Tulsa, Oklahoma
October 21, 1999

                          ONEOK, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  1999       1998       1997
                                               ---------- ---------- ----------
                                                (Thousands of Dollars, except
                                                      per share amounts)
Operating Revenues............................ $1,842,810 $1,820,758 $1,161,927
    Cost of gas...............................  1,156,024  1,220,009    725,960
                                               ---------- ---------- ----------
Net Revenues..................................    686,786    600,749    435,967
                                               ---------- ---------- ----------
Operating Expenses
  Operations and maintenance..................    297,784    277,068    210,852
  Depreciation, depletion, and amortization...    129,704    101,653     74,509
  General Taxes...............................     39,715     33,217     22,491
                                               ---------- ---------- ----------
    Total Operating Expenses..................    467,203    411,938    307,852
                                               ---------- ---------- ----------
    Operating Income..........................    219,583    188,811    128,115
                                               ---------- ---------- ----------
Other Income..................................      6,639     14,644        --
Interest......................................     52,809     35,075     34,008
Income Taxes..................................     67,056     66,585     34,839
                                               ---------- ---------- ----------
Net Income....................................    106,357    101,795     59,268
Preferred Stock Dividends.....................     37,247     26,979        285
                                               ---------- ---------- ----------
    Income Available for Common Stock......... $   69,110     74,816     58,983
                                               ========== ========== ==========
Earnings Per Share of Common Stock--Basic..... $     2.19 $     2.44       2.13
                                               ========== ========== ==========
Earnings Per Share of Common Stock--Diluted... $     2.06 $     2.23       2.13
                                               ========== ========== ==========
Dividends Per Share of Common Stock........... $     1.24 $     1.20       1.20
                                               ========== ========== ==========
Average Shares of Common Stock--Basic......... 31,498,002 30,674,475 27,644,181
Average Shares of Common Stock--Diluted....... 51,570,723 45,729,363 27,644,181



          See accompanying notes to consolidated financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                August 31,
                                                           ---------------------
                                                              1999       1998
                                                           ---------- ----------
                                                               (Thousands of
                                                                 Dollars)
Assets
Current Assets
  Cash and cash equivalents............................... $    4,402 $       86
  Trade accounts and notes receivable.....................    228,336    177,649
  Materials and supplies..................................     10,792     10,046
  Gas in storage..........................................    108,159    128,334
  Advance payments for gas................................      3,600      3,619
  Deferred income taxes...................................      9,702     10,094
  Purchased gas cost adjustment...........................      4,552        --
  Other current assets....................................     69,724      8,245
                                                           ---------- ----------
    Total Current Assets..................................    439,267    338,073
                                                           ---------- ----------
Property, Plant and Equipment
  Distribution............................................  1,771,400  1,717,800
  Transportation and Storage..............................    483,983    424,489
  Marketing...............................................      5,786      5,051
  Gathering and Processing................................    358,439     68,688
  Production..............................................    399,613    327,970
  Other...................................................     38,405     57,932
                                                           ---------- ----------
    Total Property, Plant and Equipment...................  3,057,626  2,601,930
  Accumulated depreciation, depletion, and amortization...    988,797    915,769
                                                           ---------- ----------
  Net Property............................................  2,068,829  1,686,161
                                                           ---------- ----------
Deferred Charges and Other Assets
  Investments.............................................     73,777     10,505
  Regulatory assets, net..................................    246,658    229,543
  Goodwill................................................     81,560     77,422
  Other...................................................    114,854     80,783
                                                           ---------- ----------
    Total Deferred Charges and Other Assets...............    516,849    398,253
                                                           ---------- ----------
    Total Assets.......................................... $3,024,945 $2,422,487
                                                           ========== ==========

          See accompanying notes to consolidated financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              August 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
                                                             (Thousands of
                                                               Dollars)
Liabilities and Shareholders' Equity
Current Liabilities
  Current maturities of long-term debt.................. $   22,817  $   16,909
  Notes payable.........................................    263,747     212,000
  Accounts payable......................................    183,759     136,601
  Dividends payable.....................................      9,275       9,007
  Accrued taxes.........................................     11,186      16,829
  Accrued interest......................................      7,042       7,814
  Customers' deposits...................................     17,139      17,042
  Purchased gas cost adjustment.........................        --       12,168
  Other.................................................     28,617      32,443
                                                         ----------  ----------
    Total Current Liabilities...........................    543,582     460,813
                                                         ----------  ----------
Long-term Debt, excluding current maturities............    810,087     312,355
Deferred Credits and Other Liabilities
  Deferred income taxes.................................    323,624     313,955
  Other deferred credits................................    173,193     166,493
                                                         ----------  ----------
    Total Deferred Credits and Other Liabilities........    496,817     480,448
                                                         ----------  ----------
      Total Liabilities.................................  1,850,486   1,253,616
                                                         ----------  ----------
Commitments and Contingencies (Note I)
Shareholders' Equity
  Convertible Preferred Stock, $0.01 par value:
    Series A authorized 20,000,000 shares; issued and
     outstanding 19,946,448 shares at August 31, 1999
     and 1998...........................................        199         199
    Series B authorized 30,000,000 shares; issued and
     outstanding 0 shares at August 31, 1999 and 83,826
     shares at August 31, 1998..........................        --            1
  Common stock, $0.01 par value: authorized 100,000,000
   shares; issued 31,599,305 shares and outstanding
   30,884,225 shares at August 31, 1999 and issued and
   outstanding 31,576,287 shares at August 31, 1998.....        316         316
Paid in capital.........................................    894,978     897,547
Retained earnings.......................................    301,536     270,808
Treasury stock at cost: 715,080 shares at August 31,
 1999...................................................    (22,570)        --
                                                         ----------  ----------
    Total Shareholders' Equity..........................  1,174,459   1,168,871
                                                         ----------  ----------
    Total Liabilities and Shareholders' Equity.......... $3,024,945  $2,422,487
                                                         ==========  ==========

          See accompanying notes to consolidated financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  1999       1998       1997
                                                ---------  ---------  --------
                                                   (Thousands of Dollars)
Operating Activities
  Net income................................... $ 106,357  $ 101,795  $ 59,268
  Depreciation, depletion, and amortization....   129,704    101,653    74,509
  Gain on sale of assets.......................    (6,639)   (14,644)      --
  Net (income) losses from other investments...    (3,861)       --        257
  Deferred income taxes........................    14,925     (7,623)   (2,988)
  Other........................................       --      (2,577)      --
  Changes in assets and liabilities
    (Increase) decrease in accounts and notes
     receivable................................   (50,687)    53,400    18,401
    (Increase) decrease in inventories.........    19,429      1,232    13,226
    (Increase) decrease in other assets........   (88,930)    13,472   (10,096)
    (Increase) decrease in regulatory assets...    (6,261)        --       384
    Increase (decrease) in accounts payable and
     accrued liabilities.......................    41,320     51,957   (14,897)
    Changes in purchased gas cost adjustment...   (16,720)    54,257    10,539
    Increase (decrease) in deferred credits and
     other liabilities.........................    (7,034)    (6,396)    3,448
                                                ---------  ---------  --------
      Cash Provided by Operating Activities....   131,603    346,526   152,051
                                                ---------  ---------  --------
Investing Activities
  Changes in other investments, net............   (59,422)    (3,778)    1,698
  Acquisitions, net............................  (296,287)   (24,421)      --
  Capital expenditures, net of salvage.........  (210,076)  (301,515)  (90,530)
  Proceeds from sale of property...............    16,500     30,000       --
                                                ---------  ---------  --------
      Cash Used in Investing Activities........  (549,285)  (299,714)  (88,832)
                                                ---------  ---------  --------
Financing Activities
  Issuance (payment) of notes payable, net.....    51,747      5,302    (5,230)
  Issuance of debt.............................   695,888        --        --
  Payment of debt..............................  (224,868)   (17,859)  (14,000)
  Issuance of common stock.....................     1,380      6,257     7,363
  Acquisition of treasury stock................   (22,570)       --        --
  Dividends paid...............................   (76,281)   (54,803)  (28,033)
  Acquisition and cancellation of preferred
   stock.......................................    (3,298)       --     (9,540)
                                                ---------  ---------  --------
      Cash Provided by (Used in) Financing
       Activities..............................   421,998    (61,103)  (49,440)
                                                ---------  ---------  --------
Change in Cash and Cash Equivalents............     4,316    (14,291)   13,779
Cash and Cash Equivalents at Beginning of
 Year..........................................        86     14,377       598
                                                ---------  ---------  --------
Cash and Cash Equivalents at End of Year....... $   4,402  $      86  $ 14,377
                                                =========  =========  ========

          See accompanying notes to consolidated financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                         Preferred Common Paid-in   Retained  Treasury
                           Stock   Stock  Capital   Earnings   Stock      Total
                         --------- ------ --------  --------  --------  ----------
                                         (Thousands of Dollars)
August 31, 1996.........  $ 9,000   $272  $206,812  $207,611  $    --   $  423,695
  Net Income............      --     --        --     59,268       --       59,268
  Issuance of common
   stock................      --       9    22,710       --        --       22,719
  Preferred stock
   dividends--$2.375 per
   share................      --     --        --       (321)      --         (321)
  Redemption of Series A
   Preferred Stock......   (9,000)             --      (540)       --       (9,540)
  Common stock
   dividends--$1.20 per
   share................      --     --        --    (33,195)      --      (33,195)
                          -------   ----  --------  --------  --------  ----------
August 31, 1997.........      --     281   229,522   232,823       --      462,626
  Net income............      --     --        --    101,795       --      101,795
  Issuance of common
   stock
    Acquisitions........      --      33    93,648       --        --       93,681
    Stock Purchase
     Plans..............      --       2     6,255       --        --        6,257
  Convertible preferred
   stock dividends--
   $1.80 and $1.50 per
   share for Series A
   and B, respectively..      --     --        --    (26,979)      --      (26,979)
  Issuance of Series A
   and Series B
   Convertible Preferred
   Stock................      200    --    568,122       --        --      568,322
  Common stock
   dividends--$1.20 per
   share................      --     --        --    (36,831)      --      (36,831)
                          -------   ----  --------  --------  --------  ----------
August 31, 1998.........      200    316   897,547   270,808       --    1,168,871
  Net Income............      --     --        --    106,357       --      106,357
  Issuance of common
   stock
    Stock Purchase
     Plans..............      --     --      1,380       --        --        1,380
  Convertible preferred
   stock dividends--
   $1.86 and $1.55 per
   share for Series A
   and B, respectively..      --     --        --    (37,247)      --      (37,247)
  Acquisition and
   Cancellation of
   Series B Convertible
   Preferred Stock......       (1)   --     (3,949)      652       --       (3,298)
  Acquisition of
   Treasury Stock.......      --     --        --        --    (22,570)    (22,570)
  Common stock
   dividends--$1.24 per
   share................      --     --        --    (39,034)      --      (39,034)
                          -------   ----  --------  --------  --------  ----------
August 31, 1999.........  $   199   $316  $894,978  $301,536  $(22,570) $1,174,459
                          =======   ====  ========  ========  ========  ==========

          See accompanying notes to consolidated financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(A) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation--ONEOK, Inc. acquired the gas business of Western Resources, Inc. (Western) on November 26, 1997. The transaction was effective November 30, 1997, for financial reporting purposes. See Note B of Notes to Consolidated Financial Statements.

   Nature of Operations--ONEOK, Inc. and subsidiaries (collectively, the Company) is a diversified energy company engaged in the production, processing, gathering, storage, transportation, distribution, and marketing of environmentally clean fuels and products. The Company manages its business in six segments: Distribution, Transportation and Storage, Marketing, Gathering and Processing, Production, and Other.

   The Company's Distribution segment provides natural gas distribution services in Oklahoma and Kansas through its divisions Oklahoma Natural Gas Company and Kansas Gas Service Company. The Transportation and Storage segment owns and leases natural gas storage facilities and transports gas in Oklahoma and Kansas. The Marketing segment purchases and markets natural gas, primarily in the central area of the United States and began trading electricity on a limited basis in 1999. The Company owns and operates gas processing plants as well as gathering pipeline in Oklahoma through its Gathering and Processing segment. The Production segment produces natural gas and oil and owns natural gas and oil reserves. The Company's Other segment, whose results of operations are not material, operates and leases the Company's headquarters building and parking facility.

   Consolidation--The consolidated financial statements include the accounts of ONEOK, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in twenty percent to 50 percent-owned affiliates are accounted for on the equity method. Investments in less than twenty percent owned affiliates are accounted for on the cost method.

   Regulation--The distribution, transportation and portions of the storage and gathering operations of the Company are subject to the rate regulation and accounting requirements of the Oklahoma Corporation Commission (OCC) and of the Kansas Corporation Commission (KCC). Certain other transportation activities of the Company are subject to regulation by the Federal Energy Regulatory Commission (FERC). Accordingly, these operations follow the accounting and reporting guidance contained in Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation." Allocation of costs and revenues to accounting periods for ratemaking and regulatory purposes may differ from bases generally applied by nonregulated companies. Such allocations to meet regulatory accounting requirements are considered to be generally accepted accounting principles for regulated utilities provided that there is a demonstrable ability to recover any deferred costs in future rates.

   A July, 1999 order by the OCC removed the Oklahoma gathering and storage assets from utility regulation effective November 1, 1999. An August, 1999 order from the OCC distinguished between upstream (transportation) and downstream (distribution) assets and cleared the way for competitive bidding of upstream services to begin fall, 1999.

   During the rate-making process, regulatory commissions may require a utility to defer recognition of certain costs to be recovered through rates over time as opposed to expensing such costs as incurred. This allows the utility to stabilize rates over time rather than passing such costs on to the customer for immediate recovery. This causes certain expenses to be deferred as a regulatory asset and amortized to expense as it is recovered through rates. Total regulatory assets resulting from this deferral process are approximately
$247 million and $230 million at August 31, 1999 and 1998, respectively. As the Company continues to unbundle its services, certain of these assets will no longer meet the criteria for following SFAS No. 71, and accordingly, a write-off of regulatory assets and stranded costs may be required. However, the Company does not anticipate that these costs will be significant. See Note D of Notes to Consolidated Financial Statements.

                          ONEOK, INC. AND SUBSIDIARIES

   Revenue Recognition--The Company recognizes revenue when services are rendered or product is delivered. Major industrial and commercial gas distribution customers are invoiced as of the end of each month. Certain gas distribution customers, primarily residential and some commercial, are invoiced on a cycle basis throughout the month, and the Company accrues unbilled revenues at the end of each month. Oklahoma Natural Gas Company's (ONG's) tariff rates for residential and commercial customers contain a temperature normalization clause that provides for billing adjustments from actual volumes to normalized volumes during the winter heating season. Revenues from marketing, gathering and processing, and production are recognized on the sales method. Credit is granted to these customers under customary terms.

   Regulated Property--Regulated properties are stated at cost which includes personnel costs, general and administrative costs, and allowance for funds used during construction. The allowance for funds used during construction represents the capitalization of estimated average cost of borrowed funds (7.8 percent, 8.6 percent, and 8.6 percent, in 1999, 1998, and 1997, respectively) used during the construction of major projects and is recorded as a credit to earnings.

   Depreciation is calculated using the straight-line method based upon rates prescribed for ratemaking purposes. The average depreciation rate for property that is regulated by the OCC approximated 3.8 percent in 1999, and 3.7 percent in 1998 and 1997. The average depreciation rates for properties regulated by the KCC were approximately 3.2 percent in 1999 and 3.3 percent in 1998. The average depreciation rates for Mid Continent Market Center (MCMC) properties were 3.1 percent in 1999 and 3.4 percent in 1998.

   Maintenance and repairs are charged directly to expense. Generally, the cost of property retired or sold, plus removal costs, less salvage, is charged to accumulated depreciation. Gains and losses from sales or transfers of operating units or systems are recognized in income.

                                                              Remaining Service
                                                                Life    (Years)
                                                              --------- -------
     Distribution property...................................   22-25      40
     Gathering property......................................   5-33       47
     Storage property........................................   5-19       40
     Transmission property...................................   18-33      47
     Other property..........................................   6-24       40

   Production Property--The Company uses the successful-efforts method to account for costs incurred in the acquisition and exploration of oil and natural gas reserves. Costs to acquire mineral interests in proved reserves and to drill and equip development wells are capitalized. Geological and geophysical costs and costs to drill exploratory wells which do not find proved reserves are expensed. Unproved oil and gas properties which are individually significant are periodically assessed for impairment. The remaining unproved oil and gas properties are aggregated, and amortized based upon remaining lease terms and exploratory and developmental drilling experience. Depreciation and depletion are calculated using the unit-of-production method based upon periodic estimates of proven oil and gas reserves.

   Other Property--Gas processing plants and all other properties are stated at cost. Gas processing plants are depreciated using various rates based on estimated lives of available gas reserves. All other property and equipment is depreciated using the straight-line method over its estimated useful life.

   Inventories--Materials and supplies are priced at average cost. Noncurrent gas in storage is classified as property and is priced at cost. Cost of current gas in storage for ONG is determined under the last-in, first-out, (lifo) methodology. The estimated replacement cost of current gas in storage valued under the lifo method was $23.1 million and $73.6 million at August 31, 1999 and 1998, respectively, compared to its value under the lifo method of $18.1 million and $68.3 million at August 31, 1999 and 1998, respectively. Current gas in storage for all other companies is determined using the weighted average cost of gas method.

                          ONEOK, INC. AND SUBSIDIARIES

   Income Taxes--Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is deferred and amortized for operations regulated by the OCC and for all other operations, is recognized in income in the period that includes the enactment date. The Company continues to amortize previously deferred investment tax credits on gas distribution and transmission properties over the period prescribed by the OCC and KCC for ratemaking purposes.

   Commodity Price Risk Management--To minimize the risk from market fluctuations in the price of natural gas and oil, the Company enters into futures transactions, swaps, and options in order to hedge certain natural gas in storage, existing physical gas purchases or sales commitments, as well as anticipated sales of natural gas production. In order to qualify as a hedge, the price movements in the underlying commodity derivatives must be sufficiently correlated with the hedged transaction. Changes in the market value of these financial instruments utilized as hedges are (1) recognized as an adjustment of the carrying value in the case of existing assets and liabilities, (2) included in the measurement of the transaction that satisfies the commitment in the case of existing commitments, and (3) included in the measurement of the subsequent transaction in the case of anticipated transactions. In cases where anticipated transactions do not occur, deferred gains and losses are recognized when such transactions were scheduled to occur. Some of these financial instruments carry off-balance sheet risks. See Note C of Notes to Consolidated Financial Statements.

   Impairments--The Company accounts for the impairment of long-lived assets to be recognized when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair values are based on discounted future cash flows or information provided by sales and purchases of similar assets. The Company evaluates impairment of production assets on the lowest possible level, (a field by field basis) rather than using a total company basis for its proved properties.

   Use of Estimates--Management has made a number of estimates and assumptions relating to reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

   Goodwill--The Company amortizes goodwill, which represents the excess of the purchase price over the fair value of net assets acquired, over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation.

   Earnings Per Common Share--Basic earnings per share are calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are calculated based on the weighted average number of shares of common stock outstanding plus potentially dilutive securities.

   Environmental Expenditures--The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimatable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

   Cash and Cash Equivalents--Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have original maturities of three months or less.

                          ONEOK, INC. AND SUBSIDIARIES

   Common Stock Options and Awards--The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation" which permits, but does not require, a fair value based method of accounting for stock-based employee compensation. Alternatively, SFAS No. 123 allows companies to continue applying the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), however, such companies are required to disclose pro forma net income and earnings per share as if the fair value based method had been applied. The Company has elected to continue to apply the provisions of APB 25 for purposes of computing compensation expense and has provided the pro forma disclosure provisions of SFAS No. 123 in Note N of Notes to Consolidated Financial Statements.

   Reclassification--Certain amounts in the 1997 and 1998 consolidated financial statements have been reclassified to conform with the 1999 presentation. In particular, the Company reclassified other income, including gains on sales of assets from operating revenue to a separate caption, and now presents operating income.

(B) ACQUISITION

   On November 26, 1997, Old ONEOK acquired from Western all of the gas distribution assets of Western and all of the outstanding capital stock of Western's directly or indirectly wholly-owned subsidiaries, Westar Gas Marketing, Inc. and MCMC, and assumed all of the liabilities of Western that arose primarily out of the gas business and approximately $161 million in debt of Western; and Old ONEOK merged with and into New ONEOK, with New ONEOK as the surviving corporation. The shares of Old ONEOK common stock were converted on a one-for-one basis into shares of stock of New ONEOK, and Western received 2,996,702 shares of the Company's Common Stock and 19,317,584 shares of the Company's Series A Convertible Preferred Stock. Such shares and additional shares purchased by Western at the closing of the transaction represented in the aggregate 9.9 percent of the outstanding Common Stock or 45 percent of the Capital Stock of the Company. A shareholder agreement, which includes standstill provisions, prevents Western from increasing its position in the Company above a common stock interest of 45 percent on a fully converted basis and maintains control of the Company in the hands of the public shareholders of the Company.

   The acquisition was accounted for as a purchase and, accordingly, the operating results of the properties acquired from Western are included in the consolidated financial statements since December 1, 1997. The aggregate purchase price was approximately $824 million, including debt assumed and transaction costs. The aggregate purchase price, which was funded through the issuance of a combination of preferred and common stock, was allocated based on the estimated fair value of the net assets. The excess of the purchase price over the fair value of the net assets acquired approximated $74 million and is being amortized over 40 years.

(C) FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

   Financial Instruments--The following table presents the carrying amounts and fair values of certain of the Company's financial instruments. Fair value is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties. The estimated fair value of long-term debt and notes payable has been determined using quoted market prices of same or similar issues, discounted cash flows, and/or rates currently available to the Company for debt with similar terms and remaining maturities. The fair value of natural gas and oil swaps, options, and futures contracts generally reflect the estimated amounts that the Company would pay or receive to terminate the contracts at the reporting date, thereby taking into account the unrealized gains and losses on open contracts. There is no readily available market for natural gas swaps. The items presented without a carrying value are off-balance sheet financial instruments. All of the Company's financial instruments are held for purposes other than trading.

                          ONEOK, INC. AND SUBSIDIARIES

                                                              August 31, 1999
                                                            --------------------
                                                              Book   Approximate
                                                             Value   Fair Value
                                                            -------- -----------
                                                               (Thousands of
                                                                  Dollars)
     Cash and cash equivalents............................. $  4,402  $  4,402
     Accounts and notes receivable......................... $228,336  $228,336
     Natural gas swaps.....................................      --   $  6,359
     Natural gas options...................................      --   $  6,522
     Natural gas futures...................................      --   $(24,421)
     Notes payable......................................... $263,747  $263,747
     Long-term debt........................................ $836,975  $790,961
                                                            --------  --------

                                                              August 31, 1998
                                                           ---------------------
                                                             Book    Approximate
                                                             Value   Fair Value
                                                           --------- -----------
                                                               (Thousands of
                                                                 Dollars)
     Cash and cash equivalents............................ $      86  $     86
     Accounts and notes receivable........................ $ 177,649  $177,649
     Natural gas swaps....................................       --   $    750
     Natural gas options..................................       --   $  3,486
     Natural gas futures..................................       --   $  9,971
     Notes payable........................................ $ 212,000  $212,000
     Long-term debt....................................... $ 329,264  $358,207
                                                           ---------  --------

   Risk Management--The Company's operations subject earnings to variability based on fluctuations in the market price and transportation costs of natural gas and oil and in the temperature during the heating season. The Company's exposure arises from fixed price purchase or sale agreements which extend for periods of up to 48 months, certain gas storage inventories, and anticipated sales of oil and gas production. In order to mitigate the financial risks associated with such activities, the Company routinely enters into natural gas and oil futures contracts, swaps, and options, collectively referred to herein as derivatives. Net open positions in terms of price, volume, and specified delivery point do occur. The Company is using derivative contracts to mitigate its risk associated with weather for the winter of 1999/2000 and reduce the impact of degree day variances from normal.

   The futures contracts are purchased and sold on the New York Mercantile Exchange (NYMEX) or the Kansas City Board of Trade (KCBOT) and require the Company to buy or sell natural gas at a fixed price. Swap agreements generally require one party to make payments based on the difference between a fixed price or fixed differential from the NYMEX or KCBOT price while the other party pays a price based on a published index. Swaps and options allow the Company to commit to purchase gas at one location and sell it at another location without assuming unacceptable risk with respect to changes in the price of gas or the cost of the intervening transportation. Natural gas options held to hedge price risk provide the right, but not the requirement, to buy or sell natural gas at a fixed price. The Company utilizes options to limit overall price risk exposure. None of these derivatives are held for speculative purposes and, in general, the Company's risk management policy requires that positions taken with derivatives be offset by positions in physical transactions or other derivatives.

   The notional value of futures contracts purchased and sold is $316.2 million and $407.2 million, respectively, at August 31, 1999. The term "notional amount" refers to the current contract unit price times the contract volume for the relevant derivative. In general, such amounts are not indicative of the cash requirements associated with these derivatives. The notional amount is intended to be indicative of the

                          ONEOK, INC. AND SUBSIDIARIES

Company's level of activity in such derivatives, although the amounts at risk are significantly smaller because, in general, changes in market value of these derivatives are offset by changes in the value associated with the underlying physical transaction or other derivatives.

                                                                    Estimated
                                                 Volumes  Volumes   Fair Value
                                                Purchased  Sales  Gain (Loss)(A)
                                                --------- ------- --------------
                                                       (Volumes in Mmcf,
                                                     Thousands of Dollars)
     August 31, 1999
     Options...................................  238,420   38,390    $  6,522
     Swaps.....................................   49,545   47,110    $  6,359
     Futures...................................  113,730  156,140    $(24,421)
                                                 -------  -------    --------
     August 31, 1998
     Options...................................    4,543    2,536    $  3,486
     Swaps.....................................   49,281   44,715    $    750
     Futures...................................    5,375   35,492    $  9,971

--------
(A) represents the estimated amount which would have been recognized upon termination of the relevant derivatives as of the date indicated. The amount which is ultimately charged or credited to earnings is affected by subsequent changes in the fair value of these derivatives.

   NYMEX- and KCBOT-traded futures and option contracts are guaranteed by NYMEX and KCBOT and have nominal credit risk. All other derivative transactions expose the Company to off-balance sheet risk in the event of non performance by the counterparts. In order to minimize this risk, the Company analyzes each counterpart's financial condition prior to entering into an agreement, establishes credit limits, and monitors the appropriateness of these limits on an on-going basis. Swap agreements are generally settled at the expiration of the contract term and may be subject to margin requirements with the counterparty. NYMEX- and KCBOT-traded futures and options contracts require daily cash settlement in margin accounts with brokers.

(D) REGULATORY ASSETS

   The table presents a summary of regulatory assets, net of amortization, outstanding at August 31, 1999 and 1998.

                                                                 August 31,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
                                                                (Thousands of
                                                                  Dollars)
     Recoupable take-or-pay.................................. $ 85,996 $ 90,708
     Pension costs...........................................   20,881   25,061
     Postretirement costs other than pension.................   61,830   59,963
     Other...................................................    8,521    8,917
     Transition costs........................................   22,903   18,447
     Reacquired debt costs...................................   22,413      --
     Income taxes............................................   24,114   26,447
                                                              -------- --------
       Regulatory assets, net................................ $246,658 $229,543
                                                              ======== ========

                          ONEOK, INC. AND SUBSIDIARIES

   The remaining recovery period for these assets that the Company is not earning a return on is set forth in the table below.

                                                              Remaining Recovery
                                                               Period (Months)
                                                              ------------------
     Postretirement costs other than pension-Oklahoma........        169
     Income taxes-Oklahoma...................................      142-158
     Transition costs........................................        459
                                                                   -------

   The OCC has authorized recovery of the take-or-pay settlement, pension and postretirement benefit costs over a 10 to 20 year period. Kansas Gas Service has been deferring and recording postretirement benefits in excess of pay-as-you-go as a regulatory asset as authorized by the KCC. See Note H of Notes to Consolidated Financial Statements.

   The KCC has allowed certain transition costs to be amortized and recovered in rates over a forty year period with no rate of return on the unrecovered balance. Management believes that all transition costs recorded as a regulatory asset will be recovered through rates based on the accounting orders received and regulatory precedents established by the KCC.

   The Company amortizes reacquired debt costs, which includes unamortized debt costs, in accordance with the accounting rules prescribed by the OCC and KCC. These costs have been included in recent rate filings with the OCC and will be included in future rate filings with the KCC as a component of interest.

   In accordance with various rate orders received from the KCC and the OCC, Kansas Gas Service has not yet collected through rates the amounts necessary to pay a significant portion of the net deferred income tax liabilities. As management believes it is probable that the net future increases in income taxes payable will be recovered from customers, it has recorded a regulatory asset for these amounts.

   Amortization expense related to regulatory assets was approximately $13.7 million, $11.4 million, and $10.1 million in 1999, 1998, and 1997, respectively.

(E) CAPITAL STOCK

   The Company has approximately 68 million shares of unrestricted common stock available for issue. The Company redeemed all of its outstanding shares of Series A Preferred Stock, par value $50 per share, at its stated voluntary liquidation value of $53 per share during the third quarter of fiscal 1997. The Company issued Series A Convertible Preferred Stock, par value $0.01 per share, at the time of the transaction with Western. The holders of Series A Convertible Preferred Stock are entitled to receive a dividend payment, with respect to each dividend period of the common stock, equal to 1.5 times the dividend amount declared in respect of each share of common stock for the first five years of the agreement. After five years, the rate will be 1.25 times the dividend amount declared in respect of each share of common stock, and at no time, will the dividend be less that $1.80 per share. The terms of Series B Convertible Preferred Stock are the same as Series A Convertible Preferred Stock, except that the dividend amount is equal to the greater of 1.25 times the common stock dividend or $1.50 per share. In 1999, the Company acquired and canceled all of the Series B Convertible Preferred Stock it had issued in 1998 and 1999. Series C Preferred Stock is designed to protect ONEOK, Inc. shareholders from coercive or unfair takeover tactics. Holders of Series C Preferred Stock are entitled to receive, in preference to the holders of ONEOK common stock, quarterly dividends in an amount per share equal to the greater of $1 or subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount of all non-cash dividends. No Series C Preferred Stock has been issued.

                          ONEOK, INC. AND SUBSIDIARIES

   The Series A and Series B Convertible Preferred Stock is convertible, subject to certain restrictions, at the option of the holder, into ONEOK, Inc., Common Stock at the rate of one share for each share of Series A or Series B Convertible Preferred Stock.

   During 1999, the Company initiated a stock buyback plan for up to 15 percent of its capital stock. The program authorizes the Company to make purchases of its common stock on the open market with the timing and terms of purchases and the number of shares purchased to be determined by management based on market conditions and other factors. Through August 31, 1999, the shares purchased totaled 715,080. The purchased shares will be held in treasury and will be available for general corporate purposes, funding of stock-based compensation plans, resale at a future date, or retirement. Purchases will be financed with short-term debt or made from available funds.

   The Board of Directors has reserved 3.0 million shares of ONEOK, Inc.'s common stock for the Direct Stock Purchase and Dividend Reinvestment Plan of which 127 thousand shares were issued in 1999 and 142 thousand shares were issued in 1998; and has reserved approximately 7.2 million shares for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

   Under the most restrictive covenants of the Company's loan agreements, $251.4 million (83.4 percent) of retained earnings at August 31, 1999, was available to pay dividends.

(F) LINES OF CREDIT AND SHORT-TERM NOTES PAYABLE

   Commercial paper and short-term notes payable totaling $264 million and $212 million were outstanding at August 31, 1999 and 1998, respectively. The commercial paper and notes carried average interest rates of 5.42 percent and
5.83 percent at August 31, 1999 and 1998, respectively. The Company has a $600 million short-term unsecured revolving credit facility which provides a back-up line of credit for commercial paper in addition to providing short-term funds. Interest rates and facility fees are based on prevailing market rates and the Company's credit ratings. No compensating balance requirements existed at August 31, 1999. Maximum short-term debt from all sources as approved by the Company's Board of Directors is $750 million.

(G) LONG-TERM DEBT

   All long-term notes payable at August 31, 1999, are unsecured. The aggregate current maturities of long-term debt for each of the five years ending August 31, 2004, are $22.8 million; $18.2 million; $14.7 million; $14.7 million; and $14.7 million, respectively, including $7.1 million which is callable at the option of the holder in each of those years.

                          ONEOK, INC. AND SUBSIDIARIES

   During fiscal 1999, the Company refinanced $116.2 million of the 9.7% and $59.7 million of the 9.75% long-term notes payable with new debt at a lower interest rate. In connection therewith, the Company paid a redemption premium of $18 million. See Note D of Notes to the Consolidated Financial Statements.

                                                                 August 31,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
                                                                (Thousands of
                                                                  Dollars)
   Long-term Notes Payable
     6.20% due 1999.......................................... $        $  8,000
     6.43% due 2000..........................................    5,000    5,000
     6.5% due 2001...........................................    1,534    5,393
     8.44% due 2004..........................................   40,000   40,000
     7.75% due 2006..........................................  300,000      --
     8.32% due 2007..........................................   32,000   36,000
     6.00% due 2009..........................................  100,000      --
     6.40% due 2019..........................................   99,794      --
     9.70% due 2019..........................................    8,826  125,000
     9.75% due 2020..........................................   15,305   75,000
     8.70% due 2021..........................................   34,871   34,871
     6.50% due 2028..........................................   99,645      --
     6 7/8 due 2028..........................................  100,000      --
                                                              -------- --------
       Total Long-term Notes Payable.........................  836,975  329,264
   Unamortized debt discount.................................    4,071      --
   Current maturities........................................   22,817   16,909
                                                              -------- --------
       Long-term debt........................................ $810,087 $312,355
                                                              ======== ========

(H) EMPLOYEE BENEFIT PLANS

   Retirement Plans--The Company has defined benefit retirement plans covering substantially all employees. Company officers and certain key employees are also eligible to participate in supplemental retirement plans. The Company generally funds pension costs at a level equal to the minimum amount required under the Employee Retirement Income Security Act of 1974.

   Other Postretirement Benefit Plans--The Company sponsors welfare care plans that provide postretirement medical benefits and life and accidental death and dismemberment benefits to substantially all employees who retire under the Retirement Plans at age 55 or older with at least five years of service. The plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features such as deductibles and coinsurance.

   The Company elected to delay recognition of the accumulated postretirement benefit obligation (APBO) of approximately $72.2 million and amortize it over 20 years as a component of net periodic postretirement benefit cost.

   In 1999, the Company adopted SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits," which standardized the disclosure requirements for pensions and other postretirement benefits. SFAS No. 132 did not change the measurement or recognition of amounts related to those plans.

                          ONEOK, INC. AND SUBSIDIARIES

Prior-year amounts were reclassified to conform to the new standard. The status of the Company's pension and other postretirement benefit plans are summarized in the tables below.

                                                            Postretirement
                                      Pension Benefits         Benefits
                                      ------------------  --------------------
                                        1999      1998      1999       1998
                                      --------  --------  ---------  ---------
                                              (Thousands of Dollars)
Change in Benefit Obligations
Benefit obligation, beginning of
 year...............................  $500,327  $327,127  $ 153,326  $  76,068
Acquisition.........................       --    128,279        --      51,106
Service cost........................     9,282     7,221      4,036      2,570
Interest cost.......................    32,832    30,875     10,055      8,223
Participant contributions...........       --        --       2,260      8,632
Plan amendments.....................     7,600       --       1,956        --
Actuarial loss (gain)...............   (15,501)   32,404     (4,081)    13,604
Benefits paid.......................   (29,675)  (25,579)    (7,181)    (6,877)
                                      --------  --------  ---------  ---------
Benefit obligation, end of year.....  $504,865  $500,327  $ 160,371  $ 153,326
                                      ========  ========  =========  =========

Change in Plan Assets
Fair value of assets, beginning of
 year...............................  $595,308  $326,384  $  14,075  $   5,871
Acquisition.........................       --    174,468        --         --
Actual return on assets.............    93,854   116,640       (111)     2,296
Employer contributions..............       899     3,395      3,536      5,910
Benefits paid.......................   (29,675)  (25,579)       --          (2)
                                      --------  --------  ---------  ---------
Fair value of assets, end of year...  $660,386  $595,308  $  17,500  $  14,075
                                      ========  ========  =========  =========

Funded status--over (under).........  $155,521  $ 94,981  $(142,871) $(139,251)
Unrecognized net asset..............    (2,338)   (2,805)       --         --
Unrecognized transition obligation..       --        --      43,048     48,522
Unrecognized prior service cost.....     8,030       607      4,195        --
Unrecognized net (gain) / loss......   (93,683)  (30,388)    18,379     18,095
Activity subsequent to measurement
 date...............................       --        --      (1,306)      (915)
                                      --------  --------  ---------  ---------
(Accrued) / prepaid pension cost....  $ 67,530  $ 62,395  $ (78,555) $ (73,549)
                                      ========  ========  =========  =========

Actuarial Assumptions
Discount Rate.......................      7.00%     6.75%      7.00%      6.75%
Expedctied riate of return..........      9.00%     9.00%      8.00%      8.00%
Compensation increase rate..........      4.50%     4.00%      4.50%      4.00%

                              Pension Benefits         Postretirement Benefits
                         ----------------------------  -------------------------
                           1999      1998      1997     1999     1998     1997
                         --------  --------  --------  -------  -------  -------
Components of Net
 Periodic Benefit Cost
Service Cost............ $  9,282  $  7,221  $  5,126  $ 4,036  $ 2,570  $ 1,744
Interest cost...........   32,832    30,875    23,766   10,055    8,224    5,599
Expected return on
 assets.................  (46,846)  (38,686)  (25,490)  (1,325)    (739)    (297)
Amortization of
 unrecognized net asset
 at adoption............     (467)     (467)     (467)     --       --       --
Amortization of
 unrecognized net
 transition obligation
 at adoption............      --        --        --     3,235    3,235    3,608
Amortization of
 unrecognized prior
 service cost...........      177       177       120      --      (212)     --
Amortization of net
 (gain)/loss)...........      786       146       546      688      --      (108)
                         --------  --------  --------  -------  -------  -------
Net periodic benefit
 cost................... $ (4,236) $   (734) $  3,601  $16,689  $13,078  $10,546
                         ========  ========  ========  =======  =======  =======

                          ONEOK, INC. AND SUBSIDIARIES

   For measurement purposes, a 7.2 percent annual rate of increase in the per capita cost of covered medical benefits (i.e., medical cost trend rate) was assumed for 1999, the rate was assumed to decrease gradually to 5 percent by the year 2003 and remain at that level thereafter. The medical cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed medical cost trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of August 31, 1999, by $14.6 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended August 31, 1999, by $1.4 million. Decreasing the assumed medical cost trend by one percentage point in each year would decrease the accumulated postretirement benefit obligation as of August 31, 1999, by $11.9 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended August 31, 1999, by $1.1 million.

   Employee Thrift Plans--The Company has Thrift Plans covering substantially all employees. Employee contributions are discretionary. Subject to certain limits, employee contributions are matched by the Company. The annual cost of the plans was $6.3 million in 1999; $4.7 million in 1998; and $3.4 million in 1997.

   Postemployment Benefits--The Company pays postemployment benefits to former or inactive employees after employment but before normal retirement.

   Regulatory Treatment--The OCC has approved the recovery of ONG pension costs and other postretirement benefit costs through rates. The costs recovered through rates are based on current funding requirements and the net periodic postretirement benefit cost for pension and postretirement costs, respectively. Differences, if any, between the expense and the amount ordered through rates are charged to earnings.

   Prior to the acquisition of the assets regulated by the KCC in fiscal 1998, Western had established a corporate-owned life insurance ("COLI") program which it believed in the long term would offset the expenses of its postretirement and postemployment benefit plans. Accordingly, the KCC issued an order permitting the deferral of postretirement and postemployment benefit expenses in excess of amounts recognized on a pay-as-you-go basis. The Company did not acquire the COLI program. In connection with the KCC's approval of the acquisition, the KCC granted the Company the benefit of all previous accounting orders issued to Western and requested that the Company submit a plan of recovery either through a general rate increase or through specific cost savings or revenue increases. Based on regulatory precedents established by the KCC, and the accounting order which permits the Company to seek recovery through rates, management believes that it is probable that accrued postretirement and postemployment benefits can be recovered in rates. The Company plans to file for recovery of these costs and anticipates that recovery will be allowed over a period not to exceed 20 years. If these costs cannot be recovered in rates charged to customers, the Company would be required to record a one-time charge to expense the regulatory asset established for postretirement and postemployment benefit costs totaling approximately $52.7 million at August 31, 1999.

(I) COMMITMENTS AND CONTINGENCIES

   Leases--The initial term of the Company's headquarters building, ONEOK Plaza, is for 25 years, expiring in 2009, with six five-year renewal options. At the end of the initial term or any renewal period, the Company can purchase the property at its fair market value. Rent for the lease accrues annually at $6.8 million until 2009. Rent payments were $5.8 million for 1999, 1998, and 1997. Estimated future minimum rental payments for the lease are $7.6 million for the year ending August 31, 2000, and $9.3 million for each of the years ending August 31, 2001 through 2009.

   The Company has the right to sublet excess office space in ONEOK Plaza. The Company received $2.8 million, $2.8 million, and $2.7 million in rental revenue during 1999, 1998, and 1997, respectively, for

                          ONEOK, INC. AND SUBSIDIARIES
various subleases. Estimated minimum future rental payments to be received under existing contracts for subleases are $2.9 million in 2000, $2.9 million in 2001, $2.8 million in 2002, $2.4 million in 2003, $1.8 million in 2004, and a total of $2.9 million thereafter.

   Other operating leases include office buildings and equipment. The total estimated payments for these leases are $2.5 million in 2000, $1.5 million in 2001, and $1.4 million in 2002, $1.2 million in 2003 and $0.6 million in 2004.

   Southwest Gas Corporation--During the year ended August 31, 1999, the Company and Southwest Gas Corporation (Southwest) entered into a definitive agreement whereby the Company agreed to acquire Southwest for $30 per share in an all cash transaction valued at $918 million. The total transaction cost, including assumed debt, is estimated at $1.8 billion. The transaction is expected to be completed during 2000, subject to various conditions including regulatory approvals. Southwest shareholders approved the agreement on August 10, 1999. The Company and certain of its officers as well as Southwest have been named as defendants in a lawsuit brought by Southern Union Company in connection with the proposed acquisition in the total amount of $750 million. The Southern Union allegations include, but are not limited to, Racketeer, Influenced and Corrupt Organizations Act violations and improper interference in a contractual relationship between Southwest and Southern Union. If any of the plaintiffs should be successful in any of their claims against the Company or Southwest and substantial damages are awarded, it could have a material adverse effect on the Company's operations, cash flow, and financial position. The Company, as third party beneficiary, has filed a lawsuit against Southern Union for breach of a confidentiality agreement with Southern Union and Southwest. The parties are presently involved in discovery. The Company believes the Southern Union allegations are without merit and is defending itself vigorously against all claims.

   Environmental--In connection with the Western transaction, the Company acquired responsibility for 12 manufactured gas sites located in Kansas which may contain coal tar and other potentially harmful materials that are classified as hazardous material. Hazardous materials are subject to control or remediation under various environmental laws and regulations. A consent agreement with the Kansas Department of Health and Environment (KDHE) presently governs all future work at these sites. The terms of the consent agreement allow the Company to investigate these sites and set remediation priorities based upon the results of the investigations and risk analysis. The prioritized sites will be investigated over a ten year period. At August 31, 1999, the costs of the investigations and risk analysis have been minimal. Limited information is available about the sites and no testing has been performed. Management's best estimate of the cost of remediation ranges from $100 thousand to $10 million per site based on a limited comparison of costs incurred to remediate comparable sites. These estimates do not give effect to potential insurance recoveries, recoveries through rates or from third parties. The KCC has permitted others to recover their remediation costs through rates. It should be noted that additional information and testing could result in costs significantly below or in excess of the amounts estimated above. To the extent that such remediation costs are not recovered, the costs could be material to the Company's results of operations and cash flows depending on the degree of remediation required and number of years over which the remediation must be completed.

   Other--The Company is a party to other litigation matters and claims which are normal in the course of its operations, and while the results of litigation and claims cannot be predicted with certainty, management believes the final outcome of such matters will not have a materially adverse effect on consolidated results of operations, financial position, or liquidity.

                          ONEOK, INC. AND SUBSIDIARIES

(J) INCOME TAXES

   The provisions for income taxes are as follows:

                                                        1999    1998     1997
                                                       ------- -------  -------
                                                       (Thousands of Dollars)
   Current income taxes
     Federal.......................................... $48,760 $62,462  $32,207
     State............................................   3,371  11,746    5,620
                                                       ------- -------  -------
       Total current income taxes.....................  52,131  74,208   37,827
                                                       ------- -------  -------
   Deferred income taxes
     Federal..........................................  13,671  (6,325)  (2,551)
     State............................................   1,254  (1,298)    (437)
                                                       ------- -------  -------
       Total deferred income taxes....................  14,925  (7,623)  (2,988)
                                                       ------- -------  -------
       Total provision for income taxes............... $67,056 $66,585  $34,839
                                                       ======= =======  =======

   Following is a reconciliation of the provision for income taxes.

                                                    1999      1998     1997
                                                  --------  --------  -------
                                                   (Thousands of Dollars)
   Pretax income................................. $173,413  $168,380  $94,107
   Federal statutory income tax rate.............       35%       35%      35%
                                                  --------  --------  -------
   Provision for federal income taxes............   60,695    58,933   32,937
   Amortization of distribution property
    investment tax credit........................   (1,103)     (938)    (655)
   State income taxes, net of federal tax
    benefit......................................    5,737     6,253    2,936
   Other, net....................................    1,727     2,337     (379)
                                                  --------  --------  -------
     Actual income tax expense................... $ 67,056  $ 66,585  $34,839
                                                  ========  ========  =======

   The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities are shown in the accompanying table.

                                                                August 31,
                                                             -----------------
                                                               1999     1998
                                                             -------- --------
                                                               (Thousands of
                                                                 Dollars)
   Deferred tax assets
     Accrued liabilities not deductible until paid.......... $ 16,856 $  6,089
     Net operating loss carry forward.......................    1,315      854
     Regulatory assets......................................    8,728    4,894
     Other..................................................    3,444      --
                                                             -------- --------
       Total deferred tax assets............................   30,343   11,837
   Valuation allowance for net operating loss carryforward
    expected to expire prior to utilization.................      880      854
                                                             -------- --------
     Net deferred tax assets................................   29,463   10,983
                                                             -------- --------
   Deferred tax liabilities
     Excess of tax over book depreciation and depletion.....  265,493  220,064
     Investment in joint ventures...........................    7,458    4,543
     Regulatory assets......................................   66,932   77,454
     Other..................................................    3,502   12,783
                                                             -------- --------
       Total deferred tax liabilities.......................  343,385  314,844
                                                             -------- --------
       Net deferred tax liabilities......................... $313,922 $303,861
                                                             ======== ========

                          ONEOK, INC. AND SUBSIDIARIES

   The Company has remaining net operating loss carry-forwards for income tax purposes of approximately $17.0 million at August 31, 1999, which expire, unless previously utilized, at various dates through the year 2011. At August 31, 1999, the Company had $8.5 million in deferred investment tax credits recorded in other deferred credits which will be amortized over the next 16 years.

(K) SEGMENT INFORMATION

   In 1999, the Company adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires the Company to define and report the Company's business segments based on how management currently evaluates its business. Management has segmented its business based on differences in products and services and management responsibility.

   The Company conducts its operations through six segments: (1) the Distribution segment distributes natural gas to residential, commercial and industrial customers and leases pipeline capacity to others; (2) the Transportation and Storage segment transports and stores natural gas for others; (3) the Marketing segment markets natural gas to wholesale and retail customers and markets electricity to wholesale customers; (4) the Gathering and Processing segment gathers and processes natural gas and natural gas liquids;
(5) the Production segment produces natural gas and oil; and (6) the Other segment primarily operates and leases the Company's headquarters building and a related parking facility.

   The accounting policies of the segments are substantially the same as those described in the summary of significant accounting policies. Intersegment oil and gas sales are recorded on the same basis as sales to unaffiliated customers. All corporate overhead costs relating to a reportable segment have been allocated for the purpose of calculating operating income. The Company's equity method investments do not represent operating segments of the Company. The Company has no single external customer from which it receives ten percent or more of its revenues.

                                                               Gathering
                                      Transportation              and                Eliminations
          1999           Distribution  and Storage   Marketing Processing Production  and Other     Total
          ----           ------------ -------------- --------- ---------- ---------- ------------ ----------
                                                       (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  915,782     $ 29,393    $772,331   $72,277    $ 46,386   $   6,641   $1,842,810
Intersegment sales......  $    8,168     $ 79,993    $ 53,067    11,513    $ 22,868   $(175,609)         --
                          ----------     --------    --------   -------    --------   ---------   ----------
  Total Revenues........  $  923,950     $109,386    $825,398    83,790    $ 69,254   $(168,968)  $1,842,810
                          ----------     --------    --------   -------    --------   ---------   ----------
Net Revenues............  $  404,384     $109,386    $ 35,443    83,790    $ 69,254   $ (15,471)  $  686,786
Operating Expenses......  $  230,868     $ 33,894    $  9,069    63,686    $ 19,128   $ (19,146)  $  337,499
Depreciation, depletion
 and amortization.......  $   75,443     $ 13,852    $    503     3,562    $ 34,073   $   2,271   $  129,704
Operating Income........  $   98,073     $ 61,640    $ 25,871    16,542    $ 16,053   $   1,404   $  219,583
Income from Equity
 Investments............         --      $  1,501         --        --     $  2,360         --    $    3,861
Total Assets............  $1,722,381     $373,742    $273,491   343,133    $361,806   $ (49,608)  $3,024,945
Capital Expenditures....  $   98,685     $ 32,618    $  4,196   $ 8,557    $ 95,431   $   4,068   $  243,555

                          ONEOK, INC. AND SUBSIDIARIES

                                                               Gathering
                                      Transportation              and                Eliminations
          1998           Distribution  and Storage   Marketing Processing Production  and Other     Total
          ----           ------------ -------------- --------- ---------- ---------- ------------ ----------
                                                       (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  956,044     $ 17,399    $746,744   $63,248    $ 31,570   $   5,753   $1,820,758
Intersegment sales......  $    7,784     $ 73,302    $ 31,870   $15,309    $ 12,312   $(140,577)         --
                          ----------     --------    --------   -------    --------   ---------   ----------
  Total Revenues........  $  963,828     $ 90,701    $778,614   $78,557    $ 43,882   $(134,824)  $1,820,758
                          ----------     --------    --------   -------    --------   ---------   ----------
Net Revenues............  $  378,376     $ 90,701    $ 19,927   $78,557    $ 43,882   $ (10,694)  $  600,749
Operating Expenses......  $  208,513     $ 31,052    $  7,024   $60,887    $ 14,312   $ (11,503)  $  310,285
Depreciation, depletion
 and amortization.......  $   66,214     $ 12,818    $    561   $ 2,249    $ 18,872   $     939   $  101,653
Operating Income........  $  103,650     $ 46,831    $ 12,342   $15,421    $ 10,698   $    (131)  $  188,811
Income from Equity
 Investments............         --           --          --        --          --          --           --
Total Assets............  $1,771,999     $351,692    $130,100   $86,955    $282,765   $(201,024)  $2,422,487
Capital Expenditures....  $   77,198     $ 50,271         --    $ 4,735    $167,669   $   6,533   $  306,406

                                                               Gathering
                                      Transportation              and                Eliminations
          1997           Distribution  and Storage   Marketing Processing Production  and Other     Total
          ----           ------------ -------------- --------- ---------- ---------- ------------ ----------
                                                       (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  592,603     $  5,229    $459,698   $72,739    $ 26,497   $   5,161   $1,161,927
Intersegment sales......  $    2,502     $ 65,270    $ 23,501   $14,333    $ 14,018   $(119,624)         --
                          ----------     --------    --------   -------    --------   ---------   ----------
  Total Revenues........  $  595,105     $ 70,499    $483,199   $87,072    $ 40,515   $(114,463)  $1,161,927
                          ----------     --------    --------   -------    --------   ---------   ----------
Net Revenues............  $  225,252     $ 70,499    $ 12,321   $87,072    $ 40,515   $     308   $  435,967
Operating Expenses......  $  116,325     $ 28,136    $  3,707   $71,800    $ 12,342   $   1,033   $  233,343
Depreciation, depletion
 and amortization.......  $   42,980     $  8,395    $    482   $ 2,393    $ 19,899   $     360   $   74,509
Operating Income........  $   65,947     $ 33,968    $  8,132   $12,879    $  8,274   $  (1,085)  $  128,115
Income from Equity
 Investments............         --           --          --        --          --          --           --
Total Assets............  $  855,587     $221,233    $ 64,190   $46,602    $ 94,496   $ (44,701)  $1,237,407
Capital Expenditures....  $   39,825     $ 27,922    $    373   $10,563    $ 32,911   $     413   $  112,007

                          ONEOK, INC. AND SUBSIDIARIES

(L) QUARTERLY FINANCIAL DATA (UNAUDITED)

   Total operating revenues are consistently greater from November through May due to the large volume of natural gas sold to customers for heating. A summary of the unaudited quarterly results of operations for 1999 and 1998 follows:

                                                          1999
                                           -----------------------------------
                                            First    Second   Third    Fourth
                                           Quarter  Quarter  Quarter  Quarter
                                           -------- -------- -------- --------
                                           (Thousands of Dollars,  Except Per
                                                     Share Amounts)
   Operating revenues....................  $374,936 $592,664 $418,080 $457,130
   Operating income......................  $ 29,999 $125,137 $ 45,166 $ 19,281
   Other income..........................  $  4,993 $    --  $    --  $  1,646
   Income taxes..........................  $  9,387 $ 44,596 $ 10,985 $  2,089
   Net Income............................  $ 14,250 $ 68,532 $ 21,196 $  2,379
   Earnings (loss) per share of common
    stock
     Basic...............................  $   0.16 $   1.87 $   0.38 $  (0.22)
     Diluted.............................  $   0.16 $   1.33 $   0.38 $  (0.22)
   Dividends per share of common stock...  $   0.31 $   0.31 $   0.31 $   0.31
   Average shares of common stock
    outstanding (000's)
     Basic...............................    31,535   31,594   31,634   31,233
     Diluted.............................    31,578   51,687   31,640   31,233

                                                          1998
                                           -----------------------------------
                                            First    Second   Third    Fourth
                                           Quarter  Quarter  Quarter  Quarter
                                           -------- -------- -------- --------
                                            (Thousands of Dollars, Except Per
                                                     Share Amounts)
   Operating revenues....................  $314,160 $707,410 $444,048 $355,140
   Operating income......................  $ 28,486 $116,605 $ 50,050 $ (6,330)
   Other income..........................  $    --  $ 14,644 $    --  $    --
   Income taxes..........................  $  7,438 $ 46,611 $ 17,270 $ (4,734)
   Net Income (loss).....................  $ 12,520 $ 73,836 $ 26,936 $(11,497)
   Earnings (loss) per share of common
    stock
     Basic...............................  $   0.44 $   2.06 $   0.57 $  (0.65)
     Diluted.............................  $   0.44 $   1.43 $   0.52 $  (0.65)
   Dividends per share of common stock...  $   0.30 $   0.30 $   0.30 $   0.30
   Average shares of common stock
    outstanding (000's)
     Basic...............................    28,268   31,466   31,536   31,586
     Diluted.............................    28,268   51,576   51,589   31,586

                          ONEOK, INC. AND SUBSIDIARIES

(M) SUPPLEMENTAL CASH FLOW INFORMATION

   The table presents supplemental information relative to the Company's cash flows for the years ended August 31, 1999, 1998, and 1997.

                                                     1999      1998      1997
                                                   --------  ---------  -------
                                                     (Thousands of Dollars)
Cash paid during the year
  Interest (including amounts capitalized)........ $ 50,498  $  34,637  $39,993
  Income taxes.................................... $ 59,466  $  73,772  $34,618
Noncash transactions
  Gas received as payment in kind................. $    135  $     280  $   478
  Issuance of common stock related to
    Stock Performance Plan........................ $    --   $     --   $   --
    Dividend reinvestment plan.................... $    --   $     --   $ 5,482
  Acquisitions
    Plant, property and equipment................. $289,931  $ 642,742      --
    Current assets................................      --     232,738      --
    Current liabilities...........................      --     (42,575)     --
    Debt assumed..................................      --    (161,698)     --
    Regulatory assets and goodwill................   10,817    169,983      --
    Deferred debits...............................      --      62,633      --
    Deferred credits..............................      --     (89,655)     --
    Deferred income taxes.........................   (4,461)  (127,744)     --
    Capital stock.................................      --    (662,003)     --
                                                   --------  ---------  -------
      Cash paid................................... $296,287  $  24,421  $   --
                                                   ========  =========  =======

(N) STOCK BASED COMPENSATION

   Long-term Incentive Plan--The Long-term Incentive Plan (Plan) provides for the granting of incentive stock options, fixed stock options, and stock bonus awards to key employees. This Plan replaces the Key Employee Stock Purchase Plan. Under the Plan, options may be granted by the Executive Compensation Committee (the Committee) at any time within ten years expiring August 17, 2005. Options may be granted which are not exercisable until a fixed future date or in installments. The Plan also provides for restored options in the event that the optionee surrenders shares of common stock which the optionee already owns in full or partial payment of the options price under this option and/or surrenders shares of common stock to satisfy withholding tax obligations incident to the exercise of this option. A restored option has an option price equal to the fair market value of the common stock on the date on which the exercise of the option resulted in the grant of the restored option. The Company has reserved one million shares of common stock for the Plan.

                          ONEOK, INC. AND SUBSIDIARIES

   Options issued to date become void upon voluntary termination of employment other than retirement. In the event of retirement or involuntary termination, the optionee may exercise the option within three months. In the event of death, the option may be exercised by the personal representative of the optionee within a period to be determined by the Committee and stated in the option. Options issued to date can be exercised after one year from grant date and must be exercised no more than ten years after grant date. Activity to date has been as follows:

                                                      Number of Weighted Average
                                                       Shares    Exercise Price
                                                      --------- ----------------
   Outstanding August 31, 1996.......................  107,400       $23.69
   Granted...........................................  100,700       $26.88
   Exercised.........................................  (20,700)      $23.69
   Expired...........................................   (2,200)      $26.69
   Restored..........................................    4,147       $30.71
                                                       -------       ------
   Outstanding August 31, 1997.......................  189,347       $25.54
   Granted...........................................  262,576       $33.39
   Exercised.........................................  (96,047)      $25.55
   Expired...........................................   (4,900)      $33.94
                                                       -------       ------
   Outstanding August 31, 1998.......................  350,976       $31.30
   Granted...........................................  265,724       $35.22
   Exercised.........................................  (27,950)      $26.88
   Expired...........................................   (2,500)      $34.90
   Restored..........................................   35,845       $35.95
                                                       -------       ------
   Outstanding August 31, 1999.......................  622,095       $33.09
                                                       -------       ------

   Options Exercisable
   August 31, 1997...................................   88,347       $24.00
   August 31, 1998...................................   94,469       $25.78
   August 31, 1999...................................  354,995       $31.49

   At August 31, 1999, the Company had 283,524 outstanding options with exercise prices ranging between $23.69 to $34.03 and a weighted average remaining life of 7.68 years. All of these options were exercisable at August 31, 1999 with a weighted average exercise price of $30.26.

   The Company also had 338,571 options outstanding at August 31, 1999 with exercise prices ranging between $35.22 and $42.53 and a weighted average remaining life of 8.78 years. Of these options, 71,471 were exercisable at August 31, 1999 at a weighted average exercise price of $35.46.

   Employee Stock Purchase Plan--In 1995, the Company authorized the Employee Stock Purchase Plan and reserved 350,000 shares of common stock for it. Almost all full-time employees are eligible to participate. Under the terms of the plan, employees can choose to have up to ten percent of their annual earnings withheld to purchase the Company's common stock. The Committee may allow contributions to be made by other means provided that in no event will contributions from all means exceed ten percent of the employee's annual earnings. The purchase price of the stock is 85 percent of the lower of its beginning-of-year or end-of-year market price. Approximately 54 percent, 60 percent and 55 percent of eligible employees participated in the plan in fiscal 1999, 1998 and 1997, respectively. Under the plan, the Company sold 97,091 shares in December 1998, 105,923 shares in December 1997 and 107,080 shares in December 1996.

                          ONEOK, INC. AND SUBSIDIARIES

   Accounting Treatment--The Company continues to apply APB 25 in accounting for both plans and accordingly, no compensation has been recognized in the consolidated financial statements. Had the Company applied the provisions of SFAS 123 to determine the compensation cost under these plans, the Company's pro forma net income and diluted earnings per share would have been as follows:

                                                        1999     1998    1997
                                                      -------- -------- -------
     Net Income (000's)
       As reported................................... $106,357 $101,795 $59,268
       Pro forma..................................... $ 99,887 $ 98,592 $58,247
     Earnings per share--Diluted
       As reported................................... $   2.06 $   2.23 $  2.13
       Pro forma..................................... $   1.94 $   2.16 $  2.10
                                                      ======== ======== =======

   The fair market value of each option granted is estimated based on the Black-Scholes model. Based on previous stock performance, volatility is estimated to be 0.2151 for 1999, 0.2720 for 1998 and 0.2264 for 1997. Dividend yield is estimated to be 4.0 for 1999, 3.9 percent for 1998 and 3.7 percent for 1997, with a risk-free interest rate of 5.983 percent, 5.032 percent, and 6.590 percent in 1999, 1998, and 1997, respectively.

   Expected life ranged from 1 to 10 years based upon experience to date and the make-up of the optionees. Fair value of options granted under the Plan were $13.86, $8.75, and $11.58 for 1999, 1998, and 1997, respectively.

(O)EARNINGS PER SHARE INFORMATION

   The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations.

   The effect of dilutive options in fiscal 1997 is insignificant.

                                                           August 31, 1999
                                                      -------------------------
                                                                      Per Share
                                                       Income  Shares  Amount
                                                      -------- ------ ---------
                                                       (Thousands, except per
                                                           share amounts)
Basic EPS
  Income available to common stockholders............ $ 69,110 31,498   $2.19
Effect of Dilutive Securities Options................      --      20
  Convertible preferred stock........................   37,247 20,053
                                                      -------- ------
Diluted EPS
  Income available to common stockholders + assumed
   conversions....................................... $106,357 51,571   $2.06
                                                      ======== ======   =====

                                                           August 31, 1998
                                                      -------------------------
                                                                      Per Share
                                                       Income  Shares  Amount
                                                      -------- ------ ---------
                                                       (Thousands, except per
                                                           share amounts)
Basic EPS
  Income available to common stockholders............ $ 74,816 30,674   $2.44
Effect of Dilutive Securities
  Options............................................      --      53
  Convertible preferred stock........................   26,979 15,002
                                                      -------- ------
Diluted EPS
  Income available to common stockholders + assumed
   conversions....................................... $101,795 45,729   $2.23
                                                      ======== ======   =====

                         ONEOK, INC. AND SUBSIDIARIES

                                                            August 31, 1997
                                                        ------------------------
                                                                       Per Share
                                                        Income  Shares  Amount
                                                        ------- ------ ---------
                                                         (Thousands, except per
                                                             share amounts)
Basic and Diluted EPS
  Income available to common stockholders.............. $58,983 27,644   $2.13
                                                        ======= ======   =====

(P) OIL AND GAS PRODUCING ACTIVITIES

   The following is historical revenue and cost information relating to the Company's production operations:

                                                        1999     1998    1997
                                                      -------- -------- -------
                                                       (Thousands of Dollars)
   Capitalized costs at end of year
     Unproved properties............................  $  4,245 $  3,505 $ 2,994
     Proved properties..............................   393,096  320,055 155,208
                                                      -------- -------- -------
       Total capitalized costs......................   397,341  323,560 158,202
     Accumulated depreciation, depletion, and
      amortization..................................   120,109  100,601  83,457
                                                      -------- -------- -------
       Net capitalized costs........................  $277,232 $222,959 $74,745
                                                      ======== ======== =======
   Costs incurred during the year
     Property acquisition costs (unproved)..........  $    948 $    601 $   174
     Exploitation costs.............................  $     17 $      6 $    71
     Development costs..............................  $ 13,659 $ 15,315 $ 6,683
     Purchase of minerals in place..................  $ 79,385 $151,019 $21,489

   The accompanying schedule presents the results of operations of the Company's oil and gas producing activities. The results exclude general office overhead and interest expense attributable to oil and gas production.

                                                       1999    1998    1997
                                                      ------- ------- -------
                                                      (Thousands of Dollars)
   Net revenues from production
     Sales to unaffiliated customers................. $42,077 $30,003 $24,141
     Gas sold to affiliates..........................  22,868  12,312  14,018
                                                      ------- ------- -------
       Net revenues from production..................  64,945  42,315  38,159
                                                      ------- ------- -------
   Production costs..................................  14,516   9,478   7,918
   Exploitation costs................................      17     351     (12)
   Depreciation, depletion, and amortization.........  33,771  18,210  19,246
   Income taxes......................................   6,359   5,522   4,258
                                                      ------- ------- -------
       Total expenses................................  54,663  33,561  31,410
                                                      ------- ------- -------
       Results of operations from producing
        activities................................... $10,282 $ 8,754 $ 6,749
                                                      ======= ======= =======

(Q)OIL AND GAS RESERVES (UNAUDITED)

   Following are estimates of the Company's proved oil and gas reserves, net of royalty interests and changes herein, for the 1999, 1998, and 1997 fiscal years.

                          ONEOK, INC. AND SUBSIDIARIES

   The Company emphasizes that the volumes of reserves shown are estimates, which, by their nature, are subject to later revision. The estimates are made by the Company utilizing all available geological and reservoir data as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional performance data.

                                                                  Oil     Gas
                                                                ------- -------
                                                                (MBbls) (MMcf)
   August 31, 1996.............................................  2,010   74,068
     Revisions of prior estimates..............................    115    2,108
     Extensions, discoveries, and other additions..............    111    3,009
     Purchases of minerals in place............................    155   19,214
     Sales of minerals in place................................    (41)    (515)
     Production................................................   (336) (14,565)
                                                                 -----  -------
   August 31, 1997.............................................  2,014   83,319
     Revisions of prior estimates..............................   (223)  (1,255)
     Extensions, discoveries, and other additions..............    167   23,251
     Purchases of minerals in place............................  1,645   89,724
     Sales of minerals in place................................     (1)    (174)
     Production................................................   (330) (16,818)
                                                                 -----  -------
   August 31, 1998.............................................  3,272  178,047
     Revisions of prior estimates..............................    300    8,397
     Extensions, discoveries, and other additions..............    376   37,202
     Purchases of minerals in place............................    884   61,286
     Sales of minerals in place................................   (175)  (3,057)
     Production................................................   (460) (27,773)
                                                                 -----  -------
   August 31, 1999.............................................  4,197  254,102
                                                                 =====  =======
   Proved developed reserves
     August 31, 1997...........................................  1,615   62,115
     August 31, 1998...........................................  2,228  134,346
     August 31, 1999...........................................  2,540  175,771

(R) DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

   Estimates of the standard measure of discounted future cash flows from proved reserves of oil and natural gas shown in the accompanying table are based on prices at the end of the year. Gas prices are escalated only for fixed and determinable amounts under provisions of applicable regulations in some contracts. These estimated future cash flows are reduced by estimated future development and production costs based on year-end cost levels, assuming continuation of existing economic conditions, and by estimated future income tax expense. The tax expense is calculated by applying the current year-end statutory tax rates to pretax net cash flows (net of tax depreciation, depletion, and lease amortization allowances) applicable to oil and gas production.

                                                      1999     1998     1997
                                                    -------- -------- --------
                                                      (Thousands of Dollars)
   Future cash inflows............................. $639,721 $423,331 $218,708
   Future production and development costs.........  194,077  129,128   67,962
   Future income taxes.............................   53,442   32,025   33,514
                                                    -------- -------- --------
   Future net cash flows...........................  392,202  262,178  117,232
   10 percent annual discount for estimated timing
    of cash flows..................................  161,156   99,549   40,621
                                                    -------- -------- --------
   Standardized measure of discounted future net
    cash flows relating to oil and gas reserves.... $231,046 $162,629 $ 76,611
                                                    ======== ======== ========

                          ONEOK, INC. AND SUBSIDIARIES

   The changes in standardized measure of discounted future net cash flow relating to proved oil and gas reserves are as follows:

                                                    1999      1998     1997
                                                  --------  --------  -------
                                                   (Thousands of Dollars)
   Beginning of year............................. $162,629  $ 76,611  $67,316
   Changes resulting from:
     Sales of oil and gas produced, net of
      production costs...........................  (50,120)  (32,837) (30,241)
     Net changes in price, development, and
      production costs...........................   13,629    (6,269)  12,478
     Extensions, discoveries, additions, and
      improved recovery, less related costs......   37,379    26,217    5,047
     Purchases of minerals in place..............   67,120    94,031   19,747
     Sales of minerals in place..................   (9,326)     (142)  (1,000)
     Revisions of previous quantity estimates....   10,477    (2,750)   3,159
     Accretion of discount.......................   17,317     9,865    8,084
   Net change in income taxes....................  (11,618)    3,055   (7,372)
   Other, net....................................   (6,081)   (5,152)    (607)
                                                  --------  --------  -------
   End of year................................... $231,406  $162,629  $76,611
                                                  ========  ========  =======

                                                                       EXHIBIT B

                          ONEOK, INC. AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                              Four Months Ended
                                                                December 31,
                                                              -----------------
                                                                1999     1998
                                                              -------- --------
                                                                (Thousands of
                                                               Dollars, except
                                                                  per share
                                                                  amounts)
                                                                 (Unaudited)
Operating Revenues........................................... $808,874 $580,701
Cost of gas..................................................  523,533  368,783
                                                              -------- --------
  Net Revenues...............................................  285,341  211,918
                                                              -------- --------
Operating Expenses
Operations and maintenance...................................  141,395   89,559
Depreciation, depletion, and amortization....................   43,227   41,736
General taxes................................................   14,755   12,485
                                                              -------- --------
  Total Operating Expenses...................................  199,377  143,780
                                                              -------- --------
  Operating Income...........................................   85,964   68,138
                                                              -------- --------
Other income.................................................      --     4,993
Interest.....................................................   27,883   15,567
Income taxes.................................................   22,737   22,736
                                                              -------- --------
Net Income...................................................   35,344   34,828
Preferred Stock Dividends....................................   12,367   12,432
                                                              -------- --------
  Income Available for Common Stock.......................... $ 22,977 $ 22,396
                                                              ======== ========
Earnings Per Share of Common Stock--Basic.................... $   0.76 $   0.71
                                                              ======== ========
Earnings Per Share of Common Stock--Diluted.................. $   0.70 $   0.67
                                                              ======== ========
Average Shares of Common Stock--Basic (Thousands)............   30,425   31,535
Average Shares of Common Stock--Diluted (Thousands)..........   50,384   51,648


     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                       December 31, August 31,
                                                           1999        1999
                                                       ------------ ----------
                                                       (Thousands of Dollars)
                                                             (Unaudited)
                        ASSETS
Current Assets
  Cash and cash equivalents...........................  $       72  $    4,402
  Trade accounts and notes receivable.................     371,313     228,336
  Inventories.........................................     134,871     118,951
  Other current assets................................      87,465      87,578
                                                        ----------  ----------
    Total Current Assets..............................     593,721     439,267
                                                        ----------  ----------
Property, Plant and Equipment.........................   3,143,693   3,057,626
  Accumulated depreciation, depletion, and
   amortization.......................................   1,021,915     988,797
                                                        ----------  ----------
  Net Property........................................   2,121,778   2,068,829
                                                        ----------  ----------
Deferred Charges and Other Assets
  Regulatory assets, net (Note D).....................     247,486     246,658
  Goodwill............................................      80,743      81,560
  Investments and other...............................     195,847     188,631
                                                        ----------  ----------
    Total Deferred Charges and Other Assets...........     524,076     516,849
                                                        ----------  ----------
    Total Assets......................................  $3,239,575  $3,024,945
                                                        ==========  ==========

         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt................  $   21,767  $   22,817
  Notes payable.......................................     462,242     263,747
  Accounts payable....................................     237,653     183,759
  Accrued taxes.......................................         359      11,186
  Accrued interest....................................      16,628       7,042
  Other...............................................      48,064      55,031
                                                        ----------  ----------
    Total Current Liabilities.........................     786,713     543,582
                                                        ----------  ----------
Long-term Debt, excluding current maturities..........     775,074     810,087
Deferred Credits and Other Liabilities
  Deferred income taxes...............................     348,218     323,624
  Other deferred credits..............................     178,046     173,193
                                                        ----------  ----------
    Total Deferred Credits and Other Liabilities......     526,264     496,817
                                                        ----------  ----------
    Total Liabilities.................................   2,088,051   1,850,486
                                                        ----------  ----------
Commitments and Contingencies (Note C and G)
Shareholders' Equity
  Convertible Preferred Stock, $0.01 par value: Series
   A authorized 20,000,000 shares; issued and
   outstanding 19,946,448 shares......................         199         199
  Common stock, $0.01 par value: authorized
   100,000,000 shares; issued 31,599,305 shares and
   outstanding 29,554,623 and 30,884,225 shares.......         316         316
  Paid in capital (Note I)............................     894,976     894,978
  Unearned compensation...............................      (1,825)        --
  Retained earnings...................................     317,964     301,536
  Treasury stock at cost: 2,044,682 and 715,080
   shares.............................................     (60,106)    (22,570)
                                                        ----------  ----------
    Total Shareholders' Equity........................   1,151,524   1,174,459
                                                        ----------  ----------
    Total Liabilities and Shareholders' Equity........  $3,239,575  $3,024,945
                                                        ==========  ==========

     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                            Four Months Ended
                                                              December 31,
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
                                                              (Thousands of
                                                                Dollars)
                                                               (Unaudited)
Operating Activities
  Net income.............................................. $  35,344  $  34,828
  Depreciation, depletion, and amortization...............    43,227     41,736
  Gain on sale of assets..................................       --      (4,993)
  Net income from other investments.......................    (2,396)      (634)
  Deferred income taxes...................................    28,317     (4,874)
  Changes in assets and liabilities.......................  (111,524)   (85,001)
                                                           ---------  ---------
    Cash Provided by Operating Activities.................    (7,032)   (18,938)
                                                           ---------  ---------
Investing Activities
  Changes in other investments, net.......................       994      1,813
  Capital expenditures, net of retirements................   (92,165)   (64,767)
  Proceeds from sale of property..........................       --      13,500
                                                           ---------  ---------
    Cash Used in Investing Activities.....................   (91,171)   (49,454)
                                                           ---------  ---------
Financing Activities
  Payment of notes payable, net...........................   198,495     98,000
  Issuance of debt........................................       --     199,634
  Payment of debt.........................................   (36,952)  (201,221)
  Acquisition of treasury stock...........................   (39,610)       --
  Dividends paid..........................................   (28,060)   (28,107)
                                                           ---------  ---------
    Cash Provided by Financing Activities.................    93,873     68,306
                                                           ---------  ---------
Change in Cash and Cash Equivalents.......................    (4,330)       (86)
Cash and Cash Equivalents at Beginning of Period..........     4,402         86
                                                           ---------  ---------
Cash and Cash Equivalents at End of Period................ $      72  $     --
                                                           =========  =========


     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

A. Change in Fiscal Year End

   In October, 1999, the Company's Board of Directors approved a change in the Company's fiscal year-end from August 31 to December 31 beginning January 1, 2000. The consolidated condensed financial statements included in this Form 10-Q represent the period from September 1, 1999 through December 31, 1999, the Company's transition period (the "Transition Period") preceding the beginning of the new fiscal year.

B. Summary of Significant Accounting Policies

   Interim Reporting. The interim consolidated condensed financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. All such adjustments are of a normal recurring nature. Due to the seasonal nature of the business, the results of operations for the Transition Period are not necessarily indicative of the results that may be expected for a twelve-month period. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended August 31, 1999.

C. Significant Events

   On January 20, 2000, the Board of Directors of the Company voted unanimously to terminate the merger agreement with Southwest Gas Corporation (Southwest) in accordance with the terms of the merger agreement.

   Costs in the amount of $4.7 million related to the transaction have been deferred on the Company's Balance Sheet for December 31, 1999. These costs and other costs incurred since December 31, 1999 will be charged to expense during the first quarter of fiscal 2000. The pro forma effect of these costs being charged to expense during the Transition Period would be to reduce Diluted Earnings Per Share to $0.64 for the Transition Period from $0.70.

   On February 1, 2000, the Company announced the purchase of assets located in Oklahoma, Kansas, and the Texas Panhandle from Dynegy, Inc. for a cash purchase price of $307.7 million. The assets include gathering systems, gas processing facilities, and transmission pipelines. Closing of the transaction is expected by the end of the first quarter of 2000.

   On February 8, 2000, the Company announced the purchase of gathering and processing assets located in Oklahoma, Kansas and West Texas from Kinder Morgan, Inc. (KMI). The marketing and trading business of KMI as well as certain storage and transmission pipelines in the mid-continent region will also be purchased. The Company will pay approximately $114.0 million plus an amount equal to net working capital at closing.

   A July, 1999 order from the Oklahoma Corporation Commission (OCC) removed the Company's Oklahoma gathering and storage assets from utility regulation effective November 1, 1999. These assets are now included in the Transportation and Storage segment where they are being utilized in the competitive marketplace. An August, 1999 order from the OCC distinguished between upstream (transportation) and downstream (distribution) assets and cleared the way for future unbundling activities including competitive bidding for transportation services in Oklahoma. The Distribution segment issued bids for these services in Oklahoma during the Transition Period with contracts to be awarded in the spring of 2000.

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


D. Regulatory Assets

   The table is a summary of regulatory assets, net of amortization, at December 31, 1999, and August 31, 1999.

                                                            December, August 31,
                                                              1999       1999
                                                            --------- ----------
                                                               (Thousands of
                                                                  Dollars)
     Recoupable take-or-pay................................ $ 84,343   $ 85,996
     Pension costs.........................................   19,487     20,881
     Postretirement costs other than pension...............   62,207     61,830
     Transition costs......................................   22,746     22,903
     Reacquired debt costs.................................   24,068     22,413
     Income taxes..........................................   23,337     24,114
     Other.................................................   11,298      8,521
                                                            --------   --------
       Regulatory assets, net.............................. $247,486   $246,658
                                                            ========   ========

E. Supplemental Cash Flow Information

   The table is supplemental information relative to the Company's cash flows for the four months ended December 31, 1999 and 1998.

                                                                 1999    1998
                                                                ------- -------
                                                                 (Thousands of
                                                                   Dollars)
     Cash paid during the year
       Interest (including amounts capitalized)................ $16,605 $13,039
       Income taxes............................................ $   --  $21,500
     Noncash transactions
       Treasury stock transferred to compensation plans........ $ 2,071 $   --
                                                                ------- -------

F. Earnings per Share Information

   The following is a reconciliation of the basic and diluted EPS computations.

                                                         Four Months Ended
                                                         December 31, 1999
                                                      ------------------------
                                                                     Per Share
                                                      Income  Shares  Amount
                                                      ------- ------ ---------
                                                       (Thousands, except per
                                                           share amounts)
     Basic EPS
       Income available to common stockholders....... $22,977 30,425   $0.76
                                                                       =====
     Effect of Dilutive Securities
       Options.......................................     --      13
       Convertible preferred stock...................  12,367 19,946
                                                      ------- ------
     Diluted EPS
       Income available to common stockholders +
        assumed conversions.......................... $35,344 50,384   $0.70
                                                      ======= ======   =====

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


                                                         Four Months Ended
                                                         December 31, 1998
                                                      ------------------------
                                                                     Per Share
                                                      Income  Shares  Amount
                                                      ------- ------ ---------
                                                       (Thousands, except per
                                                           share amounts)
     Basic EPS
       Income available to common stockholders....... $22,396 31,535   $0.71
                                                                       =====
     Effect of Dilutive Securities
       Options.......................................     --      42
       Convertible preferred stock...................  12,432 20,071
                                                      ------- ------
     Diluted EPS
       Income available to common stockholders +
        assumed conversions.......................... $34,828 51,648   $0.67
                                                      ======= ======   =====

G. Commitments and Contingencies

   During the year ended August 31, 1999, the Company and Southwest entered into a merger agreement, as amended, in which the Company agreed to acquire Southwest for $30 per share of common stock in an all cash transaction valued at $918 million. On January 20, 2000, the Company terminated the merger agreement in accordance with the terms of the merger agreement.

   The Company and certain of its officers as well as Southwest have been named as defendants in a lawsuit brought by Southern Union Company (Southern Union). The complaint asks for $750 million and damages to be trebled for racketeering and unlawful violations, compensatory damages of not less than $750 million and rescission of the Confidentiality and Standstill Agreement.

   Southwest has filed a complaint against the Company and Southern Union in the United States District Court in Arizona. Southwest seeks actual, consequential, incidental and punitive damages in an amount in excess of $75,000 and a declaration that the Company has breached the merger agreement.

   It is anticipated that Southern Union and Southwest will continue their litigation against the Company. If any of the plaintiffs should be successful in any of their claims against the Company and substantial damages are awarded, it could have a material adverse effect on the Company's operations, cash flow and financial position. The Company intends to vigorously defend against the claims asserted by Southern Union and Southwest and all other matters relating to the now terminated merger with Southwest.

   On February 3, 2000, two substantially identical derivative actions were filed in the District Court in Tulsa, Oklahoma by shareholders against the members of the Board of Directors of the Company for alleged violation of their fiduciary duties to the Company by causing or allowing the Company to engage in certain fraudulent and improper schemes relating to the planned merger with Southwest. Such conduct allegedly caused the Company to be sued by both Southwest and Southern Union which exposed the Company to millions of dollars in liabilities. The plaintiffs seek an award of compensatory and punitive damages and costs, disbursements and reasonable attorney fees. The Company intends to vigorously defend against these allegations.

   The Company has responsibility for 12 manufactured gas sites located in Kansas which may contain potentially harmful materials that are classified as hazardous material. Hazardous materials are subject to control or remediation under various environmental laws and regulations. A consent agreement with the

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)

Kansas Department of Health and Environment presently governs all future work at these sites. The terms of the consent agreement allow the Company to investigate these sites and set remediation priorities based upon the results of the investigations and risk analysis. The prioritized sites will be investigated over a ten year period. At December 31, 1999, the costs of the investigations and risk analysis have been minimal. Limited information is available about the sites. Management's best estimate of the cost of remediation ranges from $100 thousand to $10 million per site based on a limited comparison of costs incurred to remediate comparable sites. These estimates do not give effect to potential insurance recoveries, recoveries through rates or from third parties. The Kansas Corporation Commission (KCC) has permitted others to recover remediation costs through rates. It should be noted that additional information and testing could result in costs significantly below or in excess of the amounts estimated above. To the extent that such remediation costs are not recovered, the costs could be material to the Company's results of operations and cash flows depending on the remediation done and number of years over which the remediation is completed.

   The Company is a party to other litigation matters and claims which are normal in the course of its operations, and while the results of litigation and claims cannot be predicted with certainty, management believes the final outcome of such matters will not have a materially adverse effect on consolidated results of operations, financial position, or liquidity.

H. Segments

   In fiscal 1999, the Company adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement required the Company to define and report the Company's business segments based on how management currently evaluates its business. Management has segmented its business based on differences in products and services and management responsibility.

   The Company conducts its operations through six segments: (1) the Distribution segment distributes natural gas to residential, commercial and industrial customers, leases pipeline capacity to others and provides transportation services for end-use customers; (2) the Transportation and Storage segment transports and stores natural gas for others; (3) the Marketing segment markets natural gas to wholesale and retail customers and markets electricity to wholesale customers; (4) the Gathering and Processing segment gathers and processes natural gas and natural gas liquids; (5) the Production segment develops and produces natural gas and oil; and (6) the Other segment primarily operates and leases the Company's headquarters building and a related parking facility.

   Intersegment oil and gas sales are recorded on the same basis as sales to unaffiliated customers. All corporate overhead costs relating to a reportable segment have been allocated for the purpose of calculating operating income. The Company's equity method investments do not represent operating segments of the Company. The Company has no single external customer from which it receives ten percent or more of its revenues.

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


                                                 Four Months Ended December 31, 1999
                         -----------------------------------------------------------------------------------
                                                               Gathering
                                      Transportation              and                Eliminations
                         Distribution  and Storage   Marketing Processing Production  and Other     Total
                         ------------ -------------- --------- ---------- ---------- ------------ ----------
                                                       (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  337,890     $ 14,357    $365,224   $ 63,869   $ 20,014    $  7,520   $  808,874
Intersegment sales......       1,334       25,868      17,825     15,032      4,779     (64,838)         --
                          ----------     --------    --------   --------   --------    --------   ----------
  Total Revenues........  $  339,224     $ 40,225    $383,049   $ 78,901   $ 24,793    $(57,318)  $  808,874
                          ----------     --------    --------   --------   --------    --------   ----------
Net Revenues............  $  133,662     $ 40,225    $ 11,493   $ 78,901   $ 24,793    $ (3,733)  $  285,341
Operating Costs.........  $   73,247     $ 14,844    $  3,344   $ 68,076   $  7,245    $(10,606)  $  156,150
Depreciation, depletion
 and amortization.......  $   24,815     $  5,124    $    242   $  2,513   $  9,715    $    818   $   43,227
Operating Income........  $   35,600     $ 20,257    $  7,907   $  8,312   $  7,833    $  6,055   $   85,964
Income from Equity
 Investments............  $      --      $  1,074    $    --    $    --    $  1,322    $    --    $    2,396
Total Assets............  $1,776,273     $437,561    $306,705   $368,904   $352,912    $ (2,780)  $3,239,575
Capital Expenditures....  $   38,994     $  5,938    $ 13,454   $ 26,863   $  7,206    $  1,534   $   93,989
                          ----------     --------    --------   --------   --------    --------   ----------

                                                 Four Months Ended December 31, 1998
                         -----------------------------------------------------------------------------------
                                                               Gathering
                                      Transportation              and                Eliminations
                         Distribution  and Storage   Marketing Processing Production  and Other     Total
                         ------------ -------------- --------- ---------- ---------- ------------ ----------
                                                       (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  307,424     $  9,387    $237,927   $10,165    $ 10,694   $   5,104   $  580,701
Intersegment sales......       3,029       26,610       8,319     4,341       6,968     (49,267)         --
                          ----------     --------    --------   -------    --------   ---------   ----------
  Total Revenues........  $  310,453     $ 35,997    $246,246   $14,506    $ 17,662   $ (44,163)  $  580,701
                          ----------     --------    --------   -------    --------   ---------   ----------
Net Revenues............  $  133,450     $ 35,997    $ 12,436   $14,506    $ 17,662   $  (2,133)  $  211,918
Operating Costs.........  $   76,796     $ 13,010    $  2,730   $10,650    $  5,227   $  (6,369)  $  102,044
Depreciation, depletion
 and amortization.......  $   24,603     $  4,554    $    103   $   681    $ 10,292   $   1,503   $   41,736
Operating Income........  $   32,051     $ 18,433    $  9,603   $ 3,175    $  2,143   $   2,733   $   68,138
Income from Equity
 Investments............  $      --      $    620    $    --    $   --     $     14   $     --    $      634
Total Assets............  $1,804,631     $507,573    $141,733   $45,709    $275,840   $(218,348)  $2,557,138
Capital Expenditure.....  $   24,636     $ 13,163    $    605   $ 3,724    $ 39,533   $   2,575   $   84,236
                          ----------     --------    --------   -------    --------   ---------   ----------

I. Paid in Capital

   Paid in Capital at December 31, 1999, is $330.8 million and $564.2 million for common stock and convertible preferred stock, respectively.

                                                                       EXHIBIT C

                          ONEOK, INC. AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                      Three Months Ended    Six Months Ended
                                           June 30,             June 30,
                                      -------------------- -------------------
                                         2000       1999      2000      1999
                                      ----------  -------- ---------- --------
                                              (Thousands of Dollars)
                                                    (Unaudited)
Operating Revenues................... $1,387,130  $390,323 $2,211,079 $937,494
Cost of gas..........................  1,020,233   239,194  1,578,529  570,265
                                      ----------  -------- ---------- --------
  Net Revenues.......................    366,897   151,129    632,550  367,229
                                      ----------  -------- ---------- --------
Operating Expenses
Operations and maintenance...........    239,988    79,793    352,018  141,041
Depreciation, depletion, and
 amortization........................     37,161    34,168     71,488   66,260
General taxes........................     12,116     9,953     24,355   20,251
                                      ----------  -------- ---------- --------
  Total Operating Expenses...........    289,265   123,914    447,861  227,552
                                      ----------  -------- ---------- --------
  Operating Income...................     77,632    27,215    184,689  139,677
                                      ----------  -------- ---------- --------
Other income and (expenses)..........     (2,517)      --      11,764      --
Interest expense.....................     28,343    14,337     50,328   26,919
Income taxes.........................     19,610     3,397     58,056   42,827
                                      ----------  -------- ---------- --------
Income before cumulative effect of a
 change in accounting principle......     27,162     9,481     88,069   69,931
Cumulative effect of a change in
 accounting principle, net of tax
 (Note J)............................        --        --       2,115      --
Net Income...........................     27,162     9,481     90,184   69,931
Preferred Stock Dividends............      9,275     9,307     18,550   18,631
                                      ----------  -------- ---------- --------
Income Available for Common Stock.... $   17,887  $    174 $   71,634 $ 51,300
                                      ==========  ======== ========== ========
Earnings Per Share of Common Stock
 (Note F)
  Basic.............................. $     0.61  $   0.01 $     2.45 $   1.62
                                      ==========  ======== ========== ========
  Diluted............................ $     0.55  $   0.01 $     1.83 $   1.35
                                      ==========  ======== ========== ========
Average Shares of Common Stock
 (Thousands)
  Basic..............................     29,196    31,590     29,219   31,609
  Diluted............................     49,146    31,603     49,167   51,731

     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                          June 30,    December
                                                            2000      31, 1999
                                                         ----------  ----------
                                                             (Thousands of
                                                               Dollars)
                                                              (Unaudited)
Assets
Current Assets
  Cash and cash equivalents............................  $    7,137  $       72
  Trade accounts and notes receivable..................     841,290     371,313
  Inventories..........................................     161,018     134,871
  Assets from price risk management activities.........     649,444         --
  Restricted deposits..................................      81,839      40,928
  Other current assets.................................      46,135      46,537
                                                         ----------  ----------
   Total Current Assets................................   1,786,863     593,721
                                                         ----------  ----------
Property, Plant and Equipment..........................   3,980,877   3,143,693
  Accumulated depreciation, depletion and
   amortization........................................   1,061,365   1,021,915
                                                         ----------  ----------
  Net Property.........................................   2,919,512   2,121,778
                                                         ----------  ----------
Deferred Charges and Other Assets
  Regulatory assets, net (Note D)......................     257,573     247,486
  Goodwill.............................................      91,523      80,743
  Assets from price risk management activities.........     106,259         --
  Investments and other................................     210,374     195,847
                                                         ----------  ----------
   Total Deferred Charges and Other Assets.............     665,729     524,076
                                                         ----------  ----------
   Total Assets........................................  $5,372,104  $3,239,575
                                                         ==========  ==========

Liabilities
Current Liabilities
  Current maturities of long-term debt.................  $   10,767  $   21,767
  Notes payable........................................     247,103     462,242
  Accounts payable.....................................     777,079     237,653
  Accrued taxes........................................      36,112         359
  Accrued interest.....................................      28,643      16,628
  Liabilities from price risk management activities....     702,641         --
  Other................................................      67,546      48,064
                                                         ----------  ----------
   Total Current Liabilities...........................   1,869,891     786,713
                                                         ----------  ----------
Long Term Debt, Excluding Current Maturities...........   1,357,869     775,074
                                                         ----------  ----------
Deferred Credits and Other Liabilities
  Deferred income taxes................................     371,394     348,218
  Liabilities from price risk management activities....     263,796         --
  Lease obligation.....................................     124,718         --
  Other deferred credits...............................     188,801     178,046
                                                         ----------  ----------
   Total Deferred Credits and Other Liabilities........     948,709     526,264
                                                         ----------  ----------
   Total Liabilities...................................   4,176,469   2,088,051
Commitments and Contingencies (Note G)
Shareholders' Equity
  Convertible Preferred Stock, $0.01 par value: Series
   A authorized 20,000,000 shares; issued and
   outstanding 19,946,448 shares.......................         199         199
  Common stock, $0.01 par value: authorized 100,000,000
   shares; issued 31,599,305 shares and outstanding
   29,200,781 and 29,554,623 shares....................         316         316
  Paid in capital (Note I).............................     894,976     894,976
  Unearned compensation................................      (1,577)     (1,825)
  Retained earnings....................................     370,815     317,964
  Treasury stock at cost: 2,398,524 and 2,044,682
   shares..............................................     (69,094)    (60,106)
                                                         ----------  ----------
   Total Shareholders' Equity..........................   1,195,635   1,151,524
                                                         ----------  ----------
   Total Liabilities and Shareholders' Equity..........  $5,372,104  $3,239,575
                                                         ==========  ==========

     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                            Six Months Ended
                                                                June 30,
                                                           --------------------
                                                             2000       1999
                                                           ---------  ---------
                                                              (Thousands of
                                                                Dollars)
                                                               (Unaudited)
Operating Activities
  Net income.............................................. $  90,184  $  69,931
  Depreciation, depletion and amortization................    71,488     66,260
  Gain on sale of assets..................................   (27,050)       --
  Net income from equity investments......................    (2,801)    (1,262)
  Deferred income taxes...................................    13,320     12,921
  Changes in assets and liabilities.......................    72,192     61,100
                                                           ---------  ---------
    Cash Provided by Operating Activities.................   217,333    208,950
                                                           ---------  ---------
Investing Activities
  Changes in other investments, net.......................    (6,840)   (62,582)
  Acquisitions, net.......................................  (460,472)  (296,287)
  Capital expenditures, net of retirements................  (110,044)  (105,288)
  Proceeds from sale of property..........................    60,659        --
                                                           ---------  ---------
    Cash Used in Investing Activities.....................  (516,697)  (464,157)
                                                           ---------  ---------
Financing Activities
  (Payment) borrowing of notes payable, net...............  (215,139)   130,000
  Issuance of debt........................................   589,429    199,494
  Payment of debt.........................................   (21,395)   (17,249)
  Issuance of common stock................................       --       1,381
  Issuance of treasury stock..............................     1,997        --
  Acquisition of treasury stock...........................   (11,813)    (5,507)
  Dividends paid..........................................   (36,650)   (38,262)
                                                           ---------  ---------
    Cash Provided by Financing Activities.................   306,429    269,857
                                                           ---------  ---------
  Change in Cash and Cash Equivalents.....................     7,065     14,650
  Cash and Cash Equivalents at Beginning of Period........        72        --
                                                           ---------  ---------
  Cash and Cash Equivalents at End of Period.............. $   7,137  $  14,650
                                                           =========  =========


     See accompanying notes to consolidated condensed financial statements.

                          ONEOK, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

A. Change in Fiscal Year End

   In October 1999, the Board of Directors of ONEOK, Inc. (the Company) approved a change in the Company's fiscal year-end from August 31 to December 31 beginning January 1, 2000. The consolidated condensed financial statements for the second quarter and fiscal year to date under the new fiscal year are presented in this Form 10-Q. A transition report was filed on Form 10-Q for the period September 1, 1999, through December 31, 1999.

B. Summary of Significant Accounting Policies

   Interim Reporting. The interim consolidated condensed financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. All such adjustments are of a normal recurring nature. Due to the seasonal nature of the business, the results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for a twelve-month period. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended August 31, 1999.

C. Significant Events

   On April 5, 2000, the Company acquired certain natural gas gathering and processing assets located in Oklahoma, Kansas and West Texas from Kinder Morgan, Inc. (KMI). The Company also acquired KMI's marketing and trading operations, as well as some storage and transmission pipelines in the mid-continent region. The Company paid approximately $109 million for these assets plus an adjustment for working capital of approximately $53 million. The Company also assumed certain liabilities including those related to an operating lease for a processing plant for which the Company established a liability for uneconomic lease obligation terms and some firm capacity lease obligations to third parties for which the Company established a reserve for out-of-market terms of those obligations. The assets and liabilities acquired have been recorded at preliminary fair values. As additional information is obtained, there could be significant adjustments to the purchase price allocation. The acquisition was accounted for as a purchase. The results of operations of this acquisition are included in the consolidated condensed statement of income subsequent to the purchase date.

   The table of unaudited pro forma information, set forth below, presents a summary of consolidated results of operations of the Company as if the acquisition of the businesses acquired from KMI had occurred at the beginning of the periods presented. The results do not necessarily reflect the results which would have been obtained if the acquisition had actually occurred on the dates indicated or the results which may be expected in the future.

                                                          Pro Forma Six Months
                                                             Ended June 30,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                              (Thousands of
                                                                Dollars)
     Operating revenues.................................. $3,164,888 $2,829,571
     Net income.......................................... $   97,342 $   69,743
     Income available for common shareholders............ $   78,792 $   51,112
     Earnings Per Share of Common Stock--Diluted......... $     1.98 $     1.35

   The Company received a final order (the Order), on May 30, 2000, in the rate case before the Oklahoma Corporation Commission (OCC). The Order provided a $20 million net revenue reduction in rates which will be offset by an annual reduction in depreciation expense of $11.4 million. The Order also transferred the Oklahoma assets and customers of Kansas Gas Service Company Division (KGS) to Oklahoma Natural Gas

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)

Company Division (ONG), separated the distribution assets of ONG and the transmission and storage assets of ONEOK Gas Transportation, L.L.C. (OGT), and related affiliates into two separate public utilities, adjusted rates for the removal of the gathering and storage assets no longer collected in base rates and provided for the recovery of gas purchase operations and maintenance expenses and line losses through a rider rather than base rates. Additionally, the Order approved a contract between ONG and OGT and affiliates for transportation and storage services.

   In March 2000, the Company completed the sale of its 42.4 percent interest in Indian Basin Gas Processing Plant and gathering system for $55 million.

   In March 2000, the Company completed the acquisition of assets located in Oklahoma, Kansas, and the Texas panhandle from Dynegy, Inc. for $305 million in cash which included a $3 million preliminary adjustment for working capital. The working capital adjustment is expected to be finalized in November 2000. The assets include gathering systems, gas processing facilities, and transmission pipelines.

   On January 20, 2000, the Board of Directors of the Company voted unanimously to terminate the merger agreement with Southwest Gas Corporation (Southwest) in accordance with ther terms of the merger agreement. The Company charged $9.5 million of previously deferred transaction and ongoing litigation costs to Other income and expense during the first half of 2000.

D. Regulatory Assets

   The following table is a summary of the Company's regulatory assets, net of amortization.

                                                           June 30, December 31,
                                                             2000       1999
                                                           -------- ------------
                                                               (Thousands of
                                                                 Dollars)
     Recoupable take-or-pay............................... $ 81,849   $ 84,343
     Pension costs........................................   17,396     19,487
     Post-retirement costs other than pension.............   63,512     62,207
     Transition costs.....................................   22,500     22,746
     Reacquired debt costs................................   23,639     24,068
     Income taxes.........................................   32,561     23,337
     Other................................................   16,116     11,298
                                                           --------   --------
       Regulatory assets, net............................. $257,573   $247,486
                                                           ========   ========

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


E. Supplemental Cash Flow Information

   The following table is supplemental information relative to the Company's cash flows.

                                                             Six Months Ended
                                                                 June 30,
                                                            -------------------
                                                              2000       1999
                                                            ---------  --------
                                                              (Thousands of
                                                                 Dollars)
   Cash paid during the year
     Interest (including amounts capitalized).............. $  35,932  $ 22,073
     Income taxes.......................................... $   3,651  $ 52,698
     Acquisitions
       Plant, property and equipment....................... $ 782,970  $289,931
       Current assets......................................    74,012       --
       Current liabilities.................................   (20,996)      --
       Goodwill............................................    14,459    10,817
       Lease obligation....................................  (139,000)      --
       Price risk management activities....................  (239,660)      --
       Deferred credits....................................   (11,313)      --
       Deferred income taxes...............................       --     (4,461)
                                                            ---------  --------
         Cash paid......................................... $ 460,472  $296,287
                                                            =========  ========

F. Earnings per Share Information

   The following is a reconciliation of the basic and diluted EPS computations.

                                  Three Months Ended       Three Months Ended
                                    June 30, 2000            June 30, 1999
                               ------------------------ ------------------------
                                              Per Share                Per Share
                               Income  Shares  Amount   Income  Shares  Amount
                               ------- ------ --------- ------- ------ ---------
                                     (Thousands, except per share amount)
Basic EPS
  Income available for common
   stock.....................  $17,887 29,196   $0.61   $   174 31,590   $0.01
                                                =====                    =====
Effect of Dilutive Securities
 Options.....................      --       4               --      13
  Convertible preferred
   stock.....................    9,275 19,946               --     --
                               ------- ------           ------- ------
Diluted EPS
  Income available for common
   stock + assumed
   conversion................  $27,162 49,146   $0.55   $   174 31,603   $0.01
                               ======= ======   =====   ======= ======   =====

                                   Six Months Ended         Six Months Ended
                                    June 30, 2000            June 30, 1999
                               ------------------------ ------------------------
                                              Per Share                Per Share
                               Income  Shares  Amount   Income  Shares  Amount
                               ------- ------ --------- ------- ------ ---------
                                     (Thousands, except per share amount)
Basic EPS
  Income available for common
   stock.....................  $71,634 29,219   $2.45   $51,300 31,609   $1.62
                                                =====                    =====
Effect of Dilutive Securities
 Options.....................      --       2               --      13
  Convertible preferred
   stock.....................   18,550 19,946            18,631 20,109
                               ------- ------           ------- ------
Diluted EPS
  Income available for common
   stock + assumed
   conversion................  $90,184 49,167   $1.83   $69,931 51,731   $1.35
                               ======= ======   =====   ======= ======   =====

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


   There were 180,597 and 86,871 option shares excluded from the calculation of Diluted Earnings per Share for the three months ended June 30, 2000 and 1999, respectively, due to being antidilutive for the periods. There were 19,946,448 shares of convertible preferred stock excluded from the calculation of Diluted Earnings per Share due to being antidilutive for the three months ended June 30, 1999. For the six months ended June 30, 2000 and 1999, there were 229,559 and 83,496 option shares excluded from the calculation of Diluted Earnings per Share, respectively, due to being antidilutive.

   The following is a reconciliation of the basic and diluted EPS computations on income before the cumulative effect of a change in accounting principle to net income.

                                                         Six Months Ended
                                                             June 30,
                                                      -----------------------
                                                       Basic EPS  Diluted EPS
                                                      ----------- -----------
                                                      2000  1999  2000  1999
                                                      ----- ----- ----- -----
                                                        (Per share amount)
   Income available for common stock before
    cumulative effect of a change in accounting
    principle........................................ $2.38 $1.62 $1.79 $1.35
   Cumulative effect of a change in accounting
    principle, net of tax............................  0.07   --   0.04   --
                                                      ----- ----- ----- -----
   Income available for common stock................. $2.45 $1.62 $1.83 $1.35
                                                      ===== ===== ===== =====

G. Commitments and Contingencies

   The Company and Southwest entered into a merger agreement, as amended, in which the Company agreed to acquire Southwest for $30 per share of common stock in an all cash transaction valued at $918 million. On January 20, 2000, the Company terminated the merger in accordance with the terms of the merger agreement.

   The Company and certain of its officers as well as Southwest have been named as defendants in a lawsuit brought by Southern Union Company (Southern Union). The complaint asks for $750 million damages to be trebled for racketeering and unlawful violations, compensatory damages of not less than $750 million and rescission of the Confidentiality and Standstill Agreement.

   Southwest has filed a complaint against the Company and Southern Union in the United States District Court in Arizona. Southwest seeks actual, consequential, incidental and punitive damages in an amount in excess of $75,000 and a declaration that the Company has breached the merger agreement.

   On February 3, 2000, two substantially identical derivative actions were filed in the District Court in Tulsa, Oklahoma by shareholders against the members of the Board of Directors of the Company for alleged violation of their fiduciary duties to the Company by causing or allowing the Company to engage in certain fraudulent and improper schemes relating to the planned merger with Southwest. In June 2000, these cases were consolidated into one case. Such conduct allegedly caused the Company to be sued by both Southwest and Southern Union which exposed the Company to millions of dollars in liabilities. The plaintiffs seek an award of compensatory and punitive damages and costs, disbursements and reasonable attorney fees.

   It is anticipated that Southern Union and Southwest will continue their litigation against the Company. If any of the plaintiffs should be successful in any of their claims against the Company and substantial damages are awarded, it could have a material adverse effect on the Company's operations, cash flow and financial position. The Company intends to vigorously defend against the claims asserted by Southern Union and Southwest and all other matters relating to the now terminated merger with Southwest.

   The Company has responsibility for 12 manufactured gas sites located in Kansas which may contain potentially harmful materials that are classified as hazardous substances. Hazardous substances are subject to control or remediation under various environmental laws and regulations. A consent agreement with the Kansas

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)

Department of Health and Environment presently governs all future work at these sites. The terms of the consent agreement allow the Company to investigate these sites and set remediation priorities based upon the results of the investigations and risk analysis. The prioritized sites will be investigated over a ten-year period. At June 30, 2000, the costs of the investigations and risk analysis have been minimal. Limited information is available about the sites. Management's best estimate of the cost of remediation ranges from $100 thousand to $10 million per site based on a limited comparison of costs incurred to remediate comparable sites. These estimates do not give effect to potential insurance recoveries, recoveries through rates or from third parties. The Kansas Corporation Commission (KCC) has permitted others to recover remediation costs through rates. It should be noted that additional information and testing could result in costs significantly below or in excess of the amounts estimated above. To the extent that such remediation costs are not recovered, the costs could be material to the Company's results of operations and cash flows depending on the remediation done and number of years over which the remediation is completed.

   The Company is a party to other litigation matters and claims which are normal in the course of its operations, and while the results of litigation and claims cannot be predicted with certainty, management believes the final outcome of such matters will not have a materially adverse effect on consolidated results of operations, financial position, or liquidity.

H. Segments

   The Company conducts its operations through six segments: (1) the Marketing segment markets natural gas to wholesale and retail customers and markets electricity to wholesale customers; (2) the Gathering and Processing segment gathers and processes natural gas and natural gas liquids; (3) the Transportation and Storage segment transports and stores natural gas for others and sells natural gas; (4) the Distribution segment distributes natural gas to residential, commercial and industrial customers, leases pipeline capacity to others and provides transportation services for end-use customers; (5) the Production segment develops and produces natural gas and oil; and (6) the Other segment primarily operates and leases the Company's headquarters building and a related parking facility.

   Intersegment sales are recorded on the same basis as sales to unaffiliated customers. All corporate overhead costs relating to a reportable segment have been allocated for the purpose of calculating operating income. The Company's equity method investments do not represent operating segments of the Company. The Company has no single external customer from which it receives ten percent or more of its revenues.

                                                    Three Months Ended June 30, 2000
                          ------------------------------------------------------------------------------------
                                     Gathering
                                        and     Transportation                          Other and
                          Marketing  Processing  and Storage   Distribution Production Eliminations   Total
                          ---------  ---------- -------------- ------------ ---------- ------------   -----
                                                         (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  954,791  $198,040     $ 32,842      $187,772    $13,821     $   (136)  $1,387,130
Intersegment sales......      53,262    24,921       14,357           915      4,648      (98,103)         --
                          ----------  --------     --------      --------    -------     --------   ----------
 Total Revenues.........   1,008,053   222,961       47,199       188,687     18,469      (98,239)   1,387,130
                          ----------  --------     --------      --------    -------     --------   ----------
Net Revenues............      29,190   222,961       39,512        75,511     18,469      (19,466)     366,897
Operating Costs.........       4,161   186,952       17,188        56,417      5,879      (18,493)     252,104
Depreciation, depletion
 and amortization.......         314     6,402        5,004        16,802      7,990          649       37,161
Operating income........      25,435    29,607       17,320         2,292      4,600       (1,622)      77,632
Income from equity
 Investments............         --        --         1,543           --          22          --         1,565
Capital expenditures,
 including
 acquisitions...........  $   10,183  $298,321     $191,866      $ 27,306    $10,014     $  9,940   $  547,630
                          ==========  ========     ========      ========    =======     ========   ==========

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


                                                    Three Months Ended June 30, 1999
                          ------------------------------------------------------------------------------------
                                     Gathering
                                        and     Transportation                          Other and
                          Marketing  Processing  and Storage   Distribution Production Eliminations   Total
                          ---------  ---------- -------------- ------------ ---------- ------------   -----
                                                         (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  181,710 $   23,895    $  7,474     $  162,848   $13,259    $   1,137   $  390,323
Intersegment sales......      11,851      2,387      19,786          1,689     6,637      (42,350)         --
                          ---------- ----------    --------     ----------   -------    ---------   ----------
 Total Revenues.........     193,561     26,282      27,260        164,537    19,896      (41,213)     390,323
                          ---------- ----------    --------     ----------   -------    ---------   ----------
Net Revenues............       6,651     26,282      27,260         75,200    19,896       (4,160)     151,129
Operating Costs.........       2,501     17,950       9,206         60,126     4,901       (4,938)      89,746
Depreciation, depletion
 and amortization.......         150      1,334       3,419         19,103     9,595          567       34,168
Operating income........       4,000      6,998      14,635         (4,029)    5,400          211       27,215
Income from equity
 Investments............         --         --          541            --          9          --           550
Capital expenditures,
 including
 acquisitions...........  $       10  $ 286,595    $ 10,688     $   33,503   $ 4,365    $   2,027   $  337,188
                          ========== ==========    ========     ==========   =======    =========   ==========

                                                     Six Months Ended June 30, 2000
                          ------------------------------------------------------------------------------------
                                     Gathering
                                        and     Transportation                          Other and
                          Marketing  Processing  and Storage   Distribution Production Eliminations   Total
                          ---------  ---------- -------------- ------------ ---------- ------------   -----
                                                         (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $1,310,915 $  240,089    $ 47,900     $  567,482   $28,343    $   8,350   $2,211,079
Intersegment sales......     145,978     43,317      28,721          1,827     9,964     (229,807)         --
                          ---------- ----------    --------     ----------   -------    ---------   ----------
 Total Revenues.........   1,456,983    291,406      76,621        569,309    38,307     (221,457)   2,211,079
                          ---------- ----------    --------     ----------   -------    ---------   ----------
Net Revenues............      45,720    291,406      68,934        216,174    38,307      (27,991)     632,550
Operating Costs.........       6,700    245,884      28,607        111,403    11,525      (27,746)     376,373
Depreciation, depletion
 and amortization.......         505      8,691       9,197         35,373    16,452        1,270       71,488
Operating income........      38,515     36,831      31,130         69,398    10,330       (1,515)     184,689
Cumulative effect of a
 change in accounting
 principle, before tax..       3,449        --          --             --        --           --         3,449
Income from equity
 Investments............         --         --        2,772            --         29          --         2,801
Total assets............   1,814,099  1,003,288     615,738      1,633,375   352,681      (47,077)   5,372,104
Capital expenditures,
 including
 acquisitions...........  $   19,683 $  601,652    $204,523     $   53,680   $19,378    $  11,369   $  910,285
                          ========== ==========    ========     ==========   =======    =========   ==========

                                                     Six Months Ended June 30, 1999
                          ------------------------------------------------------------------------------------
                                     Gathering
                                        and     Transportation                          Other and
                          Marketing  Processing  and Storage   Distribution Production Eliminations   Total
                          ---------  ---------- -------------- ------------ ---------- ------------   -----
                                                         (Thousands of Dollars)
Sales to unaffiliated
 customers..............  $  339,708 $   30,067    $ 14,602     $  525,332   $26,483    $   1,302   $  937,494
Intersegment sales......      43,039      5,319      39,322          4,616    12,716     (105,012)         --
                          ---------- ----------    --------     ----------   -------    ---------   ----------
 Total Revenues.........     382,747     35,386      53,924        529,948    39,199     (103,710)     937,494
                          ---------- ----------    --------     ----------   -------    ---------   ----------
Net Revenues............      17,748     35,386      53,924        230,445    39,199       (9,473)     367,229
Operating Costs.........       4,517     25,270      15,954        115,510     9,892       (9,851)     161,292
Depreciation, depletion
 and amortization.......         301      1,693       6,834         38,961    18,082          389       66,260
Operating income........      12,930      8,423      31,136         75,974    11,225          (11)     139,677
Income from equity
 Investments............         --         --        1,225            --         37          --         1,262
Total assets............     172,428    360,032     361,354      1,728,527   361,762      (26,164)   2,957,939
Capital expenditures,
 including
 acquisitions...........  $      149 $  287,383    $ 16,955     $   55,469   $51,847    $   2,441   $  414,244
                          ========== ==========    ========     ==========   =======    =========   ==========

                          ONEOK, INC. AND SUBSIDIARIES

                                  (Unaudited)


I. Paid in Capital

   Paid in Capital at June 30, 2000 and December 31, 1999, was $330.8 million for common stock and $564.2 million for convertible preferred stock.

J. Energy Trading and Risk Management

   At January 1, 2000, the Company adopted the provisions of Emerging Issues Task Force Issue No. 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" (EITF 98-10) for certain energy trading contracts. EITF 98-10 requires entities involved in energy trading activities to record energy trading contracts using the mark-to-market method of accounting. Under this methodology, the energy trading contracts with third parties are reflected at fair market value, net of reserves, with the resulting unrealized gains and losses recorded as assets and liabilities from price risk management activities in the consolidated condensed balance sheet. These assets and liabilities are affected by the actual timing of settlements related to these contracts and current period changes resulting from newly originated transactions and the impact of price movements. These changes are recognized in gross margin on a net basis in the consolidated condensed statement of income in the period the change occurs. The cumulative effect to January 1, 2000, of adopting EITF 98-10 was a gain of $3.4 million, $2.1 million, net of tax, or $0.04 per diluted share of common stock. In prior years, these contracts were accounted for under the accrual method of accounting, therefore, gains and losses were recognized as the contracts settled. Energy contracts held by other Company segments are generally designated as and considered effective as hedges of non-trading activities and are not considered energy trading contracts.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   An estimate of expenses, which will be paid by Western Resources, follows:

     Securities and Exchange Commission registration fee............... $26,400
     NYSE listing fee.................................................. $    .
     Printing and engraving expenses................................... $    .
     Transfer agent's fees............................................. $    .
     Legal fees and expenses........................................... $    .
     Blue Sky fees and expenses........................................ $    .
     Accountants' fees and expenses.................................... $    .
     Miscellaneous expenses............................................ $    .
                                                                        -------
       Total........................................................... $    .
                                                                        =======

--------
*  All expenses, except the SEC registration fee, are estimated.

Item 14. Indemnification of Directors and Officers.

   Article VIII(A) of the registrant's Amended and Restated Articles of Incorporation, as amended, provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of the Kansas General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision is specifically authorized by Section 17-6002(b)(8) of the Kansas General Corporation Law.

   Section 17-6305 of the Kansas General Corporation Law (the "Indemnification Statute") provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The Indemnification Statute provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the Indemnification Statute grants authority to a corporation to implement its own broader indemnification policy. Article IX of the registrant's By-laws requires the corporation to indemnify its directors and officers to the fullest extent provided by Kansas law.

Item 15. Recent Sales of Unregistered Securities.

   None.

Item 16. Exhibits.

   The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas on October 5, 2000.

                                          WESTAR INDUSTRIES, INC.
                                                (Registrant)

                                                    /s/ Paul R. Geist
                                          By: _________________________________
                                                      Paul R. Geist
                                                        President

   Each person whose signature appears below appoints Paul R. Geist, Lee Wages and Richard D. Terrill and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

         /s/ Paul R. Geist           Director and President        October 5, 2000
____________________________________  (Principal Executive
           Paul R. Geist              Officer)

       /s/ Greg A. Greenwood         Treasurer and Secretary       October 5, 2000
____________________________________  (Principal Financial
         Greg A. Greenwood            Officer and Principal
                                      Accounting Officer)

           /s/ Lee Wages             Director                      October 5, 2000
____________________________________
             Lee Wages

        /s/ Douglas T. Lake          Director                      October 5, 2000
____________________________________
          Douglas T. Lake

         /s/ Carl M. Koupal          Director                      October 5, 2000
____________________________________
           Carl M. Koupal

                               INDEX TO EXHIBITS

 Exhibit
 Number                                  Exhibit
 -------                                 -------

 1.1     Form of Dealer Manager Agreement among Westar Industries, Western
         Resources,  .  and  . .*

 3.1     Amended and Restated Articles of Incorporation.*

 3.2     Bylaws.*

 4.1     Form of specimen Common Stock certificate.*

 4.2 Rights Agreement dated as of . between Westar Industries and . , as rights agent.*

 4.3 Indenture dated as of May 17, 1995, among Monitoring, as issuer, Protection One and certain subsidiaries, as guarantors, and The First
         National Bank of Boston ("FNBB"), as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4
         (Registration No. 33-94684) originally filed by Protection One on July
         18, 1995).

 4.4     First Supplemental Indenture dated as of July 26, 1996, among
         Monitoring, as issuer, Protection One and certain subsidiaries, as guarantors, and State Street Bank and Trust Company ("SSBTC"), as successor to FNBB, as trustee (incorporated by reference to Exhibit
         4.2 to the Annual Report on Form 10-K filed by Protection One and
         Monitoring for the year ended September 30, 1996 (the "Protection One
         Fiscal 1996 Form 10-K")).

 4.5     Second Supplemental Indenture dated as of October 28, 1996, among
         Monitoring, as issuer, Protection One and another subsidiary, as guarantors, and SSBTC, as trustee (incorporated by reference to Exhibit 4.3 to the Protection One Fiscal 1996 Form 10-K).

 4.6     Third Supplemental Indenture dated as of February 14, 2000, among
         Monitoring, as issuer, Protection One and certain of its subsidiaries, as guarantors, and SSBTC, as trustee.*

 4.7     Subordinated Debt Shelf Indenture dated as of August 29, 1996, among
         Monitoring, as issuer, Protection One, as guarantor, and SSBTC, as trustee (incorporated by reference to Exhibit 4.3 to the Registration
         Statement on Form S-3 (Registration Number 333-09401) originally filed by Monitoring and, inter alia, Protection One on August 1, 1996).

 4.8     Supplemental Indenture No. 1 dated as of September 20, 1996, among
         Monitoring, as issuer, Protection One, as guarantor, and SSBTC, as trustee (incorporated by reference to Exhibit 4.1 to the Current
         Report on Form 8-K filed by Protection One and Monitoring and dated
         September 20, 1996).

 4.9     Supplemental Indenture No. 2 dated as of October 28, 1996, among
         Monitoring, as issuer, Protection One, inter alia, as guarantor, and SSBTC, as trustee (incorporated by reference to Exhibit 4.6 to the Protection One Fiscal 1996 Form 10-K).

 4.10    Supplemental Indenture No. 3 dated as of February 14, 2000, among
         Monitoring, as issuer, and certain of its subsidiaries, as guarantors, and SSBTC, as trustee.*

 4.11 Indenture, dated as of August 17, 1998, among Monitoring, as issuer, Protection One and certain subsidiaries, as guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Protection One and
         Monitoring on September 22, 1998).

 4.12 Supplemental Indenture dated as of January 25, 1999, among Monitoring, as issuer, certain subsidiaries of monitoring, as guarantors, and the Bank of New York, as trustee.*

 4.13 Indenture, dated as of December 21, 1998, among Monitoring, as issuer, Protection One, as guarantor, and The Bank of New York, as trustee
         (incorporated by reference to Exhibit 4.8 to the Annual Report on Form
         10-K filed by Protection One and Monitoring for the year ended
         December 31, 1998 (the "Protection One Fiscal 1998 Form 10-K")).

  5      Opinion of Richard D. Terrill, Esq.*

 Exhibit
 Number                                  Exhibit
 -------                                 -------

 10.1    Westar Industries 2001 Long Term Incentive Compensation and Share
         Award Plan.*

 10.2    Westar Industries Employee Stock Purchase Plan.*

 10.3    Westar Industries Short Term Incentive Plan.*

 10.4 Asset Allocation and Separation Agreement between Westar Industries and Western Resources.*

 10.5    Shared Services Agreement between Westar Industries and Western
         Resources.*

 10.6    Tax Disaffiliation Agreement between Westar Industries and Western
         Resources.*

 10.7    Stock Purchase Option Agreement between Westar Industries and Western
         Resources.*

 10.8    Registration Rights Agreement between Westar Industries and Western
         Resources.*

 10.9    Form of Indemnification Agreement between Westar Industries and each
         Executive Officer and Director.*

 10.10   Form of Shareholder Agreement dated as of November 26, 1997 between
         ONEOK and Westar Industries (incorporated by reference to Appendix B to the Registration Statement on Form S-4 (Registration No. 333-27467) of WAI, Inc.).

 10.12   Contribution Agreement dated as of July 30, 1997 (the "Contribution
         Agreement"), between Western Resources and Protection One
         (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Protection One and Monitoring dated July 30, 1997).

 10.13   Amendment No. 1 dated October 2, 1997 to the Contribution Agreement
         (incorporated by reference to Exhibit 99.1 to the Current Report of Form 8-K filed by Protection One and Monitoring dated October 2,
         1997).

 10.14   Amendment No. 2 dated February 29, 2000 to the Contribution Agreement
         (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Protection One and Monitoring dated February 29,
         2000).

 10.15   Revolving Credit Agreement among Monitoring, as borrower, NationsBank,
         N.A., administrative agent, First Union National Bank, as syndication agent, Toronto Dominion (Texas), Inc., as documentation agent, and the Lenders named therein, dated December 21, 1998 (the "Revolving Credit
         Agreement") (incorporated by reference to Exhibit 10.11 to the Protection One Fiscal 1998 Form 10-K).

 10.16   First Amendment to the Revolving Credit Agreement, dated as of
         February 26, 1999 (incorporated by reference to Exhibit 10.12 to the
         Protection One Fiscal 1998 Form 10-K).

 10.17   Agreement, dated as of February 29, 2000, by and among Protection One,
         Monitoring, and Westar Industries (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Protection One and Monitoring dated February 29, 2000).

 10.18   Second Amendment to the Revolving Credit Agreement, effective as of
         February 29, 2000, between Monitoring and Westar Industries, as
         Administrative Agent and a Lender (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Protection One and Monitoring dated February 29, 2000).

 10.19 Service Agreement between Protection One and Western Resources dated as of . , 1999.*

 10.20   Tax Sharing Agreement between Protection One and Western Resources.*

 21.1    Subsidiaries of Westar Industries.

 Exhibit
 Number                                  Exhibit
 -------                                 -------

 23.1    Consent of Richard D. Terrill, Esq. (contained in Exhibit 5).*

 23.2    Consent of Arthur Andersen LLP.

 23.3    Consent of KPMG LLP.

 24 Power of Attorney (set forth on the signature page of this Registration Statement).

 27.1    Financial Data Schedule (for SEC use only).

 99.1    Form of Subscription Agent Agreement between Westar Industries and
          . , as Transfer Agent.*

 99.2    Form of Letter to Western Resources Shareholders.*

 99.3    Form of Instructions to Western Resources as to use of Rights
         Certificates.*

 99.4    Form of Notice of Guaranteed Delivery for Rights Certificates.*

 99.5    Form of Letter to Securities Dealers, Commercial Banks, Brokers, Trust
         Companies and Other Nominees.*

 99.6    Form of Broker Letter to Clients.*

 99.7    Form of Special Notice to Eligible Western Resources Shareholders
         Whose Addresses are Outside the United States.*

 99.8    Form of Nominee Holder Certification Form.*

 99.9    Form of Specimen Rights Certificate.*

--------
*  To be filed by amendment.

                                       3